UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

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Ambac Financial Group, Inc.

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One World Trade Center

New York, NY 10007

September 6, 2024

Dear Stockholder:

You are cordially invited to attend a special meeting (the “special meeting”) of the stockholders of Ambac Financial Group, Inc., a Delaware corporation (“Ambac,” “we,” “us” or “our”), to be held on October 16, 2024 at 11:00 a.m., Eastern time, or at such other time, on such other date and at such other place to which the special meeting may be adjourned. Stockholders will be able to attend the special meeting and examine the list of stockholders entitled to vote at the special meeting during the special meeting virtually by visiting www.virtualshareholdermeeting.com/AMBC2024SM.

On June 4, 2024, Ambac entered into a stock purchase agreement with American Acorn Corporation (“Buyer”), a Delaware corporation owned by funds managed by Oaktree Capital Management, L.P. (“Oaktree”) (as it may be amended from time to time in accordance with its terms, the “Purchase Agreement”), pursuant to which Ambac has agreed to sell to Buyer all of the issued and outstanding shares of common stock, par value $2.50 per share, of Ambac Assurance Corporation, a Wisconsin stock insurance company and wholly-owned subsidiary of Ambac (“AAC”), for aggregate consideration of $420,000,000 in cash, subject to certain adjustments as more fully described in the accompanying proxy statement (the “Sale”). We are seeking the approval of the Sale Proposal (as defined below) by our stockholders in accordance with Section 271 of the General Corporation Law of the State of Delaware (“DGCL”) on the basis that the Sale could be considered to constitute the sale of substantially all of Ambac’s property and assets within the meaning of that statute and related case law. The board of directors of Ambac has unanimously approved the Sale and the other transactions and agreements contemplated by the Purchase Agreement, which are more fully described in the accompanying proxy statement, and recommended that its stockholders approve the Sale.

We are soliciting proxies for use at the special meeting, at which Ambac’s stockholders will be asked to consider and vote upon proposals (1) to approve the Sale of AAC, as such Sale could be considered to constitute the sale of substantially all of Ambac’s property and assets within the meaning of Section 271 of the DGCL and related case law (which we refer to as the “Sale Proposal”), (2) to approve, on an advisory (non-binding) basis, the compensation that may, under certain circumstances, be paid or provided by Ambac to its named executive officers in connection with the Sale and other transactions contemplated by the Purchase Agreement (which we refer to as the “Compensation Proposal”) and (3) to adjourn the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal (which we refer to as the “Adjournment Proposal”).

After careful consideration, our Board of Directors unanimously recommends that you vote “FOR” each of the Sale Proposal, the Compensation Proposal and the Adjournment Proposal.

Your vote is very important. The approval of the Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock, par value $0.01 per share, of Ambac (“Ambac Common Stock”) entitled to vote thereon at the special meeting, voting together as a single class in person or by proxy (which we refer to as the “Required Stockholder Approval”). The approval of the Compensation Proposal requires that votes cast in favor of the proposal by stockholders present in person or represented by proxy at the meeting and entitled to vote on the proposal exceed the votes cast against such proposal by such stockholders, with each such stockholder being entitled to one vote for each share of Ambac Common Stock held by such stockholder present in person or by proxy and entitled to vote on the proposal at the special meeting. The approval of the Compensation Proposal is advisory, and neither the Required Stockholder Approval nor the Sale is conditioned on approval of the Compensation Proposal. The approval of the Adjournment Proposal requires

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that votes cast in favor of the proposal by stockholders present in person or represented by proxy at the meeting and entitled to vote on the proposal exceed the votes cast against such proposal by such stockholders, with each such stockholder being entitled to one vote for each share of Ambac Common Stock held by such stockholder present in person or by proxy and entitled to vote on the proposal at the special meeting. The closing of the Sale as contemplated by the Purchase Agreement is conditioned upon Ambac obtaining the Required Stockholder Approval at the special meeting. Whether or not you plan to attend the special meeting, please vote your shares through the Internet, by telephone or by signing and returning the enclosed proxy card as soon as possible to ensure that your shares are represented at the special meeting.

The accompanying proxy statement describes the Purchase Agreement, a copy of which is attached thereto as Annex A, and the proposed Sale as contemplated thereby, and contains other important information about the special meeting, the matters to be voted on and how to cast your vote. We encourage you to read the entire proxy statement and the Purchase Agreement carefully. You may also obtain more information about Ambac from the annual, quarterly and current event reports, proxy statements and other information that we file with the U.S. Securities and Exchange Commission.

We thank you for your interest in Ambac.

Sincerely,

Jeffrey S. Stein	Claude LeBlanc
Chairman	President and Chief Executive Officer

This proxy statement is dated September 6, 2024 and is first being mailed to stockholders on or about September 6, 2024.

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One World Trade Center

New York, NY 10007

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 16, 2024

A special meeting of the stockholders of Ambac Financial Group, Inc. (“Ambac,” “we,” “us” or “our”) will be held on October 16, 2024 at 11:00 a.m., Eastern time, virtually at www.virtualshareholdermeeting.com/AMBC2024SM, or at such other time, on such other date and at such other place to which the special meeting (the “special meeting”) may be adjourned, for the purpose of considering and voting on the following proposals:

1.

Proposal No. 1—The Sale Proposal—To approve the stock purchase agreement, dated June 4, 2024, by and among Ambac and American Acorn Corporation (“Buyer”), a Delaware corporation owned by funds managed by Oaktree Capital Management, L.P. (“Oaktree”) (as it may be amended from time to time in accordance with its terms, the “Purchase Agreement”), providing for the sale by Ambac to Buyer of all of the issued and outstanding shares of common stock, par value $2.50 per share, of Ambac Assurance Corporation, a Wisconsin stock insurance company and wholly-owned subsidiary of Ambac (the “Sale”), as such Sale could be considered to constitute the sale of substantially all of Ambac’s property and assets within the meaning of Section 271 of the General Corporation Law of the State of Delaware (“DGCL”). We refer to this proposal as the “Sale Proposal.”

2.

Proposal No. 2—The Compensation Proposal—To approve, on an advisory (non-binding) basis, the compensation that may, under certain circumstances, be paid or provided by Ambac to its named executive officers in connection with the Sale. We refer to this proposal as the “Compensation Proposal.”

3.

Proposal No. 3—The Adjournment Proposal—To approve the adjournment of the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal. We refer to this proposal as the “Adjournment Proposal.”

After careful consideration, our Board of Directors has unanimously determined that the Sale and the other transactions contemplated by the Purchase Agreement are advisable, fair to and in the best interests of Ambac and its stockholders, has authorized, adopted and approved the Purchase Agreement and the Sale as contemplated thereby, and unanimously recommends that you vote “FOR” the approval of the Sale Proposal, “FOR” the approval of the Compensation Proposal and “FOR” the approval of the Adjournment Proposal.

Only holders of record of shares of the common stock, par value $0.01 per share, of Ambac (“Ambac Common Stock”), at the close of business on September 3, 2024, which is the record date for the special meeting, are entitled to notice of and to vote at the special meeting and any postponements or adjournments thereof. There are 47,440,995 shares of Ambac Common Stock outstanding and entitled to vote as of the record date.

Your vote is very important. We are seeking the approval of the Sale Proposal by our stockholders in accordance with Section 271 of the DGCL on the basis that the Sale could be considered to constitute the sale of substantially all of Ambac’s property and assets within the meaning of that statute and related case law. The approval of the Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Ambac Common Stock and entitled to vote thereon at the special meeting, voting together as a single class in person or by proxy (which we refer to as the “Required Stockholder Approval”). The Compensation Proposal is advisory and approval of the Compensation Proposal requires that votes cast in favor of the proposal by stockholders present in

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person or represented by proxy at the meeting and entitled to vote on the proposal exceed the votes cast against such proposal by such stockholders, with each such stockholder being entitled to one vote for each share of Ambac Common Stock held by such stockholder present in person or by proxy and entitled to vote on the proposal at the special meeting. The approval of the Adjournment Proposal requires that votes cast in favor of the proposal by stockholders present in person or represented by proxy at the meeting and entitled to vote on the proposal exceed the votes cast against such proposal by such stockholders, with each such stockholder being entitled to one vote for each share of Ambac Common Stock held by such stockholder present in person or by proxy and entitled to vote on the proposal at the special meeting. The closing of the Sale as contemplated by the Purchase Agreement is conditioned upon Ambac obtaining the Required Stockholder Approval at the special meeting.

All of our stockholders are cordially invited to attend the special meeting. Whether or not you expect to attend the special meeting, we request that you vote your shares through the Internet or by telephone as instructed in these materials or complete, date, sign and return the enclosed proxy card in the postage-paid envelope as soon as possible to ensure that your shares will be represented at the special meeting. If you sign, date and return your proxy card without indicating how you wish to vote, all of your shares will be voted “FOR” the Sale Proposal, the Compensation Proposal and the Adjournment Proposal. If you hold shares of Ambac Common Stock in “street name” through an account with a broker, dealer, bank or other nominee, please follow the instructions you receive from them to vote your shares. If you fail to return your proxy card or vote your shares through the Internet or by telephone, or if you hold your shares in “street name” and you fail to instruct your bank, broker or other nominee how to vote, and do not vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as an “AGAINST” vote with respect to the Sale Proposal, but will have no effect on the approval of the Compensation Proposal and the Adjournment Proposal. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

The accompanying proxy statement describes the Purchase Agreement and the proposed Sale as contemplated thereby, and contains other important information about the special meeting, the matters to be voted on and how to cast your vote. A copy of the Purchase Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to read the entire proxy statement and the Purchase Agreement carefully.

By Order of the Board of Directors,

/s/ William J. White
William J. White
September 6, 2024	Corporate Secretary

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Ambac Financial Group, Inc.

One World Trade Center

New York, NY 10007

PROXY STATEMENT

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (the “Ambac Board”) for use at the special meeting (the “special meeting”) of the stockholders of Ambac Financial Group, Inc. (“Ambac,” “we,” “us” or “our”), which will be held on October 16, 2024 at 11:00 a.m., Eastern time, virtually at www.virtualshareholdermeeting.com/AMBC2024SM, or at such other time, on such other date and at such other place to which the special meeting may be adjourned.

YOUR VOTE IS IMPORTANT. It is important that your shares be represented at the special meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

SUMMARY

This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you with respect to the Purchase Agreement (as defined below) and the Sale (as defined below) of Ambac Assurance Corporation, a Wisconsin stock insurance company and wholly-owned subsidiary of Ambac (“AAC”), as contemplated thereby, or any other matter described in this proxy statement. We urge you to carefully read this entire proxy statement, as well as the documents attached to, referred to or incorporated by reference into this proxy statement, to fully understand the Sale Proposal. In particular, you should read the Purchase Agreement, which is described elsewhere in this proxy statement and is attached hereto as Annex A. Additional information regarding Ambac is included in the documents incorporated by reference into this proxy statement and the other documents we file with the U.S. Securities and Exchange Commission (the “SEC”). See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 101.

General Description of the Sale (page 29)

On June 4, 2024, Ambac entered into a stock purchase agreement with American Acorn Corporation (“Buyer”), a Delaware corporation owned by funds managed by Oaktree Capital Management, L.P. (“Oaktree”) (as it may be amended from time to time in accordance with its terms, the “Purchase Agreement”), pursuant to which Ambac has agreed to sell to Buyer all of the issued and outstanding shares of common stock, par value $2.50 per share, of Ambac Assurance Corporation, a Wisconsin stock insurance company and wholly-owned subsidiary of Ambac, for aggregate consideration of $420,000,000 in cash (the “Consideration”), subject to certain adjustments as more fully described below (the “Sale” and all of the transactions contemplated by the Purchase Agreement, as more fully described in this proxy statement, collectively, the “Transactions”). We are seeking the approval of the Sale Proposal (as defined below) by our stockholders in accordance with Section 271 of the General Corporation Law of the State of Delaware (the “DGCL”) on the basis that the Sale could be considered to constitute the sale of substantially all of Ambac’s property and assets within the meaning of that statute and related case law. The Ambac Board has unanimously approved the Sale and the Transactions, and recommended that Ambac stockholders vote in favor of the Sale. The terms of the Sale as contemplated by the Purchase Agreement provide that, at the closing of the Sale (the “Closing”), Buyer will acquire complete common equity ownership of AAC and its wholly owned subsidiary Ambac Assurance UK Limited (“Ambac UK”).

We are seeking the approval of the Sale Proposal by our stockholders in accordance with Section 271 of the DGCL on the basis that the Sale could be considered to constitute the sale of substantially all of Ambac’s property and assets within the meaning of that statute and related case law. The Closing is conditioned on, among other things, Ambac obtaining the approval of the Sale pursuant to the Purchase Agreement by the affirmative vote of the holders of a majority of the outstanding shares of common stock, par value $0.01 per share, of Ambac (“Ambac Common Stock”) entitled to vote thereon at the special meeting, voting together as a single class in person or by proxy (which we refer to in this proxy statement as the “Required Stockholder Approval”). We expect the Closing of the Sale to occur on the date that is the last business day of the calendar month during which the last of the conditions to Closing (including receipt of the Required Stockholder Approval in favor of the Sale Proposal at the special meeting) have been satisfied or waived (such date, the “Closing Date”).

Following the completion of the Sale, Ambac will continue to operate its specialty property and casualty insurance business and its insurance distribution businesses (the “Retained Business”). For additional information, see the sections of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement” beginning on page 60 and “Proposal No. 1—The Sale Proposal—Activities of Ambac Following the Sale” beginning on page 53.

Parties to the Purchase Agreement (page 29)

Ambac

Ambac Financial Group, Inc., headquartered in New York City, is a financial services holding company incorporated in the State of Delaware on April 29, 1991. Ambac currently operates three principal businesses:

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Legacy Financial Guarantee Insurance (“LFG Insurance”) — Ambac’s financial guarantee business includes the activities of AAC and its wholly-owned subsidiaries, including Ambac Assurance UK Limited (“Ambac UK”) and Ambac Financial Services LLC (“AFS”). Both AAC and Ambac UK are financial guarantee insurance companies that are in run-off, having not underwritten any new business since 2008. AFS is AAC’s legacy interest rate swap provider, which is also currently being run-off.

•

Specialty Property and Casualty Insurance — Ambac’s specialty property and casualty program business (“Specialty Property and Casualty Insurance”) includes five admitted carriers and an excess and surplus lines carrier (collectively, “Everspan”). Everspan carriers have an AM Best rating of “A-” (Excellent).

•

Insurance Distribution — Ambac’s insurance distribution business (“Insurance Distribution”) includes managing general agents/underwriters (collectively “MGAs” or “MGA/Us”) and insurance brokers operating as part of Cirrata Group.

On August 1, 2024, Ambac completed its previously announced acquisition of Beat Capital Partners Limited (“Beat”) pursuant to a share purchase agreement, by and among Ambac, Cirrata V LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Ambac (“Cirrata V LLC”), certain sellers set forth therein (the “Beat Sellers”) and Beat, effective July 31, 2024, pursuant to which, and upon the terms and conditions set forth therein, Ambac purchased from the Beat Sellers approximately 60% of the entire issued share capital of Beat, for fixed consideration of approximately $286.7 million, of which approximately $248.6 million was paid in cash and the remainder of which was satisfied through the issuance of 2,216,023 shares of Ambac Common Stock (the “Beat Transaction”). The cash portion of the consideration was funded by the Acquisition Funding (as defined below) and cash on hand at Ambac. The “Acquisition Funding” means $150 million to be drawn under the term loan facility pursuant to the credit agreement entered into on August 1, 2024, by and among Ambac, Cirrata V LLC, Cirrata Group, LLC, a Delaware limited liability company and wholly owned subsidiary of Ambac and Cirrata V UK Limited, a limited liability company incorporated under the laws of England and Wales, the lenders from time to time party thereto and UBS AG, Stamford Branch, as administrative agent, and the approximately $65,000,000 co-investment made by AAC in the equity of Cirrata V LLC.

Additional information regarding Ambac is contained in the documents incorporated by reference into this proxy statement and the other documents that we file with the SEC. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 101.

Oaktree

Buyer is owned by funds managed by Oaktree. Oaktree is a leader among global investment managers specializing in alternative investments, with $193 billion in assets under management as of June 30, 2024. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. Oaktree has over 1,200 employees and offices in 23 cities worldwide. Oaktree’s headquarters is located at 333 South Grand Ave., 28th Floor, Los Angeles, CA 90071. For additional information, please visit Oaktree’s website at http://www.oaktreecapital.com/.

Recommendation of the Ambac Board and Its Reasons for the Sale (page 44)

The Ambac Board considered a number of factors before determining to enter into the Purchase Agreement, including, among other things, the purchase price to be paid by Buyer for AAC, the terms and conditions of the Purchase Agreement, the Sale and the other Transactions contemplated thereby, the financial condition of Ambac, the strategic and financial benefits to Ambac that are expected to result from the Sale and the prospects for the Retained Business.

After taking into account all of the material factors relating to the Purchase Agreement and the Sale, the Ambac Board has unanimously determined that the Sale as contemplated by the Purchase Agreement, and the other Transactions contemplated thereby, are advisable, fair to and in the best interests of Ambac and its stockholders, has authorized, adopted and approved the Purchase Agreement and the Sale as contemplated thereby and unanimously recommends that you vote:

1.

“FOR” the proposal to approve the Sale of AAC, as such Sale could be considered to constitute the sale of substantially all of Ambac’s property and assets within the meaning of Section 271 of the DGCL and related case law. We refer to this proposal as the “Sale Proposal.”

2.

“FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may, under certain circumstances, be paid or provided by Ambac to its named executive officers in connection with the Sale. We refer to this proposal as the “Compensation Proposal.”

3.

“FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal. We refer to this proposal as the “Adjournment Proposal.”

The Sale Proposal, the Compensation Proposal and the Adjournment Proposal are collectively referred to herein as the “Proposals.”

For a description of the factors considered by the Ambac Board in determining to recommend approval of the Sale Proposal, see the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Recommendation of the Ambac Board and Its Reasons for the Sale” beginning on page 44.

Opinion of Ambac’s Financial Advisor

At the meeting of the Ambac Board on June 3, 2024, to evaluate and approve the Transactions contemplated by the Purchase Agreement, Moelis & Company LLC (“Moelis”) delivered an oral opinion, which was confirmed by delivery of a written opinion, dated June 3, 2024, addressed to the Ambac Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the Consideration to be received in the Sale by Ambac was fair, from a financial point of view, to Ambac. With the approval of the Ambac Board, in evaluating such fairness, Moelis treated the Sale and the issuance of the Warrant as a single integrated transaction.

The full text of Moelis’s written opinion dated June 3, 2024, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Moelis’s opinion was provided for the use and benefit of the Ambac Board (in its capacity as such) in its evaluation of the Transactions. Moelis’s opinion was limited solely to the fairness, from a financial point of view, to Ambac of the Consideration to be received by Ambac in the Sale, and does not address Ambac’s underlying business decision to engage in the transactions contemplated by the Purchase Agreement or the relative merits thereof as compared to any alternative business strategies or transactions that might be available with respect to Ambac or AAC. Moelis’s opinion does not constitute a recommendation to any stockholder of Ambac as to how such stockholder should vote or act with respect to the transactions contemplated by the Purchase Agreement or any other matter. Moelis’s opinion was approved by a Moelis fairness opinion committee.

For a description of the opinion of Ambac’s financial advisor, see the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Opinion of Ambac’s Financial Advisor” beginning on page 47, and the full text of the opinion is attached as Annex B to this proxy statement.

Use of Proceeds (page 46)

Following receipt of the Required Stockholder Approval in favor of the Sale Proposal at the special meeting, and subject to the satisfaction of the other conditions to Closing under the Purchase Agreement, the Sale of AAC is expected to close during the fourth quarter of 2024 or the first quarter of 2025. Ambac intends to utilize the proceeds from the Sale (i) to repay all or a portion of the Acquisition Funding, (ii) to pay costs and expenses related to the Sale, (iii) to implement a share repurchase program, in an amount of up to $50 million, to be initiated in the first three months following the Closing, depending on market conditions (the “Share Repurchase Program”) and (iv) for general corporate purposes, including without limitation, acquisitions consistent with Ambac’s Specialty Property and Casualty Insurance and Insurance Distribution strategies, which remain our primary source of value creation. Following the execution of the Share Repurchase Program, we will evaluate authorizing additional capital return activities measured against other capital deployment opportunities and based on market conditions.

Ambac’s stockholders may indirectly receive proceeds pursuant to the Share Repurchase Program, however, they will not directly receive any proceeds from the Sale. For a description of the use of proceeds from the Sale and how such proceeds will be utilized, see the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Use of Proceeds” beginning on page 46 and “Risk Factors—Ambac will receive all proceeds from the Sale” beginning on page 22.

Activities of Ambac Following the Sale (page 53)

We are committed to maximizing long-term shareholder value through prudent capital management. As a growth company in specialty property and casualty insurance, we continue to seek to build value through acquisitions and development of de novo businesses. When considering new opportunities, we evaluate the expected long-term value creation associated with the deployment of capital in new businesses compared to the return of capital to our shareholders.

Following the completion of the Sale, Ambac will continue to operate the Retained Business. Ambac’s primary goal is to maximize long-term stockholder value through the execution of targeted strategies for the Retained Business. Specialty Property and Casualty Insurance and Insurance Distribution strategic priorities include:

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Expanding our Insurance Distribution business based on deep domain knowledge in specialty and niche classes of risk that generate attractive margins at scale. This will be achieved through acquisitions, establishing new businesses “de-novo,” and organic growth and diversification supported by a centralized technology-led shared services offering; and

•

Growing our Specialty Property and Casualty Insurance business to generate underwriting profits from a diversified portfolio of commercial and personal liability risks accessed primarily through program administrators.

Ambac will continue to be a public company operating under the name Ambac Financial Group, Inc., and will continue to own the assets and liabilities that comprise the Retained Business. At this time, it is contemplated that, immediately following Closing, Ambac will maintain the same corporate functions and the same senior executives as Ambac had prior to the completion of the Sale, other than David Barranco, Senior Managing Director and Head of Risk Management and Robert Eisman, Senior Managing Director and Chief Accounting Officer and Controller, who are expected to transfer with AAC to Buyer, and the same board of directors that is in place following the conclusion of Ambac’s 2024 Annual Meeting of Stockholders. As of immediately following the Closing, all of Ambac’s revenues will be generated by the Retained Business. For additional information, see the sections of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Activities of Ambac Following the Sale” beginning on page 53 and “Preliminary Unaudited Pro Forma Combined Financial Information” beginning on page 74.

Conditions to Closing of the Sale (page 55)

The closing of the Sale and the other Transactions is subject to customary closing conditions, including the receipt of specified regulatory approvals and the Required Stockholder Approval. For additional information, see the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Conditions to Closing of the Sale” beginning on page 55.

Interests of Ambac’s Directors and Executive Officers in the Sale (page 55)

In considering the recommendation of the Ambac Board with respect to the Sale, Ambac stockholders should be aware that Ambac’s directors and executive officers have interests in the Sale, including financial interests, that may be different from, or in addition to, interests of the Ambac stockholders generally, including interests that could vary among our executive officers. The Ambac Board was aware of and considered these interests during its deliberations of the merits of the Sale and in determining to recommend to Ambac stockholders that they vote for the Sale Proposal and thereby approve the transactions contemplated by the Sale (to the extent such interests existed at that time).

These interests potentially include, among others:

•	Vesting or acceleration of equity compensation, which could be different for each executive officer or director.

•

The eligibility of certain of our executive officers for compensation upon a qualifying termination in connection with the Sale pursuant to their respective employment agreements or Ambac’s Severance Pay Plan, as the case may be.

•	The entry by certain of our executive officers, who are expected to transfer with AAC, into employment agreements with Buyer for post-transaction employment.

•

The acquisition by Ambac of a director and officer liability run-off policy or extended reporting coverage for a period of six (6) years following the Closing for individuals who were officers or directors of AAC or any of its subsidiaries prior to the Closing.

See the sections of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Interests of Ambac’s Directors and Executive Officers in the Sale” beginning on page 55 and “Proposal No. 2—The Compensation Proposal” beginning on page 92 for additional information.

Regulatory Approvals (page 58)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), Ambac and Buyer cannot consummate the Sale until Ambac and Buyer have notified the Department of Justice’s Antitrust

Division and the Federal Trade Commission of the Sale and furnished them with certain information and material relating to the Sale, and the applicable waiting period has terminated or expired. On June 25, 2024, Ambac and Buyer each individually filed pre-merger notifications and report forms (with respect to the Sale) to the Federal Trade Commission and Department of Justice. The applicable waiting period expired on July 26, 2024, at 11:59 p.m.

The Sale is also conditioned on the receipt of required regulatory approvals from (or notification to, as applicable) regulatory authorities including, but not limited to, (i) approval by the Wisconsin Office of the Commissioner of Insurance (“OCI”) of the Form A filing, which was submitted by Buyer to OCI on June 28, 2024; (ii) any applicable state insurance departments to which pre-acquisition notifications on Form E or similar market share notification forms or exemptions need to be filed; and (iii) approval by the U.K. Prudential Regulation Authority (the “PRA”) of the notification under s178 under the U.K. Financial Services and Markets Act 2000, as amended (the “FSMA”), which was filed with the PRA on June 28, 2024.

See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Regulatory Approvals” beginning on page 58 for additional information.

Material U.S. Federal Income Tax Consequences of the Sale (page 58)

For U.S. federal income tax purposes, the proposed Sale will be treated as a taxable sale of shares by Ambac. A portion of the cash received by Ambac will be allocable to the issuance of the Warrant (as defined below). Ambac does not expect to derive taxable income or loss as a result of the issuance of the Warrant.

The proposed Sale is entirely a corporate action undertaken by Ambac. Our stockholders will not realize any taxable gain or loss on their shares of Ambac Common Stock for U.S. federal income tax purposes as a result of the Sale, as our stockholders will not receive any direct proceeds from the Sale. We do not anticipate that the Sale or the other Transactions contemplated by the Purchase Agreement will result in any U.S. federal income tax consequences to our stockholders.

See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Material U.S. Federal Income Tax Consequences of the Sale” beginning on page 58 for additional information.

Warrant (page 54)

In connection with and pursuant to the Purchase Agreement, at the Closing of the Sale, Ambac has agreed to issue to Buyer or an Affiliate of the Buyer (as defined in the Purchase Agreement) (“Investor”) a warrant (the “Warrant”) exercisable for Ambac Common Stock representing 9.9% of the fully diluted shares of Ambac Common Stock as of March 31, 2024, pro forma for the issuance of the Warrant (the “Warrant Shares”). The Warrant will have an exercise price per share of $18.50 with a six-and-a-half-year term from the date of issuance, and will be immediately exercisable. Payment of the exercise price may be settled, at Ambac’s option, by way of a cash exercise or by net share settlement. The Warrant and the Warrant Shares will be issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and will not be registered under the Securities Act or any state securities law. Under the terms of the Warrant, the Investor is subject to a lock-up period of six months from the date of issuance of the Warrant, subject to limited exceptions.

See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Warrant” beginning on page 54 for additional information.

Investor Rights Agreement (page 54)

In connection with and pursuant to the Purchase Agreement, at the Closing of the Sale, Ambac will enter into an investor rights agreement (the “Investor Rights Agreement”), by and between Ambac and Investor. The

Investor Rights Agreement provides for, among other things, (i) the grant to Investor of the right to designate one director to the Ambac Board, at any time following the date on which Investor has exercised the Warrant for more than 50% of the maximum number of Warrant Shares issuable pursuant to the Warrant, and the Investor, together with its affiliates, beneficially owns at least 4% of the Ambac Common Stock, and until the date upon which Investor no longer beneficially owns at least 50% of the maximum number of Warrant Shares issuable pursuant to the Warrant, or the Investor, together with its affiliates, beneficially owns less than 3% of the outstanding Ambac Common Stock (each, a “Fallaway Event”), (ii) the grant of limited shelf registration rights related to the Warrant Shares, unless the Investor owns less than 25% of the Warrants and the Warrant Shares or, after a Fallaway Event, the Warrant Shares are eligible to be sold by Investor pursuant to Rule 144 under the Securities Act, without limitation as to volume or manner of sale and piggyback registration rights, (iii) a standstill restriction on Investor that prohibits certain actions by Investor without the prior written approval of Ambac and (iv) confidentiality and indemnification obligations.

See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Investor Rights Agreement” beginning on page 54 for additional information.

Non-Solicitation (page 68)

Subject to certain exceptions, including compliance with the fiduciary duties of the Ambac Board, Ambac has agreed not to solicit a Company Acquisition Proposal (as defined in the Purchase Agreement and described further on page 69), participate in any negotiations with any third party regarding a Company Acquisition Proposal or enter into any agreement providing for a Company Acquisition Proposal.

Notwithstanding the foregoing, the Purchase Agreement also provides that, if prior to, but not after, receipt of the Required Stockholder Approval Ambac receives a Company Acquisition Proposal from a third party and the Ambac Board determines in good faith that a Company Acquisition Proposal is, or would reasonably be expected to lead to, a Superior Proposal (as defined in the Purchase Agreement and described on page 70), Ambac may provide certain information to, and engage in negotiations and discussions with, such person making the Company Acquisition Proposal.

If Ambac has received a bona fide written Company Acquisition Proposal prior to obtaining the Required Stockholder Approval that has not been withdrawn, and that the Ambac Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal that did not result from a breach of the non-solicitation covenant, the Ambac Board may effect an Ambac Board Recommendation Change with respect to such Superior Proposal; provided, however, that the Ambac Board cannot take such action unless the Ambac Board determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties; provided further, that prior to effecting an Ambac Board Recommendation Change pursuant to a Superior Proposal that the Ambac Board determines in good faith represents or can reasonably be expected to lead to a Superior Proposal, Ambac shall (i) provide Buyer with at least five (5) business days prior notice (the “Superior Proposal Notice Period”) of its intention to take such action, (ii) during the Superior Proposal Notice Period and in response to such Superior Proposal, negotiate in good faith with Buyer (to the extent so desired by Buyer) any revisions to the terms of the transactions contemplated by the Purchase Agreement and proposed by Buyer; and, at the end of the Superior Proposal Notice Period (or, in the event that the Company Acquisition Proposal has been materially revised or modified, at the end of the two business day period following each such material revision or modification, if later), the Ambac Board determines in good faith that such Company Acquisition Proposal continues to constitute a Superior Proposal and that the failure to take such action would be inconsistent with its fiduciary duties under applicable laws. If there is any amendment, revision or change to the terms of any such Superior Proposal in a material respect and to the extent such proposal would no longer constitute a Superior Proposal, then Ambac shall (a) provide a new notice to Buyer and the applicable Superior Notice Period shall be extended until at least three (3) business days after the time Buyer receives notice from Ambac of such amendment, revision or change and (b) Ambac will again comply with the negotiation process described in this paragraph.

See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—Non-Solicitation” beginning on page 68 for additional information.

Termination of the Purchase Agreement (page 71)

The Purchase Agreement contains certain customary termination rights for each of Ambac and Buyer, including, (i) by mutual written agreement, (ii) if the Sale has not been consummated on or before April 4, 2025 (the “End Date”), subject to certain extensions for 90 days, (iii) the other party is in breach of the Purchase Agreement in a manner that would result in a failure of an applicable closing condition and such breach cannot be cured or, if curable, has not been cured within 60 days after written notice to the other party of such breach, (iv) the Required Stockholder Approval is not obtained by Ambac, or (v) if any applicable law makes the consummation of the Closing illegal or otherwise prohibited or any judgment, injunction, order or decree of any governmental authority enjoins Buyer and Ambac from consummating the Closing.

In addition, Buyer may terminate the Purchase Agreement if the Ambac Board changes its recommendation to Ambac’s stockholders regarding the Sale.

See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—Termination” beginning on page 71 for additional information.

Termination Fee (page 72)

Ambac will pay Buyer an amount equal to $22,000,000 (the “Termination Fee”) if all of the following occur: (i) the Purchase Agreement is terminated as a result of (a) not closing the Sale and the other Transactions by the End Date, subject to a certain conditional extension of ninety (90) days, (b) failure to obtain the Required Stockholder Approval or (c) an Ambac breach of representations or covenants that would cause certain closing conditions not to be satisfied; (ii) Ambac has received a Company Acquisition Proposal prior to a valid termination of the Purchase Agreement; and (iii) within twelve (12) months after termination of the Purchase Agreement Ambac enters into a definitive agreement for an alternative acquisition with respect to a Company Acquisition Proposal or Ambac consummates a Company Acquisition Proposal (for purposes of determining whether a Termination Fee is payable all references to “15%” in the definition of Company Acquisition Proposal shall be deemed to be references to “50%”). Ambac would also pay Buyer the Termination Fee if the Purchase Agreement is terminated for (x) Ambac’s breach of certain covenants related to regulatory efforts, non-solicitation or the Seller Shareholders Meeting that would cause closing conditions not to be satisfied or (y) the Ambac Board effects an Ambac Board Recommendation Change. In no event shall Ambac be required to pay the Termination Fee on more than one occasion or (z) the failure to receive the Required Stockholder Approval at a time when Buyer could have terminated the Purchase Agreement because of Ambac’s breach of covenants related to regulatory efforts, non-solicitation or the Seller Shareholders Meeting that would cause certain closing conditions not to be satisfied.

In addition to the Termination Fee, Ambac would pay Buyer up to $6,000,000 as a reimbursement of Buyer’s reasonably documented out-of-pocket fees and expenses incurred in connection with the Sale and the other Transactions if (i) the Purchase Agreement is terminated as a result of not closing the Sale and the other Transactions by the End Date and the Termination Fee is also payable, (ii) there is a failure to obtain the Required Stockholder Approval, when Buyer could have terminated the Purchase Agreement because there is an Ambac breach of representations or covenants related to regulatory efforts, non-solicitation or the Seller Shareholders Meeting that would cause closing certain conditions not to be satisfied, (iii) the Ambac Board changes its recommendation to its stockholders regarding the Sale and the other Transactions or (iv) there is an Ambac breach of representations or covenants that would cause certain closing conditions not to be satisfied.

See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—Termination Fee; Expense Reimbursement” beginning on page 72 for additional information.

No Survival; No Indemnification (page 63)

The representations and warranties of the parties contained in the Purchase Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach, and the covenants and agreements of the parties contained in the Purchase Agreement do not survive the Closing; provided that the obligation with respect to the Closing and purchase price; the acquisition of the co-investment facility; the provision of the requisite information to provide the publicly available financial information listed on Schedule C to the Settlement Agreement, dated as of June 7, 2010, by and among AAC, Ambac Credit Products LLC, and the policy beneficiaries party thereto (the “Settlement Agreement”); specified tax liabilities; and any covenants or agreements which by their terms contemplate performance (in whole or in part) after the Closing will survive to the extent required to be performed after the Closing, and provided, further, that the foregoing will not prevent or otherwise limit the rights of any party in the event of fraud or willful breach of the Purchase Agreement.

See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—No Survival; No Indemnification” beginning on page 63 for additional information.

Equity Commitment Letter (page 63)

In connection and concurrently with the entry into the Purchase Agreement, on June 4, 2024, Oaktree Opportunities Fund XII Holdings (Delaware), L.P., a Delaware limited partnership (“Sponsor”), entered into the Equity Commitment Letter with Buyer, pursuant to which, subject to the terms and conditions set forth in the Equity Commitment Letter, Sponsor has committed to contribute, directly or indirectly, to Buyer (a) at the Closing, cash in an aggregate amount equal to $450,000,000, solely for the purpose of funding and to the extent necessary to fund the amounts required to consummate the Sale, and (b) if the Closing is not consummated due to certain qualified terminations, then Sponsor will contribute an aggregate amount equal to $42,000,000, solely for the purpose of funding and to the extent necessary to fund the payment by Buyer to Ambac of monetary damages awarded to Ambac pursuant to a final, nonappealable judgment by a court arising from Buyer’s fraud or willful breach of the Purchase Agreement.

See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—Financing—Equity Commitment Letter” beginning on page 63 for additional information.

No Appraisal or Dissenters’ Rights (page 13)

No appraisal or dissenters’ rights are available to our stockholders under Delaware law or our Certificate of Incorporation or Bylaws in connection with the Sale or any other Transactions contemplated by the Purchase Agreement, regardless of whether such stockholders vote for or against the approval of the Sale Proposal.

Risk Factors (page 20)

The Sale and the other Transactions contemplated by the Purchase Agreement, including the possibility that the Sale and such other Transactions may not be completed, involve and are subject to a number of risks to Ambac and our stockholders, including the following:

•	the Sale is subject to the Required Stockholder Approval and other closing conditions, and may not be completed as anticipated or at all;

•

the announcement and pendency of the Sale, whether or not consummated, creates uncertainty about our future, which could have a material adverse effect on our business, financial condition and results of operations;

•	the failure to complete the Sale may impact our ability to implement our plans to further develop and expand the Specialty Property and Casualty Insurance and Insurance Distribution businesses;

•	if the Sale is not completed, we may explore other potential transactions, but alternatives may be less favorable to us;

•	the Purchase Agreement limits our ability to pursue alternatives to the Sale;

•	the failure to complete the Sale may impact our business, financial condition and results of operations;

•	our future results following the Sale may differ materially from the preliminary unaudited pro forma combined financial statements attached to this proxy statement;

•	our stockholders will not receive any of the proceeds of the Sale; and

•	the opinion obtained by the Ambac Board from its financial advisor does not and will not reflect changes in circumstances after the date of such opinion.

For additional information regarding the risk factors related to the Purchase Agreement, the Sale and the other Transactions provided for thereby, and the operation of the Retained Business by Ambac following the Closing of the Sale, see the section of this proxy statement entitled “Risk Factors” beginning on page 20.

The Special Meeting (page 23)

Date, Time and Place. The special meeting will be held on October 16, 2024 at 11:00 a.m., Eastern time, virtually at www.virtualshareholdermeeting.com/AMBC2024SM, or at such other time, on such other date and at such other place to which the special meeting may be adjourned.

Matters to Be Considered at the Special Meeting. At the special meeting, holders of Ambac Common Stock as of the record date will consider and vote upon:

1.	Proposal No. 1 – The Sale Proposal;

2.	Proposal No. 2 – The Compensation Proposal; and

3.	Proposal No. 3 – The Adjournment Proposal.

Record Date. Holders of Ambac Common Stock as of the close of business on September 3, 2024, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any postponements or adjournments of the special meeting.

Required Vote. The approval of the Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Ambac Common Stock and entitled to vote thereon at the special meeting, voting together as a single class in person or by proxy. The approval of the Compensation Proposal requires that votes cast in favor of the proposal by stockholders present in person or represented by proxy at the meeting and entitled to vote on the proposal exceed the votes cast against such proposal by such stockholders, with each such stockholder being entitled to one vote for each share of Ambac Common Stock held by such stockholder present in person or by proxy and entitled to vote on the proposal at the special meeting. The approval of the Adjournment Proposal requires that votes cast in favor of the proposal by stockholders present in person or represented by proxy at the meeting and entitled to vote on the proposal exceed the votes cast against such proposal by such stockholders, with each such stockholder being entitled to one vote for each share of Ambac Common Stock held by such stockholder present in person or by proxy and entitled to vote on the proposal at the special meeting.

QUESTIONS AND ANSWERS ABOUT THE SALE AND SPECIAL MEETING

The following are some questions that you, as a stockholder of Ambac, may have regarding the Sale as contemplated by the Purchase Agreement and the special meeting, together with brief answers to those questions. Ambac urges you to read carefully the remainder of this proxy statement, including the annexes and other documents referred to or incorporated by reference in this proxy statement, because the information in this section may not provide all of the information that might be important to you with respect to the Sale as contemplated by the Purchase Agreement and the special meeting.

Q.	What is the Sale?

A.

On June 4, 2024, Ambac entered into the Purchase Agreement with Buyer, pursuant to which Ambac has agreed to sell all of the issued and outstanding shares of common stock, par value $2.50 per share, of AAC to Buyer for aggregate consideration of $420,000,000 in cash, subject to certain adjustments (which we refer to in this proxy statement as the Sale). The terms of the Sale as contemplated by the Purchase Agreement provide that, at the Closing of the Sale, Buyer will acquire complete common equity ownership of AAC and its business. Immediately following completion of the Sale, Buyer will own all of AAC’s outstanding common equity interests and AAC will be a wholly-owned subsidiary of Buyer. We are seeking the approval of the Sale Proposal by our stockholders in accordance with Section 271 of the DGCL on the basis that the Sale could be considered to constitute the sale of substantially all of Ambac’s property and assets within the meaning of that statute and related case law.

A copy of the Purchase Agreement is attached to this proxy statement as Annex A.

Q.	Why is Ambac proposing to effect the Sale?

A.

In the course of reaching its decision to approve the Sale, the Ambac Board considered a number of factors, including, among other things, the purchase price to be paid by Buyer for AAC, the terms and conditions of the Purchase Agreement, the Sale and the other Transactions contemplated thereby, the financial condition of Ambac, the strategic and financial benefits to Ambac that are expected to result from the Sale and the prospects for the Retained Business.

For additional information, see the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Recommendation of the Ambac Board and Its Reasons for the Sale” beginning on page 44.

Q.	Why am I receiving these materials?

A.

We are seeking the approval of the Sale Proposal by our stockholders in accordance with Section 271 of the DGCL on the basis that the Sale could be considered to constitute the sale of substantially all of Ambac’s property and assets within the meaning of that statute and related case law. The Closing is conditioned on, among other things, Ambac obtaining the Required Stockholder Approval at the special meeting. Ambac is sending these materials to you to help you decide how to vote your shares of Ambac Common Stock with respect to the Sale Proposal, the Compensation Proposal and the Adjournment Proposal to be considered at the special meeting. This proxy statement contains important information about the special meeting, the Sale Proposal, the Compensation Proposal and the Adjournment Proposal, and you should read it carefully.

Q.	How would the proceeds from the Sale be used?

A.

Following receipt of the Required Stockholder Approval in favor of the Sale Proposal at the special meeting, and subject to the satisfaction of the other conditions to Closing under the Purchase Agreement, the Sale of AAC is expected to close during the fourth quarter of 2024 or the first quarter of 2025. Ambac intends to utilize the proceeds from the Sale (i) to repay all or a portion of the Acquisition Funding, (ii) to pay costs and expenses related to the Sale, (iii) to implement the Share Repurchase Program and (iv) for general corporate purposes, including without limitation, acquisitions consistent with Ambac’s Specialty Property and Casualty Insurance and Insurance Distribution strategies, which remain our primary source of value creation. Following the execution of the Share Repurchase Program, we will evaluate authorizing additional capital return activities measured against other capital deployment opportunities and based on market conditions.

Ambac’s stockholders may indirectly receive proceeds pursuant to the Share Repurchase Program, however, they will not directly receive any proceeds from the Sale. For a description of the use of proceeds from the Sale and how such proceeds will be utilized, see the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—Use of Proceeds” beginning on page 46 and “Risk Factors – Ambac will receive all proceeds from the Sale” beginning on page 22.

Q.	How will Ambac stockholders be affected by the Sale and how will the Sale affect Ambac’s Retained Business?

A.

Both AAC and its wholly-owned subsidiary Ambac UK are financial guarantee insurance companies that are in run-off, having not underwritten any new business since 2008. Pursuant to the Sale, Buyer will acquire complete common equity ownership of AAC. See the section entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—Employee Matters” beginning on page 68. The Sale will have no effect on the number of shares or the attributes of shares of Ambac Common Stock held by Ambac’s stockholders. However, Ambac’s business will undergo significant changes in connection with the Sale. As of immediately following the Closing, Ambac will no longer operate the LFG Insurance business. While Ambac will no longer receive revenues from the LFG Insurance business, which consists mostly of premiums earned from run-off insurance contracts, net of reinsurance, and income on investments held in AAC’s and Ambac UK’s investment portfolios, it will divest over $19 billion of insured credit exposure, over $1 billion of outstanding indebtedness and exposure to ongoing litigation. Ambac will continue to operate the Retained Business, consisting of the Specialty Property and Casualty Insurance and Insurance Distribution businesses. At this time, it is contemplated that, immediately following Closing, Ambac will maintain the same corporate functions and the same senior executives as Ambac had prior to the completion of the Sale, other than Messrs. Barranco and Eisman, who are expected to transfer with AAC to Buyer, and the same board of directors that will be in place following the conclusion of Ambac’s 2024 Annual Meeting of Stockholders.

Q.	Are there any risks associated with the Sale?

A.

Yes. You should carefully review the section of this proxy statement entitled “Risk Factors” beginning on page 20, which presents risks and uncertainties related to the Sale and the operations of the Retained Business by Ambac following the completion of the Sale or in the event the Purchase Agreement is terminated prior to completion of the Sale.

Q.	What stockholder approval is required to complete the Sale?

A.

As a condition to the Closing of the Sale, Ambac’s stockholders must approve the Sale Proposal, which requires the affirmative vote of the holders of a majority of the outstanding shares of Ambac Common Stock and entitled to vote thereon at the special meeting, in person or by proxy (which we refer to in this proxy statement as the Required Stockholder Approval).

In addition to the approval of the Sale Proposal by Ambac’s stockholders, each of the other conditions to the Closing of the Sale contained in the Purchase Agreement must be satisfied or waived. For additional information, see the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Conditions to Closing of the Sale” beginning on page 55.

Q.	Are there any other proposals to be considered and approved at the special meeting?

A.

Yes. In addition to the Sale Proposal, Ambac is also asking its stockholders to approve the Compensation Proposal, to approve certain compensation that may be payable to our named executive officers in connection with the Sale, (i.e., “golden parachute” compensation), and the Adjournment Proposal, to adjourn the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal, which requires the affirmative vote of the holders of a majority of the outstanding shares of Ambac Common Stock and entitled to vote thereon at the special meeting, voting together as a single class in person or by proxy. Approval of each of the Compensation Proposal and the Adjournment Proposal requires that votes cast in favor of the proposal by stockholders present in person or represented by proxy at the meeting and entitled to vote on the proposal exceed the votes cast against such proposal by such stockholders, with each such stockholder being entitled to one vote for each share of Ambac Common Stock held by such stockholder present in person or by proxy and entitled to vote on the proposal at the special meeting.

Q.	When is the Closing of the Sale expected to occur?

A.

We expect the Closing of the Sale to occur in the fourth quarter of 2024 or the first quarter of 2025, on the date that is the last business day of the calendar month during which the last of the conditions to Closing (including receipt of the Required Stockholder Approval in favor of the Sale Proposal at the special meeting) have been satisfied or waived (such date, the “Closing Date”).

Q.	How does the Ambac Board recommend that Ambac stockholders vote with respect to each of the proposals?

A.	The Ambac Board recommends that the Ambac stockholders vote “FOR” the Sale Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Q.	What are the U.S. federal income tax consequences of the Sale to U.S. stockholders?

A.

The proposed Sale is entirely a corporate action undertaken by Ambac. Our stockholders will not realize any gain or loss on their shares of Ambac Common Stock for U.S. federal income tax purposes as a result of the Sale. We do not anticipate that the Sale or the other Transactions contemplated by the Purchase Agreement will result in any U.S. federal income tax consequences to our stockholders.

See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Material U.S. Federal Income Tax Consequences of the Sale” beginning on page 58 for additional information.

Q.	Do I have appraisal or dissenters’ rights in connection with the Sale?

A.

No. No appraisal or dissenters’ rights are available to our stockholders under Delaware law or our Certificate of Incorporation or Bylaws in connection with the Sale or any other Transactions contemplated by the Purchase Agreement, regardless of whether such stockholders vote for or against the approval of the Sale Proposal.

Q.	When and where will the special meeting take place?

A.

The special meeting will be held on October 16, 2024 at 11:00 a.m., Eastern time, virtually at www.virtualshareholdermeeting.com/AMBC2024SM, or at such other time, on such other date and at such other place to which the special meeting may be adjourned.

Q.	Who can attend and vote at the special meeting?

A.

Holders of Ambac Common Stock as of the close of business on September 3, 2024, the record date for the special meeting, are entitled to notice of, and to attend and vote at, the special meeting. Each share of

Ambac Common Stock is entitled to one vote on all matters that come before the special meeting. There are 47,440,995 shares of Ambac Common Stock issued and outstanding as of the record date.

Q.	What do I need to do now and how do I vote?

A.

Ambac urges you to read this entire proxy statement carefully, including its annexes, and to consider how the Sale as contemplated by the Purchase Agreement and the actions contemplated by each of the Proposals may affect you.

If your shares of Ambac Common Stock are registered directly in your name with Ambac’s transfer agent, Computershare Inc., you are considered, with respect to those shares, to be the “stockholder of record,” and the proxy materials and proxy card are being sent directly to you by Ambac. There are four methods by which you may vote your shares at the special meeting:

•

In Person. You may vote your shares in person at the special meeting if you attend the special meeting, which will be held virtually at www.virtualshareholdermeeting.com/AMBC2024SM. Even if you plan to attend the special meeting in person, we encourage you to vote in advance through the Internet, by telephone or by mail so that your vote will be counted in the event you later decide not to attend the special meeting. When we refer to “in person” attendance and voting at the special meeting, we mean virtual attendance and voting over the Internet during the special meeting (such meaning having been authorized by the Ambac Board in accordance with Section 2.16(b)(ii) of our Bylaws).

•

By Internet. You may vote your shares 24 hours a day by logging onto the secure website included on the proxy card and following the instructions provided, at any time up until 11:59 p.m., Eastern time, on October 15, 2024.

•

By Telephone. You may vote your shares 24 hours a day by calling the telephone number listed on the proxy card and following the instructions provided by the recorded message, at any time up until 11:59 p.m., Eastern time, on October 15, 2024.

•

By Mail. You may vote by completing, signing, dating and promptly returning the proxy card in the postage-paid return envelope provided with the proxy materials, so that it is received not later than 11:59 p.m., Eastern time, on October 15, 2024.

If you hold shares of Ambac Common Stock in “street name” through an account with a broker, dealer, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Q.	What happens if I do not sign and return my proxy card or vote through the Internet, by telephone or in person at the special meeting, or I do not otherwise provide proxy instructions?

A.

Assuming the presence of a quorum, which is required to transact business at the special meeting, if you fail to return your proxy card or vote your shares through the Internet or by telephone, or if you hold your shares in “street name” and you fail to instruct your bank, broker or other nominee how to vote, and do not vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as an “AGAINST” vote with respect to the Sale Proposal, but will have no effect on the approval of the Compensation Proposal and the Adjournment Proposal.

If you are a stockholder of record and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as present for the purpose of determining the presence of a quorum for the special meeting and all of your shares will be voted “FOR” each of the Proposals.

Whether or not you expect to attend the special meeting, we request that you complete, date, sign and return the enclosed proxy card in the postage-paid envelope or vote your shares through the Internet or by telephone as instructed in these materials as soon as possible to ensure that your shares will be represented at the special meeting. If you hold shares of Ambac Common Stock in “street name” through an account with a broker, dealer, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Q.	What if I abstain from voting?

A.

If you attend the special meeting or submit a proxy card, but affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the special meeting but will not be voted at the special meeting. As a result, your abstention will have the same effect as voting “AGAINST” the Sale Proposal but will have no effect on the outcome of the Compensation Proposal and the Adjournment Proposal.

Q.	What is a broker non-vote?

A.

Broker non-votes relate to shares held in “street name” through brokers, dealers, banks and other nominees. If your shares are held in “street name” through an account with a broker, dealer, bank or other nominee, such broker, dealer, bank or other nominee is required to vote your shares according to your instructions, if provided. If you do not provide specific voting instructions, under the New York Stock Exchange (“NYSE”) rules governing banks and brokers who submit a proxy card with respect to shares held in “street name,” such banks and brokers have the discretionary authority to vote on routine matters, but not on non-routine matters. All of the proposals currently expected to be voted on at the special meeting are considered non-routine matters. A broker non-vote occurs when a bank or broker has not received voting instructions from the beneficial owner of the shares and the bank or broker cannot vote the shares at its discretion because the matter is not considered a routine matter under NYSE rules. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and are not considered votes cast on the proposal. Broker non-votes will have the same effect as voting “AGAINST” the Sale Proposal, but will have no effect on the outcome of the vote for each of the Compensation Proposal and the Adjournment Proposal so long as a quorum is present.

Q.	If my shares of Ambac Common Stock are held in “street name” by my broker, dealer, bank or other nominee, will my broker, dealer, bank or nominee vote my shares for me and may I vote in person?

A.

If your shares of Ambac Common Stock are held through an account with a broker, dealer, bank or nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. You must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, dealer, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Ambac.

As the beneficial owner, you are also invited to attend the special meeting in person. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the special meeting unless you obtain a “legal proxy” from the broker, dealer, bank or other nominee that holds your shares giving you the right to vote the shares in person at the special meeting.

Q.	May I revoke or change my vote after I have provided proxy instructions?

A.

Yes. If you are a stockholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting by returning a later-dated proxy card, by voting again over the Internet, by telephone or in person at the special meeting as more fully detailed in your proxy card, or by delivering written instructions to us at the principal executive offices of Ambac before the special meeting. Attendance at the special meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the special meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent, or, if you have obtained a valid proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the special meeting and voting in person. If you have instructed your broker, dealer, bank or other nominee to vote your shares, you must follow directions received from your broker, dealer, bank or other nominee in order to change those instructions.

Q.	What constitutes a quorum for the special meeting?

A.

At least a majority of the shares of Ambac Common Stock outstanding as of the record date and entitled to vote at the special meeting must be represented at the special meeting, either in person or by proxy, to constitute a quorum for the transaction of business at the special meeting. Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the special meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum. Shares of Ambac Common Stock held by stockholders in “street name” through a broker, bank or other nominee that do not instruct the nominee how to vote such shares will not be counted for purposes of determining whether a quorum is present at the special meeting.

Q.	Who is soliciting proxies for the special meeting, and who is paying for this proxy solicitation?

A.

The Ambac Board is soliciting your proxy, and Ambac will bear the cost of this solicitation of proxies. This includes the charges and expenses for preparation, assembly, printing, mailing and distribution of this proxy statement and the related proxy materials. D.F. King & Co. (“D.F. King”), Inc., a proxy solicitor, has been retained to assist Ambac in the solicitation of proxies for the special meeting, and Ambac will pay D.F. King, Inc. a fee estimated not to exceed $50,000, plus reimbursement for its reasonable out-of-pocket expenses, and indemnify D.F. King and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as Ambac’s proxy solicitor. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the Internet by calling (800) 848-3416 (stockholders call toll free) or (212) 257-2468 (banks and brokers) or by emailing AMBC@dfking.com, or, without any additional compensation, by certain of Ambac’s directors, officers and employees.

Ambac will ask banks, brokers and other institutions, nominees and fiduciaries holding shares of Ambac Common Stock beneficially owned by others to forward this proxy statement and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Ambac will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding this proxy statement and the related proxy materials to Ambac’s stockholders.

Q.	What does it mean if I received more than one proxy card?

A.

If you received more than one proxy card, your shares are likely registered in more than one name or are held in more than one account. Each proxy card you receive should be completed indicating how you wish to vote and returned separately in the postage-paid envelopes provided in order to ensure that all of your shares of Ambac Common Stock are voted.

Q.	Will I receive any payment for my shares of Ambac Common Stock in connection with the Sale?

A.	No. The proceeds from the Sale will be paid directly to Ambac, not Ambac stockholders.

Q.	Whom should I contact if I have any questions about the Sale, the special meeting or voting?

A.

If you are a stockholder of Ambac and have any questions about the Sale or the special meeting, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact D.F. King, Ambac’s proxy solicitor, by calling (800) 848-3416 or by emailing AMBC@dfking.com.

If your shares are held through an account with a broker, dealer, bank or other nominee, you should call your broker, dealer, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement may contain or incorporate by reference statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain, and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in this proxy statement and in Part I, Item 1A of the annual report of Ambac on Form 10-K for the period ending December 31, 2023 and in Part II, Item 1A of the quarterly report of Ambac on Form 10-Q for the quarterly period ended June 30, 2024 and the documents incorporated by reference herein.

These forward-looking statements are also subject to a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied, including, but not limited to, risks and uncertainties relating to the following:

•	the ability of the parties to consummate the proposed Sale and the other Transactions contemplated by the Purchase Agreement in a timely manner or at all;

•	the high degree of volatility in the price of Ambac Common Stock;

•

uncertainty concerning Ambac’s ability to achieve value for holders of its securities, whether from AAC or its subsidiaries or from the Specialty Property and Casualty Insurance business, the Insurance Distribution business or related businesses;

•	Ambac’s ability to implement its plans to further develop and expand the Specialty Property and Casualty Insurance and Insurance Distribution businesses;

•	inadequacy of reserves established for losses and loss expenses and the possibility that changes in loss reserves may result in further volatility of earnings or financial results;

•	potential for rehabilitation proceedings or other regulatory intervention or restrictions against AAC;

•

credit risk throughout Ambac’s business, including but not limited to credit risk related to insured residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations (including risks associated with proceedings pursuant to Chapter 9 of the U.S. Bankruptcy Code and other securities, student loan and other restructuring proceedings), issuers of securities in our investment portfolios and exposures to reinsurers;

•	Ambac’s inability to effectively reduce insured financial guarantee exposures or achieve recoveries or investment objectives;

•	AAC’s inability to generate the significant amount of cash needed to service its debt and financial obligations, and its inability to refinance its indebtedness;

•	AAC’s substantial indebtedness could adversely affect Ambac’s financial condition and operating flexibility;

•	Ambac may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition;

•	greater than expected underwriting losses in Ambac’s specialty property and casualty business;

•	failure of specialty insurance program partners to properly market, underwrite or administer policies;

•	inability to obtain reinsurance coverage on expected terms;

•

loss of key relationships for production of business in specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results;

•	the impact of catastrophic public health, environmental or natural events, or global or regional conflicts;

•	credit risks related to large single risks, risk concentrations and correlated risks;

•	risks associated with adverse selection as Ambac’s financial guarantee insurance portfolio runs off;

•	the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss;

•	restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies;

•	adverse effects on operating results or Ambac’s financial position resulting from measures taken to reduce financial guarantee risks in its insured portfolio;

•	disagreements or disputes with Ambac’s insurance regulators;

•	loss of control rights in transactions for which we provide financial guarantee insurance;

•	inability to realize expected recoveries of financial guarantee losses;

•	risks attendant to the change in composition of securities in Ambac’s investment portfolio;

•	adverse impacts from changes in prevailing interest rates;

•	events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisitions;

•	factors that may negatively influence the amount of installment premiums paid to Ambac;

•	the risk of litigation, regulatory inquiries, investigations, claims or proceedings, and the risk of adverse outcomes in connection therewith;

•	Ambac’s ability to adapt to the rapid pace of regulatory change;

•	actions of stakeholders whose interests are not aligned with broader interests of Ambac’s stockholders;

•	system security risks, data protection breaches and cyber attacks;

•	regulatory oversight of Ambac UK and applicable regulatory restrictions may adversely affect our ability to realize value from Ambac UK or the amount of value we ultimately realize;

•	failures in services or products provided by third parties;

•	political developments that disrupt the economies where Ambac has insured exposures;

•	our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel;

•	fluctuations in foreign currency exchange rates;

•	failure to realize our business expansion plans or failure of such plans to create value;

•	greater competition for our Specialty Property and Casualty Insurance business and/or our Insurance Distribution business;

•	loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries;

•	disintermediation within the insurance industry or greater competition from technology-based insurance solutions or non-traditional insurance markets;

•	changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter;

•	the satisfaction (or waiver) of Closing conditions to the consummation of the proposed Sale and the other Transactions, and potential delays in consummation of the proposed Sale;

•	the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Purchase Agreement;

•	significant transaction costs associated with the proposed Sale and the other Transactions;

•	potential litigation relating to the proposed Sale or any other Transaction;

•	the risk that disruptions from the proposed Transactions will harm Ambac’s business, including current plans and operations;

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Sale and the other Transactions;

•	difficulties in integrating acquired businesses, including the Beat business, into our business; and

•	other risks and uncertainties that have not been identified at this time.

Therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You are advised, however, to consult any further disclosures we make on related subjects in our reports to the SEC.

RISK FACTORS

In addition to the other information included and referred to in this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 17, you should carefully consider the following risk factors before deciding how to vote your shares of Ambac Common Stock at the special meeting. These factors should be considered in conjunction with the other information included by Ambac in this proxy statement and the risk factors described in Ambac’s other filings with the SEC, including in the “Risk Factors” discussed under Part I, Item 1A of the annual report of Ambac on Form 10-K for the period ending December 31, 2023 and in Part II, Item 1A of the quarterly report of Ambac on Form 10-Q for the quarterly period ended June 30, 2024 and the documents incorporated by reference herein. In addition to those risk factors which are incorporated by reference herein, as of the date of this proxy statement, Ambac supplements such risk factors with the following risk factors. If any of the risks described below, incorporated by reference or otherwise referred to in this proxy statement actually materialize, the business, financial condition, results of operations or prospects of Ambac, or the stock price of Ambac, could be materially and adversely affected.

The Sale is subject to receipt of the Required Stockholder Approval and other closing conditions, and may not be completed as anticipated, or at all.

We are seeking the approval of the Sale Proposal by our stockholders in accordance with Section 271 of the DGCL on the basis that the Sale could be considered to constitute the sale of substantially all of Ambac’s property and assets within the meaning of that statute and related case law. The Closing is conditioned on, among other things, the receipt of specified regulatory approvals and Ambac obtaining the Required Stockholder Approval at the special meeting.

In addition, the Purchase Agreement provides for certain termination rights. Buyer and Ambac may terminate the Purchase Agreement by mutual written agreement at any time prior to the Closing Date. In addition, either Buyer or Ambac may terminate the Purchase Agreement at any time prior to the Closing by giving written notice to the other party if:

•

the Closing has not been consummated on or before the End Date; provided, however, that if the Closing has not occurred solely due to the failure to obtain applicable governmental and regulatory approvals from the authorities including, but not limited to, the Department of Justice’s Antitrust Division, the Federal Trade Commission and OCI, the End Date will be automatically extended for an additional ninety (90) days and the parties agree to continue to use their respective reasonable best efforts to satisfy such conditions to Closing; provided, further, that the right to terminate the Purchase Agreement for the foregoing is not available to any party whose breach of any provision of the Purchase Agreement results in the failure of the Closing to be consummated;

•

(i) applicable law makes the consummation of the Closing illegal or otherwise prohibited or (ii) any judgment, injunction, order or decree of any governmental authority enjoins Buyer and Ambac from consummating the Closing; or

•	Ambac fails to obtain the Required Stockholder Approval at the special meeting.

The Purchase Agreement may be terminated by Buyer by written notice to Ambac if a breach of any representation or warranty or failure to perform any covenant or agreement shall have occurred that would cause certain conditions not to be satisfied, and such breach is not cured within sixty (60) days of written notice to Ambac or is incapable of being cured by the End Date. Additionally, the Purchase Agreement may be terminated by Buyer if at any time the Ambac Board effects an Ambac Board Recommendation Change.

The Purchase Agreement may be terminated by Ambac by written notice if a breach of any representation or warranty or failure to perform any covenant or agreement shall have occurred that would cause certain conditions not to be satisfied, and such breach is not cured within sixty (60) days of written notice to Buyer or is incapable of being cured by the End Date.

The total proceeds realized from the Sale are contingent upon receiving the Required Stockholder Approval and other closing conditions. There can be no assurances that we will receive the vote and satisfy the conditions. Any delay in receiving the required stockholder vote and satisfying the other closing conditions may increase the risk that the Sale will be terminated, or reduce the benefits we expect to achieve.

The Sale and the other Transactions contemplated by the Purchase Agreement, whether or not completed, may adversely affect the Retained Business.

Transactions such as the Sale are often subject to lawsuits by stockholders. It is possible that our common stockholders or other stakeholders will commence or seek to commence litigation against Ambac or the Ambac Board. Such litigation could result in substantial costs and divert management’s attention from other business concerns, which could adversely affect the Retained Business.

In addition, our ability to execute on our business strategies for the Retained Business depends on the retention and recruitment of qualified executives and other professionals. We rely upon the services of our current executive and senior management teams. In addition to these officers, we rely on key staff with insurance, underwriting, business development, risk management, investment, accounting, finance, legal, technology and other technical and specialized skills. The market for qualified executives, senior managers and other employees has become very competitive. As a result of the Sale, we may experience higher employee turnover and finding qualified replacements may be more difficult. The loss of the services of members of our executive and/or senior management teams or our inability to hire and retain other talented personnel could delay or prevent us from succeeding in executing our strategies, which could negatively impact the Retained Business. Further, while the completion of the Sale is pending, we may be unable to attract and retain key personnel and our management’s focus and attention and employee resources may be diverted from operational matters.

If we fail to complete the Sale and the other Transactions contemplated by the Purchase Agreement, our business and financial performance may be adversely affected, including in the event Ambac is required to pay the Termination Fee.

The completion of the Sale and the other Transactions contemplated by the Purchase Agreement is subject to the satisfaction or waiver of various conditions, including the approval of the Sale by our stockholders, which may not be satisfied in a timely manner or at all.

If the Sale is not completed, we may have difficulty recouping the costs incurred in connection with negotiating the Sale and the other Transactions. Our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Sale, and we will have incurred significant third-party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

Furthermore, if the Sale and the other Transactions are not completed, the announcement of the termination of the Purchase Agreement may adversely affect our relationships with our customers, business partners and employees, which could have a material adverse impact on our ability to effectively operate our business, and we may be required to pay the Termination Fee of $22,000,000 under certain circumstances, each of which could have further adverse effects on our business, results of operations and the trading price of Ambac Common Stock. See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—Termination Fee; Expense Reimbursement” beginning on page 72 for additional information.

Additionally, we intend to use the proceeds of the Sale to repay all or a portion of the debt use to fund the Beat Transaction. If we do not consummate the Sale then we will need to repay or refinance such debt with other sources of funds, which may not be available on favorable terms or at all. An inability to repay the debt used to fund the Beat Transaction from proceeds of the Sale or other sources, or an inability to refinance such debt on favorable terms or at all, may materially negatively affect our business and results of operations.

The Purchase Agreement contains provisions that limit our ability to pursue alternatives to the Sale.

The Purchase Agreement contains provisions that may make it more difficult for us to sell AAC to any party other than Buyer. These provisions include the prohibition on our ability to solicit competing proposals and the requirement that we pay Buyer the Termination Fee of $22,000,000 if we terminate the Purchase Agreement prior to the closing of the Sale as a result of our determining to accept a Company Acquisition Proposal that we determine in good faith to be a Superior Proposal. For additional information, see the sections of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—Non-Solicitation” beginning on page 68 and “—Termination Fee; Expense Reimbursement” beginning on page 72.

These provisions have, and could in the future, make it less advantageous for a third party that might have an interest in acquiring Ambac, or all or a significant part of AAC, to consider or propose an alternative transaction, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Buyer. See the discussion in the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Background of the Sale” beginning on page 30 for additional information.

If the Purchase Agreement is not approved or if we fail to complete the Sale, there may not be any other offer from potential acquirors that the Ambac Board determines to be attractive.

If we fail to complete the Sale, the Ambac Board, in discharging its fiduciary obligations to our stockholders, may evaluate other strategic alternatives including, but not limited to, continuing to operate AAC and the LFG Insurance business for the foreseeable future or an alternative transaction relating to AAC or Ambac. An alternative transaction, if available, may yield lower consideration or value than the proposed Sale, be on less favorable terms and conditions than those contained in the Purchase Agreement and involve significant delay. Any future sale of substantially all of Ambac’s property and assets within the meaning of Section 271 of the DGCL and related case law or other similar transaction may be subject to further stockholder approval, and there is no guarantee that Ambac would be able to obtain such stockholder approval in favor of any such sale or other transaction. If the LFG Insurance business is not sold, there can be no assurance that we will realize value at least equivalent to the proceeds of the Sale from the operation of the LFG Insurance business over time, or any value; nor can we predict the timeline for realizing value, if any, from the LFG Insurance business in the absence of the Sale.

Our future results following the Sale may differ materially from the preliminary unaudited pro forma combined financial information included in this proxy statement.

The preliminary unaudited pro forma combined financial information in this proxy statement gives effect to the Sale and other Transactions as if they had occurred on December 31, 2023 and June 30, 2024 and is derived from the audited historical financial statements of Ambac as of December 31, 2023 and the unaudited financial statements of Ambac as of June 30, 2024. The preliminary unaudited pro forma combined balance sheet is not necessarily indicative of our financial condition. In addition, the assumptions used in preparing the preliminary unaudited pro forma combined financial information may not prove to be accurate, and other factors may affect our financial condition and results of operations following the Sale. Any change in our financial condition or results of operations may cause significant variations in the price of our common stock. For additional information, see the section of this proxy statement entitled “Preliminary Unaudited Pro Forma Combined Financial Information” beginning on page 74.

Ambac will receive all proceeds from the Sale.

Ambac intends to utilize the proceeds from the Sale (i) to repay all or a portion of the Acquisition Funding, (ii) to pay costs and expenses related to the Sale, (iii) to implement the Share Repurchase Program and (iv) for general corporate purposes, including without limitation, acquisitions consistent with Ambac’s Specialty Property and Casualty Insurance and Insurance Distribution strategies, which remain our primary source of value creation. Following the execution of the Share Repurchase Program, we will evaluate authorizing additional capital return activities measured against other capital deployment opportunities and based on market conditions.

Ambac’s stockholders may indirectly receive proceeds pursuant to the Share Repurchase Program, however, they will not directly receive any proceeds from the Sale. Although we intend to return capital to Ambac’s stockholders through the Share Repurchase Program and other capital return activities, we may not be able to return such capital as a result of market conditions, the potential impact on our financial condition, results of operations, or liquidity position, and other considerations and constraints, some of which may be beyond our control. You should not vote to approve the Sale based upon the assumption that you will receive any portion of the proceeds from the Sale.

The opinion obtained by the Ambac Board from its financial advisor does not and will not reflect changes in circumstances after the date of such opinion.

Moelis delivered its written opinion addressed to the Ambac Board, dated June 3, 2024, to the effect that, as of the date of such opinion, and based upon and subject to the qualifications, procedures, limitations and assumptions set forth therein, the consideration to be received by Ambac in the Sale pursuant to the Purchase Agreement, is fair, from a financial point of view, to Ambac. Changes in the operations and prospects of AAC, including financial forecasts relating to AAC, general market and economic conditions and other factors, many of which may be beyond Ambac’s control, and on which the opinion of Moelis was based, may alter AAC’s value and affect the conclusions reached in the opinion. We have not obtained, and we do not expect to request, an updated opinion from Moelis. Moelis’s opinion does not speak to the time when the Sale will be completed or to any date other than the date of such opinion. As a result, the opinion does not and will not address the fairness, from a financial point of view, of the consideration to be received by us in connection with the Sale at the time the Sale is completed or at any time other than the time the opinion was rendered.

We are planning to further develop and expand our Specialty Property and Casualty Insurance and Insurance Distribution businesses; however, such plans may not be realized, or if realized, may not create value and may negatively impact our financial results.

Ambac is planning to further develop and expand its Specialty Property and Casualty Insurance and Insurance Distribution businesses, including through the Beat Transaction. Such plans may involve additional acquisitions of assets or existing businesses and the development of businesses through new or existing subsidiaries. Currently, it is not possible to fully predict the future prospects or other characteristics of such businesses. While we expect to conduct business, financial, and legal due diligence in connection with the evaluation of any future business or acquisition opportunities, there can be no assurance that our due diligence will identify every matter that could have a material adverse effect on us. Efforts to pursue certain business opportunities may be unsuccessful or require significant financial or other resources, which could have a negative impact on our operating results and financial condition. To implement our growth strategy, we must be able to meet our capital needs, expand our systems and our internal controls effectively, allocate our human resources optimally, identify and hire qualified employees, and effectively integrate any acquisitions we make in our effort to achieve growth. No assurance can be given that we will successfully execute our plans for new business, generate any earnings or value from new businesses or be able to successfully integrate any such business into our current operating structure.

THE SPECIAL MEETING

This proxy statement is being furnished to Ambac’s stockholders as part of the solicitation of proxies by the Ambac Board for use at the special meeting. This proxy statement provides Ambac’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place of the Special Meeting

The special meeting will be held on October 16, 2024 at 11:00 a.m., Eastern time, or at such other time, on such other date and at such other place to which the special meeting may be adjourned, to vote upon the Sale Proposal, the Compensation Proposal and the Adjournment Proposal. Stockholders will be able to attend the special meeting and examine the list of stockholders entitled to vote at the special meeting during the special meeting virtually by visiting www.virtualshareholdermeeting.com/AMBC2024SM.

Purposes of the Special Meeting

The primary purpose of the special meeting is for Ambac stockholders to consider and vote upon the Sale Proposal to approve the Sale of AAC. Ambac stockholders must approve the Sale of AAC in order for the Sale to occur, as such Sale could be considered to constitute the sale of substantially all of Ambac’s property and assets within the meaning of Section 271 of the DGCL and related case law and, as a result, it is a condition to Closing of the Sale under the Purchase Agreement that Ambac shall have received the Required Stockholder Approval in favor of the Sale Proposal at the special meeting. If Ambac’s stockholders fail to approve the Sale of AAC, the Sale will not occur. A copy of the Purchase Agreement is attached to this proxy statement as Annex A, and the material terms of the Purchase Agreement are described under “Proposal No. 1—The Sale Proposal—The Purchase Agreement” beginning on page 60.

Ambac’s stockholders are also being asked to approve the Compensation Proposal, to approve the “golden parachute” compensation arrangements and the Adjournment Proposal, to adjourn the special meeting to a later date or dates, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal.

This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about September 6, 2024.

Recommendation of the Ambac Board

After careful consideration, the Ambac Board has unanimously approved the consummation of the Sale and the other Transactions contemplated thereby, and determined that it is advisable, fair to and in the best interests of Ambac and its stockholders to enter into the Purchase Agreement. Certain factors considered by the Ambac Board in reaching its decision to approve the Sale may be found in the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Recommendation of the Ambac Board and Its Reasons for the Sale” beginning on page 44.

The Ambac Board unanimously recommends that the stockholders of Ambac vote “FOR” the Sale Proposal to approve the Sale of AAC.

In addition, the Ambac Board unanimously recommends that the stockholders of Ambac vote “FOR” the Compensation Proposal, to approve certain compensation that may be payable to our named executive officers in connection with the Sale (i.e., “golden parachute” compensation), and “FOR” the Adjournment Proposal, to adjourn the special meeting, if necessary or appropriate, in order to solicit additional proxies.

Record Date and Quorum

The holders of record of Ambac Common Stock as of the close of business on September 3, 2024, the record date, and entitled to vote at the special meeting, are entitled to receive notice of and to vote at the special meeting. There are 47,440,995 shares of Ambac Common Stock issued and outstanding as of the record date.

At least a majority of the shares of Ambac Common Stock, outstanding as of the record date, must be represented at the special meeting, either in person or by proxy, to constitute a quorum for the transaction of business at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions as described below under the sub-heading “—Voting; Proxies; Revocation—Providing Voting Instructions by Proxy” will be included in the calculation of the number of shares considered to be present for purposes of a quorum at the special meeting.

Shares of Ambac Common Stock held by stockholders of record that submit a proxy but fail to provide voting instructions or abstain on any of the Proposals listed on the proxy card will be counted for the purpose of determining whether a quorum is present at the special meeting.

Shares of Ambac Common Stock held by stockholders in “street name” by a broker, bank or other nominee that do not instruct such broker, bank or other nominee on how to vote such shares will not be counted for purposes of determining whether a quorum is present at the special meeting.

Required Vote

Each share of Ambac Common Stock issued and outstanding at the close of business on the record date is entitled to one vote at the special meeting.

In order for Ambac to complete the Sale as contemplated by the Purchase Agreement, stockholders holding at least a majority of the shares of Ambac Common Stock issued and outstanding at the close of business on the record date and entitled to vote on the matters to be considered at the special meeting, must vote “FOR” the Sale Proposal to approve the Sale of AAC. A failure to vote your shares of Ambac Common Stock or an abstention from voting will have the same effect as a vote “AGAINST” the Sale Proposal to approve the Sale of AAC.

Approval of the Compensation Proposal requires that votes cast in favor of the proposal by stockholders present in person or represented by proxy at the meeting and entitled to vote on the proposal exceed the votes cast against such proposal by such stockholders, with each such stockholder being entitled to one vote for each share of Ambac Common Stock held by such stockholder present in person or by proxy and entitled to vote on the proposal at the special meeting. An abstention or a failure to vote your shares will have no effect on the outcome of the Compensation Proposal so long as a quorum is present.

Approval of the Adjournment Proposal requires that votes cast in favor of the proposal by stockholders present in person or represented by proxy at the meeting and entitled to vote on the proposal exceed the votes cast against such proposal by such stockholders, with each such stockholder being entitled to one vote for each share of Ambac Common Stock held by such stockholder present in person or by proxy and entitled to vote on the proposal at the special meeting. An abstention or a failure to vote your shares will have no effect on the outcome of the Adjournment Proposal so long as a quorum is present.

Voting; Proxies; Revocation

Attendance

All holders of shares of Ambac Common Stock as of close of business on the September 3, 2024 record date, including stockholders of record and beneficial owners of Ambac Common Stock registered in the “street name” of a bank, broker or other nominee, are invited to attend the special meeting.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares of Ambac Common Stock in “street name” through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special meeting.

Providing Voting Instructions by Proxy

To ensure that your shares of Ambac Common Stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Shares of Ambac Common Stock Held by Record Holder

If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

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Submit a Proxy via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions via the Internet. You may vote via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares of Ambac Common Stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

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Submit a Proxy by Telephone. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions by telephone. You may vote by telephone by calling the telephone number specified on the enclosed proxy card. Your shares of Ambac Common Stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card.

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Submit a Proxy Card by Mail. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares of Ambac Common Stock will be voted in the manner directed by you on your proxy card.

If you are a stockholder of record on the record date and you sign, date and return your proxy card without indicating how you wish to vote, all of your shares will be voted “FOR” the Sale Proposal, the Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy card or vote your shares through the Internet or by telephone, unless you attend the special meeting and vote in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as an “AGAINST” vote with respect to the Sale Proposal, but will have no effect on the approval of the Compensation Proposal and the Adjournment Proposal so long as a quorum is present. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Shares of Ambac Common Stock Held in “Street Name”

If your shares of Ambac Common Stock are held by a bank, broker or other nominee on your behalf in “street name,” your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares. Many banks and brokerage firms have a process for their customers to provide voting instructions via the Internet, in addition to providing voting instructions by a voting instruction form.

In accordance with the rules of the NYSE, banks, brokers and other nominees who hold shares of Ambac Common Stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the Sale Proposal, the Compensation Proposal and the Adjournment Proposal described in this proxy statement. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to the Sale Proposal, the Compensation Proposal and the Adjournment Proposal described in this proxy statement. Since all of the proposals currently expected to be voted on at the special meeting are considered non-routine matters, shares held in “street name” through a broker, bank or other nominee will not be counted as present for the purpose of determining the existence of a quorum if such broker, bank or other nominee does not have instructions to vote on any such proposals. For shares of Ambac Common Stock held in “street name,” only shares of Ambac Common Stock affirmatively voted “FOR” the Sale Proposal to approve the Sale of AAC will be counted as a favorable vote for such proposal.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

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submitting a new proxy with a later date, by using the Internet or telephone proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to Ambac as specified on the enclosed proxy card;

•	attending the special meeting and voting in person; or

•	delivering a written notice of revocation to Ambac’s Corporate Secretary at Ambac Financial Group, Inc., One World Trade Center, New York, New York 10007.

Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Ambac or by sending a written notice of revocation to Ambac, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Ambac before the special meeting.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting by returning a later-dated proxy card, by voting again over the Internet, by telephone or in person at the special meeting as more fully detailed in your proxy card, or by delivering written instructions to us at the principal executive offices of Ambac before the special meeting. Attendance at the special meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the special meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent, or, if you have obtained a valid proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the special meeting and voting in person. If you have instructed your broker, dealer, bank or other nominee to vote your shares, you must follow directions received from your broker, dealer, bank or other nominee in order to change those instructions.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of Ambac Common Stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Sale Proposal to approve the Sale of AAC, but will have no effect on the Compensation Proposal and the Adjournment Proposal.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the stockholders of Ambac necessary to approve the Sale Proposal to approve the Sale of AAC, Ambac does not anticipate that it will adjourn or postpone the special meeting unless it is advised by counsel that failure to do so could reasonably be expected to result in a violation of applicable law.

Solicitation of Proxies

The Ambac Board is soliciting your proxy, and Ambac will bear the cost of this solicitation of proxies. This includes the charges and expenses for preparation, assembly, printing, mailing and distribution of this proxy statement and the related proxy materials. D.F. King & Co., Inc. (“D.F. King”), a proxy solicitor, has been retained to assist Ambac in the solicitation of proxies for the special meeting, and Ambac will pay D.F. King a fee estimated not to exceed $50,000, plus reimbursement for its reasonable out-of-pocket expenses, and indemnify D.F. King and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as Ambac’s proxy solicitor. Proxies may be solicited by mail, personal interview, e-mail, telephone or via the Internet by calling (800) 848-3416 (stockholders call toll free) or (212) 257-2468 (banks and brokers), or by emailing AMBC@dfking.com, or, without any additional compensation, by certain of Ambac’s directors, officers and employees.

Ambac will ask banks, brokers and other institutions, nominees and fiduciaries holding shares of Ambac Common Stock beneficially owned by others to forward this proxy statement and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Ambac will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding this proxy statement and the related proxy materials to Ambac’s stockholders.

PROPOSAL NO. 1—THE SALE PROPOSAL

General Description of the Sale

On June 4, 2024, Ambac entered into the Purchase Agreement with Buyer, pursuant to which Ambac has agreed to sell in the Sale all of the issued and outstanding shares of common stock, par value $2.50 per share, of AAC to Buyer for aggregate consideration of $420,000,000 in cash, subject to certain adjustments. The terms of the Sale as contemplated by the Purchase Agreement provide that, at the Closing, Buyer will acquire complete common equity ownership of AAC and its subsidiaries, including Ambac UK. Immediately following completion of the Sale, Buyer will own all of AAC’s outstanding common equity interests and AAC will be a wholly-owned subsidiary of Buyer.

We are seeking the approval of the Sale Proposal by our stockholders in accordance with Section 271 of the General Corporation Law of the State of Delaware (“DGCL”) on the basis that the Sale could be considered to constitute the sale of substantially all of Ambac’s property and assets within the meaning of that statute and related case law. The Closing is conditioned on, among other things, Ambac obtaining the approval of the Sale by the affirmative vote of the holders of a majority of outstanding shares of the Ambac Common Stock entitled to vote thereon at the special meeting, voting together as a single class in person or by proxy. We expect the Closing of the Sale to occur on the Closing Date, which shall be the date that is the last business day of the calendar month during which the last of the conditions to Closing (including receipt of the Required Stockholder Approval in favor of the Sale Proposal at the special meeting) have been satisfied or waived; provided that, if the last of the conditions to Closing is satisfied fewer than ten business days prior to the last business day of the calendar month, the Closing Date shall be the date that is the last business day of the immediately following calendar month.

Parties to the Purchase Agreement

Ambac

Ambac Financial Group, Inc., headquartered in New York City, is a financial services holding company incorporated in the State of Delaware on April 29, 1991. Ambac currently operates three principal businesses:

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LFG Insurance — Ambac’s financial guarantee business includes the activities of AAC and its wholly owned subsidiaries, including Ambac UK and AFS. Both AAC and Ambac UK are financial guarantee insurance companies that are in run-off, having not underwritten any new business since 2008. AFS is AAC’s legacy interest rate swap provider which is also currently being run-off.

•	Specialty Property and Casualty Insurance — Ambac’s Specialty Property and Casualty Insurance business includes Everspan. Everspan carriers have an AM Best rating of “A-” (Excellent).

•	Insurance Distribution — Ambac’s Insurance Distribution business includes MGAs or MGA/Us and insurance brokers operating as part of Cirrata Group.

On August 1, 2024, Ambac completed its previously announced acquisition of Beat pursuant to a share purchase agreement, by and among Ambac, Cirrata V LLC, the Beat Sellers and Beat, effective July 31, 2024, pursuant to which, and upon the terms and conditions set forth therein, Ambac purchased from the Beat Sellers approximately 60% of the entire issued share capital of Beat, for fixed consideration of approximately $286.7 million, of which approximately $248.6 million was paid in cash and the remainder of which was satisfied through the issuance of 2,216,023 shares of Ambac Common Stock. The cash portion of the consideration will be funded by the Acquisition Funding and cash on hand at Ambac.

Additional information regarding Ambac is contained in the documents incorporated by reference into this proxy statement and the other documents that we file with the U.S. Securities and Exchange Commission (the “SEC”). See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 101.

Oaktree

Buyer is owned by funds managed by Oaktree. Oaktree is a leader among global investment managers specializing in alternative investments, with $193 billion in assets under management as of June 30, 2024. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. Oaktree has over 1,200 employees and offices in 23 cities worldwide. Oaktree’s headquarters is located at 333 South Grand Ave., 28th Floor, Los Angeles, CA 90071. For additional information, please visit Oaktree’s website at http://www.oaktreecapital.com/.

Background of the Sale

The following chronology summarizes the communications and events that led to the signing of the Purchase Agreement. This chronology is not, and does not purport to be, a catalogue of every interaction among Ambac and any applicable parties.

Prior to the global financial crisis in 2008, Ambac provided financial guarantee insurance policies through its principal operating subsidiary, AAC, and AAC’s wholly owned subsidiary, Ambac UK. Insurance policies issued by AAC and Ambac UK generally guarantee payment when due of the principal and interest on the obligations guaranteed. The deterioration of Ambac’s financial condition resulting from losses in its insured portfolio that began in 2007 has prevented AAC and Ambac UK from being able to write new business. In 2009, Ambac UK’s license to write new business was curtailed, and its insurance license was limited to undertaking only run-off related activity. Beginning in 2010, AAC’s licenses were restricted by regulatory action or by agreement with the relevant insurance departments. As a result, both AAC and Ambac UK have been in runoff since 2008 and Ambac has focused on actively managing both sides of each entity’s balance sheets, resulting in the key events below.

In March 2010, AAC established a Segregated Account pursuant to Wisconsin Statute §611.24(2) (the “Segregated Account”) to segregate certain segments of AAC’s liabilities, and OCI commenced rehabilitation proceedings in the Dane County, Wisconsin Circuit Court with respect to the Segregated Account in order to permit OCI to facilitate an orderly run-off and/or settlement of the liabilities allocated to the Segregated Account pursuant to the provisions of the Wisconsin Insurers Rehabilitation and Liquidation Act. On October 8, 2010, OCI filed a plan of rehabilitation for the Segregated Account in the Dane County, Wisconsin Circuit Court. On November 8, 2010, Ambac filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York and on May 1, 2013, Ambac emerged from Chapter 11 bankruptcy protection. Upon emergence, Ambac had no outstanding debt at the holding company and significant net operating loss carry-forwards. The plan of rehabilitation with respect to the Segregated Account became effective on June 12, 2014. Following the effectiveness of the plan of rehabilitation, Ambac’s principal business strategy was to increase the residual value of its LFG Insurance business primarily by mitigating losses on poorly performing transactions and maximizing the yield on its investment portfolio.

In February 2018, Ambac achieved one of its key strategic priorities—the exit from rehabilitation of the Segregated Account. In connection with the exit from rehabilitation, Moelis acted as a dealer-manager in an exchange offer. Immediately upon exit from rehabilitation, the Segregated Account merged with the general account of AAC, and the Segregated Account ceased to exist. Following this milestone, Ambac continued to pursue and prioritize its then-remaining key strategic priorities, which included: (i) active runoff of AAC and its subsidiaries through transaction terminations, policy commutations, settlements and restructurings, with a focus on Ambac’s watch list credits and known and potential future adversely classified credits, and maximizing the risk-adjusted return on invested assets; (ii) ongoing rationalization of Ambac’s and its subsidiaries’ capital and liability structures; (iii) loss recovery through active litigation management and exercise of contractual and legal rights; (iv) ongoing review of organizational effectiveness and efficiency of the operating platform; and (v) evaluation of opportunities in certain business sectors that meet acceptable criteria that will generate long-term stockholder value with attractive risk-adjusted returns. In addition, in July 2018, Ambac exchanged existing Auction Market Preferred Shares for surplus notes, cash and warrants with Moelis acting as a dealer-manager in connection with the exchange offer.

In 2020, Ambac advanced its new business Specialty Property and Casualty Insurance platform, including the successful recruitment and hiring of an experienced management team to lead the platform; the redomestication and license expansion of Everspan Insurance Company, an admitted carrier; and the de novo establishment of Everspan Indemnity Insurance Company, a domestic surplus lines carrier. In addition, in the Insurance Distribution business, Ambac’s Cirrata Group acquired controlling interests in (i) Xchange as of December 31, 2020; (ii) All Trans and Capacity Marine as of November 1, 2022; and (iii) Riverton Insurance Agency, Corp. as of August 1, 2023, building a diversified portfolio of MGA/Us covering various P&C products.

On October 6, 2022, AAC entered into a Settlement Agreement and Release (the “BOA Settlement Agreement”) with Bank of America Corporation and certain affiliates thereof (together, the “BOA Parties”) whereby the BOA Parties agreed to pay AAC the sum of $1,840,000,000 following the dismissal of AAC’s lawsuits against the BOA Parties, and the withdrawal by AAC of its objections, including any pending appeals, concerning the settlements that were the subject of certain trust instructional proceedings. See Ambac’s Form 8-K filed on October 13, 2022 for more information regarding the BOA Settlement Agreement.

As of December 6, 2022, after a years-long process to de-risk AAC’s exposure to Puerto Rico, all AAC-insured Puerto Rico obligations were restructured via court-approved plans of adjustment or qualifying modifications.

On December 29, 2022, AAC entered into a Settlement Agreement and Release (the “Nomura Settlement Agreement”) with Nomura Credit & Capital, Inc. (“Nomura”) to settle its litigation against Nomura concerning certain residential mortgage-backed securities trusts (the “Trusts”). Pursuant to the Nomura Settlement Agreement, Nomura made a cash payment to AAC of $140,000,000, and AAC and Nomura agreed to release each other and their respective affiliates and related persons from any claims relating to the Trusts, the financial guaranty policies issued by AAC in connection with Trusts (other than AAC’s obligations to pay insurance claims under such policies), the securities related to the Trusts, and the mortgage loans related to the Trusts. See Ambac’s Current Report on Form 8-K filed with the SEC on January 3, 2023 for more information regarding the Nomura Settlement Agreement.

Following the resolution of Ambac’s residential mortgage-backed securities litigation, Ambac repaid in full its outstanding LIBOR plus 4.5% Senior Secured Notes due 2026 and its 8.5% Senior PIK Notes due 2055 with the amounts paid under the BOA Settlement Agreement and Nomura Settlement Agreement. In addition, AAC repurchased $266 million current par of surplus notes from third party holders, and $67 million current par of surplus notes from Ambac, between the second and fourth quarters of 2022.

Following 2022, Ambac continued to seek to maximize long-term shareholder value through the execution of key strategies for its (i) Specialty Property and Casualty Insurance and Insurance Distribution businesses and (ii) LFG Insurance. The strategic priorities for its Specialty Property and Casualty Insurance and Insurance Distribution businesses included: (i) growing a Specialty Property and Casualty Insurance business which generates underwriting profits and an attractive return on capital from a diversified portfolio of commercial and personal liability risks accessed through program administrators; and (ii) building an Insurance Distribution business based on deep domain knowledge in specialty and niche classes of risk which generate attractive margins at scale through acquisitions, new business “de-novo” formation and incubation, and product expansion supported by a centralized technology led shared services offering. Ambac’s strategic priorities for the LFG Insurance business included: (i) actively managing, de-risking and mitigating insured portfolio risk, and pursuing recovery of previously paid losses; (ii) improving operating efficiency and optimizing our asset and liability profile; and (iii) exploring strategic options to further maximize value for Ambac.

As previously disclosed, the ultimate goal of Ambac’s LFG Insurance business strategy has been to monetize the value of AAC and Ambac UK through (i) dividends and capital distributions while managing their active run-off; (ii) one or more reinsurance transactions or other de-risking transactions that will accelerate or enhance the ability of AAC and/or Ambac UK to pay dividends and make capital distributions; (iii) the sale of all or portions of AAC and/or Ambac UK; or (iv) other strategic transactions to accelerate and/or enhance the above-stated corporate strategy, in each case, subject to the regulatory constraints applicable to the runoff nature of the LFG Insurance business.

In connection with such strategy, the Ambac Board and senior management regularly reviewed and assessed strategic options for the LFG Insurance business, including engaging in discussions with interested parties for the sale of the LFG Insurance business. In order to increase Ambac’s strategic flexibility with respect to the LFG Insurance business, including through a sale transaction, the Ambac Board and senior management are in regular dialogue with its regulators and other stakeholders with respect to its capital model and regulatory and contractual restrictions applicable to AAC and Ambac UK.

In Ambac’s annual report on Form 10-K for the period ending December 31, 2022, Ambac disclosed that the OCI was developing a new capital model (the “Capital Model”) to assist the OCI with making decisions related to AAC’s capital and liquidity management.

In Ambac’s quarterly report on Form 10-Q for the period ending March 31, 2023, Ambac indicated that it was exploring strategic options to maximize the value of the LFG Insurance business and over the course of 2023, Ambac explored a number of strategic options, including reinsurance transactions, a full or partial sale of Ambac UK, a full or partial sale of AAC, a Part VII transfer of Ambac UK, liability management exercises, reducing operating expenses and running-off the insured portfolio, with potential counterparties. As part of the exploration of strategic options, Ambac’s management and the Ambac Board, together with its advisors, evaluated the relative value, on a time- and risk-adjusted basis, and the viability of those strategic options and various combinations thereof.

On May 30, 2023, Claude LeBlanc, the Chief Executive Officer of Ambac and AAC (“Mr. LeBlanc”), had a preliminary conversation over dinner in New York City with Greg Share (“Mr. Share”) of Oaktree and Yadin Rozov (“Mr. Rozov”), an advisor and operating partner to Oaktree, to discuss Oaktree’s possible interest in a strategic transaction, potentially involving the sale of all or a portion of AAC and its subsidiaries or one or more other transactions of the type mentioned above (the “Potential Transaction”). In addition, Mr. LeBlanc, Mr. Share and Mr. Rozov discussed views on the market conditions and other important developments related to Ambac over the past several years.

On July 11, 2023, Mr. LeBlanc and Mr. Rozov discussed over the telephone Oaktree’s potential interest in the Potential Transaction and the possible timing of such Potential Transaction.

On September 18, 2023, Mr. LeBlanc and Mr. Rozov discussed over the telephone Oaktree’s interest in exploring the Potential Transaction with Ambac and the desire to meet with Ambac’s advisors. Subsequently, on September 28, 2023, Mr. LeBlanc met with Mr. Share and Mr. Rozov at the offices of Ambac’s financial advisor, Moelis, to discuss a range of matters, including potential options for the LFG Insurance business, the surplus notes and the composition of the investment and insured portfolios.

In its quarterly report for the period ending September 30, 2023 filed with the SEC on November 7, 2023, Ambac disclosed that the Capital Model was substantially complete.

On November 8, 2023, Mr. LeBlanc announced on Ambac’s earnings call for the period ending September 30, 2023, that Ambac had formally engaged Moelis as its financial advisor along with certain other external advisors to commence discussions with interested parties and assess potential transactions to maximize value from the LFG Insurance business.

On December 11, 2023, at the direction of the Ambac Board, Moelis formally launched the process for the Potential Transaction.

From December 2023 through February 2024, Moelis contacted 25 potential counterparties, which included private equity firms and other financial investors as well as strategic acquirors. Over the same period, Ambac’s senior management and Ambac’s legal counsel, Debevoise & Plimpton LLP (“Debevoise”), negotiated non-disclosure agreements (“NDAs”) with 17 parties, including Oaktree, with respect to the Potential Transaction. Ambac and certain funds managed by Oaktree entered into an NDA on December 22, 2023, pursuant to which Ambac would provide certain nonpublic information to Oaktree. The Oaktree NDA and three other NDAs, including the NDA signed by Party B (as defined below), contained a contractual standstill waivable by Ambac. The other NDAs did not contain a contractual standstill provision, but those counterparties remained subject to federal securities laws, ownership restrictions under state insurance regulations and the restriction in Ambac’s amended and restated certificate of incorporation that prohibits any person from owning 5% or more of Ambac’s common stock without the written approval of the Ambac Board.

On December 13, 2023, representatives of Moelis met with representatives of Oaktree by video conference for preliminary discussions relating to the potential sale of all or a portion of AAC.

On January 8, 2024, Moelis and Ambac provided the parties with whom Ambac had entered into an NDA and their representatives with access to a virtual data room containing due diligence materials for Ambac and AAC, including a Confidential Information Memorandum, a financial model and information about the investment and insured portfolios.

Throughout January 2024, Mr. LeBlanc had a number of discussions with interested parties in the Potential Transaction. On January 4, 2024, Mr. LeBlanc had a telephone call with a representative (the “Party A Representative”) of an interested party (“Party A”) to introduce the Potential Transaction and determine whether Party A might be interested in the Potential Transaction. On January 10, 2024, Mr. LeBlanc had another call with the Party A Representative to confirm that Party A had all the necessary information it required to progress Party A’s assessment of its interest in the Potential Transaction. On the same day, representatives of Moelis met with representatives of Oaktree by video conference for an initial due diligence discussion.

On January 13, 2024, Mr. LeBlanc had a telephone call with a representative (the “Party B Representative”) of another interested party (“Party B”) to discuss the Potential Transaction and various options for the transaction, including a reinsurance transaction, joint venture, and the potential joint investment with another party (“Party C”).

Beginning on January 16, 2024, at the direction of Ambac, Moelis sent process letters to the potential counterparties on a rolling basis. The process letters requested that initial indications of interest be submitted by February 6, 2024 (“Round One”).

On January 25, 2024, Moelis met with Oaktree by video conference to discuss a broad range of financial and business due diligence matters. Following the due diligence discussion, on February 7, 2024, Mr. LeBlanc had a telephone call with Mr. Rozov to discuss Oaktree’s level of interest in the Potential Transaction and the progress Oaktree had made on due diligence.

In Round One, Ambac received seven non-binding indications of interest. On February 6, 2024, Ambac received an indication of interest from each of Oaktree, Party B, Party C, and two other interested parties. Oaktree’s proposal was to acquire all of the issued and outstanding common stock of AAC for a purchase price of $359,565,000 to $405,327,000 in cash, subject to certain adjustments. Party B and Party C submitted a joint letter of interest that did not contain any specific terms or an indication of the purchase price and did not specify the type of transaction in which the parties were interested. Of the other two parties, one proposed to acquire all of the issued and outstanding common stock of AAC for a purchase price of $150,000,000 and the other party did not include an indication of the purchase price.

On February 5, 2024, Ambac provided an NDA and “teaser” presentation to a potential strategic acquiror (“Party E”).

On February 6, 2024, Ambac and Party E entered into an NDA and Moelis provided Party E with the Confidential Information Memorandum and access to the virtual data room.

On February 8, 2024, Ambac received an indication of interest from Party A. Party A proposed to acquire all of the issued and outstanding common stock of AAC for a purchase price of $200,000,000. In addition, Party A would receive a 50% benefit of any successful pre-transaction liability management exercise with any discount captured from a restructuring of AAC’s surplus notes and Auction Market Preferred Shares to be split evenly between Ambac and Party A, with Ambac’s 50% share to be added to the purchase price, which could increase the purchase price to as much as $412,000,000 assuming Ambac obtained material discounts on purchases of outstanding surplus notes and Auction Market Preferred Shares. In addition, Party A’s proposal required Ambac to resolve a material litigation as a condition to closing and indemnify Party A for another litigation.

On February 13, 2024 and February 15, 2024, two other interested parties submitted initial bid letters. The parties proposed to acquire all of the issued and outstanding common stock of AAC for $150,000,000 to $250,000,000 and $200,000,000 to $250,000,000 respectively.

Throughout the second half of February 2024, parties who submitted indications of interest were provided access to Ambac senior management and incremental financial information, including the book value and adjusted book value figures for the period ending December 31, 2023. The parties were invited to improve their initial proposals. Although Party A later revised its bid (as described below), Oaktree was the only party to formally rebid – four parties indicated that they were unwilling to rebid relative to their initial proposals, and two parties did not respond to further requests to provide a proposal.

On February 20, 2024, Oaktree submitted a non-binding term sheet to Ambac. Oaktree proposed to acquire all of the issued and outstanding common stock of AAC for a purchase price of $450,000,000, subject to downward adjustments related to the resolution of specified contingencies, and the issuance by Ambac of participating warrants exercisable for a number of Ambac Common Stock representing 9.9% of the fully diluted shares of Ambac Common Stock, pro forma for the issuance of the warrants. Oaktree proposed that the per share exercise price of the warrants be set at a 30% premium over the 30-day volume weighted average price of the Ambac Common Stock as of November 8, 2023 (the date on which Mr. LeBlanc announced on Ambac’s third quarter earnings call that Ambac had engaged Moelis to commence discussions with third parties relating to the LFG Insurance business), have a 5-year term from the date of issuance, and be immediately exercisable. The term sheet also provided that, upon the issuance of the warrants, Oaktree would receive the right to nominate one or more representatives to the Ambac Board to serve as directors, commensurate with its as-exercised economic stake.

On the same day, Mr. LeBlanc had a telephone call with the Party B Representative to discuss Party B’s progress in assessing the Potential Transaction. Mr. LeBlanc and the Party B Representative also discussed the possibility of Party B submitting a joint bid for the Potential Transaction with Party C. In addition, members of Ambac’s senior management, together with representatives of Moelis, and representatives of Oaktree met by video conference to discuss a broad range of financial and business due diligence matters.

On February 21, 2024, the Ambac Board convened a meeting to review the bids received to date. Following the meeting, further information was provided to four parties, including Oaktree. The additional information included a capital model, further detail about the investment and insured portfolios and developments on certain actual and threatened litigation. As part of the process, Ambac also reviewed with each of the bidders a comprehensive insured portfolio de-risking presentation. At the direction of Ambac, Moelis later indicated to the other bidders that their bid levels were too low to proceed to the next round of the process.

On February 22, 2024, representatives of Oaktree and members of Ambac’s senior management met over video conference and discussed a range of issues related to the Potential Transaction.

On February 23, 2024, at an industry event, Mr. LeBlanc spoke separately with each of the Party B Representative and Mr. Share about the Potential Transaction. The next day, Mr. LeBlanc continued his conversation with the Party B Representative, discussing the structure of the Potential Transaction.

On February 27, 2024, in Ambac’s press release reporting Ambac’s results for the period ending December 31, 2023, Mr. LeBlanc was quoted as saying that, working with the OCI, Ambac had finalized the Capital Model and the revised Stipulation and Order for AAC. In addition, Mr. LeBlanc noted that the strategic review that Ambac announced and launched in the previous quarter was proceeding on plan and that Ambac would update the market once there was something definitive to report.

On March 4, 2024, members of Ambac’s senior management, together with representatives of Moelis, and representatives of Oaktree met by video conference. The parties discussed due diligence matters in connection with capital allocation and potential risk remediation opportunities in connection with the composition of the insured portfolios. Following the discussion, on March 6, 2024, Mr. LeBlanc had a telephone call with Mr. Share and Mr. Rozov during which Mr. Rozov and Mr. Share reaffirmed Oaktree’s interest in the Potential Transaction and expressed a desire that Oaktree enter into an exclusivity agreement with Ambac.

On March 4, 2024, Party E communicated to Moelis that it would not be submitting a bid.

On March 7, 2024, Ambac, AAC’s litigation counsel at Quinn Emanuel Urquhart & Sullivan, LLP (“Quinn Emanuel”), Moelis, Oaktree, and Oaktree’s legal advisor Kirkland & Ellis LLP (“Kirkland”) met over video conference, and subject to attorney-client privilege, to discuss diligence matters. On the same day, Party A indicated to Moelis that it was considering an alternative approach to the Potential Transaction that could involve both cash consideration and the retention of a minority interest in AAC by Ambac. Under that structure, Party A indicated that it would bid above $200,000,000, but no more than $300,000,000.

On March 9, 2024, Mr. LeBlanc had a call with the Party B Representative to discuss the valuation of AAC and the ability of Ambac to maximize such valuation.

On March 11, 2024, members of Ambac’s senior management and representatives of Moelis and Oaktree met by video conference where Ambac management presented to Oaktree on the LFG Insurance business. On the same day, Mr. LeBlanc and the Party A Representative discussed over the telephone the possible response of rating agencies to the Potential Transaction and strategies for responding to such responses. In addition, Mr. LeBlanc had a telephone call with a representative of Party C (the “Party C Representative”) to discuss AAC’s outstanding litigation, the composition of AAC’s investment portfolio and Ambac’s strategy in connection with such portfolio and Party C’s indicative non-binding valuation of AAC.

On March 14, 2024, Ambac, Moelis, Oaktree and representatives from Kirkland and Debevoise met over video conference to discuss certain due diligence matters relating to litigation, contingencies, and outstanding indebtedness. A draft of the Purchase Agreement was posted to the virtual data room for Oaktree’s review.

On March 16, 2024, Mr. LeBlanc and the Party B Representative met and discussed the value components of the Potential Transaction and Party B’s approach to the valuation of AAC. On the same day, Mr. LeBlanc met with a representative (the “Party D Representative”) of another interested party (“Party D”) to discuss Party D’s expression of interest in the Potential Transaction.

On March 17, 2024, Mr. LeBlanc and a representative of Moelis met with Mr. Share and Mr. Rozov over video conference to discuss key terms of the Potential Transaction and other matters.

On March 18, 2024, Party A submitted a non-binding proposal to Ambac. Party A proposed to acquire all of the issued and outstanding common stock of AAC for a purchase price of $325,000,000 to $400,000,000, assuming repurchase in full of the surplus notes (including accrued interest) and the Auction Market Preferred Shares at a material discount prior to closing. Party A’s revised proposal continued to require Ambac to resolve certain material litigation in which Ambac is a defendant prior to consummation of the transaction. It also required that certain Ambac UK policies be reinsured to a reinsurer(s) rated at least AA by S&P, that AAC have a minimum statutory capital amount of $765,000,000 at closing (which would have required a material discount on the repurchase of all surplus notes and Auction Market Preferred Shares), and that no more than 20% of AAC’s investment portfolio be rated below investment grade at signing and closing. Party B and Party C submitted a joint non-binding proposal on the same day, pursuant to which one or more affiliates of the parties proposed to acquire all of the equity in Ambac UK for a purchase price of $275,000,000 to $300,000,000. In addition, Party C proposed that it would engage with Ambac on a strategic reinsurance transaction.

On March 19, 2024, Mr. LeBlanc met with Mr. Share and Mr. Rozov over video conference to discuss Oaktree’s comments to the draft Purchase Agreement. Mr. LeBlanc, Mr. Share and Mr. Rozov also discussed a range of other matters, including the treatment of litigation, regulation and Oaktree’s valuation of AAC. That day, Mr. LeBlanc also discussed with the Party B Representative over the telephone Party B’s valuation of Ambac UK and Party B’s approach thereto. On March 20, 2024, Mr. LeBlanc and the Party B Representative continued their discussion from the day prior about Party B’s valuation of Ambac UK.

On March 21, 2024, Debevoise sent to Kirkland a draft of an exclusivity agreement (the “Exclusivity Agreement”) to be entered into between Ambac and Oaktree. Ambac and Oaktree negotiated the terms of the Exclusivity Agreement between March 21, 2024 and April 3, 2024.

On March 21, 2024, Ambac, Moelis, Oaktree and representatives from Kirkland and Debevoise met over video conference for a due diligence discussion regarding ongoing contingencies. Later that day, Ambac, Moelis, and Oaktree met over video conference to discuss the financial statements of AAC, in particular, the balance sheet. On the same day, Mr. LeBlanc and Mr. Share had a telephone call to discuss Oaktree’s comments to the draft Purchase Agreement. During negotiations, Ambac expressed a desire for certainty as to the purchase price. As a result, the parties agreed to a purchase price of $420,000,000 with upward adjustments for favorable outcomes on certain specified matters.

On March 22, 2024, Oaktree submitted a revised non-binding term sheet to Ambac. The Ambac Board met in the afternoon of that day to discuss the bids received and next steps.

On March 23, 2024, Ambac sent a letter to Oaktree asking for clarification of certain items outlined in the revised non-binding term sheet that it submitted the prior day.

On March 25, 2024, Ambac, Moelis, Oaktree and representatives from Kirkland and Debevoise met over a video conference to continue their discussion of matters relating to the treatment of ongoing litigation in the context of the Potential Transaction. The same day, Oaktree sent to Ambac a letter responding to Ambac’s letter of March 24, 2024. Among other things, the letter revised the proposed terms of the warrant such that Oaktree would be entitled to appoint a board observer to the Ambac Board, which would terminate upon the date on which Oaktree had sold more than 50% of the warrants (or Ambac Common Stock issued upon the exercise thereof) issued pursuant to the Potential Transaction. Oaktree also agreed to lower the Termination Fee to $22,000,000, down from $24,750,000.

On March 26, 2024, Mr. LeBlanc and the Party B Representative had a telephone call to discuss Ambac UK and in particular, Party B’s evaluation of reinsurance of Ambac UK’s insured portfolio.

On March 27, 2024, Mr. LeBlanc and the Party C Representative had a telephone call to discuss reinsurance of all or a portion of Ambac UK or a potential sale. That day, Mr. LeBlanc also had a call with Mr. Share and Mr. Rozov to discuss key terms of the draft Purchase Agreement and the regulatory approval process related to the Potential Transaction.

On March 28, 2024, Oaktree sent to Ambac a revised letter responding to Ambac’s letter of March 23, 2024. Oaktree revised the proposed terms of the warrant such that Ambac would grant Oaktree the right to designate one (1) director to the Ambac Board at any time following the date on which Oaktree had exercised the warrant for more than 50% of the maximum number of shares issuable pursuant to the warrant. Oaktree also clarified certain matters with respect to the adjustments to the purchase price.

On March 29, 2024, the Ambac Board met to authorize entry into the Exclusivity Agreement after final negotiations by management with Oaktree.

On March 31, 2024, Ambac, Moelis, Oaktree and representatives from Kirkland and Debevoise met to discuss the terms of the Exclusivity Agreement. The same parties continued the discussion of the terms of the Exclusivity Agreement on April 2, 2024.

On April 1, 2024, Mr. LeBlanc and the Party B Representative had a telephone call to discuss reinsurance of all or a portion of the insurance portfolio of Ambac UK or a potential sale.

On April 2, 2024, Mr. LeBlanc met with Mr. Share and Mr. Rozov over video conference to discuss and negotiate the terms of the Warrant and the Exclusivity Agreement. The same day, Mr. LeBlanc also had a telephone call with the Party A Representative to discuss updates on the transaction process.

On April 3, 2024, Ambac and Oaktree entered into the Exclusivity Agreement. The Exclusivity Agreement contained an exhibit pursuant to which Oaktree clarified certain matters relating to its proposal, including that the proposed warrant would have a fixed exercise price of $18.50 per share and have a six-and-a-half (6 1⁄2)-year term from the date of issuance.

On April 5, 2024, at the direction of Ambac, representatives of Moelis and representatives of Oaktree met for a discussion regarding diligence data requests. Following that discussion, on the same day, representatives of Moelis met with representatives of BlackRock, Inc., an advisor to Oaktree (“BlackRock”), to discuss the virtual data room.

Throughout April 2024, the parties conducted due diligence and met by video conference on a number of occasions to discuss diligence matters. On April 8, 2024 and April 9, 2024, representatives of Ambac, Moelis, Oaktree and BlackRock met by video conference to discuss a number of diligence matters, including relating to the Ambac UK investment portfolio and the AAC insured portfolio. Following those discussions, on April 9, 2024, Ambac, Moelis, Oaktree, BlackRock and an accounting advisor to Oaktree (the “Oaktree Accounting Advisor”), met by video conference to discuss diligence of the Ambac UK insured portfolio. On April 9, 2024, Mr. LeBlanc met with Mr. Share and Mr. Rozov to discuss updates regarding the diligence process and the transition services agreement (the “Transition Services Agreement”).

On April 10, 2024, representatives of Ambac, Moelis and Oaktree met over video conference to discuss AAC’s investment guidelines. Ambac, Moelis, Oaktree, BlackRock and the Oaktree Accounting Advisor also met over video conference that day to discuss diligence of the AAC investment portfolio.

On April 11, 2024, representatives of Ambac, Moelis, Oaktree, the Oaktree Accounting Advisor, Kirkland and Sidley Austin LLP, Ambac’s tax advisor (“Sidley”), met over video conference to discuss diligence of tax matters. That day, Ambac, Moelis, Oaktree, BlackRock and the Oaktree Accounting Advisor also met over separate video conference calls to discuss a credit-by-credit analysis of the Ambac UK insured portfolio. On April 12, 2024, Ambac, Moelis, Oaktree and the Oaktree Accounting Advisor met over video conference to discuss Ambac’s organizational structure and accounting matters. On the same day, BlackRock had a call with Ambac and Moelis to discuss credit-by-credit analysis of the AAC insured portfolio.

On April 15, 2024, representatives of Ambac, Moelis, Oaktree and BlackRock met over video conference to discuss further a credit-by-credit analysis of the AAC insured portfolio. On the same day, members of Ambac senior management and representatives of Oaktree had a lunch meeting at which they discussed the dynamics of the Potential Transaction.

On April 16, 2024, representatives of Ambac, Moelis, Oaktree and the Oaktree Accounting Advisor met over video conference to further discuss Ambac’s organizational structure and accounting matters. Ambac, Moelis, Oaktree and BlackRock also met over video conference for a general diligence discussion on the mechanics of commutations.

On April 17, 2024, representatives of Ambac, Moelis, The Brattle Group, a consultant retained in connection with the development of AAC’s operating model, and Oaktree met over video conference for a diligence discussion on AAC’s operating model.

On April 18, 2024, representatives of Ambac, Moelis, Oaktree, the Oaktree Accounting Advisor, Kirkland and Sidley met over video conference to discuss diligence of tax matters.

On April 19, 2024, Ambac, Moelis, Oaktree and BlackRock met over video conference for a general diligence discussion on Ambac UK subrogation. On the same day, Mr. LeBlanc met with Mr. Share and Mr. Rozov at Ambac’s offices to discuss a range of matters relating to the Sale, including ongoing litigation, operational, employee and real estate matters, and to introduce David Barranco, who is expected to continue as an AAC employee following the Closing of the Sale.

On April 24, 2024, representatives of Ambac, Moelis, Oaktree and BlackRock met by video conference for a general diligence discussion relating to modeling and the treatment of subrogation. On the same day, Oaktree submitted a letter to Ambac pursuant to the Exclusivity Agreement, confirming that it would proceed with the Sale. Oaktree also provided its initial comments to the draft Purchase Agreement, which added a provision on “burdensome conditions,” and a draft of its business plan for AAC.

On April 26, 2024, representatives of Ambac, Moelis and Oaktree met by video conference to discuss AFS and net cash flows between Ambac and AAC. On a separate video conference, representatives of Ambac, Moelis and Oaktree met for an initial discussion of the Transition Services Agreement. That day, Mr. LeBlanc had a video conference with Mr. Share and Mr. Rozov to discuss the Transition Services Agreement and early drafts of other transaction documents, including the business plan, Purchase Agreement and clauses of the Purchase Agreement relating to burdensome conditions.

On April 29, 2024, representatives of Ambac, Moelis and Oaktree met over video conference for a diligence session regarding Ambac’s M&A pipeline.

On April 30, 2024, Mr. LeBlanc met with Mr. Share and Mr. Rozov to discuss the Transition Services Agreement, transaction process timeline and timing of the response from the Ambac Board and the board approval process. On the same day, Ambac, Moelis, Oaktree, Quinn Emanuel and Kirkland met by video conference for a further diligence discussion. In addition, Debevoise sent an issues list on the Purchase Agreement and comments to the burdensome condition provisions to Kirkland. The next day, Debevoise and Kirkland met to discuss the burdensome conditions provisions and the issues list.

On May 1, 2024, representatives of Moelis met with representatives of Oaktree over a video conference for a discussion of the status of the potential transaction. The next day, on May 2, 2024, also over a video conference, representatives of Ambac, Moelis, Oaktree and BlackRock met for a diligence discussion relating to U.S. military housing bonds, which is AAC’s largest concentration of non-municipal bonds. On May 3, 2024, representatives of Ambac, Moelis, Oaktree and the Oaktree Accounting Advisor met over video conference to discuss diligence of tax matters.

On May 2, 2024, the Ambac Board met to discuss the burdensome conditions provisions negotiated by Kirkland and Debevoise and to get an update on the discussions with Oaktree. Kirkland returned drafts of the burdensome conditions provisions to Debevoise, and Debevoise provided comments to Oaktree’s business plan to Kirkland.

On May 3, 2024, representatives of Ambac, Moelis, Oaktree and Kirkland met by video conference for a diligence discussion of legal matters and Debevoise provided additional comments on the burdensome conditions provision.

On May 5 and May 6, 2024, Debevoise provided a revised draft of the burdensome conditions provisions to Kirkland, reflecting additional negotiations between Debevoise, Kirkland, Ambac and Oaktree.

On May 6, 2024, representatives of Ambac, Moelis, Oaktree, Kirkland and Debevoise met over video conference to discuss the terms of the Purchase Agreement, the proposed Oaktree affiliate agreements and the AAC co-investment mechanism. Ambac also provided an update on AAC’s outstanding litigation.

On May 7, 2024, representatives of Ambac, Moelis, Oaktree and the Oaktree Accounting Advisor met over a video conference for a discussion of diligence relating to Ambac UK tax. On the same day, representatives of Ambac, Moelis, Oaktree and Kirkland met over video conference to continue their discussion of general legal diligence matters. In addition, Mr. LeBlanc met with Mr. Share and Mr. Rozov to discuss the Ambac Board’s decision to move forward with respect to the burdensome conditions provisions and the next steps regarding the potential transaction.

On May 8, 2024, representatives of Ambac, Moelis, Oaktree and Kirkland met for a diligence discussion regarding Ambac UK’s regulatory relationships and regulatory capital. The same day, Debevoise confirmed to Kirkland in an email that Ambac was willing to extend the exclusivity period and the exclusivity agreement.

On May 14, 2024, representatives of Ambac, Moelis and Oaktree met over dinner to discuss the general deal dynamics. The next day, on May 15, 2024, representatives of Ambac, Moelis and Oaktree met over video conference to discuss diligence relating to Ambac UK’s Q1 Solvency II capital model.

On May 16, 2024, representatives of Ambac, Moelis, Oaktree and BlackRock met over video conference for a diligence discussion relating to AAC’s U.S. military housing bonds. On May 16, 2024, Mr. LeBlanc had a telephone call with the Party A Representative in which he advised Party A Representative that Ambac was subject to exclusivity and for that reason had not engaged, and could not engage at the time, with Party A.

On May 17, 2024, Debevoise sent a revised draft of the Purchase Agreement to Kirkland, which, among other things, included comments to the representations and warranties and the interim operating covenants.

On May 20, 2024, representatives of Ambac, Moelis and Oaktree met for a diligence discussion with respect to AAC’s projections for regulatory filings.

On May 20, 2024, representatives of Ambac, Moelis, Oaktree and BlackRock met by video conference to continue discussing diligence matters relating to AAC’s U.S. military housing bonds.

On May 21, 2024, Mr. LeBlanc met with Mr. Share over video conference to discuss the status of the potential transaction, the Transition Services Agreement and the long-term incentive program (“LTIP”), management employment contracts, and the presentation to the OCI. Other than with respect to Mr. Barranco and Mr. Eisman, there were no discussions with management or the Ambac Board regarding employment by AAC or Oaktree following the Sale. In addition, the Purchase Agreement provides that all directors, managers and officers of AAC must resign from AAC effective at the Closing of the Sale.

On May 22, 2024, representatives of Ambac, Moelis and Oaktree met over video conference for a discussion on diligence relating to Ambac UK’s projections for regulatory filings.

On May 22, 2024, representatives from Kirkland and Debevoise met to discuss and negotiate the terms of the Purchase Agreement, including terms relating to employee matters, including the LTIP and employment agreements, the Transition Services Agreement, expense reimbursement, the timing of the filing of this proxy statement and the timing of Closing. On May 25, 2024, Kirkland and Debevoise met to discuss the progress that had been made on the issues discussed on the call on May 22, 2024.

On May 28, 2024, representatives of Ambac, Moelis, Oaktree and the Oaktree Accounting Advisor met over video conference to discuss diligence of tax matters. That day, Mr. LeBlanc met with Mr. Share and Mr. Rozov to discuss the introductory call with the OCI, the timing of Closing of the Sale, the Transition Services Agreement, the Warrant and Investment Management agreements, and the timing of representation and warranty insurance. Following the discussion, representatives of Ambac and Oaktree met with Dan Schwartzer, AAC’s consultant regarding interactions with the OCI.

On May 29, 2024, representatives of Ambac and Oaktree had an introductory meeting, over video conference, with the OCI. During the meeting, Mr. Share and Mr. Rozov provided overviews of their backgrounds and relevant experience. Mr. LeBlanc expressed the view that Oaktree would be good stewards of AAC, with well-qualified leadership provided by Messrs. Share and Rozov, and continuation of day-to-day management of the business by current AAC officers who would remain with the business post-Closing. Mr. Share described where AAC would fit within Oaktree’s organizational structure, the time horizon he envisioned for Oaktree’s investment, and Oaktree’s general plans for the LFG Insurance business, which include a continuation of the run-off, growing surplus over time, proactive liability management, reducing expenses and optimizing investment returns.

On May 29, 2024, Kirkland sent Debevoise a revised draft of the Purchase Agreement, which included comments on the treatment of equity awards and other employee matters, the representations and warranties and the interim operating covenants, among other open points.

On May 29, 2024, representatives of Ambac, Moelis, Oaktree, Kirkland and Debevoise met by video conference for a diligence discussion regarding the treatment of LTIP.

On May 30, 2024, representatives of Ambac, Moelis, Oaktree and the Oaktree Accounting Advisor met over video conference for a diligence discussion regarding AAC and Ambac UK’s operating expenses and opportunities for cost savings. Oaktree also met with senior executives of AAC. Debevoise provided Kirkland with a revised draft of the Purchase Agreement.

On May 31, 2024, the Ambac Board held a special meeting, at which all of the directors of the Ambac Board were in attendance, to discuss the terms of the Sale and the timing of the signing. Debevoise presented to the Ambac Board on the status of the Purchase Agreement and the Warrant. Moelis reviewed its preliminary financial analyses with respect to AAC and the Sale with the Ambac Board. Representatives of Kirkland and Debevoise met over video conference to discuss tax considerations relevant to the transaction. Kirkland sent Debevoise a revised draft of the Purchase Agreement, with some incremental edits being received later in the day.

On June 1, 2024, representatives of Ambac, Moelis, Oaktree, Kirkland and Debevoise met over video conference to negotiate the remaining terms of the Sale, including terms related to employee matters, leases, certain company payments between signing and closing, the conduct of the LFG Insurance business between signing and Closing, tax considerations relevant to the transaction, the termination fee, expenses reimbursement and the terms of the Warrant. Mr. LeBlanc had a telephone call with Mr. Share to discuss the status of the transaction and the remaining key transaction terms to be agreed upon.

Beginning early in the morning on June 2, 2024, Ambac, Moelis, Oaktree, Kirkland, Debevoise and the Oaktree Accounting Advisor met by video conference to negotiate remaining terms of the Sale. Following that meeting, representatives of Kirkland, Debevoise, the Oaktree Accounting Advisor, Moelis and Ambac held a tax diligence call by video conference. In the early afternoon on June 2, 2024, Ambac, Moelis, Oaktree, Kirkland and Debevoise met again to negotiate final remaining deal terms, including terms related to employee matters, leases, certain company payments between signing and closing, the conduct of the LFG Insurance business between signing and Closing and tax considerations relevant to the transaction and the terms of the Warrant and the Investor Rights Agreement.

On June 3, 2024, Mr. LeBlanc and Mr. Share had a telephone call to discuss the transaction timeline. Later the same day, Mr. LeBlanc and Mr. Share had a telephone call to discuss the status of the transaction and to confirm the date of signing. That day, representatives of Ambac, Moelis and Oaktree met by video conference to discuss Ambac’s go-forward business strategy.

On June 3, 2024, representatives of Kirkland and Debevoise met over video conference to negotiate the remaining terms of the Purchase Agreement and other transaction documents.

On June 3, 2024, the Ambac Board held a special meeting, at which all of the directors of the Ambac Board were in attendance. Debevoise presented to the Ambac Board on the status of the Purchase Agreement and other transaction documents, including the Warrant and the Investor Rights Agreement. Moelis then reviewed and discussed its financial analyses with respect to AAC and the Sale. At the request of the Ambac Board, Moelis rendered its oral opinion on June 3, 2024 to the Ambac Board (which was subsequently confirmed in writing by delivery of Moelis’s written opinion addressed to the Ambac Board dated the same date) as to, as of June 3, 2024 and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the fairness, from a financial point of view, to Ambac of the Consideration to be received by Ambac in the Sale pursuant to the Purchase Agreement. Following the presentations by Ambac’s advisors, the Ambac Board unanimously approved entering into the Purchase Agreement and other Transactions contemplated by the Purchase Agreement.

Late in the evening on June 4, 2024, representatives of Ambac, Moelis, Oaktree, Kirkland and Debevoise met by video conference to review the remaining terms of the Sale in the Purchase Agreement and the other transaction documents. The parties discussed the Warrant and the Investor Rights Agreement, reaching agreement on the form and substance of each before finalizing the remaining terms in the Purchase Agreement, including terms related to employee matters, including the LTIP, lease arrangements and the disclosure schedules.

In the early morning of June 5, 2024, after completing negotiations of the final remaining terms of the Sale, representatives from Kirkland and Debevoise prepared final drafts of the Purchase Agreement and the other transaction documents, which, under mutual agreement between Ambac and Oaktree were dated as of June 4, 2024. The parties finalized Ambac’s disclosure letters, and Ambac and Oaktree executed the Purchase Agreement.

Unaudited Prospective Financial Information

Ambac Financial Forecasts

Ambac does not as a matter of course make public projections as to future performance, revenues, earnings or other financial results given, among other reasons, the uncertainty of realizing the underlying assumptions and estimates. However, Ambac prepared certain unaudited prospective financial information relating to AAC (which we refer to as the “Ambac Financial Forecasts”) that was provided to the Ambac Board in connection with their evaluation of the Sale and to Moelis, financial advisor to Ambac, for purposes of its financial analyses and opinion described in the section of this proxy statement captioned “Proposal No. 1—The Sale Proposal—Opinion of Ambac’s Financial Advisor.” Select material line items for certain periods from the Ambac Financial Forecasts, as well as material operating assumptions underlying such forecasts, are set forth below.

The model used for the Ambac Financial Forecasts applies a series of risk factors against certain assets and liabilities of AAC to create a ratio of risk-adjusted assets to risk-adjusted liabilities:

•	To the extent the model shows risk-adjusted assets in excess of risk-adjusted liabilities, Ambac management assumes the difference, subject to a cushion, will be distributed from AAC to stakeholders.

•	To the extent the model does not show such an excess, Ambac management assumes capital would be retained and no distributions from AAC to security holders are made for the period.

The Ambac Financial Forecasts were prepared based on the following key forecast assumptions, which represented management’s base case run-off assumptions for AAC and Ambac UK:

General

•	No adverse development in the insured portfolio and no changes to credit ratings of insured transactions.

•	No changes in interest rates or foreign exchange rates.

•	The insured portfolio runs-off consistent with scheduled or modeled, as applicable, cash flows.

•	Federal net operating losses are available to offset taxable income.

•	No adverse defensive litigation or favorable other litigation results.

•	No changes in rating or mix of insured portfolio.

•	No liability management and no capital management transactions.

Operating Expenses

•	Management’s base case run-off scenario, which includes material operating expense reductions as the AAC and Ambac UK insured portfolios shrink.

Investment Portfolio Reinvestment Yields

•	Cash: 4.5% (AAC); 6.3% (Ambac UK)

•	Investments: 6.5% (AAC); 6.3% (Ambac UK)

Ambac UK Dividends

•	Dividends from Ambac UK to AAC begin in late 2024 and continue through 2047, when Ambac UK’s final policy matures, and a liquidating distribution is made to AAC.

Surplus Note Distributions

•	All surplus note principal and interest payments are approved by OCI.

•	No distributions are made in 2024.

•	Surplus notes are first to receive distributions from AAC (ahead of the Auction Market Preferred Shares (“AMPS”) and common equity) in the waterfall, and are repaid in full.

AMPS Distributions

•	One-month SOFR + 2.0%, non-cumulative dividends

•	After surplus notes are repaid in full, a single monthly distribution is made to the AMPS annually to allow for dividends or distributions to be paid to AAC’s common stockholders.

•	At liquidation of AAC, the AMPS are paid in full.

Common Equity Distributions

•	Distributions may be made to common equity through the AMPS so long as all accrued and unpaid dividends on the AMPS for the then current dividend period (one month) are paid.

•	The AMPS must be fully repaid before making a liquidating distribution to common stockholders of AAC.

The inclusion of this information should not be regarded as an indication that any of Ambac, its affiliates, officers, directors, advisors or other representatives or any other recipient of this information considered, or now considers, it necessarily to be predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such. This information was prepared solely for internal use and is subjective in many respects.

The following table sets forth the estimated amounts of total distributable cash of AAC, calculated using the above prospective financial assumptions as provided by and approved by Ambac management for use by Moelis for purposes of its financial analyses and opinion described in the section of this proxy statement captioned “Proposal No. 1—The Sale Proposal—Opinion of Ambac’s Financial Advisor” (amounts may reflect rounding):

($ in millions)	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038
Risk Adjusted Assets	$1,164	$1,281	$1,270	$1,208	$1,198	$1,185	$1,146	$1,109	$1,092	$1,101	$1,185	$1,050	$1,036	$992	$492

Risk Adjusted Liabilities	$(1,092)	$(1,078)	$(1,064)	$(1,052)	$(1,042)	$(1,035)	$(1,012)	$(942)	$(935)	$(929)	$(924)	$(899)	$(905)	$(433)	$(329)

Total Distributable Cash	$—	$203	$206	$156	$156	$149	$135	$166	$156	$173	$261	$151	$131	$560	$163
Surplus Notes	—	$203	206	156	156	149	135	166	156	135	—	—	—	—	—
AMPS	—	—	—	—	—	—	—	—	—	1	1	1	1	1	1

Common Equity	—	—	—	—	—	—	—	—	—	37	260	151	130	559	163

($ in millions)	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048	2049	2050	2051	2052	2053
Risk Adjusted Assets	$388	$357	$337	$336	$409	$305	$275	$277	$351	$129	$127	$123	$115	$113	$4
Risk Adjusted Liabilities	$(316)	$(304)	$(290)	$(279)	$(256)	$(247)	$(244)	$(250)	$(186)	$(54)	$(41)	$(26)	$(9)	$(1)	$7

Total Distributable Cash	72	53	47	58	153	59	31	26	164	74	86	96	105	112	11

Surplus Notes	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
AMPS	1	1	1	1	1	1	1	1	1	1	1	1	1	116	0

Common Equity	71	52	46	57	152	58	30	26	164	8	11	10	11	14	4

Important Information About the Ambac Financial Forecasts

The Ambac Financial Forecasts provide summary unaudited prospective financial information for AAC. The Ambac Financial Forecasts were not prepared with a view toward public disclosure and the inclusion of such Ambac Financial Forecasts should not be regarded as an indication Ambac, or any other recipient of this information, considered, or now considers, it to be necessarily predictive of actual future results.

While presented with numeric specificity, the Ambac Financial Forecasts were not prepared for purposes of public disclosure, nor were they prepared on a basis designed to comply with accounting principles generally accepted in the United States (“GAAP”) published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections. However, in the view of Ambac management, the Ambac Financial Forecasts were prepared on a reasonable basis, and reflected the best estimates and judgments available at the time the Ambac Financial Forecasts were prepared, and present, to the best of Ambac management’s knowledge and belief, the expected course of action and the expected future financial performance of AAC. Neither Ambac’s independent registered public accounting firm nor any other independent accountants, compiled, examined or performed any procedures with respect to the Ambac Financial Forecasts summarized above, and has not expressed any opinion or any other form of assurance on this information or its achievability, and assumes no responsibility for, and disclaims any association with, the Ambac Financial Forecasts. The reports of the independent registered public accounting firm incorporated by reference in this proxy statement relate to historical financial statements. They do not extend to any financial projections and should not be seen to do so.

The Ambac Financial Forecasts were prepared in accordance with variables, estimates, and assumptions that are inherently uncertain and may be beyond the control of Ambac, and which may prove not to have been, or to no longer be, accurate. While in the view of Ambac management the Ambac Financial Forecasts were prepared on a reasonable basis, the Ambac Financial Forecasts are subject to many risks and uncertainties. Important factors that may affect actual results and cause actual results to differ materially from the Ambac Financial Forecasts include risks and uncertainties relating to Ambac’s businesses, industry performance, the regulatory environment, general business and economic conditions, market and financial conditions, various risks set forth in Ambac’s reports filed with the SEC, and other factors described or referenced in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” of this proxy statement.

The Ambac Financial Forecasts also reflect assumptions that are subject to change and are susceptible to multiple interpretations and to conditions, transactions or events that may occur and were not anticipated at the time the Ambac Financial Forecasts were prepared. In addition, the Ambac Financial Forecasts do not take into account any circumstances, transactions or events occurring after the date the Ambac Financial Forecasts were prepared. Accordingly, actual results will likely differ, and may differ materially, from those contained in the Ambac Financial Forecasts. We do not assure you that the financial results in the Ambac Financial Forecasts set forth above will be realized or that future financial results of AAC will not materially vary from those in the Ambac Financial Forecasts.

None of Ambac, or its affiliates, officers, directors, or other representatives gives any stockholder of Ambac, or any other person, any assurance that actual results will not differ materially from the Ambac Financial Forecasts, and, except as otherwise required by law, none of them undertakes any obligation to update or otherwise revise or reconcile the Ambac Financial Forecasts to reflect circumstances after the date the Ambac Financial Forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the Ambac Financial Forecasts are shown to be in error.

No one has made or makes any representation to any stockholder of Ambac, or anyone else regarding, nor assumes any responsibility for the validity, reasonableness, accuracy, or completeness of, the Ambac Financial Forecasts set forth above. You are cautioned not to rely on the Ambac Financial Forecasts. The inclusion of this information should not be regarded as an indication that the Ambac Board any of its advisors or any other person considered, or now considers, it to be material or to be a reliable prediction of actual future results.

The Ambac Financial Forecasts included above cover multiple years, and this information by its nature becomes subject to greater uncertainty with each successive year. The Ambac Financial Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in Ambac’s respective public filings with the SEC.

Due to the forward-looking nature of the Ambac Financial Forecasts, specific quantifications of the amounts that would be required to reconcile any non-GAAP measures presented to GAAP measures are not available. Ambac believes that there is a degree of volatility with respect to certain GAAP measures, and certain adjustments made to arrive at the relevant non-GAAP measures, which preclude Ambac from providing accurate forecasted non-GAAP to GAAP reconciliations.

Recommendation of the Ambac Board and Its Reasons for the Sale

The Ambac Board, with the assistance of Ambac’s outside legal counsel and financial advisor, evaluated the terms and conditions of the Sale as contemplated by the Purchase Agreement. After careful consideration, the Ambac Board, in a meeting held on June 3, 2024, (i) unanimously determined that the Transactions contemplated by the Purchase Agreement, including the Sale, are advisable, fair to and in the best interests of Ambac and our stockholders, (ii) unanimously authorized, adopted and approved the Purchase Agreement and the Sale as contemplated thereby and (iii) unanimously recommended that you vote “FOR” the Sale Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

As described above in the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Background of the Sale,” prior to and in reaching its determination to approve the Sale, the Ambac Board consulted with and received the advice of Ambac’s financial advisors and outside legal counsel, discussed certain issues with Ambac’s management and considered a variety of factors weighing positively in favor of the

Purchase Agreement and the Sale, each of which the directors believed supported their decision, including the following material factors:

•

the Ambac Board’s understanding of Ambac’s business, operations, financial condition, earnings, historical and projected financial performance, competitive position and the nature of the industries in which Ambac competes;

•

Ambac’s primary goal of maximizing long-term stockholder value through the execution of targeted strategies for its (i) Specialty Property and Casualty Insurance and Insurance Distribution businesses and (ii) LFG Insurance business, including by exploring strategic options to maximize value for Ambac;

•	the review by Ambac management of the historical and projected future financial performance of Ambac’s business segments;

•

the financial analyses reviewed and discussed with the Ambac Board on June 3, 2024 by representatives of Moelis in connection with the consideration by the Ambac Board of the Sale and the other Transactions provided for in the Purchase Agreement, as well as the oral opinion of Moelis rendered to the Ambac Board on June 3, 2024 (which was subsequently confirmed in writing by delivery of Moelis’s written opinion addressed to the Ambac Board dated the same date and is described in the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Opinion of Ambac’s Financial Advisor”) as to, as of June 3, 2024, the fairness, from a financial point of view, to Ambac of the Consideration to be received by Ambac in the Sale pursuant to the Purchase Agreement;

•

the provisions of the Purchase Agreement that permit Ambac to explore a Superior Proposal, including if Ambac has received a bona fide written Company Acquisition Proposal (as defined in the Purchase Agreement and described further on page 69) prior to obtaining the Required Stockholder Approval that has not been withdrawn, and that the Ambac Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal that did not result from a breach of the non-solicitation covenant, the Ambac Board may effect an Ambac Board Recommendation Change (as defined in the Purchase Agreement and described further on page 70) with respect to such Superior Proposal; provided, however, that the Ambac Board cannot take such action unless the Ambac Board determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties, and in each case, subject to Buyer’s match rights;

•

the fact that Oaktree’s offer represented the best value to Ambac’s stockholders on a time and risk- adjusted basis as compared to all the other proposals received, management’s base case run-off plan and the other strategic options considered by management, including continued run-off and de-leveraging, a sale or Part VII transfer of Ambac UK, and reinsurance transactions;

•

the fact that the next highest bid from Party A required a challenging and time-consuming restructuring of AAC’s surplus notes and Auction Market Preferred Shares which would have been subject to significant execution risk, as well as a minimum capital requirement, changes to the composition of our investment portfolio, reinsurance of certain insured credits and resolution of outstanding litigation, which in the aggregate the Ambac Board believed was unlikely to be achieved;

•	that the consideration to be paid by Buyer is all cash, which provides certainty of value;

•

Oaktree’s reputation as a leading private equity firm, and the fact that Buyer, a wholly-owned subsidiary of Oaktree, has the financial capacity to consummate the Sale and Ambac’s ability to seek specific performance to prevent breaches of the Purchase Agreement and to enforce specifically the terms of the Purchase Agreement;

•

the value of the Warrant and the rights afforded to Ambac and Buyer under the Investor Rights Agreement, include the ability of Investor, in certain circumstances, to designate a director to the Ambac Board;

•

the fact that a vote of Ambac’s stockholders to approve the Sale is a condition precedent pursuant to the Purchase Agreement, as such Sale could be considered to constitute the sale of substantially all of Ambac’s property and assets within the meaning of Section 271 of the DGCL and related case law; and

•

the belief that the terms of the Purchase Agreement, taken as a whole, including the parties’ representations, warranties and covenants, and the conditions to the parties’ respective obligations, are reasonable.

In the course of its deliberations, the Ambac Board also considered a variety of risks and countervailing factors related to the Purchase Agreement and the Sale, including the following material factors:

•

the possibility that the Sale might not be consummated in a timely manner or at all due to a failure of certain conditions to the parties’ obligations to complete the Sale, including with respect to the Required Stockholder Approval;

•

the possibility that if the Required Stockholder Approval is not received, there may not be any other offers to acquire AAC or to engage in another alternative transaction that Ambac determines to be attractive;

•	the possibility of distracting litigation from stockholder suits in connection with the Sale or attempts by stockholders to discourage a vote in favor of the Sale; and

•

the significant costs involved in connection with negotiating the Purchase Agreement and completing the Sale, including in connection with any litigation that may result from the announcement, pendency or completion of the Sale, and the fact that if the Sale is not consummated, Ambac may be required to bear such costs.

The foregoing discussion of the factors considered by the Ambac Board is not intended to be exhaustive, but rather includes the material factors considered by the Ambac Board. The Ambac Board collectively reached the conclusion to approve the Purchase Agreement and deem the Purchase Agreement, the Sale and the other Transactions contemplated by the Purchase Agreement to be advisable and in the best interests of Ambac, in light of the various factors described above and other factors that the members of the Ambac Board believed were appropriate. In view of the wide variety of factors considered by the Ambac Board in connection with its evaluation of the Transactions and the complexity of these matters, the Ambac Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Ambac Board. Rather, the Ambac Board made its recommendation based on the totality of the information available to the Ambac Board, including discussions with, and questioning of, Ambac’s management, its financial advisors and the legal advisors. In considering the factors discussed above, individual members of the Ambac Board may have given different weights to different factors.

This explanation of the Ambac Board’s reasons for recommending the approval of the Purchase Agreement and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 17.

Use of Proceeds

Following receipt of the Required Stockholder Approval in favor of the Sale Proposal at the special meeting, and subject to the satisfaction of the other conditions to Closing under the Purchase Agreement, the Sale of AAC is expected to close during the fourth quarter of 2024 or the first quarter of 2025. Ambac intends to utilize the proceeds from the Sale (i) to repay all or a portion of the Acquisition Funding, (ii) to pay costs and expenses related to the Sale, (iii) to implement the Share Repurchase Program and (iv) for general corporate purposes, including without limitation, acquisitions consistent with Ambac’s Specialty Property and Casualty Insurance and Insurance Distribution strategies, which remain our primary source of value creation. Following the execution of the Share Repurchase Program, we will evaluate authorizing additional capital return activities measured against other capital deployment opportunities and based on market conditions.

Ambac’s stockholders may indirectly receive proceeds pursuant to the Share Repurchase Program, however, they will not directly receive any proceeds from the Sale.

Opinion of Ambac’s Financial Advisor

At the meeting of the Ambac Board on June 3, 2024 to evaluate and approve the Transactions contemplated by the Purchase Agreement, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated June 3, 2024, addressed to the Ambac Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the Consideration to be received in the Sale by Ambac was fair, from a financial point of view, to Ambac.

The full text of Moelis’s written opinion dated June 3, 2024, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Moelis’s opinion was provided for the use and benefit of the Ambac Board (in its capacity as such) in its evaluation of the Sale. Moelis’s opinion was limited solely to the fairness, from a financial point of view, to Ambac of the Consideration to be received by Ambac in the Sale, and does not address Ambac’s underlying business decision to engage in the transactions contemplated by the Purchase Agreement or the relative merits thereof as compared to any alternative business strategies or transactions that might be available with respect to Ambac or AAC. Moelis’s opinion does not constitute a recommendation to any stockholder of Ambac as to how such stockholder should vote or act with respect to the transactions contemplated by the Purchase Agreement or any other matter. Moelis’s opinion was approved by a Moelis fairness opinion committee.

In arriving at its opinion, Moelis, among other things:

•	reviewed certain publicly available business and financial information relating to AAC;

•

reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of AAC furnished to Moelis by Ambac and AAC, including financial forecasts provided to or discussed with Moelis by the management of Ambac (see “—Unaudited Prospective Financial Information” for a summary of these financial forecasts);

•

conducted discussions with members of senior management and representatives of Ambac and AAC concerning the information described in the foregoing bullets, as well as the business and prospects of AAC generally;

•

considered the results of efforts by or on behalf of Ambac, including by Moelis at Ambac’s direction, to solicit indications of interest from third parties with respect to a possible acquisition of all or a portion of AAC;

•	reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

•	reviewed the financial terms of certain other transactions that Moelis deemed relevant;

•	considered a Black-Scholes model in connection with a financial analysis regarding the Warrant;

•	reviewed a draft, dated June 3, 2024, of the Purchase Agreement and a draft, furnished to Moelis on June 2, 2024, of the Warrant;

•	participated in certain discussion and negotiations among representatives of Ambac and Buyer and their respective advisors; and

•	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its review, with the consent of the Ambac Board, Moelis relied on the information supplied to, discussed with or reviewed by it for purposes of its opinion being complete and accurate in all material respects. Moelis did not assume any responsibility for independent verification of, and Moelis did not independently verify, any of such information. Moelis also relied on the representations of Ambac’s and AAC’s managements that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. With the consent of the Ambac Board, Moelis relied upon, without independent verification, the assessments of Ambac and AAC and their legal, tax, regulatory, actuarial and accounting advisors with respect to legal, tax, regulatory, actuarial and accounting matters. With respect to the financial forecasts referred to above, Moelis assumed, at the direction of the Ambac Board, that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Ambac and AAC as to the future performance of AAC. At the direction of the Ambac Board, Moelis assumed that such financial forecasts were a reasonable basis upon which to evaluate AAC and the Transactions, and at the direction of the Ambac Board, Moelis relied upon the financial forecasts for purposes of its analyses and opinion. Moelis expressed no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In that regard, Moelis assumed that all payments and distributions projected in the financial forecasts to be paid in respect of AAC’s surplus notes and capital (including the auction market preferred securities and common equity of AAC) would be paid when so projected and no impediment or delay to any such payment or distribution (regulatory or otherwise) would be imposed that would be material to Moelis’s analysis or opinion. In addition, with the consent of the Ambac Board, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of AAC, nor was Moelis furnished with any such evaluation or appraisal. With respect to outstanding litigation involving AAC, Moelis relied upon, at the direction of the Ambac Board, the assessments of Ambac’s management and counsel. Moelis further assumed that any adjustment to the Consideration, whether pursuant to the Purchase Agreement or otherwise, would not be material to Moelis’s analysis or opinion.

Moelis’s opinion did not address Ambac’s underlying business decision to effect the Transactions or the relative merits of the Transactions as compared to any alternative business strategies or transactions that might be available to Ambac and did not address any legal, regulatory, tax or accounting matters. Moelis is not an actuary and its services did not include actuarial determinations or evaluations by Moelis or an attempt to evaluate actuarial assumptions. Moelis made no analyses of, and expresses no opinion as to, the adequacy of the policy and other insurance reserves of AAC and relied upon information furnished to it by Ambac and AAC as to such adequacy. At the direction of the Ambac Board, Moelis was not asked to, nor did it, offer any opinion as to any terms of the Purchase Agreement or the Warrant or any aspect or implication of the Transactions, except for the fairness of the Consideration from a financial point of view to Ambac. Moelis expressed no view or opinion regarding the terms of any financing that may be made available to Ambac by Buyer or its affiliates. In addition, Moelis’s opinion did not in any manner address the prices at which Ambac Common Stock would trade following consummation of the Transactions or at any time. Moelis did not express any opinion as to fair value or the solvency of Ambac following the closing of the Sale. In rendering its opinion, Moelis assumed, at the direction of the Ambac Board, that the final executed form of the Purchase Agreement would not differ in any material respect from the draft that it had reviewed, that the Transactions would be consummated in accordance with its terms without any waiver or modification that could be material to Moelis’s analysis, that the representations and warranties of each party set forth in the Purchase Agreement are accurate and correct and that the parties to the Purchase Agreement would comply with all of the material terms of the Purchase Agreement. Moelis assumed, with the consent of the Ambac Board, that all governmental, regulatory or other consents or approvals necessary for the completion of the Sale would be obtained, except to the extent that could not be material to its analysis.

Moelis’s opinion was necessarily based on economic, monetary, market, and other conditions as in effect on, and the information made available to Moelis as of, the date of the opinion and Moelis assumed no responsibility to update its opinion for developments occurring or coming to its attention after the date thereof. With the approval of the Ambac Board, in evaluating the fairness from a financial point of view of the Consideration to be received by Ambac, Moelis treated the Sale and the issuance of the Warrant as a single integrated transaction.

Moelis’s opinion did not address the fairness of the Transactions or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of Ambac. In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transactions, or any class of such persons, relative to the Consideration or otherwise.

This summary of financial analyses is not a complete description of Moelis’s opinion or the analyses underlying, and factors considered in connection with, Moelis’s opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’s opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.

No company used in the analyses described below is identical to AAC. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described below (including much of the information used therein) are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither Ambac nor Moelis or any other person assumes responsibility if future results are materially different from those forecasts.

The Consideration was determined through arms’ length negotiations between Ambac and Buyer, and was approved by the Ambac Board. Moelis did not recommend any specific consideration to Ambac or the Ambac Board, or that any specific amount or type of consideration constituted the only appropriate consideration to be paid in the Transactions.

Summary of Financial Analyses

The following is a summary of the material financial analyses prepared by Moelis in connection with its opinion to the Ambac Board at a meeting held on June 3, 2024. This summary describes the material analysis underlying Moelis’s opinion but does not purport to be a complete description of the analyses performed by Moelis in connection with its opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’s analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’s analyses.

For purposes of its financial analyses, Moelis compared the illustrative value ranges indicated by its separate analyses with the value of the Consideration as adjusted to account for the issuance of the Warrant (the “Adjusted Consideration”). Moelis applied a Black-Scholes model, using its professional judgment and experience, and based on assumptions for, among others, the strike price and tenor of the Warrant, an estimated risk-free rate and the volatility associated with the share price of Ambac Common Stock, to estimate an implied value range for the Warrant of $25,000,000 to $35,000,000. Consequently, Moelis calculated an implied value range for the Adjusted Consideration by deducting this range of values for the Warrant from the $420,000,000 base purchase price in the Sale.

In addition, for certain of its financial analyses, Moelis reviewed estimates of certain financial metrics for AAC and certain other companies discussed below. Estimates for these metrics reviewed by Moelis were (i) for AAC, provided by the managements of Ambac and AAC and (ii) for the other companies, based on public filings and other publicly available information. These metrics included:

•

“Tangible Book Value” refers to reported shareholders’ equity, net of preferred securities and non-controlling interests, adjusted, among other things, to deduct any insurance intangible asset and, in the case of AAC, (i) to add certain lease liabilities of AAC to be assumed by Ambac and (ii) to subtract the difference between the aggregate carrying value of the surplus notes and their aggregate par amount.

•

“Adjusted Book Value” refers to reported shareholders’ equity, net of preferred securities and non-controlling interests, adjusted, on a tax-effected basis where applicable, (i) to reflect adjustments noted above in deriving Tangible Book Value and (ii) to add net unearned premiums in excess of expected losses and net unrealized investment losses (gains) in accumulated other comprehensive income.

•

“Adjusted Statutory Book Value” refers to statutory policyholder surplus plus contingency reserves, adjusted in the case of AAC to account for surplus note principal, surplus note accrued interest, auction market preferred securities liquidation preference, statutory asset value of its non-admitted subsidiary, Ambac UK, and certain lease liabilities of AAC to be assumed by Ambac.

Dividend Discount Model Analysis

Moelis performed a dividend discount model analysis of AAC using Ambac’s projections and other information and data provided by Ambac to calculate the estimated present value as of March 31, 2024 of the future dividends that could be potentially distributed by AAC to Ambac from March 31, 2024 through the end of the AAC’s business in 2053 (see line item “Common Equity” in the table in the section “—Unaudited Prospective Financial Information”), as projected by Ambac management and reflected in Ambac’s projections.

Moelis utilized a range of discount rates of 13.75% to 20.0% based on an estimated range of AAC’s cost of equity. The estimated cost of equity range was derived using the Capital Asset Pricing Model using a (i) risk free rate based on 20-year U.S. government bonds, (ii) a selected range of unlevered betas informed by the selected publicly traded companies described below, (iii) a selected range of debt to equity ratios informed by the selected publicly traded companies described below, including Ambac, (iv) an equity risk premium and (v) a size premium based on publicly traded companies with similar equity values to AAC. Moelis used the foregoing range of discount rates to calculate the estimated present values as of March 31, 2024 of AAC’s future projected dividends.

Based upon the foregoing, this analysis implied the following equity value range for AAC, as compared to the Adjusted Consideration:

Implied Equity Value Range	Adjusted Consideration
$149,000,000 - $307,000,000	$385,000,000 - $395,000,000

Selected Precedent Transactions Analysis

Moelis performed a selected precedent transactions analysis with respect to AAC. For this analysis, Moelis reviewed financial information relating to selected transactions that (i) involved full acquisitions of monoline insurance companies operating in the United States or United Kingdom and (ii) had been announced since January 1, 2014.

Moelis reviewed, among other things, to the extent information was publicly available, transaction values implied in the selected transactions as multiples of Adjusted Book Value, Adjusted Statutory Book Value and Tangible Book Value, in each case based on financial and certain other data for the target companies derived from public filings and other publicly available information at the time of announcement of the relevant transaction.

The selected transactions and their corresponding multiples were:

Announcement Date	Acquiror	Target	Purchase Price	Price / Adj. Book Value	Price / Adj. Statutory Book Value	Price / Tangible Book Value
12/2019	Chelsea Insurance Holdings LLC and Chelsea Holdings Midwest LLC	FGIC UK Limited	£23 million	0.19x	0.59x	0.29x
08/2019	Star Insurance Holdings LLC	Syncora Guarantee Inc.	$429 million	0.67x	0.71x	0.80x
09/2016	Assured Guaranty Ltd.	MBIA UK Insurance Limited	£274 million	0.52x	0.80x	0.72x
04/2016	Assured Guaranty Ltd.	CIFG Holding Inc.	$451 million	0.47x	0.70x	0.61x
12/2014	Assured Guaranty Ltd.	Radian Asset Assurance Inc.	$810 million	N/A	0.61x	1.02x

Moelis selected reference ranges for its selected precedent transactions analysis based on Moelis’s professional judgment and experience and informed by its view that, while AAC should generally be expected to be valued at a premium to the FGIC UK business, the selected ranges should focus on the lower portion of the overall ranges in part due to AAC’s highly levered capital structure and its inability to make distributions to its equity in the near term. Moelis applied the following ranges of selected multiples derived from the selected precedent transactions of 0.30x to 0.65x to Ambac’s estimate of AAC’s Adjusted Book Value; 0.55x to 0.75x to Ambac’s estimate of AAC’s Adjusted Statutory Book Value; and 0.35x to 0.70x to Ambac’s estimate of AAC’s Tangible Book Value.

Based upon the foregoing, this analysis implied the following equity value range for AAC, as compared to the Adjusted Consideration:

Metric	Implied Equity Value Range	Adjusted Consideration
Adjusted Book Value	$255,000,000 - $552,000,000	$385,000,000 - $395,000,000
Adjusted Statutory Book Value	$378,000,000 - $515,000,000
Tangible Book Value	$236,000,000 - $472,000,000

Selected Publicly Traded Companies Analysis

Moelis performed a selected publicly traded companies analysis of AAC. For this analysis, Moelis reviewed financial and stock market information of the selected publicly traded companies noted below that are publicly traded monoline financial guarantee companies. Moelis noted that comparability of these selected publicly traded companies with AAC was limited in part due to, among other factors, AAC’s inability to make distributions to its equity in the near term.

Moelis reviewed, among other things, equity market capitalizations of the selected publicly traded companies as multiples of Adjusted Book Value, Adjusted Statutory Book Value and Tangible Book Value, in each case based on financial and certain other data for the selected companies derived from public filings and other publicly available information. Equity market capitalizations used in the selected publicly traded companies analyses were calculated using the market prices of the common stock of the selected publicly traded companies as of May 31, 2024.

The selected publicly traded companies and their corresponding multiples were:

Selected Company	Market Cap	Price / Adj. Book Value	Price / Adj. Statutory Book Value	Price / Tangible Book Value
Ambac Financial Group, Inc.	$801 million	0.61x	1.17x	0.80x
Assured Guaranty Ltd.	$4,230 million	0.49x	0.69x	0.75x
MBIA Inc.*	$290 million	0.33x	0.26x	0.49x

*	Multiples for MBIA Inc. are shown excluding negative book value attributable to its non-economic subsidiary, MBIA Insurance Corporation.

Moelis selected reference ranges for its selected publicly traded companies analysis based on Moelis’s professional judgment and experience and informed by its view that the selected ranges should focus on the lower portion of the overall ranges for the selected publicly traded companies in part due to AAC’s inability to make distributions to its equity in the near term. Moelis noted that, while Assured Guaranty Ltd. and MBIA Inc. were the most relevant companies for this analysis, Assured Guaranty Ltd. is rated and continues to write new policies and MBIA Inc.’s main insurance subsidiary, National Public Finance Guarantee Corporation, is unlevered and actively distributing capital to MBIA Inc. Moelis applied the following ranges of selected multiples derived from the selected publicly traded companies of 0.40x to 0.50x to Ambac’s estimate of AAC’s Adjusted Book Value; 0.30x to 0.60x to Ambac’s estimate of AAC’s Adjusted Statutory Book Value; and 0.55x to 0.70x to Ambac’s estimate of AAC’s Tangible Book Value.

Based upon the foregoing, this analysis implied the following equity value range for AAC, as compared to the Adjusted Consideration:

Metric	Implied Equity Value Range	Adjusted Consideration
Adjusted Book Value	$340,000,000 - $424,000,000	$385,000,000 - $395,000,000
Adjusted Statutory Book Value	$206,000,000 - $412,000,000
Tangible Book Value	$371,000,000 - $472,000,000

Miscellaneous

Moelis acted as financial advisor to Ambac in connection with the Transactions and will receive transaction fees of (i) an amount, currently expected to be approximately $6,300,000, upon the closing of the Sale, plus (ii) an amount up to an additional $2,250,000, based on the amount of proceeds that may be received from or committed in any loan facility with Oaktree, upon the closing of such facility, against which Ambac may credit $675,000 on account of advisory fees previously paid. Moelis also became entitled to receive a fee of $1,300,000 upon having substantially completed its work in connection with rendering its opinion (regardless of the conclusions reached in Moelis’s opinion). In addition, Ambac agreed to indemnify Moelis and certain related persons and entities for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Moelis’ affiliates, employees, officers and partners may at any time own securities or other interests (long or short) in Ambac and affiliates of Buyer (including affiliates and portfolio companies of Oaktree and Brookfield Asset Management (“Brookfield”)). Moelis provided investment banking and other services to Ambac and affiliates of Buyer (including affiliates and portfolio companies of Oaktree and Brookfield) unrelated to the Sale and currently provide and in the future may provide such services to Ambac, Buyer and their respective affiliates (including affiliates and portfolio companies of Oaktree and Brookfield), and have received and may receive compensation for such services. In the past two years prior to its opinion, Moelis acted as, among other things,

(i) financial advisor to legal counsel to Ambac in connection with Puerto Rico’s bankruptcy, which assignment was completed in June 2022; (ii) financial advisor to an affiliate of Brookfield in connection with its acquisition of Cyxtera Technologies, Inc. that closed in January 2024; (iii) financial advisor to legal counsel to Oaktree in connection with a debtor’s out of court restructuring, which assignment was completed in May 2024; (iv) financial advisor to an affiliate of Brookfield in connection with an acquisition of a company that closed in December 2023; (v) financial advisor to Boardriders, Inc., a portfolio company of Oaktree, in connection with its sale to Authentic Brands Group that closed in September 2023; (vi) placement agent to WHP Global, an affiliate of Oaktree, in connection with an equity investment from Ares Management Corporation that closed in March 2023; and (vii) financial advisor to Sterling Site Access Solutions, LLC, an affiliate of Oaktree, in connection with its sale to Blue Wolf Capital Partners LLC that closed in February 2023. During the two-year period prior to the date of Moelis’s opinion, Moelis received fees for investment banking services of (x) approximately $24,000,000 from Ambac and its affiliates (including the portion of fees paid prior to such two-year period relating to the assignment referred to in clause (i) of the preceding sentence) and (y) approximately $54,000,000 from affiliates of Buyer, including Oaktree and Brookfield and their respective affiliates and portfolio companies. In addition, an advisor retained by Oaktree in connection with the Transactions was a managing director at Moelis from 2009 to 2019. The Ambac Board selected Moelis as its financial advisor in connection with the Transactions because Moelis has substantial experience in similar transactions and familiarity with Ambac. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

Activities of Ambac Following the Sale

We are committed to maximizing long-term shareholder value through prudent capital management. As a growth company in specialty property and casualty insurance, we continue to seek to build value through acquisitions and development of de novo businesses. When considering new opportunities, we evaluate the expected long-term value creation associated with the deployment of capital in new businesses compared to the return of capital to our shareholders.

Following the completion of the Sale, Ambac will continue to operate the Retained Business. Ambac’s primary goal is to maximize long-term stockholder value through the execution of targeted strategies for the Retained Business. The strategic priorities of the Specialty Property and Casualty Insurance and Insurance Distribution businesses include:

•

Growing our Specialty Property and Casualty Insurance business to generate underwriting profits from a diversified portfolio of commercial and personal liability risks accessed primarily through program administrators; and

•

Expanding our Insurance Distribution business based on deep domain knowledge in specialty and niche classes of risk which generate attractive margins at scale. This will be achieved through acquisitions, establishing new businesses “de-novo,” and organic growth and diversification supported by a centralized technology-led shared services offering.

Ambac will continue to be a public company operating under the name Ambac Financial Group, Inc., and will continue to own the assets and liabilities which comprise the Retained Business. At this time, it is contemplated that, immediately following Closing, Ambac will maintain the same corporate functions and the same senior executives as Ambac had prior to the completion of the Sale, other than Messrs. Barranco and Eisman, who are expected to transfer with AAC to Buyer, and the same board of directors that will be in place following the conclusion of Ambac’s 2024 Annual Meeting of Stockholders. As of immediately following the Closing, all of Ambac’s revenues will be generated by the Retained Business. For additional information, see the section of this proxy statement entitled “Preliminary Unaudited Pro Forma Combined Financial Information” beginning on page 74.

Warrant

In connection with and pursuant to the Purchase Agreement, at the Closing of the Sale, Ambac has agreed to issue to Investor the Warrant, which is exercisable for the Warrant Shares. The Warrant will have an exercise price per share of $18.50 with a six-and-a-half-year term from the date of issuance, and will be immediately exercisable. Payment of the exercise price may be settled, at Ambac’s option, by way of a cash exercise or by net share settlement. The Warrant and the Warrant Shares will be issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and will not be registered under the Securities Act or any state securities law.

Under the terms of the Warrant, the Investor is subject to a lock-up period of six months from the date of issuance of the Warrant, pursuant to which the Investor may not, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, the Warrant or the Warrant Shares, (2) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined), which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of the Warrant or the Warrant Shares, whether any such transaction described in subsection (1) or (2) above is to be settled by delivery of Warrants, Warrant Shares, Common Stock, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing. The transfer restriction does not restrict or prohibit (i) any total return swap entered into by the Investor or any direct or indirect affiliate of the Investor with respect to the Warrant or the Warrant Shares, (ii) any pledge under a margin loan and (iii) transfer of securities of the Investor or any entity that directly or indirectly owns equity securities of the Investor. In addition, prior to end of the lock-up period, the Investor may transfer the Warrant to affiliates (other than portfolio companies, competitors and activist investors) and to Brookfield Asset Management Inc. Following the expiration of the lock-up period, the Warrant and Warrant Shares are transferable to any person other than a competitor or activist investor.

Applying a Black-Scholes model and based on an exercise price of $18.50, a term of six-and-a-half years and an Ambac Common Stock price of $11.70 (the closing trading price on August 30, 2024) and a range of assumptions for, among others, an estimated risk-free rate and the volatility associated with the shares of Ambac Common Stock, as of August 30, 2024, we estimate an implied value range for the Warrant of $8,000,000 to $20,000,000. The Black-Scholes valuation of the Warrant will continue to fluctuate throughout the term of the Warrant, potentially significantly, based on Ambac’s then-current stock price, the applicable risk free rate, the implied volatility and other factors.

Investor Rights Agreement

In connection with and pursuant to the Purchase Agreement, at the Closing of the Sale, Ambac will enter into the Investor Rights Agreement, by and between Ambac and Investor. Capitalized terms used in this section titled “Investor Rights Agreement” shall have the meaning ascribed to them in the Investor Rights Agreement, attached hereto as Exhibit D to Annex A, to the extent not otherwise defined in this Proxy Statement. The Investor Rights Agreement provides for, among other things, (i) the grant to Investor of the right to designate one director to the Ambac Board, at any time following the date on which Investor has exercised the Warrant for more than 50% of the maximum number of Warrant Shares issuable pursuant to the Warrant and the Investor, together with its affiliates, beneficially owns at least 4% of the Ambac Common Stock and until the date of a Fallaway Event, (ii) the grant of limited registration rights (described further below), (iii) a standstill restriction on Investor that prohibits certain actions by Investor without the prior written approval of Ambac (described further below) and (iv) confidentiality and indemnification obligations.

Under the Investor Rights Agreement, Ambac has agreed to provide Investor with registration rights and to keep a shelf registration statement of Form S-3 or Form S-1 (the “Shelf Registration Statement”) effective until the earlier of (i) such time as there are no Warrant Shares remaining, (ii) after the occurrence of a Fallaway Event, Investor is able to sell the Warrant Shares pursuant to Rule 144 without limitation as to volume or manner of sale and (iii) Investor owns less than 25% of the Warrants and the Warrant Shares. In addition, Ambac has agreed to provide Investor with certain piggyback registration rights.

The Investor Rights Agreement also includes a standstill restriction that prohibits the Investor from (i) commencing or publicly proposing to commence any tender or exchange offer for securities of Ambac or publicly proposing to enter any merger, consolidation, business combination or acquisition or disposition of all or substantially all assets of Ambac, (ii) nominating for election, or seeking to elect a director other than as contemplated under the director nomination provisions of the Investor Rights Agreement, (iii) publicly proposing any recapitalization, restructuring, liquidation, dissolution or other similar extraordinary transaction with respect to Ambac; (iv) acquiring or publicly proposing to acquire, or any other right with respect to, equity securities of Ambac, in each case, to the extent the Investor would, after exercising the Warrant, collectively control greater than 9.9% of the total voting power of Ambac; (v) forming, joining or in any way participating in a “partnership, limited partnership, syndicate, or other group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) for purposes of acquiring, holding, voting or disposing of any Ambac securities; (vi) disposing of Ambac Common Stock in response to an unsolicited tender offer for Ambac securities or other proposed business combination to any Person making such an unsolicited tender offer or proposal or any of the Person’s affiliates, except as such is an Exempt Transfer; (vii) making any proposal for additional representation on the Ambac Board; or (viii) entering into any agreements with any third party with respect to taking any of the actions set forth in the foregoing clauses (i) through (vii); provided that, clauses (i) through (viii) are subject to certain exceptions.

The Investor Rights Agreement is not assignable or otherwise transferable by Investor.

Conditions to Closing of the Sale

The closing of the Sale is subject to customary closing conditions, including the receipt of specified regulatory approvals (described below) and the Required Stockholder Approval.

Interests of Ambac’s Directors and Executive Officers in the Sale

In considering the recommendation of the Ambac Board with respect to the Sale, Ambac stockholders should be aware that Ambac’s directors and executive officers have interests in the Sale, including financial interests, that may be different from, or in addition to, interests of the Ambac stockholders generally, including interests that could vary among our executive officers. The Ambac Board was aware of and considered these interests during its deliberations of the merits of the Sale and in determining to recommend to Ambac stockholders that they vote for the Sale Proposal and thereby approve the transactions contemplated by the Sale (to the extent such interests existed at that time). In connection with the Sale, two executive officers are expected to transfer with AAC to Buyer. Ambac does not currently expect any severance to be paid to such executive officers and Buyer will assume the risk of any acceleration of equity awards for such executive officers. Further, Ambac does not currently expect to terminate the employment of any remaining executive officers and Ambac is not aware of any contemplated resignations by such executive officers. The interests described below reflect what would happen if any such executive officers were to resign or be terminated according to the terms of the change in control features of the relevant employment agreements, Ambac’s Severance Pay Plan, Ambac’s Executive Stock Deferral Plan and Ambac’s 2020 Incentive Compensation Plan (including any award agreements granted thereunder). The Ambac Board and the compensation committee of the Ambac Board (the “Compensation Committee”) will retain authority to continue the outstanding equity awards of the remaining executive officers. See the section of this proxy statement entitled “Proposal No. 2—The Compensation Proposal” beginning on page 92 for additional information, including vesting schedules for outstanding equity awards and applicable amounts of outstanding cash awards and potential severance pay. In addition, the Ambac Board and the Compensation Committee will review overall executive compensation and may consider changes to align such compensation with Ambac’s go-forward business.

These interests potentially include, among others:

Vesting or acceleration of equity compensation, which could be different for each executive officer or director

The Sale represents a “Change in Control” under Ambac’s 2020 Incentive Compensation Plan. Pursuant to the 2020 Incentive Compensation Plan, outstanding Performance Stock Unit (“PSU”) and Restricted Stock Unit (“RSU”) awards can be “assumed, continued, or substituted for,” in which case such awards will accelerate upon termination of the executive officer without “Cause,” as defined in the 2020 Incentive Compensation Plan, within the twelve (12)-month period following the Closing. If the PSU and RSU awards are not assumed, continued, or substituted for, the Sale will cause the acceleration of outstanding PSU and RSU awards in accordance with the terms of the 2020 Incentive Compensation Plan, as described in Footnotes 3 and 4 to the table in the section of this proxy statement entitled “Proposal No. 2—The Compensation Proposal” on page 92. In the event that the Sale does not occur, subject to our executive officers’ continued employment with Ambac, RSU awards will continue to vest in the ordinary course, and PSU awards will vest at the end of the applicable performance period.

Certain of Ambac’s executive officers have elected to defer the settlement of all or a portion of their RSU awards and PSU awards that are granted to such executive officers to a future date(s) selected by the executive officer under Ambac’s Executive Stock Deferral Plan. The Sale constitutes a “Change in Control” under the Executive Stock Deferral Plan, which will cause the accelerated settlement of any vested deferred RSU awards and vested deferred PSU awards. The Change in Control under the Executive Stock Deferral Plan will not cause the vesting of any otherwise unvested RSU or PSU awards.

The following table sets forth the unvested and vested deferred PSU and RSU awards held by our executive officers as of August 31, 2024.

Executive Officer	Number of Unvested PSU Awards (1)	Number of Unvested RSU Awards	Number of Vested Deferred Awards
Claude LeBlanc	513,300	145,009	339,557
David Trick	124,133	35,067	82,182
David Barranco	114,069	32,223	45,803
Stephen M. Ksenak	100,650	28,432	66,477
R. Sharon Smith	110,713	31,276	71,322
Daniel McGinnis	57,035	16,111	7,571
Robert B. Eisman	40,262	11,372	26,320

(1)

The amounts included with respect to the PSU awards calculate the share counts of the PSU awards at target performance. Share counts calculated based on actual performance cannot be determined until the end of the applicable performance period, and may differ from figures included in this table.

In the case of Ambac’s non-employee directors, the Sale represents a “Change in Control” pursuant to their RSU award agreements, which will accelerate the vesting of unvested outstanding director RSU awards. Also, all outstanding vested director RSUs (including those previously vested and deferred) will be settled as a result of the Sale pursuant to the director RSU award agreements. As of August 31, 2024, Ambac’s non-employee directors hold 84,474 unvested RSU awards, and 341,083 vested, unsettled RSU awards.

See the section of this proxy statement entitled “Proposal No. 2—The Compensation Proposal” beginning on page 92 for additional information.

The eligibility of certain of our executive officers for compensation upon a qualifying termination in connection with the Sale pursuant to their respective employment agreements or Ambac’s Severance Pay Plan, as the case may be

The Sale represents a “Change in Control” under the employment agreements of Messrs. LeBlanc, Trick, Ksenak, and McGinnis, and Ms. Smith (each, a “Continuing Executive”). Upon a qualifying termination in connection with a “Change in Control,” each Continuing Executive will be entitled to enhanced severance pay, except in the case of Mr. LeBlanc, who receives the same level of severance pay regardless of whether there is a Change in Control, and/or acceleration of STIP awards (including payment of a pro-rated portion of such awards for the year of termination). Upon a qualifying termination, whether or not in connection with a Change in Control, each Continuing Executive’s RSU and PSU awards will accelerate pursuant to their PSU and RSU grant agreements, as described below. Upon a qualifying termination, Messrs. Barranco and Eisman are entitled to severance pay pursuant to Ambac’s Severance Pay Plan and acceleration of PSU and RSU awards pursuant to their PSU and RSU grant agreements. Of the executive officers, Messrs. Barranco and Eisman are expected to transfer with AAC to Buyer, though this transfer of employment will not, by itself, result in severance payment immediately following the Sale. Ambac does not currently expect to terminate the employment of any Continuing Executive, and, as a result, Ambac does not currently expect to pay any of them enhanced severance in connection with the Sale.

Pursuant to their employment agreements, upon a qualifying termination of employment, each Continuing Executive is eligible to receive their base salary and accrued benefits through their date of termination. Each Continuing Executive is also entitled to receive the following severance payments and benefits: (1) if the qualifying termination is in connection with a Change in Control (except in the case of Mr. LeBlanc, who receives this lump sum payment upon a qualifying termination regardless of whether Change in Control has occurred), a lump sum equal to two times the Continuing Executive’s then-current base salary and two times the Continuing Executive’s annual target bonus for the calendar year of termination, (2) a pro rata portion of the Continuing Executive’s annual target bonus for the calendar year of termination, (3) up to 12 months of customary outplacement services provided by Ambac’s approved vendor, and (4) continued eligibility for the Continuing Executive and their dependents to participate in basic medical and life insurance programs of Ambac for up to 12 months, or, if earlier, until the date that the Executive becomes eligible to receive coverage from another employer or is no longer eligible to continue COBRA coverage. Severance payments made to each Continuing Executive in connection with a termination of employment are subject to such Continuing Executive’s delivery of a general release of claims and material compliance with the restrictive covenants set forth in such Continuing Executive’s employment agreement. For Continuing Executives other than Mr. LeBlanc, if the qualifying termination is not in connection with a Change in Control, the lump sum described in clause (1), above will instead be 1.5 times the Continuing Executive’s then-current base salary and 1.5 times the Continuing Executive’s annual target bonus for the year of termination.

Upon a qualifying termination that occurs prior to the Closing, Messrs. Barranco and Eisman are each entitled to severance pay and benefits pursuant to Ambac’s Severance Pay Plan, as described below in “Proposal No. 2—The Compensation Proposal—Severance Pay Plan” on page 95. Upon a qualifying termination that occurs on or following the Closing, Mr. Barranco and Mr. Eisman are each entitled to severance pay and benefits pursuant to their new employment agreements with Buyer, as described below.

With respect to equity awards of our executive officers upon a qualifying termination of employment, regardless of whether a Change in Control has occurred, pursuant to each such executive officer’s Restricted Stock Unit Agreements or Performance Stock Unit Agreements, as the case may be: (x) all of each such executive officer’s then-outstanding RSU awards shall become immediately vested and (y) with respect to then-outstanding PSU awards, each such executive officer shall be eligible to vest in each such award based on actual performance through the end of the applicable performance period.

See the section of this proxy statement entitled “Proposal No. 2—The Compensation Proposal” beginning on page 92 for additional information.

The entry by certain of our executive officers, who are expected to transfer with AAC, into employment agreements with Buyer for post-transaction employment

In connection with the entry of the Purchase Agreement, Messrs. Barranco and Eisman entered into new employment agreements with Buyer, which provide for Mr. Barranco to serve as the President of AAC and

Mr. Eisman to serve as Chief Financial Officer of AAC after the Closing. Pursuant to their agreements, Messrs. Barranco and Eisman will each receive an annual salary of $500,000 and be eligible to receive an annual cash bonus targeted at no less than 100% or 75% of their annual salary, respectively. Messrs. Barranco and Eisman will be eligible to participate in a management incentive plan established by an affiliate of Buyer. Upon a qualifying termination, Messrs. Barranco and Eisman are entitled to: (1) any earned but unpaid bonus for the prior year, (2) if the termination occurs on or prior to December 31, 2026, a pro-rated target bonus for the current year, (3) 12 months of base salary severance, and (4) subsidized COBRA continuation coverage for 12 months. The severance payments and benefits are conditioned upon the executive’s execution and nonrevocation of a release of claims and continued compliance with applicable restrictive covenants.

See page 92 the section of this proxy statement entitled “Proposal No. 2—The Compensation Proposal” beginning on page 91 for additional information.

The acquisition by Ambac of a director and officer liability run-off policy or extended reporting coverage for a period of six (6) years following the Closing for individuals who were officers or directors of AAC or any of its subsidiaries prior to the Closing

Prior to the Closing, Ambac shall acquire, at Ambac’s sole expense, a director and officer liability run-off policy or extended reporting coverage (i.e., “tail coverage”) that will provide coverage for a period of six (6) years commencing immediately after the Closing for the individuals who were directors and officers of AAC and its subsidiaries prior to Closing comparable to the coverage provided as of the date of the Purchase Agreement under the policy or policies maintained by or for AAC or any of its subsidiaries for the benefit of such individuals.

Regulatory Approvals

Under the HSR Act, Ambac and Buyer cannot consummate the Sale until Ambac and Buyer have notified the Department of Justice’s Antitrust Division and the Federal Trade Commission of the Sale and furnished them with certain information and material relating to the Sale and the applicable waiting period has terminated or expired. On June 25, 2024, Ambac and Buyer each individually filed pre-merger notifications and report forms (with respect to the Sale) to the Federal Trade Commission and Department of Justice. The applicable waiting period expired on July 26, 2024, at 11:59 p.m.

The Sale is conditioned on the receipt of required regulatory approvals from (or notification to, as applicable) regulatory authorities including, but not limited to, (i) approval by the Wisconsin Office of the Commissioner of Insurance (“OCI”) of the Form A filing, which was submitted by Buyer to OCI on June 28, 2024; (ii) any applicable state insurance departments to which pre-acquisition notifications on Form E or similar market share notification forms or exemptions need to be filed; and (iii) approval by the U.K. Prudential Regulation Authority (the “PRA”) of the notification under s178 under the U.K. Financial Services and Markets Act 2000, as amended (the “FSMA”), which was filed with the PRA on June 28, 2024.

Material U.S. Federal Income Tax Consequences of the Sale

The following is a general summary of the anticipated material U.S. federal income tax consequences of the Sale. This summary is based upon the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the IRS with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary does not discuss any non-U.S., alternative minimum tax, state or local tax considerations.

For U.S. federal income tax purposes, the proposed Sale will be treated as a taxable sale of the stock of AAC by Ambac. The amount of gain or loss we recognize with respect to the sale of such stock will be measured by the difference between the amount realized by us on the sale of the stock and our tax basis in the stock. Any such gain or loss is expected to be capital in nature. Any loss arising from the sale may be reduced by certain tax elections made pursuant to the Purchase Agreement.

A portion of the cash received by Ambac will be allocable to the issuance of the Warrant. Ambac does not expect to derive taxable income or loss as a result of the issuance of the Warrant.

The proposed Sale is entirely a corporate action undertaken by Ambac. Our stockholders will not realize any taxable gain or loss on their shares of Ambac Common Stock for U.S. federal income tax purposes as a result of the Sale, as our stockholders will not receive any direct proceeds from the Sale. We do not anticipate that the Sale or the other Transactions contemplated by the Purchase Agreement will result in any U.S. federal income tax consequences to our stockholders.

This summary is not a complete description of all of the tax consequences of the Sale that may be relevant to you. Ambac stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Sale, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.

Accounting Treatment of the Sale

The Sale will be accounted for as a sale of a “business” by Ambac, as that term is used under GAAP, for accounting and financial reporting purposes. Upon completion of the sale, we will remove the assets and liabilities sold from our consolidated balance sheet and we anticipate recording a loss from the Sale.

Litigation Relating to the Sale

As of September 1, 2024, three stockholder demand letters have been sent to Ambac by alleged Ambac stockholders in connection with the Sale. A stockholder demand letter was sent on behalf of Roger Comas on August 6, 2024. A stockholder demand letter was sent on behalf of Richard Dabney on August 7, 2024. A stockholder demand letter was sent on behalf of Yadira Torres on August 8, 2024. Each of the letters alleges disclosure deficiencies in the proxy statement soliciting stockholder approval of the Sale and demands that additional disclosures be made before Ambac stockholders vote on the Sale.

Ambac believes that the claims asserted in the demand letters are without merit. Ambac may receive additional stockholder demand letters and lawsuits related to the Sale may be filed in the future.

THE PURCHASE AGREEMENT

The following is a summary of the material provisions of the Purchase Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary may not contain all of the information about the Purchase Agreement that is important to you. You should refer to the full text of the Purchase Agreement for details of the transaction and the terms and conditions of the Purchase Agreement. We encourage you to read carefully the Purchase Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Purchase Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Purchase Agreement

The following summary of the Purchase Agreement and the Sale and the other Transactions, and the copy of the Purchase Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Purchase Agreement and are not intended to modify or supplement any factual disclosures about Ambac in its periodic and current reports filed with the SEC. In particular, the Purchase Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Ambac, AAC or Buyer, or their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties in the Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Purchase Agreement are not necessarily characterizations of the actual state of facts about Ambac, AAC and Buyer at the time they were made or otherwise and should only be read in conjunction with the other information that Ambac makes publicly available in reports, statements and other documents filed with the SEC. Moreover, the below description of the Purchase Agreement, the Sale and the other Transactions is not complete and is subject to, and qualified in its entirety by reference to, the full text of such agreement, a copy of which is attached as Annex A to this proxy statement and which is incorporated herein by reference. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement or may change in the future, and these changes may not be fully reflected in the public disclosures made by Ambac, AAC or Buyer. As a result of the foregoing, you are strongly encouraged not to rely on the representations, warranties and covenants contained in the Purchase Agreement, or any descriptions thereof, as accurate characterizations of the state of facts or condition of Ambac, AAC or Buyer or any other party. You are likewise cautioned that you are not a third-party beneficiary under the Purchase Agreement and do not have any direct rights or remedies pursuant to the Purchase Agreement. Capitalized terms used in this section titled “Purchase Agreement” shall have the meaning ascribed to them in the Purchase Agreement, to the extent not otherwise defined herein.

Additional information regarding Ambac is contained in the documents incorporated by reference into this proxy statement and the other documents that we file with the SEC. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 101.

Purchase Price and Sale of All Outstanding Shares of AAC

On June 4, 2024, AAC and Buyer entered into the Purchase Agreement providing for the Sale and the other Transactions. Subject to the terms and conditions of the Purchase Agreement and receipt of the Required Stockholder Approval, Buyer will purchase all of the issued and outstanding common stock of AAC, a wholly-owned subsidiary of Ambac, from Ambac. The Closing of the Sale is expected to occur on the Closing Date, which is the date that is the last business day of the calendar month following the satisfaction or waiver of the last of the conditions to Closing, which include that the Sale Proposal is approved at the special meeting; provided that if the satisfaction or waiver of the last of the conditions to Closing occurs fewer than ten (10) business days prior to the last business day of the calendar month, then the Closing will occur on the last business day of the calendar month immediately following the calendar month in which the last condition to Closing is satisfied or waived.

Consideration for the Sale

Pursuant to the terms of the Purchase Agreement, the consideration for the Sale is an amount equal to $420,000,000, subject to certain adjustments. The amount of the adjustments shall be prepared in good faith by Ambac and delivered to Buyer at least five (5) business days prior to the Closing Date in a statement (the “Closing Statement”) certified by the Chief Financial Officer of Ambac, setting forth the total amount of the adjustments, including any upward adjustments for the resolution of certain litigation matters prior to the Closing and any downward adjustment for certain expenses that occur during the period between the execution of the Purchase Agreement and the Closing Date (such expenses, “Company Payments”). Following the Closing, Buyer shall have sixty (60) days to review the Closing Statement prepared by Ambac, with the Closing Statement becoming final and binding thirty (30) days after the Closing unless Buyer provides written notice of its disagreement with the Closing Statement prior to that date.

Representations and Warranties

The Purchase Agreement contains customary representations and warranties by each of Ambac and Buyer as of the date of the Purchase Agreement and as of the Closing. The statements embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. In addition, some of those representations and warranties were made as of specified dates, may be subject to a contractual standard of materiality or material adverse effect different from that generally applicable to stockholders or may have been used for the purpose of allocating contractual risk between the parties to the Purchase Agreement rather than establishing matters as facts. Many of the representations and warranties contained in the Purchase Agreement are qualified by materiality or Material Adverse Effect, and are further modified and limited by confidential disclosure schedules delivered by Ambac to Buyer and by Buyer to Ambac, as the case may be and as may or may not be specifically indicated in the text of the Purchase Agreement.

The representations and warranties concerning AAC (including, in certain cases, with respect to its subsidiaries) made by Ambac to Buyer relate to, among other things, the following:

•	AAC’s organization, existence and good standing;

•	AAC’s authority to execute, deliver and perform the Purchase Agreement, and the enforceability of the Purchase Agreement;

•	the absence of conflicts with or defaults under organizational documents of Ambac, AAC or any of its subsidiaries, applicable law or material contracts of Ambac, AAC or any of its subsidiaries;

•	AAC’s valid authorization and approval of issuance of AAC’s equity interest and AAC’s compliance with applicable law with respect to such equity interest;

•	AAC’s existence of performance and incentive awards;

•	AAC’s subsidiaries’ organization, existence and good standing, and AAC’s subsidiaries’ valid authorization and existence of equity interests;

•	the true, complete and correct list of all jurisdictions where AAC and its insurance subsidiaries are domiciled;

•	financial statements;

•	the absence of undisclosed liabilities;

•	the absence of certain facts or events that would have reasonably been expected to have had a material adverse effect since December 31, 2023;

•	contracts and commitments;

•	good title to certain assets, including real estate;

•	possession and quiet enjoyment of leased real estate;

•	intellectual property matters;

•	information technology, cybersecurity and data matters;

•	litigation matters;

•	compliance with any applicable laws, absence of regulatory restrictions and validity of required permits;

•	employee and labor matters;

•	employee benefits, including plans, related matters and ERISA;

•	environmental matters;

•	tax matters;

•	insurance coverage;

•	brokerage and transaction fees;

•	affiliate transactions;

•	reinsurance and retrocessions;

•	reserves;

•	actuarial reports;

•	insurance contracts;

•	investment assets;

•	sufficiency of assets;

•	shared contracts;

•	international trade and anti-corruption;

•	solvency of Ambac and its subsidiaries;

•	fairness opinion; and

•	the disclaimer of any other representations and warranties, express or implied.

For the purposes of the Purchase Agreement, “Material Adverse Effect” means any material adverse change in, or effect on, (i) the assets, business, financial condition or results of operations of AAC and its subsidiaries, taken as a whole or (ii) the ability of Ambac to timely perform its obligations hereunder or consummate the transactions contemplated by the Purchase Agreement or the ancillary agreements; provided that, in the case of clause (i), any such change or effect resulting from any of the following, individually or in the aggregate, shall not be considered when determining whether a Material Adverse Effect has occurred: (a) any change, development, event or occurrence after the date hereof arising out of or relating to economic conditions generally or capital and financial markets generally, including changes in interest or exchange rates and corresponding changes in the value of the Investment Assets of AAC or any of its subsidiaries, (b) any change, development, event or occurrence after the date hereof affecting the financial guaranty insurance industry in which AAC or any of its subsidiaries operates or in which products of AAC or any of its subsidiaries are used or distributed, (c) any change in Laws, GAAP, SAP or the enforcement or interpretation thereof applicable to AAC or any of its subsidiaries, (d) conditions in jurisdictions in which AAC or any of its subsidiaries operates, including political conditions generally, hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing, (e) any change resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by, or the performance of obligations under, the Purchase Agreement, including any such change relating to the identity of, or facts and circumstances relating to, Buyer and including any actions by customers, suppliers or personnel, (f) any action taken by Buyer and any of its affiliates or representatives, (g) any change (or threatened change) in the credit, financial strength or other ratings (other than the facts underlying any such change) of Ambac or any of its respective Affiliates, including AAC and its subsidiaries, (h) any hurricane, flood, tornado, earthquake or other natural disaster, man-made disaster or any other force majeure event or (i) the failure of AAC and its subsidiaries to achieve any earnings, premiums written, or other financial projections or forecasts (provided that this clause (i) shall not prevent a determination that any change, event, circumstance, fact or development underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect); provided, further, that any change, event, circumstance, fact or development with respect to clauses (a), (b), (c), (d) and (h) shall be taken into account in determining whether a “Material Adverse Effect” has occurred to the extent that such change, event, circumstance, fact or development has a disproportionately adverse effect on AAC and its subsidiaries, taken as a whole, relative to other participants in the financial guaranty insurance industry.

The representations and warranties made by Buyer to Ambac are similarly limited and relate to the following:

•	Buyer’s organization, existence and good standing;

•	Buyer’s authority to execute, deliver and perform the Purchase Agreement, and the enforceability of the Purchase Agreement;

•	the absence of conflicts with or defaults under organizational documents of Buyer, applicable law or material contracts of Buyer;

•	availability of funds;

•	acknowledgment of the risk related to the purchase of securities;

•	absence of litigation matters;

•	absence of brokerage and finding fees;

•	solvency of Buyer and its subsidiaries;

•	information supplied; and

•	the disclaimer of any other representations and warranties, express or implied.

No Survival; No Indemnification

The representations and warranties of the parties contained in the Purchase Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach, and the covenants and agreements of the parties contained in the Purchase Agreement do not survive on the Closing; provided that the obligation with respect to the Closing and purchase price; the acquisition of the co-investment facility; the provision of the requisite information to provide the publicly available financial information listed on Schedule C to the Settlement Agreement, dated as of June 7, 2010, by and among AAC, Ambac Credit Products LLC, and the policy beneficiaries party thereto; specified tax liabilities; and any covenants or agreements which by their terms contemplate performance (in whole or in part) after the Closing will survive to the extent required to be performed after the Closing, and provided, further, that the foregoing will not prevent or otherwise limit the rights of any party in the event of fraud or willful breach of the Purchase Agreement.

Financing

Equity Commitment Letter

In connection and concurrently with the entry into the Purchase Agreement, on June 4, 2024, Sponsor entered into the Equity Commitment Letter with Buyer, pursuant to which, subject to the terms and conditions set forth in the Equity Commitment Letter, Sponsor has committed to contribute, directly or indirectly, to Buyer (a) at the Closing, cash in an aggregate amount equal to $450,000,000, solely for the purpose of funding and to the extent necessary to fund the amounts required to consummate the Sale, and (b) if the Closing is not consummated due to certain qualified terminations, then Sponsor will contribute an aggregate amount equal to $42,000,000, solely for the purpose of funding and to the extent necessary to fund the payment by Buyer to Ambac of monetary damages awarded to Ambac pursuant to a final, nonappealable judgment by a court arising from Buyer’s fraud or willful breach of the Purchase Agreement. Ambac is a third-party beneficiary under the Equity Commitment Letter, subject to the terms and conditions of the Purchase Agreement, and (i) if (and only if) Ambac has obtained a final, nonappealable decision by a court entitling Ambac to specific performance of the obligations of Buyer to consummate the Closing under the Purchase Agreement, and in such case solely for the purpose of specifically enforcing Buyer’s right to cause the Sponsor to fund the amounts required to consummate the Sale and (ii) if (and only if) Ambac has obtained a final, nonappealable judgment by a court arising from Buyer’s fraud or willful breach of the Purchase Agreement, and in such case solely for the purpose of specifically enforcing Buyer’s right to cause the Sponsor to pay monetary damages. Buyer has represented and warranted in the Purchase Agreement that, subject to the terms and conditions of the Equity Commitment Letter, Buyer will have, as of the Closing, sufficient access to immediately available cash in an amount contemplated by the Equity Commitment Letter.

Certain Covenants and Agreements

The Purchase Agreement also contains certain customary covenants by each of the parties during the period between signing the Purchase Agreement and the earlier of the Closing or the termination of the Purchase Agreement in accordance with its terms.

Special Meeting of Ambac Stockholders

Ambac has agreed to take all action necessary to hold the special meeting of its stockholders for the purpose of obtaining the Required Stockholder Approval, including the preparation and mailing of this proxy statement and the related proxy materials to its stockholders, as promptly as practicable following entry into the Purchase Agreement. Even if there is a change to the Recommendation of the Ambac Board, Ambac has agreed to submit the Purchase Agreement to the stockholders of Ambac for the purpose of obtaining the Required Stockholder Approval. Subject to the non-solicitation provision of the Purchase Agreement with respect to Superior Proposals, Ambac will use its reasonable best efforts to solicit proxies to obtain the Required Stockholder Approval.

Public Announcements

Upon the execution of the Purchase Agreement and the Closing Date, Buyer and Ambac will cooperate in the preparation and contents of joint public announcements. Buyer and Ambac have also agreed not to issue any public release or announcement concerning the Purchase Agreement, the Sale and the other Transactions without the prior written consent of the other party.

Intercompany Accounts and Agreements and Company Payments

Prior to the Closing, (i) Ambac shall, as may be necessary, settle, discharge, offset, pay, repay, terminate or extinguish in full all intercompany accounts except the Settlement Agreement, (ii) Ambac will terminate all intercompany agreements to which AAC or its subsidiary is a party and will discharge them without any further liability or obligation thereunder and (iii) Ambac shall notify Buyer of any payment, transaction, commitment or agreement by AAC or its subsidiaries that has occurred since the date of the Purchase Agreement which is reasonably expected to constitute a Company Payment.

Specified Transactions

Prior to the Closing, Ambac shall (i) acquire the co-investment facility, (ii) at Ambac’s election, negotiate and enter into a loan facility with Buyer and (iii) at no cost to AAC or any of its subsidiaries, assign certain leases to Ambac.

Audited Financial Statements and Monthly Reporting

Until the Closing or termination of the Purchase Agreement, Ambac shall continue to prepare or cause to be prepared, in the ordinary course of business, and deliver to Buyer certain financial statements, including (i) quarterly and annual statements of AAC’s assets, liabilities, cash flows and capital prepared in accordance to the statutory accounting principles and practices prescribed or permitted by OCI and (ii) AAC’s quarterly and annual unaudited consolidated balance sheet and income statement, in each case prepared in accordance to GAAP.

Transition Services Agreement

Ambac and Buyer will negotiate in good faith the form of the Transition Services Agreement consistent with the Transition Services Agreement Term Sheet, and the parties will use commercially reasonable efforts to finalize the definitive Transition Services Agreement within sixty (60) days of the date of the Purchase Agreement.

Covenants Relating to the Conduct of the AAC Business Prior to Closing

Affirmative Covenants

The Purchase Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Purchase Agreement and the earlier of the Closing or the termination of the Purchase Agreement in accordance with its terms, including to use reasonable best efforts to obtain the required Governmental Approvals and to manage the Investment Assets in the ordinary course of business consistent with past practice, the investment guidelines of AAC and the interim asset allocation guidelines set forth in Annex A of the Purchase Agreement (“Interim Asset Allocation Guidelines”).

Negative Covenants

Prior to the Closing, Ambac has agreed that it will not (and will cause AAC and its subsidiaries not to) take any of the following actions with respect to the AAC business, subject to specified exceptions, without the prior request or written consent of Buyer:

•	amend or modify its organizational documents or take or authorize any action to wind up its affairs or dissolve;

•

(i) establish, adopt, amend, modify or terminate any compensation or benefit plan, program, policy, agreement or arrangement of AAC that would increase the liability of AAC and its subsidiaries following March 31, 2024 or adversely affect any employee of AAC that will continue to work for AAC after the consummation of the Sale, (ii) take any action to grant any new, or materially increase any existing, or accelerate the funding, payment or vesting of any compensation or benefits provided to any of the employees of AAC that will continue to work for AAC after the consummation of the Sale, (iii) hire, promote or engage, or otherwise enter into any employment or consulting agreement with any of the employees of AAC that will continue to work for AAC after the consummation of the Sale, or (iv) terminate any of the employees of AAC that will continue to work for AAC after the consummation of the Sale, other than for cause or in the ordinary course of business consistent with past practice with respect to any such person whose annualized cash compensation opportunities did not exceed $350,000;

•

issue, sell or grant options, warrants or rights to purchase or subscribe to, enter into any arrangement or contract with respect to the issuance or sale of, or redeem or repurchase any securities of AAC or any of its subsidiaries or make any changes in the capital structure of AAC or any of its subsidiaries (by combination, recorganization or otherwise);

•

sell, assign, transfer, pledge or encumber, or grant any lien (other than a lien permitted under the Purchase Agreement or an immaterial lien that is granted in the ordinary course of business consistent with past practice that does not affect the use or value of the applicable asset) on any of its assets whether tangible or intangible, except (i) in the ordinary course of business consistent with past practice or (ii) Investment Assets;

•	merge or consolidate with any other person;

•

modify or amend in any material respect or recapture or terminate any material contract, intercompany agreement (except in accordance with Section 4.9(a)(ii) of the Purchase Agreement) or material reinsurance agreements or enter into any contract which would, if it had been entered into prior to the date of the Purchase Agreement, have been a material contract, intercompany agreement or material reinsurance agreement;

•

issue any note, bond or other debt security or create, incur or guaranty any new indebtedness, other than trade accounts payable and short-term working capital financing, in each case incurred in the ordinary course of business consistent with past practice;

•	make any capital expenditure in excess of $250,000 or commitments for capital expenditures in excess of $250,000;

•

(i) forgive, cancel or compromise any material debt or claim, or waive or release any right of material value, (ii) repurchase any surplus or other notes, preferred securities or other securities issued by AAC or any of its subsidiaries, or enter into any agreements, arrangements or understandings with any of the holders thereof or (iii) initiate or participate in any negotiations or discussions with any third party or any governmental authority regarding the foregoing;

•	fail to pay or satisfy when due any material liability of AAC or any of its subsidiaries (other than any such liability that is being contested in good faith);

•

make any material change in the reserving, actuarial or financial accounting policies, practices or principles of AAC or any of its subsidiaries, as applicable, in effect on the date hereof (including with respect to the allocation of shared costs and expenses of Ambac and its subsidiaries or liabilities under any intercompany agreements), other than any change required by applicable law, GAAP or SAP (or the interpretation thereof);

•

(i) make any material change in the risk management or reinsurance policies, practices or principles of AAC or any of its subsidiaries, as applicable, in effect on the date hereof or (ii) enter into or consummate any insured cash flow securities or other liability defeasance transactions;

•

(i) acquire or dispose of any Investment Assets in any manner inconsistent with the investment guidelines of AAC or the Interim Asset Allocation Guideline or (ii) amend, modify or otherwise change the investment guidelines of AAC, the Interim Asset Allocation Guidelines or asset-liability management or strategic asset allocation policies or procedures with respect to the Investment Assets in any material respect;

•

transfer, assign, lease, sell, license, sublicense, covenant not to assert, abandon, let lapse, let expire (other than expiration of intellectual property rights in accordance with its maximum statutory term) or otherwise dispose of any material intellectual property, except nonexclusive licenses granted to customers in the ordinary course of business;

•

settle or compromise (i) certain litigation matters (except for a settlement or compromise that involves solely monetary damages less than certain amounts agreed between the parties) or (ii) other litigation

(other than litigation relating to claims under the insurance contracts arising in the ordinary course of business consistent with past practice), other than any settlement or compromise of any litigation that involves solely monetary damages for an amount equal to or less than the amount reserved against such litigation in the most recent statutory statement prior to the date of the Purchase Agreement;

•

implement any employee layoffs, furloughs, reductions in force, plant closings, reductions in compensation or other similar actions that would require notice under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local law;

•

waive or release any noncompetition, non-solicitation, nondisclosure or other restrictive covenant obligation of any of the employees of AAC that will continue to work for AAC after the consummation of the Sale or any current or former employee or independent contractor of the business of AAC or its subsidiaries;

•

pay or incur more than $5,500,000 in the aggregate in operating expenses (including fees and expenses of legal, financial and other advisors) in any given calendar month, excluding all reasonable, documented and justified expenses incurred in connection with litigation affecting AAC or any of its subsidiaries;

•

pay or grant any third-party consultant, advisor or corporate service provider any bonuses, success fees or other discretionary amounts excluding, for the avoidance of doubt, any nondiscretionary amounts required to be paid by AAC or any of its subsidiaries under existing agreements in effect as of March 31, 2024;

•	declare, set aside, make or pay any dividend or other distribution payable in stock or property with respect to its capital stock or other equity interests therein;

•	sell, securitize, factor or otherwise transfer any accounts receivable;

•	make any loans or advances to any of its directors, members, managers, officers, employees, customers, suppliers or affiliates or enter into any transaction for the benefit of any such person;

•

make, change or revoke any material tax election, change or adopt any annual tax accounting period, adopt or change any material method of tax accounting, amend any material tax returns or file any claims for material tax refunds, enter into any closing agreement, settle any material tax claim, audit or assessment, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment (other than any automatic extension of the due date of a tax return) or surrender any right to claim a material tax refund, offset or other reduction in tax liability;

•	market, issue, underwrite or sell any insurance contracts;

•	consummate any transaction such that the aggregate amount of Company Payments would reasonably be expected to be in excess of $3,000,000 as of the Closing; or

•	authorize, enter into, agree or commit to do any of the foregoing.

Use of Ambac Marks

Following the date of the Purchase Agreement and no later than the Closing, the parties shall cooperate in good faith to negotiate and agree upon the parties’ respective rights and obligations with respect to the term “Ambac” and any trademarks (including Internet domain names) containing or comprising the foregoing or any variations thereof (“Ambac Marks”) and any other trademarks identified by the parties that are owned by AAC or any of its subsidiaries or Ambac and its affiliates (other than AAC and its subsidiaries) (the “Trademark Agreement”); provided that Ambac and its affiliates (other than AAC and its subsidiaries), as of the Closing, shall retain ownership of the Ambac Marks; and provided, further, that, subject to the terms of the Transition Services Agreement (or the Trademark Agreement, as applicable) in no event shall AAC or its subsidiaries be required at any time to cease use of the term “Ambac” solely as used in the entity names “Ambac Assurance Corporation” or

“Ambac Assurance UK Limited” as used prior to the date hereof, or to cease any existing uses of the Ambac Marks being used in the business of AAC and its subsidiaries as of the Closing (other than with respect to winding down the use of email and website domains in accordance with the Transition Services Agreement or Trademark Agreement). The Trademark Agreement shall include reasonable obligations on the parties thereto to seek to minimize any potential consumer or market confusion with respect to their permitted uses of the “Ambac” name or Ambac Marks after the Closing.

Pursuant to the terms of the Purchase Agreement, AAC and its subsidiaries, on the one hand, and Seller (on behalf of itself and its affiliates) on the other hand, granted each other a worldwide, fully paid-up, royalty-free, irrevocable, perpetual, non-exclusive, and non-transferable license to all their respective intellectual property rights (other than trademarks) that are (i) owned as of the Closing and (ii) used in their respective businesses within the twelve (12) months prior to the Closing, for all uses necessary for the operation of such businesses.

Employee Matters

Pursuant to the terms of the Purchase Agreement, prior to the Closing of the Sale, Ambac will transfer to Ambac the employment agreements and employment-related contracts and liabilities of all employees who are not continuing with AAC or its subsidiaries.

Effective as of the Closing Date, Ambac will cause the benefit plans provided by Ambac to the continuing AAC employees to cease. The parties agreed that Ambac will hold Buyer and AAC and its subsidiaries harmless against one-third of all losses arising out of or resulting to the establishment, documentation, administration, modification or termination of retirement or post-termination health or welfare benefit plans prior to the Closing Date.

Upon the Closing, the continuing AAC employees will continue their employment with AAC. For a period of up to twelve (12) months, Buyer will provide the continuing AAC employees with base compensation and benefits either (i) under a professional employer organization plan or (ii) that are substantially comparable in the aggregate to the compensation and benefits such employee had immediately prior to Closing.

Post-Closing Covenants

D&O Insurance

Prior to the Closing, Ambac shall acquire, at Ambac’s sole expense, a director and officer liability run-off policy or extended reporting coverage (i.e., “tail coverage”) that will provide coverage for a period of six (6) years commencing immediately after the Closing for the individuals who were directors and officers of AAC and its subsidiaries prior to the Closing.

Financial Reporting Package

Following the Closing, Ambac will provide AAC and Buyer with the necessary information to continue to make publicly available the financial information listed on Schedule C to the Settlement Agreement.

Non-Solicitation

Under the terms of the Purchase Agreement, Buyer and Ambac agreed, subject to certain exceptions described below, that during the period beginning June 4, 2024 (the date of the Purchase Agreement), and continuing until the earlier of a valid termination of the Purchase Agreement or the Closing, Ambac will not, and will cause their respective subsidiaries and its and its subsidiaries’ officers, directors, employees, agents, consultants or professional advisors or other affiliates not to, directly or indirectly:

•	(i) solicit, initiate or knowingly encourage or facilitate the making of any Company Acquisition Proposals or any inquiry, proposal, request or offer which constitutes, or would reasonably be expected to lead to, or result in, an offer, proposal or indication of interest (whether or not in writing) from any person or group (as defined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of persons (other than Buyer and its affiliates), relating to or involving, whether in a single transaction or series of related transactions, any direct or indirect acquisition, lease, exchange, reinsurance, license, transfer, disposition or purchase of any business, businesses or assets (including equity interests in the subsidiaries of such persons but excluding sales of assets in the ordinary course of business consistent with past practice) of AAC and its subsidiaries that constitute or account for 15% or more of the consolidated net revenues, net income, net liabilities or net assets of AAC and its subsidiaries, taken as a whole (“Company Acquisition Proposal”) or (ii) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal, request or offer which constitutes, or would reasonably be expected to lead to, or result in, a Company Acquisition Proposal;

•

participate in any negotiations regarding, or furnish to any person (other than Buyer, its affiliates and their respective representatives), any nonpublic information relating to AAC and any of its subsidiaries, in connection with or related to any Company Acquisition Proposal or potential Company Acquisition Proposal;

•

enter into any letter of intent, stock purchase agreement, merger agreement, asset purchase agreement or other agreement providing for a Company Acquisition Proposal (other than an acceptable confidentiality agreement) (each, an “Alternative Acquisition Agreement”);

•

approve or authorize, or cause or permit AAC or any of its subsidiaries to enter into, any agreement to reimburse any third-party costs, expenses or other liabilities incurred in connection with making (or evaluating for the purpose of making) a potential Company Acquisition Proposal;

•

grant any waiver, amendment or release under any “standstill” or confidentiality agreement or fail to enforce the terms of any such “standstill” or confidentiality agreement, unless the Ambac Board determines in good faith (after consultation with its outside financial advisors and outside legal counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable laws; or

•	resolve, commit or agree to do any of the foregoing;

provided that, notwithstanding the restrictions set forth above and subject to the terms and conditions of the Purchase Agreement, if prior to (but not after) Ambac’s receipt of the Required Stockholder Approval (the “Alternative Acquisition Period”), Ambac receives a Company Acquisition Proposal that the Ambac Board believes in good faith, after consultation with outside financial advisors and outside legal counsel, is or would reasonably be expected to lead to a Superior Proposal, then Ambac may provide nonpublic information relating to AAC of any of its subsidiaries to the person or group of persons making such Company Acquisition Proposal and engage in discussions and negotiations with such person or group of persons.

If Ambac receives any inquiry or proposal that would reasonably be expected to lead to a Company Acquisition Proposal or any inquiry or request for nonpublic information relating to AAC and its subsidiaries by any person who has made or would reasonably be expected to make a Company Acquisition Proposal, then Ambac shall promptly (and in any event within one (1) business day) notify Buyer after receipt, and provide Buyer with such nonpublic information provided to such other person to the extent not previously provided to Buyer, and Ambac must keep Buyer reasonably informed, on a prompt basis, regarding any material changes to the status and material terms of any such proposal or offer. The notice from Ambac to Buyer must indicate the identity of the persons making such Company Acquisition Proposal and the material terms of the Company Acquisition Proposal.

Ambac and Buyer agreed that, at any time after June 5, 2024 (the date of the Purchase Agreement), the Ambac Board may not (i) withhold, change or otherwise modify among other things, (a) the Ambac Board’s declaration that the Purchase Agreement and the consummation of the transactions contemplated thereto are advisable and in the best interest of Ambac’s stockholders or (b) the Ambac Board’s recommendation that the transactions contemplated by the Purchase Agreement be approved by Ambac’s stockholders in accordance with Section 271 of the Delaware General Corporation Law (collectively, the “Recommendation of the Ambac Board”), in each case in a manner adverse to Buyer, (ii) adopt, authorize, approve, declare advisable or otherwise agree to submit to a vote of the stockholders of Ambac a Company Acquisition Proposal, (iii) fail to publicly reaffirm the recommendation of the Ambac Board within three (3) business days, (iv) fail to include the recommendation of the Ambac Board in this proxy statement or (v) formally resolve to effect, publicly announce an intention or resolution to or agree to take any of the foregoing actions (any action described in the foregoing, an “Ambac Board Recommendation Change”).

Notwithstanding anything to the contrary set forth in the Purchase Agreement, if Ambac has received a bona fide written Company Acquisition Proposal prior to obtaining the Required Stockholder Approval that has not been withdrawn, and that the Ambac Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal that did not result from a breach of the non-solicitation covenant, the Ambac Board may effect an Ambac Board Recommendation Change with respect to such Superior Proposal; provided, however, that the Ambac Board cannot take such action unless the Ambac Board determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties; provided further, that prior to effecting an Ambac Board Recommendation Change pursuant to a Superior Proposal that the Ambac Board determines in good faith represents or can reasonably be expected to lead to a Superior Proposal, Ambac shall (i) provide Buyer with at least five (5) business days prior notice (the “Superior Proposal Notice Period”) of its intention to take such action, (ii) during the Superior Proposal Notice Period and in response to such Superior Proposal, negotiate in good faith with Buyer (to the extent so desired by Buyer) any revisions to the terms of the transactions contemplated by the Purchase Agreement and proposed by Buyer in response to such Superior Proposal; and, at the end of the Superior Proposal Notice Period (or, in the event that the Company Acquisition Proposal has been materially revised or modified, at the end of the two business day period following each such material revision or modification, if later), the Ambac Board determines in good faith that such Company Acquisition Proposal continues to constitute a Superior Proposal and that the failure to take such action would be inconsistent with its fiduciary duties under applicable laws. If there is any amendment, revision or change to the terms of any such Superior Proposal in a material respect and to the extent such proposal would no longer constitute a Superior Proposal, then Ambac shall (a) provide a new notice to Buyer and the applicable Superior Notice Period shall be extended until at least three (3) business days after the time Buyer receives notice from Ambac of such amendment, revision or change and (b) Ambac will again comply with the negotiation process described in this paragraph.

Promptly following June 4, 2024, Ambac also agreed to, and to cause each of its subsidiaries to, cease any existing discussions or negotiations with any person with respect to a Company Acquisition Proposal.

Conditions to Closing

The Purchase Agreement contains customary conditions to Closing for each of Ambac and Buyer.

Unless waived, the obligation of Buyer and Ambac to complete the Sale and other Transactions pursuant to the Purchase Agreement are subject to the satisfaction of the following conditions:

•	the receipt of specified regulatory approvals must be obtained;

•	the Sale and other Transactions must not be restrained, enjoined or otherwise prohibited or made illegal by applicable law; and

•	the Required Stockholder Approval must be obtained.

Unless waived by Ambac, the obligations of Buyer to complete the Sale and other Transactions pursuant to the Purchase Agreement are subject to the satisfaction of the following conditions:

•

(i) the fundamental representations of Ambac must be true and correct in all but de minimis respects as of the Closing Date; (ii) the representations and warranties contained in Section 2.8(b) of the Purchase

Agreement shall be true and correct in all respects as of the Closing Date and (iii) each of the representations of Ambac must be true and correct at and as of the Closing Date;

•	compliance in all material respects with covenants and agreements required to be performed by Ambac prior to the Closing;

•

receipt of a certificate dated the date of the Closing Date, signed by a duly authorized officer of Ambac, stating that the conditions specified in Section 6.2(a) and Section 6.2(b) of the Purchase Agreement have been satisfied; and

•	receipt (or expiration of all applicable waiting periods) of all specified regulatory approvals without the imposition of a burdensome condition.

Unless waived by Buyer, the obligations of Ambac to complete the Sale and other Transactions pursuant to the Purchase Agreement are subject to satisfaction of the following conditions:

•

(i) the representations in Section 3.1, Section 3.2 and Section 3.3 (other than the representations and warranties in Section 3.3 with respect to material agreements) of the Purchase Agreement shall be true and correct in all but de minimis respects as of the Closing Date and (ii) each of the other representations and warranties of Buyer are true and correct at and as of the Closing Date;

•	compliance in all material respects with covenants and agreements required to be performed by Buyer at or prior to the Closing; and

•

receipt of a certificate dated the date of the Closing Date, signed by a duly authorized officer of Buyer, stating that the conditions specified in Section 6.3(a) and Section  6.3(b) of the Purchase Agreement have been satisfied.

Termination

Buyer and Ambac may terminate the Purchase Agreement by mutual written agreement at any time prior to the Closing Date.

In addition, either Buyer or Ambac may terminate the Purchase Agreement at any time prior to the Closing by giving written notice to the other party if:

•

the Closing has not been consummated on or before the End Date; provided, however, that if the Closing has not occurred solely due to the failure of the conditions to Closing set forth in Section 6.1(a) of the Purchase Agreement to be satisfied, the End Date will be automatically extended for an additional ninety (90) days and the parties agree to continue to use their respective reasonable best efforts to satisfy such conditions to Closing; provided, further, that the right to terminate the Purchase Agreement for the foregoing is not available to any party whose breach of any provision of the Purchase Agreement results in the failure of the Closing to be consummated;

•

(i) applicable law makes the consummation of the Closing illegal or otherwise prohibited or (ii) any judgment, injunction, order or decree of any governmental authority enjoins Buyer and Ambac from consummating the Closing; or

•	Ambac fails to obtain the Required Stockholder Approval at the special meeting.

The Purchase Agreement may be terminated by Buyer by written notice to Ambac if a breach of any representation or warranty or failure to perform any covenant or agreement shall have occurred that would cause the conditions set forth in Section 6.2(a) and (b) of the Purchase Agreement not to be satisfied, and such breach is not cured within sixty (60) days of written notice to Ambac or is incapable of being cured by the End Date. Additionally, the Purchase Agreement may be terminated by Buyer if at any time the Ambac Board effects a Ambac Board Recommendation Change.

The Purchase Agreement may be terminated by Ambac by written notice if a breach of any representation or warranty or failure to perform any covenant or agreement shall have occurred that would cause the conditions set forth in Sections 6.3(a) or (b) of the Purchase Agreement not to be satisfied, and such breach is not cured within sixty (60) days of written notice to Buyer or is incapable of being cured by the End Date.

Effect of Termination

If the Purchase Agreement is validly terminated, the Purchase Agreement becomes void and of no effect without liability of any party, except for liability for any damages for fraud or for willful breach of any provision in the Purchase Agreement.

Termination Fee; Expense Reimbursement

Buyer and Ambac agreed that if (i) the Purchase Agreement was validly terminated because (a) the Closing was not consummated on or before the End Date, subject to a certain conditional extension of ninety (90)-days, (b) the Ambac Board fails to obtain the Required Stockholder Approval at a meeting of Ambac stockholders held for the purpose of obtaining the Required Shareholder Approval or (c) Ambac is in breach of certain representations or covenants that would cause closing conditions not to be satisfied; (ii) following the execution and delivery of the Purchase Agreement and prior to the foregoing termination, Ambac or AAC received a Company Acquisition Proposal or a Company Acquisition Proposal was publicly made or disclosed and was not subsequently withdrawn at least four (4) business days prior to the termination set forth in clause (i) of this paragraph; (or prior to the Seller Shareholders Meeting in the case of a termination pursuant to a failure to obtain the Required Stockholder Approval); and (iii) within twelve (12) months following a termination set forth in clause (i) of this paragraph, a Company Acquisition Proposal is consummated or Ambac enters into a definitive agreement with respect to a Company Acquisition Proposal, then Ambac will pay a termination fee of $22,000,000 (the “Termination Fee”); provided that for purposes of determining whether a Termination Fee is payable all references to “15%” in the definition of Company Acquisition Proposal shall be deemed to be references to “50%”.

Additionally, if the Purchase Agreement is validly terminated (i) because Ambac is in breach of covenants related to regulatory efforts, nonsolicitation or the Seller Shareholders Meeting that would cause certain closing conditions not to be satisfied, (ii) by Buyer, if at any time the Ambac Board has effected an Ambac Board Recommendation Change or (iii) because Ambac failed to receive the Required Stockholder Approval at a time when Buyer could have terminated the Purchase Agreement because of Ambac’s breach of covenants related to regulatory efforts, non-solicitation or the Seller Shareholders Meeting that would cause certain closing conditions not to be satisfied, then Ambac must pay Buyer a Termination Fee. In no event shall Ambac be required to pay the Termination Fee on more than one occasion.

In addition to the Termination Fee, Ambac will pay Buyer up to $6,000,000 as a reimbursement to Buyer’s reasonable documented out-of-pocket fees and expenses (including reasonable attorney fees) incurred in connection with the Sale and the other Transactions contemplated by the Purchase Agreement if the Purchase Agreement is terminated because (i) the Closing was not consummated on or before the End Date and the Termination Fee also becomes payable, (ii) there is a failure to obtain the Required Stockholder Approval, at a time when Buyer could have terminated the Purchase Agreement because of Ambac’s breach of covenants related to regulatory efforts, non-solicitation or the Seller Shareholders Meeting that would cause certain closing conditions not to be satisfied, (iii) the Ambac Board effected an Ambac Board Recommendation Change or (iv) there is an Ambac breach of representations or covenants that would cause certain closing conditions not to be satisfied.

Amendment; Waivers, etc.

The Purchase Agreement, modified, may be amended, and any provision may be waived, only if such amendment, modification or waiver is set forth in a writing executed by the party against whom enforcement of such amendment, modification or waiver will be sought. No waiver of any of the provisions of the Purchase Agreement shall constitute a waiver of any other provisions, whether or not similar.

Governing Law

Any and all claims, controversies and causes of action arising out of or relating to the Purchase Agreement shall be governed by the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

Specific Performance

The parties agree that the Purchase Agreement is intended to be specifically enforced, and Buyer and Ambac would suffer irreparable damage if any terms or provisions of the Purchase Agreement were not performed in accordance with their specific terms and that monetary damages would not be an adequate remedy. Accordingly, each party shall be entitled to injunctive relief, other equitable relief, and specific performance of the terms and provisions of the Purchase Agreement, in addition to any other remedy to which they are entitled at law or in equity.

Required Vote; Recommendation of the Ambac Board

The Ambac Board recommends that our stockholders vote “FOR” the Sale Proposal.

For a discussion of the factors considered by the Ambac Board in determining to recommend approval of the Purchase Agreement, and the Sale and other Transactions as contemplated thereby, see the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Recommendation of the Ambac Board and Its Reasons for the Sale” beginning on page 44.

Approval of this Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Ambac Common Stock entitled to vote thereon at the special meeting, voting together as a single class in person or by proxy (which we refer to as the Required Stockholder Approval). For purposes of the vote on this Sale Proposal, an abstention, a “broker non-vote,” or a failure to submit a proxy card or vote over the Internet, by telephone or in person at the special meeting will have the same effect as voting “AGAINST” this Sale Proposal.

THE AMBAC BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE SALE PROPOSAL

PRELIMINARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following preliminary unaudited pro forma combined financial information gives effect to the following transactions by Ambac Financial Group, Inc (“Ambac”), collectively the “Transactions”:

•

Ambac’s disposition of 100% of the common stock of Ambac Assurance Corporation (“AAC”) under the terms of a Stock Purchase Agreement dated June 4, 2024, with American Acorn Corporation (“Buyer”), a Delaware corporation owned by funds managed by Oaktree Capital Management, L.P., pursuant to which, subject to the conditions set forth therein, Ambac will sell all the issued and outstanding shares of common stock, par value $2.50 per share, of AAC to Buyer for aggregate consideration of $420 million in cash (the “AAC Transaction”). At the closing of the AAC Transaction, Ambac will issue to Buyer or its designee a warrant (the “Warrant”) exercisable for a number of shares of common stock, par value $0.01, of Ambac representing 9.9% of the fully diluted shares of Ambac’s common stock as of March 31, 2024, pro forma for the issuance of the Warrant (the “Warrant Shares”). The Warrant will have an exercise price per share of $18.50 with a six and a half-year term from the date of issuance and will be immediately exercisable.

•

Ambac’s acquisition of 60% of Beat Capital Partners Limited and subsidiaries (“Beat”), effective July 31, 2024, for total consideration as of the closing date, of approximately $278 million, of which approximately $249 million was paid in cash and the remainder of which was satisfied through the issuance of 2,216,023 shares of common stock, par value $0.01 per share, of Ambac (“Ambac Common Stock”) to certain Sellers (the “Beat Transaction”).

The Transactions have been accounted for in the preliminary unaudited pro forma combined statement of operations (the “pro forma statement of operations”) for the six months ended June 30, 2024, and the year ended December 31, 2023, as if they had been completed on January 1, 2023. The preliminary unaudited pro forma combined balance sheet as of June 30, 2024, gives effect to the Transactions as if they occurred on June 30, 2024.

The following preliminary unaudited pro forma combined financial statements and related notes as of and for the six months ended June 30, 2024, and for the year ended December 31, 2023, have been derived from, and should be read in conjunction with, (i) the historical audited consolidated financial statements of Ambac and accompanying notes included in Ambac’s Annual Report on Form 10-K for the year ended December 31, 2023, (ii) the historical unaudited consolidated financial statements of Ambac and related notes included in Ambac’s Quarterly Report on Form 10-Q for the six months ended June 30, 2024, (iii) the historical audited combined financial statements of Beat and related notes for the year ended December 31, 2023, and (iv) the historical unaudited combined financial statements of Beat for the six months ended June 30, 2024.

In accordance with Article 11 of Regulation S-X, the preliminary unaudited pro forma combined financial statements were prepared for illustrative and informational purposes only and are not intended to represent what our results of operations or financial position would have been had the Transactions occurred on the dates noted above, nor what they will be for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable. In the opinion of our management, all adjustments necessary to present fairly the preliminary unaudited pro forma combined financial statements have been made. The preliminary unaudited pro forma combined financial statements do not include the realization of any cost savings from operating efficiencies or synergies that might result from the Transactions. Additionally, we anticipate that certain nonrecurring charges will be incurred in connection with the Transactions, the substantial majority of which consist of fees paid to investment bankers, legal counsel and other professional advisors. Any such charge could affect the future results of the post-acquisition company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months from the closing date of the Transactions. Accordingly, the preliminary unaudited pro forma combined statement of operations for the year ended December 31, 2023, reflects the effects of these non-recurring charges, which are not included in the historical statements of operations of Ambac, AAC or Beat for the year ended December 31, 2023.

In connection with the Beat Transaction, the preliminary unaudited pro forma combined financial statements have been prepared using the acquisition method of accounting for business combinations under generally accepted accounting principles in the United State of America (“US GAAP”), in accordance with Accounting Standards Codifications (ASC) 805, Business Combinations. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired, liabilities assumed and noncontrolling interests based upon their estimated fair values as of the acquisition date, with any excess purchase price allocated to goodwill. Ambac has made a preliminary allocation of the purchase price as of the assumed acquisition date of June 30, 2024, using information currently available. We estimated the fair value of Beat’s assets, liabilities and noncontrolling interests based on reviews of Beat’s historical audited financial statements, discussions with Beat management and other due diligence procedures. The assumptions and estimates used to determine the preliminary purchase price allocation and fair value adjustments are described in the notes accompanying the preliminary unaudited pro forma combined financial statements. The final determination of the fair value of Beat’s assets, liabilities and noncontrolling interests will be based on the actual net tangible and intangible assets, liabilities and noncontrolling interests of Beat that existed as of the closing date of the acquisition (July 31, 2024). As a result, the unaudited pro forma purchase price adjustments related to the acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The final valuation may be materially different than the estimated values assumed in the preliminary unaudited pro forma combined financial statements.

The preliminary unaudited pro forma combined financial statements contain certain reclassification adjustments to conform the historical Beat financial statement presentation to our financial statement presentation. For purposes of the preliminary unaudited pro forma combined financial statements presented below; it is assumed that we will fund the cash consideration with cash on hand and proceeds from the AAC Transaction.

In connection with Ambac’s disposition of 100% of AAC’s common stock, the preliminary unaudited pro forma combined financial statements have been prepared using the guidance in ASC 810, Consolidations. Under ASC 810, a parent shall deconsolidate a subsidiary as of the date the parent ceases to have a controlling financial interest in the subsidiary by recognizing a gain or loss in net income measured as the difference between the fair value of any consideration received and the carrying amount of the subsidiary’s assets and liabilities at the date of sale. Components of the gain/loss calculation are described in further detail in Note 1 to the preliminary unaudited pro forma combined financial statements. AAC has historically been managed and operated in the normal course with other Ambac businesses and has been identified as the Legacy Financial Guarantee Segment in Ambac’s SEC filings. Therefore, the accompanying adjustments to the combined financial statements have been derived from the accounting records of Ambac and are in accordance with US GAAP.

The indebtedness incurred to finance the Beat Transaction is included in the preliminary unaudited pro forma combined financial statements reflecting terms and rates Ambac has agreed to with the funding bank.

Ambac Financial Group, Inc. and Subsidiaries

Preliminary Unaudited Pro Forma Combined Balance Sheet

June 30, 2024

(Dollars in Millions, except share data)

	Historical Ambac Consolidated	Historical Beat Business as Reclassified	Deconsolidated Accounting Adjustments relating to AAC	Acquisition Accounting Adjustments relating to Beat	Other Accounting Adjustments	Note	Proforma Ambac Consolidated
Assets
Investments:
Fixed maturity securities - available for sale, at fair value	$1,703	$—	$(1,567)	$—	$—		$136
Fixed maturity securities - pledged as collateral, at fair value	25	—	(25)	—	—		—
Fixed maturity securities - trading, at fair value	31	—	(31)	—	—		—
Short-term investments, at fair value	314	—	(105)	—	—		209
Other investments	558	—	(526)	—	—		32

Total investments	$2,632	$—	$(2,254)	$—	$—		$377

Cash and cash equivalents	35	40	410	(249)	(27)	4B.	209
Premium receivables	317	—	(232)	—	—		85
Reinsurance recoverable on paid and unpaid losses	277	—	(26)	—	—		251
Deferred ceded premium	232	—	(85)	—	—		147
Deferred acquisition costs	12	—	—	—	—		12
Subrogation recoverable	128	—	(128)	—	—		—
Intangible assets, less accumulated amortization	285	—	(226)	275	—		334
Goodwill	70	—	—	274	—		344
Other assets	163	59	(105)	—	16	4C.	133
Variable interest entity - Fixed maturity securities, at fair value	2,101	—	(2,101)	—	—		—
Variable interest entity - Restricted cash	62	—	(62)	—	—		—
Variable interest entity - Loans, at fair value	1,567	—	(1,567)	—	—		—
Variable interest entity - Derivative and other assets	303	—	(303)	—	—		—

Total assets	$8,184	$99	$(6,679)	$301	$(11)		$1,894

Liabilities and Stockholders’ Equity
Liabilities:
Unearned premiums	445	—	(247)	—	—		198
Losses and loss adjustment expense reserves	890	—	(604)	—	—		286
Ceded premiums payable	140	—	(58)	—	—		82
Deferred program fees and reinsurance commissions	7	—	—	—	—		7
Long-term debt	515	—	(515)	—	—		—
Accrued interest payable	500	—	(500)	—	—		—
Other liabilities	203	63	(137)	—	20	4C.	149
Variable interest entity - Long-term debt	2,853	—	(2,853)	—	—		—
Variable interest entity - Derivative liabilities	1,136	—	(1,136)	—	—		—
Variable interest entity - Other liabilities	59	—	(59)	—	—		—

Total liabilities	$6,748	$63	$6,109	$—	$20		$721

	Historical Ambac Consolidated	Historical Beat Business as Reclassified	Deconsolidated Accounting Adjustments relating to AAC	Acquisition Accounting Adjustments relating to Beat	Other Accounting Adjustments	Note	Proforma Ambac Consolidated
Redeemable noncontrolling interest	$17	$—	$—	$186	$—		$203

Stockholders’ equity:
Preferred stock	—	—	—	—	—		—
Common stock	—	—	—	—	—		—
Additional paid-in capital	295	—	16	29	—		340
Accumulated other comprehensive income (loss)	(175)	—	168	—	—		(7)
Retained earnings	1,265	—	(703)	—	(30)	4B./4C.	532
Parent company net investment	—	34	—	(34)	—		—
Treasury stock, shares at cost	(17)	—	—		—		(17)

Total Ambac Financial Group, Inc. stockholders’ equity	$1,368	$34	$(519)	$(5)	$(30)		$848
Nonredeemable noncontrolling interest	51	2	(51)	119	—		121

Total stockholders’ equity	$1,419	$36	$(570)	$115	$(30)		$969

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$8,184	$99	$(6,679)	$301	$(11)		$1,894

Ambac Financial Group, Inc. and Subsidiaries

Preliminary Unaudited Pro Forma Combined Statement of Operations

Year Ended December 31, 2023

(Dollars in Millions, except share data)

	Historical Ambac Consolidated	Historical Beat Business as Reclassified				Proforma
			Deconsolidated Accounting Adjustments relating to AAC	Other Accounting Adjustments	Note	Ambac Consolidated
Revenues
Net premiums earned	$78	$—	$(26)	$—		$52
Commission income	51	50	—	—		101
Program fees	8	—	—	—		8
Net investment income	140	1	(127)	6	4A.	21
Net investment gains (losses), including impairments	(22)	—	23	—		1
Net gains (losses) on derivative contracts	(1)	—	1	—		—
Other income	11	8	(11)	—		8
Income (loss) on variable interest entities	3	—	(3)	—		—

Total revenues	$269	$59	$(144)	$6		$190

Expenses
Losses and loss adjustment expenses (benefit)	(33)	—	69	—		36
Amortization of deferred acquisition costs, net	11	—	—	—		11
Commission expense	29	—	—	—		29
General and administrative expenses	156	43	(108)	28	4B./4C.	119
Intangible amortization	29	—	(25)	28	4D.	32
Interest expense	64	—	(64)	3	4B.	3
Loss on Disposal	—	—	663	21	4B./4C.	684

Total expenses	$257	$43	$536	$80		$915

Pre-tax income (loss)	$12	$16	$(680)	$(73)		$(724)

Provision (benefit) for income taxes	7	5	(8)	—		4

Net income (loss)	$5	$11	$(672)	$(73)		$(728)

Less: net (gain) loss attributable to noncontrolling interest	(1)	(5)	—	—		(6)

Net income (loss) attributable to common stockholders	$4	$6	$(672)	$(73)		$(734)

Weighted average number of common shares outstanding:
Basic	45,636,649	2,216,023	—	—		47,852,672
Diluted	46,540,706	2,216,023	—	—		47,852,672

Net income (loss) per share attributable to common stockholders:
Basic	$0.18					$(15.24)
Diluted	$0.18					$(15.24)

Ambac Financial Group, Inc. and Subsidiaries

Preliminary Unaudited Pro Forma Combined Statement of Operations

Six Months Ended June 30, 2024

(Dollars in Millions, except share data)

	Historical Ambac Consolidated	Historical Beat Business as Reclassified	Deconsolidated Accounting Adjustments relating to AAC	Other Accounting Adjustments	Note	Proforma Ambac Consolidated
Revenues
Net premiums earned	$66	$—	$(13)	$—		$53
Commission income	31	29	—	—		60
Program fees	6	—	—	—		6
Net investment income	78	1	(70)	3	4A.	11
Net investment gains (losses), including impairments	4	—	—	—		4
Net gains (losses) on derivative contracts	2	—	(2)	—		—
Other income	18	5	(19)	—		4
Income (loss) on variable interest entities	2	—	(2)	—		—

Total revenues	$207	$34	$(107)	$3		$138

Expenses
Losses and loss adjustment expenses (benefit)	16	—	26	—		42
Amortization of deferred acquisition costs, net	10	—	—	—		10
Commission expense	18	—	—	—		18
General and administrative expenses	83	23	(44)	(16)	4B./4C.	45
Intangible amortization	21	—	(18)	14	4D.	16
Interest expense	32	—	(32)	—		—

Total expenses	$180	$23	$(69)	$(3)		$132

Pre-tax income (loss)	$27	$11	$(38)	$6		$6

Provision (benefit) for income taxes	7	4	(7)	—		4

Net income (loss)	$20	$7	$(31)	$6		$2

Less: net (gain) loss attributable to noncontrolling interest	(1)	(2)	—	—		(3)

Net income (loss) attributable to common stockholders	$19	$6	$(31)	$6		$—

Weighted average number of common shares outstanding:
Basic	46,019,145	2,216,023	—	—		48,235,168
Diluted	46,568,862	2,216,023	—	—		48,235,168

Net income (loss) per share attributable to common stockholders:
Basic	$0.42					$0.00
Diluted	$0.41					$0.00

NOTES TO PRELIMINARY UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(Dollar amounts in Millions, Except Share Amounts)

1.	BASIS OF PRESENTATION

The preliminary unaudited pro forma combined financial statements have been derived from the historical consolidated financial statements of Ambac Financial Group, Inc (“Ambac”), Ambac Assurance Corporation (“AAC”) and Beat Capital Partners Limited (“Beat”) in accordance with generally accepted accounting principles in the United State of America (“US GAAP”) and are presented in U.S. dollars. As discussed in Note 5, certain of Beat’s historical amounts have been reclassified to conform to Ambac’s financial statement presentation, and pro forma adjustments have been made to reflect the Transactions and additional accounting adjustments.

The AAC Transaction (as defined below) is being accounted for as a deconsolidation of a subsidiary under ASC 810 Consolidations, which requires an entity to derecognize assets as of the date the parent ceases to have a controlling financial interest in that subsidiary. At the date of deconsolidation, the entity shall recognize a gain or loss in net income attributable to the parent, measured as the difference between (a) the aggregate of the (i) fair value of any consideration received; (ii) fair value of any retained noncontrolling investment in the former subsidiary at the date the subsidiary is deconsolidated; and (iii) carrying amount of any noncontrolling interest in the former subsidiary (including any accumulated other comprehensive income attributable to the noncontrolling interest) at the date the subsidiary is deconsolidated and (b) the carrying amount of the former subsidiary’s assets and liabilities.

The Beat Transaction (as defined below) is being accounted for as a business combination using the acquisition method of accounting under US GAAP, in accordance with the provisions of ASC 805, Business Combinations which requires assets acquired and liabilities assumed to be recorded at their acquisition date fair value. ASC 820, Fair Value Measurements, defines the term “fair value” as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgement could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

As of the date of this proxy statement, Ambac has not completed the detailed valuation studies necessary to determine the fair value of Beat’s assets acquired, the liabilities assumed, interests of noncontrolling shareholders and the related allocations of purchase price. Therefore, the allocation of the purchase price as reflected in the preliminary unaudited pro forma combined financial statements is based upon management’s preliminary estimates of the fair value of the assets acquired and liabilities assumed. We estimated the fair value of Beat’s assets and liabilities based on reviews of Beat’s historical audited financial statements, discussions with Beat management and other due diligence procedures. The final determination of the fair value of Beat’s assets and liabilities will be based on the actual net tangible and intangible assets, liabilities and noncontrolling interests of Beat that existed as of the closing date of the acquisition. As a result, the pro forma purchase price adjustments related to the acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The final valuation may be materially different than the estimated values assumed in the preliminary unaudited pro forma combined financial statements.

The AAC Transaction and Beat Transaction (the “Transactions”) and the related transaction accounting adjustments are described in the accompanying notes to the preliminary unaudited pro forma combined financial statements. In accordance with Article 11 of Regulation S-X, the preliminary unaudited pro forma combined financial statements were prepared for illustrative and informational purposes only and are not intended to represent what our results of operations or financial position would have been had the Transactions occurred on the dates noted above, nor what they will be for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable. In the opinion of our management, all adjustments necessary to present fairly the preliminary unaudited pro forma combined financial statements have been made. The preliminary unaudited pro forma combined financial statements do not include the realization of any cost savings from operating efficiencies or synergies that might result from the Transactions. Additionally, we anticipate that certain nonrecurring charges will be incurred in connection with the Transactions, the substantial majority of which consist of fees paid to investment bankers, legal counsel and other professional advisors. Any such charge could affect the future results of Ambac in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months from the closing date of the Transactions. Accordingly, the preliminary unaudited pro forma combined statement of operations for the year ended December 31, 2023, reflects the effects of these non-recurring charges, which were not included in the historical statements of operations of Ambac, AAC and Beat for the year ended December 31, 2023.

All amounts presented within these notes to the preliminary unaudited pro forma combined financial statements are in millions, except per share data and as otherwise expressly stated herein.

2.	PRELIMINARY DECONSOLIDATION ACCOUNTING FOR AAC

On June 4, 2024, Ambac entered into a stock purchase agreement with American Acorn Corporation (“Buyer”), a Delaware corporation owned by funds managed by Oaktree Capital Management, L.P., pursuant to which and subject to the conditions set forth therein, Ambac will sell all of the issued and outstanding shares of common stock of AAC, a wholly-owned subsidiary of Ambac, to Buyer for aggregate consideration of $420 in cash (the “AAC Transaction”). Buyer will acquire complete common equity ownership of AAC and its wholly-owned subsidiary, Ambac Assurance UK Limited. In connection with and pursuant to the stock purchase agreement, Ambac has agreed to issue to Buyer a warrant exercisable for a number of shares of common stock, par value $0.01, of Ambac representing 9.9% of the fully diluted shares of Ambac’s common stock as of March 31, 2024, pro forma for the issuance of the Warrant. The Warrant will have an exercise price per share of $18.50 with a six and a half-year term from the date of issuance and will be immediately exercisable. Payment of the exercise price may be settled, at Ambac’s option, by way of a cash exercise or by net share settlement.

The AAC Transaction is subject to approval by Ambac shareholders and the Office of the Commissioner of Insurance of Wisconsin. There can be no assurance the AAC Transaction will close as expected or at all.

A loss on the AAC Transaction recorded in the preliminary unaudited pro forma combined statement of operations for the year ended December 31, 2023, is as follows:

Fair value of consideration received (cash less estimated fair value of warrants issued)	$404
Carrying value of noncontrolling interests	51

$455
Less: Carrying amount of AAC’s net assets (1)	880
Less: Transaction expenses	17

(442)
Reclassifications of Accumulated Other Comprehensive Income to earnings	(242)

Total gain (loss) on disposal	$(684)

(1)	Adjusted by the impact of AAC operating leases that are being assumed by Ambac in connection with the AAC Transaction; refer to Note 4.C. for further details.

The impact of the sale of AAC on Total stockholders’ equity on the preliminary unaudited proforma combined balance sheet is $555.

The gain (loss) on the AAC Transaction is based upon financial information as included in the preliminary unaudited pro forma combined financial statements and changes to the financial position of AAC through to the closing date of the sale will impact these amounts. There can be no assurance that such changes will not be material.

3.	PRELIMINARY PURCHASE PRICE ALLOCATION FOR BEAT ACQUISITION

Effective July 31, 2024, the Company completed a transaction pursuant to a share purchase agreement (the “Beat Purchase Agreement”), by and among the Company, Cirrata V LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Ambac (the “Purchaser”), certain sellers set forth therein (the “Sellers”) and Beat, pursuant to which, and upon the terms and subject to the conditions set forth therein effective July 31, 2024, the Purchaser purchased from the Sellers approximately 60% of the entire issued share capital of Beat, for total consideration of approximately $278, of which approximately $249 was paid in cash and the remainder of which was satisfied through the issuance of Ambac Common Stock to certain Sellers (the “Beat Transaction”). Beat’s management team and Bain Capital Credit LP (“Bain” and, together with certain members of Beat’s management team, the “Rollover Shareholders”) each retained approximately 20% of Beat’s issued share capital immediately after closing. To reduce its exposure to appreciation of the British Pound Sterling (“GBP”) relative to the U.S. Dollar (“USD”), Ambac entered into a foreign exchange futures contract under which it agreed to purchase an amount of GBP sufficient to cover the cash portion of the purchase price of Beat along with estimated GBP denominated expenses at an exchange rate of 1.2662. We used this exchange rate to calculate the USD cash consideration in these preliminary unaudited pro forma combined financial statements, which may differ from the final financial statement presentation.

Ambac funded the cash portion of the consideration with a combination of available cash, $62 of funding from AAC and $150 of new indebtedness (the “Credit Facility”) maturing in 364 days funded by a global bank with an interest rate that approximates 10%. Funding received from AAC and the Credit Facility are required to be repaid upon closing of the sale of AAC. For purposes of this pro forma, both the acquisition of Beat and the sale of AAC are assumed to have occurred simultaneously and accordingly, such debt and related interest expenses are not included in the pro forma balance sheet or statement of operations, respectively. If the AAC sale does not occur within 364 days of funding of the Credit Facility or if the sale does not occur, Ambac will need to refinance such short-term debt with longer-term debt.

The preliminary purchase price allocation of Beat is subject to change due to several factors, including, but not limited to:

•

Changes in the estimated fair value of identifiable intangible assets, primarily from distribution relationships. Distribution relationships are important because of the propensity of these parties to generate predictable, recurring future revenue for Beat. Such changes can result from our additional valuation analysis on relationship retention, changes in discount rates and other factors.

•

Changes in the estimated fair value of noncontrolling interests held by Rollover Shareholders, which are subject to changes to ownership via put and call options, and the existing noncontrolling interests of Beat’s subsidiaries.

The table below represents a preliminary allocation of the estimated consideration to Beat’s identifiable and intangible assets to be acquired and liabilities to be assumed at June 30, 2024:

Total Consideration for Beat Acquisition	$278

Cash and Cash Equivalents	$40
Intangible Assets	275
Other Assets	59

Total Assets	374

Total Liabilities	63
Noncontrolling interests	307

Net Assets acquired	4

Preliminary allocation to goodwill	$274

4.	PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

A.

The unaudited combined pro forma statement of operations assumes the AAC and Beat transactions were completed on January 1, 2023. Accordingly, this adjustment represents the investment income on such funds as if they were received / paid on January 1, 2023, at an effective yield of 5%.

B.

Represents estimated costs related to the Transactions that include investment bankers, legal counsel and other professional fees. These costs are estimated at $17 for the AAC Transaction (included in the Loss on Disposal on the preliminary unaudited pro forma combined statement of operations) and $28 for the Beat Transaction ($25 included in general and administrative expenses and $3 included in interest expense on the preliminary unaudited pro forma combined statement of operations) and will not affect the combined statement of operations beyond 12 months after the closing date. During 2024, Ambac incurred total costs relating to the Transactions of $18 and accordingly operating expenses on the unaudited combined pro forma statement of operations for the six months ended June 30, 2024, has been reduced to eliminate these expenses considering they have been expensed in the unaudited combined pro forma statement of operations for the year ended December 31, 2023. The net estimated cost of $27 is reflected as an adjustment to cash and retained earnings within stockholders’ equity on the preliminary unaudited pro forma combined balance sheet.

C.

In connection with the AAC Transaction and prior to closing, Ambac will be assuming two operating leases from AAC. This adjustment on the preliminary unaudited pro forma combined balance sheet represents the net of the Right of Use Asset ($16) and Lease Liability ($20) balances on June 30, 2024, with the net impact of $3 reflected in retained earnings within stockholders’ equity. The adjustment to the unaudited pro forma combined statement of operations for 2023 relates to (i) the net impact of the Right of Use Asset and Lease Liability of $3 (included in loss on disposal) and (ii) expenses related to these operating leases (included in general and administrative expenses). The adjustment to the unaudited pro forma combined statement of operations for 2024 relate to expenses for these operating leases.

D.

As noted above in Note 3 Preliminary Purchase Price Allocation, the fair value of Beat’s identifiable intangible assets are estimated to be $277. This adjustment represents the amortization of this asset with an estimated amortization period of 10 years.

5.	ADJUSTMENTS FROM UK GAAP TO US GAAP FOR BEAT ACQUISITION

The historical financial statements of Beat are prepared in accordance with UK GAAP and are adjusted to: (i) reconcile the financial statements to US GAAP, (ii) reflect reclassifications of Beat’s financial statements to conform to our financial statement presentation and (iii) translate the financial statements to U.S. dollars based on the historical exchange rates below.

GBP / USD
June 30, 2024 exchange rate	1.26390
Year ended December 31, 2023, average exchange rate	1.24364
Six months ended June 30, 2024 average exchange rate	1.26527

As a result of the significant impact of the Balance Sheet from the proposed sale of AAC, Ambac will consider a more expanded presentation of other assets and other liabilities in future fillings.

(a)	The amounts below represent results as of June 30, 2024:

	Beat (in GBP, in UK GAAP)	US GAAP Adjustments(1)	Reclassifications	Historical Beat Business as Reclassified (in GBP)	Historical Beat Business as Reclassified (in USD)
ASSETS
Cash and Cash Equivalents	$32	—	—	$32	40
Debtors	4	(1)	4	—	—
Prepayments and accrued income	33	7	(40)	—	—
Fixed Assets	3	—	(3)	—	—
Other Assets	—	0	46	47	59

Total Assets	$71	$7	$—	$78	$99

LIABILITIES AND CAPITAL
Other Creditors	5	—	(5)	—	—
Deferred Income	40	—	(40)	—	—
Accruals	4	(2)	(2)	—	—
Taxation and Social Security	—	1	(2)	—	—
Other Liabilities	—	1	49	50	63

Total Liabilities	$50	$0	$—	$50	$63

Shareholders Equity	20	7	—	27	34
Non-redeemable NCI	1	0	—	2	2

Total Capital	$21	$7	$—	$28	$36

Total Liabilities, NCI & Capital	$71	$7	$—	$78	$99

(1)

Reflects adjustments to reconcile UK GAAP per the footnotes to the financial statements of Beat, including (a) profit-sharing commissions, (b) bonus accruals, (c) leases and (d) the income tax impact of these adjustments.

(b)	The amounts below represent results for the year ended December 31, 2023:

	Beat (in GBP, in UK GAAP)	US GAAP Adjustments(1)		Reclassifications	Historical Beat Business as Reclassified (in GBP)	Historical Beat Business as Reclassified (in USD)
Revenues
Turnover	$47	$—		$(47)	$—	$—
Commission income	—	—		40	40	50
Net investment income	1	—		—	1	1
Exchange (losses) gains	(1)	—		1	—	—
Other comprehensive income	1	—		(1)	—	—
Other income	—	—		6	7	8

Total revenues	$47	$1		$—	$48	$59
Expenses
General and administrative expenses	33	1		—	34	43
Interest expense	—	—		—	—	0

Total expenses	$33	$1		$—	$35	$43
Pre-tax income (loss)	$14	$—	(1)	$—	$13	$16
Provision (benefit) for income taxes	4	—		—	4	5

Net income (loss)	$10	$—	(1)	$—	$9	$11
Less: net (gain) loss attributable to noncontrolling interest	(4)	—		—	(4)	(5)

Net income (loss) attributable to common stockholders	$5	$—		$—	$5	$6

(1)

Reflects adjustments to reconcile UK GAAP to US GAAP per the footnotes to the financial statements of Beat, including (a) profit-sharing commissions, (b) bonus accruals, (c) leases and (d) the income tax impact of these adjustments.

(c)	The amounts below represent results for the six months ended of June 30, 2024:

	Beat (in GBP, in UK GAAP)	US GAAP Adjustments(1)	Reclassifications	Historical Beat (in GBP, in US GAAP) as Reclassified	Historical Beat Business as Reclassified (in USD)
Revenues
Turnover	$26	$2	$(28)	$—	$—
Commission income	—	—	23	23	29
Net investment income	1	—	—	1	1
Exchange (losses) gains	—	—	—	—	—
Other comprehensive income	—	—	—	—	—
Other income	—	(1)	4	4	5

Total revenues	$26	$1	$—	$27	$34
Expenses
General and administrative expenses	21	(2)	—	19	23
Interest expense	—	—	—	—	—

Total expenses	$21	$(2)	$—	$19	$23
Pre-tax income (loss)	$6	$3	$—	$9	$11
Provision (benefit) for income taxes	2	1	—	3	4

Net income (loss)	$4	$2	$—	$6	$7
Less: net (gain) loss attributable to noncontrolling interest	(1)	—	—	(1)	(2)

Net income (loss) attributable to common stockholders	$3	$2	$—	$4	$6

(1)

Reflects adjustments to reconcile UK GAAP to US GAAP per the footnotes to the financial statements of Beat, including (a) profit-sharing commissions, (b) bonus accruals, (c) leases and (d) the income tax impact of these adjustments.

U.S. GAAP CONSOLIDATED FINANCIAL STATEMENTS OF

AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30, 2024	December 31,
(Dollars in millions) (Unaudited)		2023	2022
ASSETS:
Investments:
Fixed maturity securities, at fair value	$1,567	$1,575	$1,280
Fixed maturity securities pledged as collateral, at fair value	25	—	—
Fixed maturity securities - trading, at fair value	31	27	59
Short-term investments, at fair value	105	225	303
Short-term investments pledged as collateral, at fair value	—	27	64
Other investments	526	457	552

Total investments	2,254	2,310	2,259
Cash and cash equivlents	10	9	24
Premium receivables	232	244	254
Reinsurance recoverable on paid and unpaid losses	26	30	33
Deferred ceded premium	85	93	55
Subrogation recoverable	128	137	271
Intangible assets, less accumulated amortization	226	245	266
Other assets	105	74	76
Variable interest entity assets:
Fixed maturity securities, at fair value	2,101	2,167	1,967
Restricted cash	62	246	17
Loans, at fair value	1,567	1,663	1,829
Derivative and other assets	303	318	241

TOTAL ASSETS	$7,099	$7,536	$7,291

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Unearned premiums	$247	$267	$286
Loss and loss adjustment expense reserves	604	696	715
Ceded premiums payable	58	61	19
Long-term debt	515	508	639
Accrued interest payable	500	475	427
Other liabilities	137	152	169
Variable interest entity liabilities:
Long-term debt	2,853	2,967	3,107
Derivative liabilities	1,136	1,197	1,048
Other liabilities	59	240	5

TOTAL LIABILITIES	6,109	6,563	6,415

STOCKHOLDERS’ EQUITY:
Preferred stock	5	5	5
Common stock	82	82	82
Additional paid-in capital	4,906	4,906	4,906
Accumulated other comprehensive income (loss)	(168)	(154)	(242)
Retained earnings	(3,835)	(3,866)	(3,874)

TOTAL STOCKHOLDERS’ EQUITY	990	973	876

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,099	$7,536	$7,291

See accompanying Note to Unaudited Consolidated Financial Statements

U.S. GAAP CONSOLIDATED FINANCIAL STATEMENTS OF

AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Total Comprehensive Income (Loss)

	Six Months Ended June 30, 2024

		Year Ended December 31,
(Dollars in millions) (Unaudited)		2023	2022
REVENUES:
Net premiums earned	$13	$26	$42
Net investment income	70	127	12
Net investment gains (losses), including impairments	—	(23)	48
Net gains (losses) on derivative contracts	2	(1)	128
Net realized gains on extinguishment of debt	—	—	81
Income (losses) on variable interest entities	2	3	21
Other income	19	11	10
Litigation recoveries	—	—	126

TOTAL REVENUES AND OTHER INCOME	107	144	468
EXPENSES:
Losses and loss adjustment expenses (benefit)	(26)	(69)	(406)
General and administrative expenses	44	108	104
Intangible amortization	18	25	44
Interest expense	32	64	178

TOTAL EXPENSES	69	127	(79)

PRETAX INCOME (LOSS)	38	17	546
Provision (benefit) for income taxes	7	8	3

NET INCOME (LOSS)	$31	$9	$543

Unrealized gains (losses) on securities, net of income tax provision (benefit)	(3)	47	(227)
Gains (losses) on foreign currency translation, net of income tax provision (benefit)	(7)	40	(85)
Credit risk changes of fair value option liabilities, net of income tax provision (benefit)	—	—	—
Changes to postretirement benefit, net of income tax provisions (benefit)	(5)	2	(1)

TOTAL OTHER COMPREHENSIVE INCOME (LOSS), NET OF INCOME TAX	(14)	88	(312)

TOTAL COMPREHENSIVE INCOME	$17	$97	$231

See accompanying Note to Unaudited Consolidated Financial Statements

U.S. GAAP CONSOLIDATED FINANCIAL STATEMENTS OF

AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity

(Dollars in millions) (Unaudited)	Total	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings
Balance at December 31, 2021	$654	$6	$82	$4,913	$70	$(4,417)
Total comprehensive income (loss)	231	—	—	—	(312)	543
Purchase of auction market preferred shares	(8)	(1)	—	(7)	—	—

Balance at December 31, 2022	$876	$5	$82	$4,906	$(242)	$(3,874)

Total comprehensive income (loss)	97	—	—	—	88	9

Balance at December 31, 2023	$973	$5	$82	$4,906	$(154)	$(3,866)

Total comprehensive income (loss)	17	—	—	—	(14)	31

Balance at June 30, 2024	$990	$5	$82	$4,906	$(168)	$(3,835)

See accompanying Note to Unaudited Consolidated Financial Statements

U.S. GAAP CONSOLIDATED FINANCIAL STATEMENTS OF

AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Six Months Ended June 30, 2024
		Year Ended December 31,
(Dollars in millions) (Unaudited)		2023	2022
Cash flows from operating activities:
Net Income (loss)	31	9	537
Adjustments to reconcile net income to net cash:
Depreciation and amortization	0	1	2
Amortization of bond premium and discount	(8)	(15)	(12)
Unearned premiums, net	(11)	(57)	(73)
Loss and loss expense, net	(19)	106	1,212
Ceded premiums payable	(2)	42	(11)
Premium receivables	12	10	67
Accrued interest payable	25	(1)	(144)
Amortization of intangible assets	18	25	44
Net realized investment (gains) losses	—	23	(48)
(Gain) loss on extinguishment of debt	—	—	(81)
Variable interest entity activities	(2)	(3)	(21)
Other, net	(40)	25	(208)

Net cash provided by (used in) operating activities	4	163	1,265
Cash flows from investing activities
Proceeds from sales of bonds	5	138	522
Proceeds from matured bonds	64	59	188
Purchases of bonds	(186)	(382)	(360)
Proceeds from sales of other invested assets	41	209	166
Purchases of other invested assets	(79)	(78)	(107)
Change in short-term investments	147	114	(4)
Change in swap collateral receivable	5	(42)	44
Change in consolidated VIE cash collateral payable	(180)	235	—
Proceeds from paydowns on consolidated VIE assets	84	199	504
Other, net	(1)	11	7

Net cash provided by (used in) investing activities	(100)	462	960
Cash flows from financing activities
Payments for redemption of Tier 2 Notes	—	—	(143)
Payments for redemption of Sitka AAC Note	—	—	(1,210)
Payments for purchase of Surplus Notes	—	—	(244)
Payments for auction market preferred shares	—	—	(8)
Paydowns of consoldiated VIE liabilities	(87)	(315)	(591)

Net cash used in financing activities	(87)	(412)	(2,196)
Effect of FX on cash, cash equivalents and restricted cash	—	1	(1)

Net cash flow	(183)	214	28
Beginning cash	255	41	13

Ending cash	$72	$255	$41

Reconciliation of cash, cash equivalents, and restricted cash reported within the Consolidated Balance Sheets to the Consolidated Statements of Cash Flows:
Cash and cash equivalents	$10	$9	$24
Variable Interest Entity restricted cash	62	246	17

Total cash, cash equivalents, and restricted cash	$72	$255	$41

See accompanying Note to Unaudited Consolidated Financial Statements

Note to Unaudited Consolidated Financial Statements

1.	BUSINESS AND BASIS OF PRESENTATION

Ambac Assurance Corporation (the “Company” or “AAC”) is a subsidiary of Ambac Financial Group, Inc. (“Ambac”), a publicly traded financial services holding company that holds 100% of the common stock of the Company. AAC provides financial guarantee insurance for public and structured finance obligations through the insurance operations of AAC and its wholly owned subsidiary, Ambac Assurance UK Limited (“Ambac UK”). Financial guarantee insurance policies provide an unconditional and irrevocable guarantee which protects the holder of a debt obligation against non-payment when due of the principal and interest on the obligations guaranteed. Pursuant to such guarantees, AAC and Ambac UK make payments if the obligor responsible for making payments fails to do so when due. AAC and Ambac UK wrote their last insurance policy in 2008 and have been in run-off ever since.

AAC is the sole member of Ambac Financial Services, LLC (“AFS”), an entity that is party to a limited number of interest rate swaps for AAC financial guarantee customers and, until the second quarter of 2023, hedged interest rate risk in the financial guarantee insurance and investment portfolios, and ACP, an entity that issues credit default swaps, the last of which matured in 2022. ACP was dissolved on September 20, 2023.

Consolidation:

The consolidated financial statements include the accounts of AAC and all other entities in which AAC (directly or through its subsidiaries) has a controlling financial interest, including variable interest entities (“VIEs”) for which AAC or an AAC subsidiary is deemed the primary beneficiary in accordance with the Consolidation Topic of the Accounting Standards Codification (“ASC”). All significant intercompany balances have been eliminated.

Basis of Presentation:

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The accompanying consolidated financial statements have not been audited by an independent registered public accounting firm, but in the opinion of management such financial statements include all adjustments necessary for the fair presentation of the Company’s consolidated financial position and results of operations. The results of operations for the six months ended June 30, 2024, may not be indicative of the results that may be expected for the year ending December 31, 2024.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. As additional information becomes available or actual amounts become determinable, the recorded estimates are revised and reflected in operating results.

PROPOSAL NO. 2—THE COMPENSATION PROPOSAL

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that has, will or may be paid or become payable to our named executive officers in connection with the Sale, the value of which is set forth in the table below, which sets forth the information required by Item 402(t) of Regulation S-K under the Securities Act regarding certain compensation that is based on or that otherwise relates to the Sale to which our named executive officers are entitled under existing agreements.

The Sale could be considered to constitute the sale of substantially all of Ambac’s property and assets within the meaning of Section 271 of the DGCL and related case law, which will be deemed to be a change of control pursuant to the 2020 Incentive Compensation Plan and certain employment agreements and other agreements with named executive officers of Ambac. Of the named executive officers, only Mr. Barranco is expected to transfer with AAC to Buyer. Ambac does not currently expect any severance to be paid to Mr. Barranco and Buyer will assume the risk of any acceleration of Mr. Barranco’s equity awards, and may decide to accelerate the vesting of any outstanding unvested awards or to substitute them with new unvested awards. Further, Ambac does not currently expect to terminate the employment of any remaining named executive officers and Ambac is not aware of any contemplated resignations by such named executive officers. The Ambac Board and the Compensation Committee will retain authority to continue their outstanding equity awards, and may consider changes to named executive officers’ compensation in connection with or in a prescribed period following the Sale, including changes in compensation arrangements in response to any circumstances that may constitute “Good Reason” as defined in the employment agreements of Messrs. LeBlanc, Trick, or Ksenak, or Ms. Smith. In addition, the Ambac Board and the Compensation Committee will review overall executive compensation and may consider changes to align such compensation with Ambac’s go-forward business.

In the event a named executive officer is terminated without “Cause” or resigns with “Good Reason,” as such terms are defined in the employment agreements of Messrs. LeBlanc, Trick, and Ksenak, and Ms. Smith, or, in the case of Mr. Barranco, is terminated without “Just Cause,” as defined in the Severance Pay Plan, upon or within a prescribed period following the Sale, this will result in a severance payment and the acceleration of any continued unvested PSU or RSU awards or, in the case of Mr. Barranco, any awards substituted for these unvested awards by Buyer.

The table below sets forth the amounts of payments and benefits that each of Ambac’s named executive officers would be entitled to receive according to the terms of the change in control features of the relevant employment agreements, Ambac’s Severance Pay Plan, Ambac’s Executive Stock Deferral Plan and Ambac’s 2020 Incentive Compensation Plan (including any award agreements granted thereunder) if, as a result of the Sale, all of their unvested and vested but deferred outstanding RSUs and PSUs were accelerated and their employment is terminated without “Cause” or in the case of Ambac’s named executive officers other than Mr. Barranco, by resignation for “Good Reason.”

The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for the purposes of this table, that the Sale was consummated on August 31, 2024, the latest practicable date prior to the filing of this proxy statement, and that the employment of each of the named executive officers was terminated by Ambac without “Cause” or, in the case of Ambac’s named executive officers other than Mr. Barranco, by resignation for “Good Reason” on such date. In accordance with Item 402(t) of Regulation S-K, the following table assumes a share price of $12.90, which is the average closing price over the first five (5) business days following Ambac’s first announcement of the transaction on June 5, 2024, for purposes of calculating the value of equity awards. These estimates are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table. The amounts below do not reflect compensation actions that may occur after the date of this proxy statement but before the Closing.

		Equity
Named Executive Officer	Cash(1)(2)	PSU Awards ($)(3)(4)(5)	RSU Awards ($)(3)(4)(6)	Perquisites/ Benefits(7)	Total
Claude LeBlanc	$5,925,000	$9,298,243	$3,574,229	$37,930	$18,835,402
David Trick	$2,633,333	$2,247,270	$866,558	$39,116	$5,786,277
David Barranco	$500,000	$2,062,349	$415,677	$32,184	$3,010,210
Stephen M. Ksenak	$2,266,667	$1,820,087	$702,624	$42,572	$4,813,950
R. Sharon Smith	$2,133,333	$1,983,917	$767,795	$39,116	$4,924,161

(1)	Pursuant to the employment agreements between Ambac and each of Messrs. Trick and Ksenak, and Ms. Smith, each such officer is entitled to receive certain severance payments if terminated “without
Cause,” or if they resign for “Good Reason” 90 days prior to or within one (1) year following (as each such term is defined in their respective employment agreements). Mr. LeBlanc is entitled to such payments upon such a qualifying termination regardless of whether a Change in Control has occurred. Pursuant to Ambac’s Severance Pay Plan, as described below, Mr. Barranco is entitled to receive the severance payments listed above if terminated “without Cause” (or “Just Cause,” as that term is used in the Severance Pay Plan). Values of severance pay for each named executive officer are as follows: $5,175,000 for Mr. LeBlanc, $2,350,000 for Mr. Trick, $500,000 for Mr. Barranco, $2,000,000 for Mr. Ksenak, and $1,850,000 for Ms. Smith. For a description of the severance available to Mr. Barranco under his new employment agreement with Buyer, please see the section of the proxy entitled “Proposal No. 1—The Sale Proposal—Interests of Ambac’s Directors and Executive Officers in the Sale” beginning on page 55.
(2)

Pursuant to the terms of the employment agreements for each of Messrs. LeBlanc, Trick, and Ksenak, and Ms. Smith, each of these executive officers is entitled to receive, upon termination “without Cause” or resignation for “Good Reason,” a pro-rated portion of the annual target STIP award that he or she would have received in the absence of such termination. Assuming a August 31, 2024 termination, each of Messrs. LeBlanc, Trick and Ksenak, and Ms. Smith were assumed to have received approximately 67 percent of their target STIP award for 2024 as approved by the Compensation Committee in February of 2024. Values of pro-rata target STIP awards for each named executive officer are as follows: $750,000 for Mr. LeBlanc, $283,333 for Mr. Trick, $0 for Mr. Barranco, $266,667 for Mr. Ksenak, and $283,333 for Ms. Smith.

(3)

Pursuant to Ambac’s 2020 Incentive Compensation Plan, the Sale constitutes a “Change in Control,” pursuant to which all outstanding PSU and RSU awards may be assumed, continued, or substituted for, in which case such awards become double-trigger and will only accelerate upon termination of the named executive officer without “Cause,” as defined in the 2020 Incentive Compensation Plan, within the twelve (12)-month period following the Closing. If such awards are not assumed, continued, or substituted for, they will accelerate on a single-trigger basis.

(4)

Certain of Ambac’s executive officers have elected to defer the settlement of all or a portion of their RSU awards and PSU awards that are granted to such executive officers to a future date(s) selected by the executive officer under Ambac’s Executive Stock Deferral Plan. The Sale constitutes a “Change in Control” under the Executive Stock Deferral Plan, which will cause the accelerated settlement of any vested deferred RSU awards and PSU awards. The Change in Control under the Executive Stock Deferral Plan will not cause the vesting of any otherwise unvested RSU and PSU awards. Total values of vested deferred RSU and PSU awards for each named executive officer are as follows: $4,380,285 for Mr. LeBlanc, $1,060,148 for Mr. Trick, $590,859 for Mr. Barranco, $857,553 for Mr. Ksenak, and $920,054 for Ms. Smith.

(5)

The amounts included with respect to the PSU awards calculate the value of PSU awards at target performance. Actual PSU values in connection with a qualifying termination cannot be determined until the end of the performance periods or, if applicable, the Closing, and may differ from the amounts included in this table. As of the date hereof, actual performance levels relating to the 2022, 2023, and 2024 PSU awards cannot be determined without Board approval, but Ambac forecasts end of performance period payout to be approximately 166% performance for the 2022 PSU awards and 134% for the 2023 PSU awards. Forecasts have not yet been made for the 2024 PSU awards. Each of our named executive officers received PSU grants on February 28, 2022, March 3, 2023, and March 13, 2024. The performance periods for these awards run from January 1, 2022 until December 31, 2024, January 1 2023 until December 31, 2025, and January 1, 2024 until December 31, 2026, respectively. At the end of such performance periods, assuming the continuation of such awards and the named executive officer’s continued employment with Ambac, the PSU awards will vest. If PSU awards are accelerated and not assumed, continued, or substituted for in connection with the Sale, (i) if less than half of the applicable performance period has elapsed, then such PSU shall be treated as though target performance has been achieved, and (ii) if at least half of the applicable performance period has elapsed, then actual performance to date shall be determined as of a date reasonably proximal to the Closing, as determined by the Compensation Committee in its sole discretion, and that level of performance thus determined will be treated as achieved immediately prior to the Closing. If any PSU awards are accelerated in connection with the Sale, then any 2024 PSU awards will accelerate according to clause (i) of the preceding sentence and any 2022 and 2023 PSU awards will accelerate according to clause (ii) In certain cases, our named executive officers elected to defer the settlement of their PSUs into deferred share units for personal tax planning reasons. The value of PSUs reflected in the table includes these deferred share units. The values at target levels of unvested 2022, 2023, and 2024 PSU awards for our named executive officers are as follows: $2,325,922, $2,119,019, and $2,176,630, respectively, for Mr. LeBlanc; $562,479, $512,453, and $526,384, respectively, for Mr. Trick; $516,877, $470,902, and $483,711, respectively, for Mr. Barranco; $456,080, $415,509, and $426,797, respectively, for Mr. Ksenak; and $501,681, $457,047, and $469,470, respectively, for Ms. Smith.
(6)

Each of our named executive officers received RSU grants on February 28, 2022, March 3, 2023, and March 13, 2024. The remainder of the February 28, 2022 RSU awards vest and settle on February 28, 2025. The remainder of the March 3, 2023 RSU awards vest and settle in annual installments on March 3, 2025 and March 3, 2026. The remainder of the March 13, 2024 RSU awards vest and settle in annual installments on March 13, 2025, March 3, 2026 and March 3, 2027. In certain cases, our named executive officers elected to defer the settlement of their RSUs into deferred share units for personal tax planning reasons. The value of RSUs reflected in the table includes these deferred share units. The values of unvested 2022, 2023, and 2024 RSU awards for our named executive officers are as follows: $332,330, $605,449, and $932,838, respectively, for Mr. LeBlanc; $80,367, $146,415, and $225,582, respectively, for Mr. Trick; $73,853, $134,534, and $207,290, respectively, for Mr. Barranco; $65,158, $118,706, and $182,909, respectively, for Mr. Ksenak; and $71,672, $130,587, and $201,201, respectively, for Ms. Smith.

(7)

Messrs. LeBlanc, Trick and Ksenak, and Ms. Smith, and their eligible dependents will be entitled to continue to participate in such basic medical and life insurance programs of Ambac as are in effect from time to time, on the same terms and conditions as applicable to active senior executives of Ambac, for twelve (12) months or, if earlier, until the date said executive becomes eligible to receive coverage from another employer or is otherwise no longer eligible to receive COBRA continuation coverage. Pursuant to Ambac’s Severance Pay Plan, in addition to the severance payments listed, Mr. Barranco would be entitled to receive reimbursement for a portion of the premiums paid for COBRA continuation coverage in the same amount as was previously paid by Ambac for the same group health insurance coverage under Ambac’s group health plan for the first twelve (12) months following his termination of employment. The amounts included in the table reflect the cost of COBRA benefit continuation coverage under the plan in which the particular executive is enrolled, less the monthly active employee cost of these benefits, as well as for Messrs. LeBlanc, Trick and Ksenak and Ms. Smith the cost of continued life insurance coverage for the twelve (12) month severance period. For a description of the severance benefits available to Mr. Barranco under his new employment agreement, please see the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Interests of Ambac’s Directors and Executive Officers in the Sale” beginning on page 55.

Each of our named executive officers received both a PSU and an RSU award agreement in connection with their LTIP awards in 2022, 2023 and 2024. In general, these agreements provide that unvested PSU and RSU awards would be forfeited on termination of employment, except (i) if a termination occurred by reason of disability, an involuntary termination by Ambac other than for “Cause,” a termination by the executive for “Good Reason” (in the case of Messrs. LeBlanc, Trick, and Ksenak, and the 2024 PSU and RSU awards of Ms. Smith), or retirement, the recipient would be entitled to receive the PSU award which would only be payable at the end of the relevant performance period and based on the satisfaction of the performance conditions, if any, related to such award, and the full value of any unvested RSU award at the time of termination; and (ii) if a termination occurred prior to the last day of the performance period by reason of death, the beneficiaries of the named executive officer would be entitled to receive the number of PSUs that the named executive officer would have been entitled to receive at a 100% overall payout multiple regardless of the outcome of any of the performance conditions and the full value of any unvested RSU award. Since the value of any payout upon a termination by reason of disability, involuntary termination by Ambac other than for “Cause,” a termination by the executive for “Good Reason” (in the case of Messrs. LeBlanc, Trick, and Ksenak, and the 2024 PSU and RSU awards of Ms. Smith), or retirement pursuant to a PSU award cannot be determined until the end of the performance period, amounts included in the table above with regard to acceleration of PSU awards reflect target levels.

None of the named executive officers is entitled to a gross-up of taxes incurred under Section 280G of the Code in connection with the Sale. Any payments or benefits under the the 2020 Incentive Compensation Plan, and any payments or benefits under the employment agreements of Messrs. LeBlanc, Trick, and Ksenak, and Ms. Smith will be subject to a Section 280G “best net” cutback in which such payments or benefits will be reduced only to the extent such reduction results in a better after-tax position for the recipient.

As of August 31, 2024, Ambac did not have any contracts, agreements, plans or arrangements that provided for a payment to a named executive officer solely upon a change in control of Ambac or AAC.

Severance Pay Plan

Pursuant to Ambac’s Severance Pay Plan, each of our executive officers, including our named executive officers (other than those with employment agreements) is entitled to receive a severance payment equal to fifty-two (52) weeks of such executive officer’s weekly base salary at the time of termination of his or her employment by Ambac as the result of (i) a job elimination, job discontinuation, office closing, reduction in force, business restructuring, redundancy, or such other circumstances as Ambac deems appropriate for the payment of severance or (ii) a “termination by mutual agreement” (as defined in the Severance Pay Plan).

In addition to the severance payments described immediately above, under the Severance Pay Plan, each of our executive officers, including our named executive officers (other than those with employment agreements), upon a qualifying termination, would be entitled to receive (i) reimbursement for a portion of the premiums paid for COBRA continuation coverage in the same amount as was previously paid by Ambac for the same group health insurance coverage under Ambac’s group health plan for the first twelve (12) months following their termination of employment and (ii) outplacement services at a level, in a manner and for a period determined by the employer.

The severance benefits payable under the Severance Pay Plan are conditioned upon the applicable named executive officer executing and delivering an agreement and general release of claims in favor of Ambac. With respect to a termination for “Cause” (or “Just Cause,” as that term is used in the Severance Pay Plan), the term generally means any one of the following reasons for the discharge or other separation of a named executive officer from employment with Ambac: (a) any act or omission by the named executive officer resulting or intended to result in personal gain at the expense of Ambac or one of its affiliates; (b) the improper disclosure by the named executive officer of proprietary or confidential information or trade secrets of Ambac or one of its affiliates, including, without limitation, client lists; or (c) misconduct by the named executive officer, including, but not limited to, convictions, pleas of nolo contendere or no contest, or commission of felonies, fraud, or crimes involving moral turpitude; violation of the rules and procedures of Ambac or any affiliate (including a violation of Ambac’s Code of Business Conduct and Ethics), theft, violent acts or threats of violence; or possession of controlled substances on the property of Ambac or any affiliate.

Compensation Arrangements with Buyer

In connection with the entry of the Purchase Agreement, Mr. Barranco entered into a new employment agreement with Buyer. For a description of Mr. Barranco’s new employment agreement, please see the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Interests of Ambac’s Directors and Executive Officers in the Sale” beginning on page 55.

Vote Required and Board of Directors Recommendation

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Rule 14a-21(c) under the Exchange Act require that Ambac seek an advisory (non-binding) vote from its stockholders to approve certain compensation that its “named executive officers” will receive from Ambac in connection with the Sale (i.e., “golden parachute” compensation). Approval requires that votes cast in favor of the proposal by stockholders present in person or represented by proxy at the meeting and entitled to vote on the proposal exceed the votes cast against such proposal by such stockholders, with each such stockholder being entitled to one vote for each share of Ambac Common Stock held by such stockholder present in person or by proxy and entitled to vote on the proposal at the special meeting. Accordingly, Ambac is asking you to approve the following resolution:

“RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the agreements or understandings with and items of compensation payable to the named executive officers of Ambac Financial Group, Inc. that are based on or otherwise relate to the transactions contemplated by the stock purchase agreement by and among Ambac Financial Group, Inc. and American Acorn Corporation, as disclosed in the section of the proxy statement entitled “Proposal No. 2 – The Compensation Proposal.””

Approval of this proposal is not a condition to completion of the Sale, and the vote with respect to this proposal is advisory only and will not be binding on Ambac or Buyer. If the Sale is completed, the “golden parachute” compensation may be paid to Ambac’s named executive officers even if stockholders fail to approve the “golden parachute” compensation.

Abstentions and “broker non-votes” will have no effect on the outcome of the Compensation Proposal so long as a quorum is present.

THE AMBAC BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE COMPENSATION PROPOSAL

PROPOSAL NO. 3—THE ADJOURNMENT PROPOSAL

Ambac’s stockholders are being asked to approve the Adjournment Proposal that will give Ambac authority to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in favor of the Sale Proposal to approve the Sale of AAC, if there are not sufficient votes at the time of the special meeting to approve the Sale Proposal. If this Adjournment Proposal is approved, the special meeting could be adjourned by the Ambac Board to any date. Furthermore, the Ambac Board could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons.

If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign, date and return a proxy and do not indicate how you wish to vote on any Proposal, or if you sign, date and return a proxy and you indicate that you wish to vote in favor of the Sale Proposal to approve the Sale of AAC, but do not indicate a choice on the Adjournment Proposal, your shares of Ambac Common Stock will be voted in favor of the Adjournment Proposal. Ambac does not intend to call a vote on this Adjournment Proposal if the Sale Proposal has been approved at the special meeting.

If you have previously submitted a proxy on the Proposals discussed in this proxy statement and wish to revoke it upon adjournment or postponement of the special meeting, you may do so.

If a quorum is present at the special meeting, the Adjournment Proposal will be approved if the number of shares voted in favor of the Adjournment Proposal are greater than those voted against the Adjournment Proposal. Abstentions and “broker non-votes” will have no effect on the outcome of the Adjournment Proposal so long as a quorum is present. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

THE AMBAC BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE ADJOURNMENT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of our common stock beneficially owned as of the record date, by those known to us to beneficially own more than 5% of our common stock, by our directors and named executive officers individually and by our directors and executive officers as a group.

The percentage of shares outstanding provided in the table is based on 47,440,995 shares of our common stock, par value $0.01 per share, outstanding as of the record date. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as outstanding all shares of capital stock that a person would receive upon exercise of stock options held by that person that are immediately exercisable or exercisable within sixty (60) days. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each beneficial owner who is also a director or executive officer is c/o Ambac Financial Group, Inc., One World Trade Center, New York, New York 10007.

	Amount and Nature of Shares of Common Stock Beneficially Owned
Name	Number (1)	Percent of Class (2)
5% or Greater Stockholders
BlackRock Inc.(3)(6)	7,285,404	16.1%
The Vanguard Group(4)(6)	4,835,365	10.7%
Dimensional Fund Advisors LP (5)(6)	2,603,379	5.8%
Theodore Walker Cheng-De King(7)	3,017,400	6.7%
Named Executive Officers, Directors and Director Nominees
David Barranco	157,608	*
Stephen M. Ksenak	183,086	*
Claude LeBlanc	866,973	2.0%
R. Sharon Smith	146,029	*
David Trick	238,264	*
Ian D. Haft	110,705	*
Lisa G. Iglesias	61,111	*
Joan Lamm-Tennant	85,774	*
Kristi A. Matus	17,963	*
Michael D. Price	107,275	*
Jeffrey S. Stein	181,591	*
All executive officers and current directors as a group (13 persons)	2,266,204	4.8%

*Beneficial	ownership representing less than 1% is denoted with an asterisk (*).

(1)

The share ownership listed in the table includes shares of our common stock that are subject to issuance in the future with respect to RSUs, in the following aggregate amounts: Mr. Haft, 110,705 shares; Ms. Iglesias,

46,561 shares; Ms. Lamm-Tennant, 85,774 shares; Ms. Matus, 17,963 shares; Mr. Price, 17,963 shares; and Mr. Stein, 146,591 shares. The RSUs granted to each of our non-executive directors shall not settle and convert into shares of common stock until such director resigns from, or otherwise ceases to be a member of, the Ambac Board. Each RSU represents a contingent right to receive one share of Ambac’s common stock. RSUs granted to our directors and named executive officers that vest more than 60 days after the record date for voting at the annual meeting have not been included in the table above in accordance with SEC rules.
(2)

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options, RSUs or warrants held by that person that are currently exercisable or exercisable within sixty (60) days of the record date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Each holder of common stock as of the record date is entitled to one vote per share of common stock on all matters submitted to our stockholders for a vote.

(3)

According to the Schedule 13G/A filed on January 22, 2024, BlackRock Inc. beneficially owned 7,285,404 shares of our common stock. BlackRock Inc. reported sole voting power with respect to 7,104,937 shares and sole dispositive power with respect to 7,285,404 shares. The address of BlackRock Inc. is 50 Hudson Yards, New York, New York 10001.

(4)

According to the Schedule 13G/A filed on February 13, 2024, The Vanguard Group beneficially owned 4,835,365 shares of our common stock. The Vanguard Group reported shared voting power with respect to 31,825 shares, sole dispositive power with respect to 4,763,242 shares, and shared dispositive power with respect to 72,123 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)

According to the Schedule 13G filed on February 9, 2024, Dimensional Fund Advisors LP beneficially owned 2,603,679 shares of our common stock. Dimensional Fund Advisors LP reported sole power to vote or direct the vote with respect to 2,551,011 shares, and sole dispositive power with respect to 2,603,679 shares. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(6)

See Note 1 to the Consolidated Financial Statements in Part II, Item 8 of Ambac’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for description of the limitations on voting and transfer of Ambac’s common stock pursuant to Ambac’s Amended and Restated Certificate of Incorporation. Ambac has determined that the holdings described above do not violate the restrictions set forth in its Amended and Restated Certificate of Incorporation.

(7)

According to the Schedule 13G filed on April 5, 2024, Theodore Walker Cheng-De King beneficially owned 3,017,400 shares of our Common Stock, which consists entirely of shares issuable pursuant to options to purchase 3,017,400 shares of Common Stock that are currently exercisable or exercisable within sixty (60) days of April 2, 2024. Theodore Walker Cheng-De King reported sole power to vote or direct the vote with respect to 3,017,400 shares, and sole dispositive power with respect to 3,017,400 shares. The address of Theodore Walker Cheng-De King is 46/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong.

STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED AT THE 2025 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants Ambac to include a proposal in our proxy statement and form of proxy for presentation at our 2025 Annual Meeting of Stockholders (other than a proposal relating to the nomination of a specific individual for election to our Board of Directors), the proposal must be received by us at our principal executive offices at One World Trade Center, New York, New York 10007, not later than December 27, 2024. The proposal must be sent to the attention of our Corporate Secretary, and must comply with the requirements of Regulation 14A under the Exchange Act (including, but not limited to, Rule 14a-8 or its successor provision).

Our Bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in our proxy statement for that meeting. Under our Bylaws, nominations for director or other business proposals to be addressed at our next annual meeting in 2025 may be made by a stockholder entitled to vote who has delivered a notice to the Corporate Secretary of Ambac no earlier than the close of business on March 7, 2025, and not later than April 6, 2025, except if the date of our next annual meeting is not within thirty (30) days before or after the anniversary of our 2024 Annual Meeting of Stockholders, such notice must be delivered no earlier than the 90th day before our 2025 Annual Meeting of Stockholders and no later than the later of the 60th day before our 2025 Annual Meeting of Stockholders and the 15th day following the day on which public announcement of the date of our 2025 Annual Meeting of Stockholders is first made by Ambac. The notice must set forth and describe the information required by Article II of our by-laws.

These advance notice and information requirements are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in our proxy statement under the rules of the SEC. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above-referenced Bylaw provisions, subject to applicable rules of the SEC.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING ONE ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Ambac Common Stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please submit a request to our Corporate Secretary at our principal executive offices, located at One World Trade Center, New York, New York 10007, and we will promptly send you what you have requested. You can also write to our Investor Relations Department, Ambac Financial Group, Inc., One World Trade Center, New York, New York 10007 if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Ambac files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including Ambac, that file electronically with the SEC at www.sec.gov. Any documents that we file electronically with the SEC are available to the public, free of charge through the SEC’s website and through our website at http://www.ambac.com/. Copies of such material can also be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Information on, or that can be accessed through, our website is specifically not incorporated into this proxy statement or our other filings with the SEC and is not a part of these filings.

We will provide each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, with a copy of all of the information that has been incorporated by reference in this proxy statement but not delivered with the proxy statement. You may obtain copies of these filings, at no cost, through our website and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Ambac Financial Group, Inc.

One World Trade Center

New York, New York 10007

Attention: Investor Relations

(212) 668-0340

If you have questions about the proposals or this proxy statement, would like additional copies of this proxy statement, or need to obtain proxy cards or other information related to the proxy solicitation, please contact D.F. King & Co., Inc., Ambac’s proxy solicitor, by calling (800) 848-3416 or by emailing AMBC@dfking.com. You will not be charged for any of the documents that you request.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and prior to the date of the special meeting:

•	Ambac’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 27, 2024;

•	Ambac’s Quarterly Reports on Form 10-Q for the quarterly periods ended on March 31, 2024 and June 30, 2024, filed with the SEC on May 6, 2024 and August 5, 2024;

•	Ambac’s information responsive to Part III of Form 10-K for the year ended December 31, 2023 provided in our proxy statement filed with the SEC on April 26, 2024; and

•	Ambac’s Current Reports on Form 8-K, filed with the SEC on February 27, 2024, June 5, 2024, June 7, 2024 and August 2, 2024.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

This a proxy statement of Ambac for the special meeting. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary.

By Order of the Board of Directors,

/s/ William J. White

William J. White

Corporate Secretary

September 6, 2024

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING BY FOLLOWING THE INSTRUCTIONS IN THIS PROXY STATEMENT. THANK YOU FOR YOUR ATTENTION IN THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING.

Company registration number 10198821 (England and Wales)

BEAT CAPITAL PARTNERS LIMITED

ANNUAL REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2023

BEAT CAPITAL PARTNERS LIMITED

COMPANY INFORMATION

Directors	M Cannan
J P Cavanagh
J Consolino
E Lieskovska
A J T Milligan
M Popoli
P M Rayner
B Schnitzer

Secretaries	K Baker
H Marsden
S Naher

Company number	10198821

Registered office	5th Floor 6 Bevis Marks
London
EC3A 7BA

Auditor	Ernst & Young LLP
25 Churchill Place
Canary Wharf
London
E14 5EY

Bankers	Barclays Bank PLC
One Churchill Place
London
E14 5HP

Solicitors	RPC
Tower Bridge House
St Katharine’s Way
London
E1W 1AA

BEAT CAPITAL PARTNERS LIMITED

BEAT CAPITAL PARTNERS LIMITED

STRATEGIC REPORT

FOR THE YEAR ENDED 31 DECEMBER 2023

The directors present the strategic report for the year ended 31 December 2023.

Principal activities

Beat Capital Partners Limited is the ultimate holding company of the Beat group (the Group). The Group’s principal activity is to establish and operate insurance and reinsurance businesses. Businesses to date have comprised managing general agents, service companies or insurance intermediaries.

The Company provides its subsidiaries start-up capital, operational infrastructure, governance framework and access to a controlled environment to underwrite. The Group also includes a service company, Beat Services Limited, which provides operational support to Group companies, and Beat Syndicate Services Limited, which provides services to the Lloyd’s managing agent of Syndicate 4242 (the Syndicate) and Special Purpose Arrangement 1416.

The Group no longer participates on any Lloyd’s Syndicate as a corporate member. That part of the Group ceased participating at 31 December 2022 and has been run off prior to release of Funds at Lloyd’s.

Business Review

The principal financial drivers of the Group’s net result are the commission revenues generated by the Group’s insurance businesses and the associated Group expenses. The Group has started two new businesses, which will start underwriting credit insurance and accident & health insurance in 2024. Alongside the build out of these businesses’ infrastructure the Group has invested heavily in people and systems.

In the US, the Group has continued to build out its presence, also investing in people and infrastructure to support the US businesses and growth opportunities.

The Group has discontinued operations relating to four areas, transactions relating to Beat CCM Nine Limited, Peterborough Agency Limited, the sale of Corvus Agency Limited (previously Tarian Underwriting Limited) and Macarto Marine Insurance Services LLC. The key performance indicators for the group relate to continuing operations on the following metrics. Group revenues, excluding the Syndicate Participations, were £46,520k (2022: £40,385k). This was made up of group commission revenues and other group income primarily relating to services provided to the Syndicate. The Continuing Operations group profit before taxation amounted to £14,461k (2022: £9,359k) for the financial year to 31 December 2023 and the Company profit before taxation amounted to £9,337k (2022: loss of £331k) for the financial year to 31 December 2023. Net assets of the group are £21,091k (2022: £22,586k).

Capital and dividends

There has been an increase of £23 (2022: £12) to share capital during 2023. A dividend of £8,000k was paid during year (2022: £10,000k).

Going Concern

The Company has adequate resource to continue trading for the foreseeable future and the Directors intend for it to do so. The Directors continue to adopt the going concern basis in preparing the consolidated group financial statements. The Group’s business activities, together with the factors likely to affect its future development, its financial position, financial risk management objectives, details of its investment activities, and its credit and liquidity risk are described in this Strategic Report.

BEAT CAPITAL PARTNERS LIMITED

STRATEGIC REPORT (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

The Strategic Report summarises the Group’s activities, its financial performance and financial position together with any factors likely to affect its future development. In addition, the Strategic report discusses the principal risks and uncertainties it faces.

The Board has followed the UK Financial Reporting Council’s “Going Concern Basis of Accounting and Reporting on Solvency and Liquidity Risks (April 2016)” when performing their going concern assessment. To this end, the Board has undertaken a review of solvency, liquidity and cash flow projections under normal and stressed conditions.

As a result of this review the directors believe the Group has adequate resources to continue in operational existence for the foreseeable future. Accordingly, they continue to adopt the going concern basis in preparing the financial statements.

Principal risks and uncertainties

The Company faces the risk that its subsidiary investments become impaired or that it is unable to recover the value of its investments. The Company carries out annual reviews of the recoverability of investment balances and the Directors are satisfied that the carrying values of subsidiary investments held by the Company at the reporting date are appropriate and recoverable.

Regulatory and Compliance risk

The Group consists of certain regulated entities, predominantly under the Appointed Representatives (AR) regime, that are required to comply with the requirements of the Prudential Regulation Authority, Financial Conduct Authority as well as Lloyd’s of London, the Bermuda Monetary Authority and certain authorities of the United States of America.

These requirements can fluctuate from one year to the next, which may constrain the activities of the Group. Regulatory risk is the risk of loss owing to a breach of regulatory requirements or failure to respond to regulatory change. The Group mitigates the risk of such breach by monitoring for continued compliance of relevant regulatory requirements.

Insurance risk

The Group no longer directly participates on Syndicates, as a result there is little or no risk of loss from insurance risk.

Credit risk

Credit risk is the risk for potential loss due to the failure of a counterparty to meet its contractual obligation to repay a debt. The Company mitigates the risk of exposure to these risks through robust selection and monitoring processes.

Market risk

Market risk exposure impacting the Group relates to fluctuations in exchange rates, interest rates and inflation. The Group is exposed to foreign exchange movements as fee income is received in transactional currency and converted to the functional currency. The Group’s policy is use forward foreign exchange contracts to manage this risk.

BEAT CAPITAL PARTNERS LIMITED

STRATEGIC REPORT (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

Inflation has decreased over the year as monetary and fiscal policy as well as falling energy prices impact the economy/ Inflation continues to significantly impact the insurance market. The principal exposure would be to expenses, fees and profit commissions.

Exposure to changes in interest rates comes from the Company’s investment portfolio. The Group seeks to maximise its return whilst not causing significant investment risk.

There are heightened geo-political tensions and events across the world that impact market risk. The Directors do not consider these factors to significantly impact the Group at this stage.

Liquidity risk

Liquidity risk represents risks that sufficient financial resources are not maintained to meet liabilities as they fall due.

The Company has available a £4,000k overdraft facility with Barclays to help satisfy group liabilities and help with cash flows.

The Company also has available a £6,000k loan facility with BCC Buffalo Bidco Limited, a Jersey registered company, who is a shareholder. The loan is available to help satisfy group liabilities and help with cash flows.

Operational risk

Operational risk refers to the risk of loss resulting from inadequate or failed internal processes, people or systems, or from external events. Operational risk is inherent in all other risk headings above and is mitigated and managed through the exercise of the management controls and the actions described above.

Future developments

The directors of the Company intend for the Company to continue operating as a holding company.. The Group has continued to establish a presence in the United States of America to further develop and establish insurance businesses in 2024.

The final open year of the Syndicate Participation was closed as of 31 December 2022. The Group does not have any participations as a member of Lloyd’s in 2023.

Environmental, Social and Governance

The Group and Company aims to create a positive impact for its stakeholders and the wider community, acting as a responsible business and providing a diverse and inclusive workplace for its employees. This includes a working approach that aims to preserve our environment as well as a robust set of policies and processes that govern the way the business is run.

On behalf of the board

/s/ J P Cavanagh
J P Cavanagh
Director

2 August 2024

BEAT CAPITAL PARTNERS LIMITED

DIRECTORS’ REPORT

FOR THE YEAR ENDED 31 DECEMBER 2023

The directors present their annual report and financial statements for the year ended 31 December 2023.

Results and dividends

The results for the year are set out on page 8.

Interim dividends were paid amounting to £8,000,000 (2022 :£10,000,000). The directors do not recommend payment of a further dividend.

Directors

The directors who held office during the year and up to the date of signature of the financial statements were as follows:

M Cannan

J P Cavanagh

J Consolino

E Lieskovska

A J T Milligan

M Popoli

P M Rayner

B Schnitzer

Statement of disclosure to auditor

So far as each person who was a director at the date of approving this report is aware, there is no relevant audit information of which the auditor of the company is unaware. Additionally, the directors individually have taken all the necessary steps that they ought to have taken as directors in order to make themselves aware of all relevant audit information and to establish that the auditor of the company is aware of that information.

On behalf of the board

/s/ J P Cavanagh
J P Cavanagh
Director

2 August 2024

BEAT CAPITAL PARTNERS LIMITED

DIRECTORS’ RESPONSIBILITIES STATEMENT

FOR THE YEAR ENDED 31 DECEMBER 2023

The directors are responsible for preparing the Annual Report and the financial statements in accordance with applicable law and regulations.

Company law requires the directors to prepare financial statements for each financial year. Under that law the directors have elected to prepare the financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards and applicable law). Under company law the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the group and company, and of the profit or loss of the group for that period. In preparing these financial statements, the directors are required to:

•	select suitable accounting policies and then apply them consistently;

•	make judgements and accounting estimates that are reasonable and prudent;

•	state whether applicable UK Accounting Standards have been followed, subject to any material departures disclosed and explained in the financial statements;

•	prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group and company will continue in business.

The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the group’s and company’s transactions and disclose with reasonable accuracy at any time the financial position of the group and company and enable them to ensure that the financial statements comply with the Companies Act 2006. They are also responsible for safeguarding the assets of the group and company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

BEAT CAPITAL PARTNERS LIMITED

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBERS OF BEAT CAPITAL PARTNERS LIMITED

Opinion on the Financial Statements

We have audited the consolidated financial statements of Beat Capital Partners Limited (the Company), which comprise the consolidated statements of financial position as of December 31, 2023 and 2022, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with United Kingdom Accounting Standards, including Financial Reporting Standard 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland (United Kingdom Generally Accepted Accounting Practice).

Basis for opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 26 to the financial statements, the Company prepares its financial statements in accordance with United Kingdom Accounting Standards including, Financial Reporting Standard 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland, which differs from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to this matter.

Responsibilities of Management and Those Charged With Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with United Kingdom Accounting Standards, including Financial Reporting Standard 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee

BEAT CAPITAL PARTNERS LIMITED

INDEPENDENT AUDITOR’S REPORT (CONTINUED)

TO THE MEMBERS OF BEAT CAPITAL PARTNERS LIMITED

that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP
Ernst & Young LLP
London, United Kingdom

2 August, 2024

BEAT CAPITAL PARTNERS LIMITED

CONSOLIDATED GROUP STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2023

	Notes	Continuing operations £’000	Discontinued operations £’000	31 December 2023 £’000	Continuing operations £’000	Discontinued operations £’000	31 December 2022 £’000
Turnover	3	46,195	325	46,520	40,385	49	40,434
Administrative expenses		(31,720)	(1,297)	(33,017)	(30,242)	(12)	(30,254)

Operating profit/(loss)	4	14,475	(972)	13,503	10,143	37	10,180
Interest receivable and similar income	8	990	14	1,004	18	—	18
Interest payable and similar expenses	9	(245)	—	(245)	—	—	—
Exchange (losses)/gains		(759)	(6)	(765)	(802)	10	(792)
Profit/(loss) on disposal of operations		—	(168)	(168)	—	(1,888)	(1,888)

Profit/(loss) before taxation		14,461	(1,132)	13,329	9,359	(1,841)	7,518
Tax on profit	10	(4,278)	(22)	(4,300)	(2,627)	—	(2,627)

Profit after taxation		10,183	(1,154)	9,029	6,732	(1,841)	4,891
Other comprehensive income		554	—	554	—	—	—

Total comprehensive income for the year		10,737	(1,154)	9,583	6,732	(1,841)	4,891

Profit for the financial year is attributable to:
-Owners of the parent company				5,480			2,588
-Non-controlling interests				4,103			2,303

				9,583			4,891

BEAT CAPITAL PARTNERS LIMITED

CONSOLIDATED GROUP STATEMENT OF FINANCIAL POSITION

AS AT 31 DECEMBER 2023

		2023		2022
	Notes	£’000	£’000	£’000	£’000
Fixed assets
Intangible assets	12		2,565		—
Tangible assets	13		169		210
Investments	14		75		75

			2,809		285
Current assets
Debtors	16	519		6,234
Prepayments and accrued income	16	31,549		23,378
Investments		177		1,046
Cash and cash equivalents		33,803		40,054

		66,048		70,712
Creditors: amounts falling due within one year	17
Taxation and social security		1,434		375
Other creditors		5,250		9,501
Deferred income	19	37,602		34,739
Accruals		3,501		3,879

		47,787		48,494

Net current assets			18,261		22,218

Total assets less current liabilities			21,070		22,503
Provisions
Deferred tax (asset)/liability	18	(21)		(84)

			21		84

Net assets			21,091		22,587

Capital and reserves
Called up share capital	21		2		2
Share premium account			1,245		1,223
Profit and loss reserves			16,244		18,514

Equity attributable to owners of the parent company			17,491		19,739
Non-controlling interests			3,600		2,848

			21,091		22,587

The financial statements were approved by the board of directors and authorised for issue on 2 August 2024 and are signed on its behalf by:

/s/ A J T Milligan

A J T Milligan

Director

Company registration number 10198821 (England and Wales)

BEAT CAPITAL PARTNERS LIMITED

COMPANY STATEMENT OF FINANCIAL POSITION

AS AT 31 DECEMBER 2023

		2023		2022
	Notes	£’000	£’000	£’000	£’000
Fixed assets
Investments	14		511		344
Current assets
Debtors	16	11,550		11,733
Cash at bank and in hand		3,116		1,711

		14,666		13,444
Creditors: amounts falling due within one year	17	(977)		(814)

Net current assets			13,689		12,630

Net assets			14,200		12,974

Capital and reserves
Called up share capital	21		2		2
Share premium account			1,245		1,220
Profit and loss reserves			12,953		11,752

Total equity			14,200		12,974

As permitted by s408 Companies Act 2006, the company has not presented its own profit and loss account and related notes. The company’s profit for the year was £9,404,804 (2022 - £402,871 loss).

The financial statements were approved by the board of directors and authorised for issue on 2 August 2024 and are signed on its behalf by:

/s/ A J T Milligan

A J T Milligan

Director

Company registration number 10198821 (England and Wales)

BEAT CAPITAL PARTNERS LIMITED

CONSOLIDATED GROUP STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2023

		Share capital	Share Profit and loss		Total	Non-	Total
			premium account	reserves	controlling interest	controlling interest
	Notes	£’000	£’000	£’000	£’000	£’000	£’000
Balance at 1 January 2022		2	1,216	25,747	26,965	2,291	29,256

Year ended 31 December 2022:
Profit for the year		—	—	2,588	2,588	2,303	4,891
Issue of share capital	21	—	7		7	205	212
Dividends	11	—	—	(10,000)	(10,000)	(673)	(10,673)
Effect of changes in non-controlling interests in existing subsidiaries		—	—	180	180	(180)	—
Subsidiary share buyback		—	—	—	—	(1,099)	(1,099)

Balance at 31 December 2022		2	1,223	18,515	19,739	2,848	22,587

Year ended 31 December 2023:
Profit for the year		—	—	5,480	5,480	4,103	9,583
Dividends	11	—	—	(8,000)	(8,000)	(3,025)	(11,025)
Effect of changes in non-controlling interests in existing subsidiaries				250	250	(250)	—
Issue of share capital		—	22	—	22	(70)	(48)

Balance at 31 December 2023		2	1,245	16,244	17,491	3,600	21,091

BEAT CAPITAL PARTNERS LIMITED

COMPANY STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2023

	Share capital		Share Profit and loss		Total
			premium account	reserves
	Notes	£’000	£’000	£’000	£’000
Balance at 1 January 2022		2	1,216	22,151	23,369

Year ended 31 December 2022:
Loss and total comprehensive income for the year		—	—	(402)	(402)
Issue of share capital	21	—	7	—	7
Dividends	11	—	—	(10,000)	(10,000)

Balance at 31 December 2022		2	1,223	11,749	12,974

Year ended 31 December 2023:
Profit and total comprehensive income for the year		—	—	9,201	9,201
Issue of share capital	21	—	22	—	22
Dividends	11	—	—	(8,000)	(8,000)

Balance at 31 December 2023		2	1,245	12,950	14,197

BEAT CAPITAL PARTNERS LIMITED

CONSOLIDATED GROUP STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2023

		2023		2022
	Notes	£’000	£’000	£’000	£’000
Cash flows from operating activities
Cash (absorbed by)/generated from operations	24	(1,832)		18,815

Investing activities
Purchase of intangible assets		(2,820)		—
Purchase of tangible fixed assets		(58)		(270)
Interest received		902		—
Dividends received		9,568		1,258
Investment return		(646)		(1,456)

Net cash generated from/(used in) investing activities			6,946		(468)

Financing activities
Proceeds from issue of shares		22		7
Interest paid		(243)		—
Dividends paid to equity shareholders		(8,000)		(10,000)
Dividends paid to non-controlling interests		(3,026)		(674)

Net cash used in financing activities			(11,247)		(10,667)

Net (decrease)/increase in cash and cash equivalents			(6,133)		7,680
Cash and cash equivalents at beginning of year			40,054		33,149
Effect of foreign exchange rates			(118)		(775)

Cash and cash equivalents at end of year			33,803		40,054

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2023

1	Accounting policies

Company information

Beat Capital Partners Limited (“the company”) is a private limited company domiciled and incorporated in England and Wales. The registered office is 5th Floor 6 Bevis Marks, London, EC3A 7BA.

The group consists of Beat Capital Partners Limited and all of its subsidiaries.

1.1	Basis of preparation

These financial statements have been prepared in accordance with FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland” (“FRS 102”) and the requirements of the Companies Act 2006. The 2022 financial statements were prepared in accordance with FRS103 Insurance Contracts and the requirements of the Companies Act 2006.

The financial statements are prepared in sterling, which is the functional currency of the Company and Group. Monetary amounts in these financial statements are rounded to the nearest £‘000.

The Group financial statements have been prepared under the historical cost convention. The principal accounting policies adopted are set out below.

The company is a qualifying entity for the purposes of FRS 102, being a member of a group where the parent of that group prepares publicly available consolidated financial statements, including this company, which are intended to give a true and fair view of the assets, liabilities, financial position and profit or loss of the group. The company has therefore taken advantage of exemptions from the following disclosure requirements for parent company information presented within the consolidated financial statements:

•	Section 7 ‘Statement of Cash Flows’: Presentation of a statement of cash flow and related notes and disclosures;

•

Section 11 ‘Basic Financial Instruments’ and Section 12 ‘Other Financial Instrument Issues: Interest income/ expense and net gains/losses for financial instruments not measured at fair value; basis of determining fair values; details of collateral, loan defaults or breaches, details of hedges, hedging fair value changes recognised in profit or loss and in other comprehensive income;

•	Section 33 ‘Related Party Disclosures’: Compensation for key management personnel.

1.2	Basis of consolidation

The consolidated group financial statements consist of the financial statements of the parent company Beat Capital Partners Limited together with all entities controlled by the parent company (its subsidiaries) and the group’s share of its interests in joint ventures and associates.

All financial statements are made up to 31 December 2023. Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by other members of the group.

All intra-group transactions, balances and unrealised gains on transactions between group companies are eliminated on consolidation. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Subsidiaries are consolidated in the group’s financial statements from the date that control commences until the date that control ceases.

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

1	Accounting policies (Continued)

Entities in which the group holds an interest and which are jointly controlled by the group and one or more other venturers under a contractual arrangement are treated as joint ventures. Entities other than subsidiary undertakings or joint ventures, in which the group has a participating interest and over whose operating and financial policies the group exercises a significant influence, are treated as associates.

Investments in joint ventures and associates are carried in the group statement of financial position at cost plus post- acquisition changes in the group’s share of the net assets of the entity, less any impairment in value. The carrying values of investments in joint ventures and associates include acquired goodwill.

If the group’s share of losses in a joint venture or associate equals or exceeds its investment in the joint venture or associate, the group does not recognise further losses unless it has incurred obligations to do so or has made payments on behalf of the joint venture or associate.

Unrealised gains arising from transactions with joint ventures and associates are eliminated to the extent of the group’s interest in the entity.

1.3	Going concern

At the time of approving the financial statements, the directors have a reasonable expectation that the group has adequate resources to continue in operational existence for the foreseeable future. Thus the directors continue to adopt the going concern basis of accounting in preparing the financial statements.

The Company and the Group have adequate resource to continue trading for the foreseeable future and the directors intend for it to do so. The Company has a bank overdraft facility of up to £4m to support liquidity, a new facility with its shareholder of £6m to further support working capital and future investment. There has been no loan covenant breaches. Accordingly, the directors continue to adopt the going concern basis for accounting in preparing the Group Financial Statements.

1.4	Revenue

Revenue of the Group represents commissions and profit commissions payable to the Group. Commissions are recognised based on premiums written on behalf of Lloyd’s syndicates at the inception date of the policy. Insurance and reinsurance treaties that are losses occurring during the policy period are recognised at policy inception date, reinsurance treaties that are risks attaching during the policy period are recognised over the course of the policy. For commissions on delegated authority business an estimate of the commission amount receivable up to the balance sheet date but not yet notified is used.

Profit commission is recognised at 36 months development from the start of the accounting period it relates to as there is sufficient certainty from the Lloyd’s syndicates and/or US insurance company on the amounts being settled, in line with the profit commission calculation terms.

1.5	Intangible fixed assets other than goodwill

Intangible assets acquired separately from a business are recognised at cost and are subsequently measured at cost less accumulated amortisation and accumulated impairment losses.

Intangible assets acquired on business combinations are recognised separately from goodwill at the acquisition date where it is probable that the expected future economic benefits that are attributable to the

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

1	Accounting policies (Continued)

asset will flow to the entity and the fair value of the asset can be measured reliably; the intangible asset arises from contractual or other legal rights; and the intangible asset is separable from the entity.

Amortisation is recognised so as to write off the cost or valuation of assets less their residual values over their useful lives on the following bases:

Software	20% straight line over 5 years

1.6	Tangible fixed assets

Tangible fixed assets are initially measured at cost and subsequently measured at cost or valuation, net of depreciation and any impairment losses.

Depreciation is recognised so as to write off the cost or valuation of assets less their residual values over their useful lives on the following bases:

Plant and equipment	33.33% straight line over 3 years
Fixtures and fittings	33.33% straight line over 3 years

The gain or loss arising on the disposal of an asset is determined as the difference between the sale proceeds and the carrying value of the asset, and is recognised in the income statement.

1.7	Fixed asset investments

Equity investments are measured at fair value through profit or loss, except for those equity investments that are not publicly traded and whose fair value cannot otherwise be measured reliably, which are recognised at cost less impairment until a reliable measure of fair value becomes available.

In the parent company financial statements, investments in subsidiaries, associates and jointly controlled entities are initially measured at cost and subsequently measured at cost less any accumulated impairment losses.

A subsidiary is an entity controlled by the group. Control is the power to govern the financial and operating policies of the entity so as to obtain benefits from its activities.

An associate is an entity, being neither a subsidiary nor a joint venture, in which the company holds a long-term interest and where the company has significant influence. The group considers that it has significant influence where it has the power to participate in the financial and operating decisions of the associate.

Investments in associates are initially recognised at the transaction price (including transaction costs) and are subsequently adjusted to reflect the group’s share of the profit or loss, other comprehensive income and equity of the associate using the equity method. Any difference between the cost of acquisition and the share of the fair value of the net identifiable assets of the associate on acquisition is recognised as goodwill. Any unamortised balance of goodwill is included in the carrying value of the investment in associates.

Losses in excess of the carrying amount of an investment in an associate are recorded as a provision only when the company has incurred legal or constructive obligations or has made payments on behalf of the associate.

In the parent company financial statements, investments in associates are accounted for at cost less impairment.

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

1	Accounting policies (Continued)

Entities in which the group has a long term interest and shares control under a contractual arrangement are classified as jointly controlled entities.

1.8	Impairment of fixed assets

At each reporting period end date, the group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

The carrying amount of the investments accounted for using the equity method is tested for impairment as a single asset. Any goodwill included in the carrying amount of the investment is not tested separately for impairment.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Recognised impairment losses are reversed if, and only if, the reasons for the impairment loss have ceased to apply. Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash- generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

1.9	Cash and cash equivalents

Cash and cash equivalents are basic financial assets and include cash in hand, deposits held at call with banks, other short-term liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities.

1.10	Financial instruments

The group has elected to apply the provisions of Section 11 ‘Basic Financial Instruments’ and Section 12 ‘Other Financial Instruments Issues’ of FRS 102 to all of its financial instruments.

Financial instruments are recognised in the group’s statement of financial position when the group becomes party to the contractual provisions of the instrument.

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

1	Accounting policies (Continued)

Financial assets and liabilities are offset and the net amounts presented in the financial statements when there is a legally enforceable right to set off the recognised amounts and there is an intention to settle on a net basis or to realise the asset and settle the liability simultaneously.

Basic financial assets

Basic financial assets, which include debtors and cash and bank balances, are initially measured at transaction price including transaction costs and are subsequently carried at amortised cost using the effective interest method unless the arrangement constitutes a financing transaction, where the transaction is measured at the present value of the future receipts discounted at a market rate of interest. Financial assets classified as receivable within one year are not amortised.

Other financial assets

Other financial assets, including investments in equity instruments which are not subsidiaries, associates or joint ventures, are initially measured at fair value, which is normally the transaction price. Such assets are subsequently carried at fair value and the changes in fair value are recognised in profit or loss, except that investments in equity instruments that are not publicly traded and whose fair values cannot be measured reliably are measured at cost less impairment.

Impairment of financial assets

Financial assets, other than those held at fair value through profit and loss, are assessed for indicators of impairment at each reporting end date.

Financial assets are impaired where there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows have been affected. If an asset is impaired, the impairment loss is the difference between the carrying amount and the present value of the estimated cash flows discounted at the asset’s original effective interest rate. The impairment loss is recognised in profit or loss.

If there is a decrease in the impairment loss arising from an event occurring after the impairment was recognised, the impairment is reversed. The reversal is such that the current carrying amount does not exceed what the carrying amount would have been, had the impairment not previously been recognised. The impairment reversal is recognised in profit or loss.

Derecognition of financial assets

Financial assets are derecognised only when the contractual rights to the cash flows from the asset expire or are settled, or when the group transfers the financial asset and substantially all the risks and rewards of ownership to another entity, or if some significant risks and rewards of ownership are retained but control of the asset has transferred to another party that is able to sell the asset in its entirety to an unrelated third party.

Classification of financial liabilities

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the group after deducting all of its liabilities.

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

1	Accounting policies (Continued)

Basic financial liabilities

Basic financial liabilities, including creditors, bank loans, loans from fellow group companies and preference shares that are classified as debt, are initially recognised at transaction price unless the arrangement constitutes a financing transaction, where the debt instrument is measured at the present value of the future payments discounted at a market rate of interest. Financial liabilities classified as payable within one year are not amortised.

Debt instruments are subsequently carried at amortised cost, using the effective interest rate method.

Trade creditors are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Amounts payable are classified as current liabilities as payment is due within one year or less.

Other financial liabilities

Derivatives, including interest rate swaps and forward foreign exchange contracts, are not basic financial instruments. Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently re- measured at their fair value. Changes in the fair value of derivatives are recognised in profit or loss in finance costs or finance income as appropriate, unless hedge accounting is applied and the hedge is a cash flow hedge.

Debt instruments that do not meet the conditions in FRS 102 paragraph 11.9 are subsequently measured at fair value through profit or loss. Debt instruments may be designated as being measured at fair value through profit or loss to eliminate or reduce an accounting mismatch or if the instruments are measured and their performance evaluated on a fair value basis in accordance with a documented risk management or investment strategy.

Derecognition of financial liabilities

Financial liabilities are derecognised when the group’s contractual obligations expire or are discharged or cancelled.

1.11	Equity instruments

Equity instruments issued by the group are recorded at the proceeds received, net of transaction costs. Dividends payable on equity instruments are recognised as liabilities once they are no longer at the discretion of the group.

1.12	Taxation

The tax expense represents the sum of the tax currently payable and deferred tax.

Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

1	Accounting policies (Continued)

deductible in other years and it further excludes items that are never taxable or deductible. The group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the reporting end date.

Deferred tax

Deferred tax liabilities are generally recognised for all timing differences and deferred tax assets are recognised to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits. Such assets and liabilities are not recognised if the timing difference arises from goodwill or from the initial recognition of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at each reporting end date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset if, and only if, there is a legally enforceable right to offset current tax assets and liabilities and the deferred tax assets and liabilities relate to taxes levied by the same tax authority.

1.13	Employee benefits

The costs of short-term employee benefits are recognised as a liability and an expense, unless those costs are required to be recognised as part of the cost of stock or fixed assets.

Termination benefits are recognised immediately as an expense when the company is demonstrably committed to terminate the employment of an employee or to provide termination benefits.

1.14	Retirement benefits

Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due.

1.15	Leases

Rentals payable under operating leases, including any lease incentives received, are charged to profit or loss on a straight line basis over the term of the relevant lease except where another more systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

1.16	Foreign exchange

Transactions in foreign currencies are initially recorded in the entity’s functional currency by applying the spot exchange rate ruling at the date of the transaction or average annual rate. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date. All differences are taken to the profit and loss account.

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

1	Accounting policies (Continued)

1.17	Discontinued operations

The group classifies operations as discontinued when a sale transaction has been agreed for that operation and is a separate major line of business. The results arising from discontinued operations are included in the consolidated statement of profit or loss and the split of discontinued operations from continuing operations is shown in the consolidated statement of profit or loss. All other notes to the financial statements include amounts for continuing operations unless indicated otherwise.

1.18	Investments

Investments consist of the Group’s share of the Syndicate’s shares, derivatives and other variable yield securities and debt and other fixed income securities. It also includes money market funds.

1.19	Fair Value Measurements of Financial Assets and Liabilities

The Group follows the recognition and measurement requirements of FRS 102 section 11 Basic Financial Instruments and section 12 Other Financial Instruments. All the Group’s financial assets and liabilities are basic financial instruments.

The Group measures its investments at fair value through profit or loss using valuation techniques that maximise the use of observable market data and minimise the use of unobservable market data. The Group determines fair value based on assumptions that market participants would use in pricing an investment in the principal or most advantageous market. When considering market participant assumptions in its fair value measurements, the Group uses the fair value hierarchy below to classify its investments.

•	Level 1 – The unadjusted quoted price in an active market for identical assets or liabilities that the entity can access at the measurement date.

•	Level 2 – Inputs other than quoted prices included within Level 1 that are observable (i.e. developed using market data) for the asset or liability, either directly or indirectly.

•	Level 3 – Inputs are unobservable (i.e. for which market data is unavailable) for the asset or liability.

Where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the Group bases the entire fair value measurement on the lowest level input that is significant to the entire measurement. The Group recognises transfers between levels of the fair value hierarchy when events or changes in circumstances causing the transfer to occur.

The Group carries all its other financial assets and liabilities at cost.

2	Judgements and key sources of estimation uncertainty

In the application of the group’s accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amount of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

2	Judgements and key sources of estimation uncertainty (Continued)

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised where the revision affects only that period, or in the period of the revision and future periods where the revision affects both current and future periods.

Critical judgements

The following judgements (apart from those involving estimates) have had the most significant effect on amounts recognised in the financial statements.

Profit commission

The Group provides for profit commission receivable based on the financial performance of the related lines of business. The Group re-assesses the amount of profit commission receivable, on all underwriting years of account that have been open during the financial period, at each balance sheet date.

3	Revenue

	2023 £’000	2022 £’000
Turnover analysed by class of business
Profit commission	2,052	1,144
Commissions receivable	37,745	34,486
Other income	6,723	4,804

	46,520	40,434

4	Operating profit

	2023 £’000	2022 £’000
Operating profit for the year is stated after charging:
Exchange losses	765	1,013
Depreciation of owned tangible fixed assets	100	60
Loss on disposal of tangible fixed assets	168	1,888
Amortisation of intangible assets	255	—

Premises costs	997	800

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

5	Auditor’s remuneration

Fees payable to the company’s auditor and associates:	2023 £’000	2022 £’000

For audit services
Audit of the financial statements of the group and company	49	35
Audit of the financial statements of the company’s subsidiaries	328	270

	377	305

6	Employees

The average monthly number of persons (including directors) employed by the group and company during the year was:

	Group 2023 Number	2022 Number	Company 2023 Number	2022 Number
Underwriting and claims	67	63	—	—
Management	27	18	—	—
Administration and Finance	47	17	—	—

Total	141	98	—	—

Their aggregate remuneration comprised:

	Group 2023 £’000	2022 £’000	Company 2023 £’000	2022 £’000
Wages and salaries	20,163	15,280	—	—
Social security costs	2,074	2,104	—	—
Pension costs	1,367	999	—	—

	23,604	18,383	—	—

7	Directors’ remuneration

	2023 £’000	2022 £’000
Remuneration for qualifying services	1,097	1,122
Company pension contributions to defined contribution schemes	9	4

	1,106	1,126

Remuneration disclosed above includes the following amounts paid to the highest paid director:

	2023 £’000	2022 £’000
Remuneration for qualifying services	401	442

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

7	Directors’ remuneration (Continued)

No advances or credits were granted by the Company to any of its directors during the period.

Company pension contributions to personal pension plans have been made to 1 director (2022: 1 director).

Director emoluments are recognised in accordance with those emoluments paid to the directors specifically accrued in respect to services to the Group. The emoluments for the directors recognised within the accounts of the Company and its Group companies are equal to the total emoluments paid to the directors by those companies.

8	Interest receivable and similar income

	2023 £’000	2022 £’000
Interest income
Interest on bank deposits	1,004	18

Total income	1,004	18

9	Interest payable and similar expenses

	2023 £’000	2022 £’000
Interest on bank overdrafts and loans	244	—

10	Taxation

	2023 £’000	2022 £’000
Current tax
UK corporation tax on profits for the current period	4,237	2,449

Deferred tax
Origination and reversal of timing differences	63	178

Total tax charge	4,300	2,627

Of the charge to current tax in relation to discontinued operations, £22,343 relates to tax on profits and £0 arose on disposal.

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

10	Taxation (Continued)

The actual charge for the year can be reconciled to the expected charge for the year based on the profit or loss and the standard rate of tax as follows:

	2023 £‘000	2022 £‘000
Profit before taxation	13,329	7,518

Expected tax charge based on the average rate of corporate tax across all jurisdictions of 24% (2022: 21%)	3,199	1,548
Expenses not deductible for tax purposes	295	468
State income taxes net of federal benefit	(124)	—
Deferred tax not recognised (utilised)/arising in the year	1,329	(2)
Adjustments in respect of prior years	(34)	13
Remeasurement of deferred tax for changes in tax rates	(46)	(20)
Difference in overseas tax rates	(319)	620

Taxation charge	4,300	2,627

The Group has a deferred tax asset of £21k (2022: £84k) recognised in relation to tax losses and fixed asset timing differences, and a deferred tax asset of £2,761k (2022: £1,604k) not recognised.

UK deferred tax

The UK net deferred tax asset recognised of £21k represents £103k (2022: £590k) of unutilised tax losses and fixed asset timing differences.

The 2022 unrecognised UK deferred tax asset of £17k in respect of unutilised losses of £66k has been utilised in the year and the carry forward unrecognised deferred tax asset balance is nil.

The UK recognised deferred tax assets have been calculated at 25% (2022: 25%) being the rate of corporation tax substantively enacted by the Balance sheet date and the rate at which the asset is expected to unwind at.

US deferred tax

The US is in a cumulative loss position. Whilst taxable income is projected in future years, a conservative approach has been taken and therefore deferred tax has not been recognised on the US losses carried forward until future earnings are achieved.

The US deferred tax asset not recognised of £2,761k (2022: £1,604k) is in respect of £10,562k (2022: £6,136k) of unutilised losses and other timing differences.

The US deferred tax assets have been calculated at 26.14% (2022: 26.14%) being the rate of corporation tax substantively enacted by the Balance sheet date and the rate at which the asset is expected to unwind at.

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

10	Taxation (Continued)

The unrecognised deferred tax asset has been calculated at 25% (2022:25%) since this is expected to unwind after more than one year.

11	Dividends

Recognised as distributions to equity holders:	2023 £’000	2022 £’000
Interim dividends fully paid	8,000	10,000

12	Intangible fixed assets

Group	Software £’000
Cost
At 1 January 2023	—
Additions	2,820

At 31 December 2023	2,820

Amortisation and impairment
At 1 January 2023	—
Amortisation charged for the year	255

At 31 December 2023	255

Carrying amount
At 31 December 2023	2,565

At 31 December 2022	—

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

13	Tangible fixed assets

Group	Plant and equipment £’000	Fixtures and fittings £’000	Total £’000
Cost
At 1 January 2023	92	178	270
Additions	8	50	58

At 31 December 2023	100	228	328

Depreciation and impairment
At 1 January 2023	21	39	60
Depreciation charged in the year	31	69	100

At 31 December 2023	52	108	160

Carrying amount
At 31 December 2023	49	120	169

At 31 December 2022	71	139	210

The company had no tangible fixed assets at 31 December 2023 or 31 December 2022.

14	Fixed asset investments

	Notes	Group 2023 £’000	2022 £’000	Company 2023 £’000	2022 £’000
Investments in subsidiaries	15	—	—	435	268
Investments in associates		75	75	75	75

		75	75	511	344

Movements in fixed asset investments Group	Shares in associates
£’000
Cost or valuation
At 1 January 2023 and 31 December 2023	75

Carrying amount
At 31 December 2023	75

At 31 December 2022	75

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

14	Fixed asset investments (Continued)

Movements in fixed asset investments Company	Shares in subsidiaries and associates £’000
Cost or valuation
At 1 January 2023	344
Additions	167

At 31 December 2023	511

Carrying amount
At 31 December 2023	511

At 31 December 2022	344

15	Subsidiaries

Details of the company’s subsidiaries at 31 December 2023 are on the following page:

Name of undertaking	Registered office	Nature of business	Class of shares held	% Held
				Direct	Indirect
Chord Reinsurance Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	71.00	—
Brace Underwriting Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	71.00	—
Brace UK & Europe Underwriting Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	65.60	—
Munitus Insurance Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	60.00	—
Alitus Intermediaries Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Intermediary	Ordinary shares	100.00	—
Peterborough Agency Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Introducer of insurance business	Ordinary shares	100.00	—
Horace Underwriting Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	76.30	—
Satinwood Underwriting Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	60.00	—

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

15	Subsidiaries (Continued)

Name of undertaking	Registered office	Nature of business	Class of shares held	% Held
				Direct	Indirect
Alcor UK Holdings Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Holding company	Ordinary shares	60.00	—
Alcor Underwriting London Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	—	60.00
Alcor Underwriting Bermuda Limited	2nd Floor, Windsor Place, 22 Queen Street, Hamilton, Bermuda HM11	Underwriting	Ordinary shares	—	60.00
Tegron Specialty Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	60.00	—
Beat Services Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Service company	Ordinary shares	100.00	—
Beat Syndicate Services Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Service company	Ordinary shares	100.00	—
Beat CCM One Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Dormant	Ordinary shares	—	100.00
Beat CCM Nine Limtied	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Lloyd’s corporate member	Ordinary shares	—	100.00
Beat CCM Eleven Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Dormant	Ordinary shares	—	100.00
Beat Capital Partners Corp	307 West Tremont Ave, Suite 200, Charlotte, NC 28203, United States	Holding company	Ordinary shares	100.00	—
Beat Capital Partners Services LLC	307 West Tremont Ave, Suite 200, Charlotte, NC 28203, United States	Service company	Ordinary shares	—	96.60
Beat Capital Partners LLC	307 West Tremont Ave, Suite 200, Charlotte, NC 28203, United States	Holding company	Ordinary shares	—	96.60
Beat Capital Insurance Services LLC	307 West Tremont Ave, Suite 200, Charlotte, NC 28203, United States	Underwriting	Ordinary shares	—	96.60
Magnolia Grove Insurance Services LLC	307 West Tremont Ave, Suite 200, Charlotte, NC 28203, United States	Underwriting	Ordinary shares	—	96.60

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

15	Subsidiaries (Continued)

Name of undertaking	Registered office	Nature of business	Class of shares held	% Held
				Direct	Indirect
Marcato Marine Insurance Services	307 West Tremont Ave, Suite 200, Charlotte, NC 28203, United States	Underwriting	Ordinary shares	—	96.60
Brace Insurance Services LLC	212 S. Tyron Street Ste. 1000 Charlotte NC 28281	Underwriting	Ordinary shares	—	68.20
Brace Underwriting Corp LLC	850 New Burton Road Suite 201 Dover DE 19904	Holding company	Ordinary shares	—	68.20
Redriff Agency Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	100.00	—
Convergence Credit Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	100.00	—

16	Debtors

	Group		Company
Amounts falling due within one year:	2023 £’000	2022 £’000	2023 £’000	2022 £’000
Amounts owed by group undertakings	—	—	11,295	8,350
Other debtors	519	6,234	29	81
Prepayments and accrued income	31,549	23,378	226	3,166

	32,068	29,612	11,550	11,597
Deferred tax asset (note 18)	21	84	—	136

	32,089	29,696	11,550	11,733

17	Creditors: amounts falling due within one year

	Group		Company
	2023 £’000	2022 £’000	2023 £’000	2022 £’000
Trade creditors	1,257	753	196	161
Taxation and social security	1,434	375	—	—
Other creditors	3,993	8,748	146	285
Accruals and deferred income	41,103	38,618	635	368

	47,787	48,494	977	814

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

18	Deferred taxation

The following are the major deferred tax liabilities and assets recognised by the group and company, and movements thereon:

	Liabilities	Liabilities	Assets	Assets
	2023	2022	2023	2022
Group	£’000	£’000	£’000	£’000
Accelerated capital allowances			21	84

Company	Liabilities 2023 £’000	Liabilities 2022 £’000	Assets 2023 £’000	Assets 2022 £’000
Tax losses	—	—	—	136

Movements in the year:			Group 2023 £‘000	Company 2023 £‘000
Asset/(liability) as at 1 January 2023			84	136
Charge to profit or loss			(63)	(136)

Asset/(liability) as at 31 December 2023			21	—

The deferred tax asset set out above is expected to reverse within 12 months and relates to the utilisation of tax losses against future expected profits of the same period.

19	Deferred income

	Group 2023 £’000	2022 £’000	Company 2023 £’000	2022 £’000
Deferred income - advanced commissions	37,602	34,739	—	—

20	Retirement benefit schemes

Defined contribution schemes	2023 £’000	2022 £’000
Charge to profit or loss in respect of defined contribution schemes	1,367	999

A defined contribution pension scheme is operated for all qualifying employees. The assets of the scheme are held separately from those of the group in an independently administered fund.

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

21	Share capital

Group and company	2023	2022	2023	2022
Ordinary share capital	Number	Number	£	£
Authorised
Ordinary shares of £1 each	1,380	1,380	1,380	1,380
Ordinary A shares of £0.50 each	100	100	50	50
Ordinary B shares of £1 each	76	76	76	76
Ordinary C1 shares of £1 each	8	8	8	8
Ordinary C2 shares of £1 each	10	10	10	10
Ordinary C3 shares of £1 each	10	10	10	10
Ordinary D shares of £1 each	24	24	24	24
Ordinary E shares of £1 each	102	111	102	111
Ordinary F shares of £1 each	33	54	33	54
Ordinary G shares of £1 each	23	—	23	—
Ordinary H shares of £0.50 each	100	100	50	50

	1,866	1,873	1,766	1,773

Issued and fully paid
Ordinary shares of £1 each	1,380	1,380	1,380	1,380
Ordinary A shares of £0.50 each	100	100	50	50
Ordinary B shares of £1 each	76	76	76	76
Ordinary C1 shares of £1 each	8	8	8	8
Ordinary C2 shares of £1 each	10	10	10	10
Ordinary C3 shares of £1 each	10	10	10	10
Ordinary D shares of £1 each	24	24	24	24
Ordinary E shares of £1 each	102	111	102	111
Ordinary F shares of £1 each	33	54	33	54
Ordinary G shares of £1 each	23	—	23	—
Ordinary H shares of £0.50 each	100	100	50	50

	1,866	1,873	1,766	1,773

On 3 January 2023 the company issued 23 G shares of £1 each at £1,338 per share resulting in share premium of £31k.

On 24 January 2023 a Director disposed of 25 H shares to another Director and on 15 February 2023 a Director disposed of 75 H shares to an employee of the group.

22	Post balance sheet events

On 10 January 2024 Redriff Agency Limited a subsidiary of Beat Capital Partners Limited issued 9,249 Ordinary shares reducing the Groups shareholding to 76%.

On 30 January 2024 Convergence Credit Limited, a subsidiary of Beat Capital Partners Limited issued 9,499 Ordinary and 500 Ordinary A shares reducing the Groups shareholding to 70%.

on 22 February 2024 25 Ordinary shares of Beat Capital Partners LLC were repurchased by the Company increasing it’s shareholding to 99%.

On 22 February 2024 9 Ordinary G shares were repurchased by the Company and cancelled.

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

22	Post balance sheet events (Continued)

On the 5 June 2024, Ambac Financial Group, Inc. (“Ambac”), a NYSE listed insurance holding company, has signed a definitive agreement to acquire a 60% controlling stake in the Company. The transaction completed on the 2 August 2024.

Pursuant to the agreement, Ambac has purchased 60% of Beat from existing shareholders, including Bain Capital and Beat’s management team. Consistent with Ambac’s philosophy of financial alignment of interests with its business partners, Beat’s management team and Bain Capital each has retained an equity stake of approximately 20% in Beat.

23	Related party transactions

Beat Capital Partners Limited, is registered in England and Wales at 5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom. It is the ultimate parent company of the Group of companies as at 31 December 2023 and there is no controlling party over the Company. All transactions between group companies have taken place at arm’s length.

Intercompany transactions	2023	2022
Subsidiary undertaking working capital costs recharged	£000	£000
Beat Services Limited	244	(2)

VAT collected by subsidiary undertaking on behalf of company
Beat Syndicate Services Limited	—	6
Beat Services Limited	132	—

Intercompany balances
Amounts owed from/(to) subsidiary companies
Beat Services Limited	1,806	2,185
Alitus Intermediaries	—	189
Peterborough Agency Limited	—	139
Beat Capital Partners Corp	9,186	5,833
Convergence Credit Limited	301,889	—

Transactions with Directors

Certain directors of the Company are also directors of other group companies. In all cases, transactions between the Company and other entities within the group are carried out on normal arm’s length commercial terms.

J Cavanagh, T Milligan and P Rayner are Lloyd’s Names and participate on Syndicate 4242 which the Group underwrite (re)insurance business on behalf of.

J Cavanagh is a non-Executive director of Hampden Capital Plc. They provide services to members of Syndicate 4242. All business is conducted on normal arm’s length commercial terms.

T Milligan and P Rayner are de minimis shareholders of Previse, a partner of Peterborough Agency Limited that the Company wholly owns. All business is conducted on normal arm’s length commercial terms.

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

23	Related party transactions (Continued)

P Rayner is a director of Cadenza Re Limited. They are an associated company of Beat Capital Partners Limited.

B Schnitzer and P Rayner are shareholders in, and B Schnitzer is a director of, Paraline Group Ltd which is a shareholder in the Company.

24	Cash (absorbed by)/generated from group operations

	2023 £’000	2022 £’000
Profit for the year after tax	9,583	4,891

Adjustments for:
Tax charge	4,300	2,627
Finance costs	245	—
Investment income	(1,695)	3,087
Other comprehensive income	(554)	—
Loss on disposal of business	168	1,888
Amortisation and impairment of intangible assets	255	—
Depreciation and impairment of tangible fixed assets	100	60
Corporation tax paid	(3,263)	(2,943)
Parent company dividends received	(9,568)	(1,258)

Movements in working capital:
Increase in debtors	(2,112)	(193)
Increase in creditors	709	10,656

Cash (absorbed by)/generated from operations	(1,832)	18,815

25	Discontinued operations

As of 31 December 2022 the Group no longer participates on any Lloyd’s Syndicate as a corporate member. As a result the Director’s have taken the view that it is not necessary to produce insurance accounts.

Below is a table that shows how the 2023 statement of financial position and income statement would be presented if we continued to adopt the insurance accounts format. All continuing activities are not insurance related participations and would all be disclosed in other income/other charges.

The Group has discontinued operations relating to four areas, transactions relating to Beat CCM Nine Limited (“Beat CCM”), Peterborough Agency Limited (“PAL”), the sale of Corvus Agency Limited (previously Tarian Underwriting Limited – “Tarian”) and Marcato Marine Insurance Services LLC (“Marcato”).

Beat CCM was a Lloyd’s corporate member that last participated on Syndicate 4242 on the 2017 YOA that was subject to a Lloyd’s Reinsurance To Close at the 31 December 2022 year end. For 2023 year end, Beat CCM only has administrative expenses charged that are 100% rechargeable to Sompo International under the member level reinsurance contract. This contract will continue until all Fund’s at Lloyd’s is released by

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

25	Discontinued operations (Continued)

Lloyd’s of London. Within the disclosures below there is other income of £37k (2022: £48) and other charges of £15k (2022: £12), with net assets of £121k as at 31 December 2023 (2022: 112k).

PAL is in run-off as the revenue did not sufficiently scale since formation in 2019. The PAL Board approved the run-off plan at the 29 August 2023. Within the disclosures below there is Other income of £199k (2022: £10k) and other charges of £111k (2022: £61k), with net liabilities of £44k (2022: £117k).

Tarian was a subsidiary of the Company and it was sold on the 31 December 2021. As part of the sale there was deferred revenue relating to subsequent performance of the entity. During 2023, the performance conditions were assessed and these would not be met, so there has been a write-off of the deferred revenue of £154k and other revenue of £13k amounting to £167k (2022: £1.8m write-off). There are no other assets or liabilities relating to this discontinued operation.

Marcato is a US based MGA that the Marcato Board decided to discontinued trading in 2023. Within the disclosures below, it has other income of £86k (2022: £0) and other charges of £1,119k (2022: £1,002k) after consolidation adjustments, with net liabilities of £247k as at 31 December 2023 (2022: £1,002k).

Disclosure and restatement of the form of the group financial statements

In addition to disclosing the discontinued operations of the group, this note also considers the disclosure form of the group financial statements. As of 31 December 2022 the Group no longer participates on any Lloyd’s Syndicate as a corporate member. In accordance with section 1165 of the Companies Act 2006 the group is no longer required to produce group accounts for a non-insurer.

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

25	Discontinued operations (Continued)

The Directors have applied The Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 No.410 Schedule 6 Companies Act Group Accounts for the rest of the financial statements. There is no income statement or net asset impact. For comparability, the discontinued insurance format of the consolidated income statement and consolidated balance sheet is shown on the next page. All continuing activities are not insurance related and do not participate on any Lloyd’s Syndicate, these are shown in other income and other charges.

Consolidated Income Statement - Group Technical account - general business
For the year ended 31 December	2023 £000	2022 £000
Gross premium written	—	(11)
Outward reinsurance premium	—	11
Net written premiums	0	0

Change in provision for	—	—
unearned premiums	—	—

Claims paid
Gross amount	—	(1,189)
Reinsurers share	—	1,189

Change in claims outstanding
Gross amount	—	3,237
Reinsurers share	—	(3,237)
Change in net provision for claims	0	0

Claims incurred, net of reinsurance	—	—

Net operating expenses	—	—

Balance on technical account - general business	—	—

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

25	Discontinued operations (Continued)

Consolidated Income Statement - Group Non-technical account - general business	2023	2022
For the year ended 31 December	£000	£000
Balance on technical account - general business	—	—

Non technical account - general business
(Loss)/Gain on sale of subsidiary	(168)	(1,888)
Other income	46,520	40,434
Other charges	(33,017)	(30,254)
Interest costs	(245)	—
Investment return	1,004	(3,087)
Exchange (losses)/gains	(765)	2,313

Profit for the financial year before taxation	13,329	7,518

Tax on profit	(4,300)	2,627

Profit after taxation	9,029	4,891

Other comprehensive income	554	—

Total comprehensive income for the year	9,583	4,891

Consolidated Statement of Financial Position	2023	2022
As at 31 December	£000	£000
Investments
Intangible assets	2,565	—
Financial investments	177	1,046
Investments	75	75
Tangible fixed assets	169	210
	2,986	1,332

Reinsurers’ share of technical provisions
Provision for unearned premiums	—	—
Claims outstanding	—	2,097
	0	2,097

Debtors
Debtors arising out of direct insurance operations	—	621
Debtors arising out of reinsurance operations	—	1,288
Deferred taxation	21	84
Other debtors	32,068	24,842
	32,089	26,835

Cash and other assets
Cash at bank and in hand	33,802	40,054
Other assets	—	—
	33,802	40,054

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

Consolidated Statement of Financial Position	2023	2022
As at 31 December	£000	£000
Prepayments and accrued income
Deferred acquisition costs	—	—
Other prepayments and accrued income	—	764
	0	764
Total assets	68,877	71,082

Capital and reserves
Called up share capital	2	2
Share premium reserve	1,245	1,223
Retained earnings	16,244	18,515
Equity attributable to equity holders of the company	17,491	19,740

Non-controlling interests	3,600	2,846
	21,091	22,586

Technical provisions
Provision for unearned premium	—	—
Claims outstanding	—	2,097
	0	2,097

Creditors
Creditors arising out of direct insurance operations	—	1,296
Creditors arising out of reinsurance operations	—	3,490
Other creditors including taxation and social security	44,287	37,736
	44,287	42,522

Accruals and deferred income	3,500	3,877
Total liabilities	47,787	48,496
Total equity and liabilities	68,877	71,082

26	Summary of significant differences between UK GAAP and US GAAP

The consolidated financial statements of the Group have been prepared in accordance with generally accepted accounting practice in the United Kingdom (UK GAAP), which differ in certain significant respects from generally accepted accounting principles in the United States (US GAAP). A description of the differences and their effects on total comprehensive income and shareholders equity are set out below:

Description of differences between UK GAAP and US GAAP

a.	Profit commission

This adjustment converts revenue from UK GAAP to US GAAP. Under UK GAAP, revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured, regardless of when the payment is being made. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes or duty. Under US GAAP, revenue is recognised when or as performance obligations are satisfied by transferring of the service to the insureds, as the customer. Control either transfers over time or at a point in time,

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

26	Summary of significant differences between UK GAAP and US GAAP (Continued)

which affects when revenue is recorded. The difference in the timing of revenue recognition results in a £379k increase and £2,914k increase to accrued commissions recorded in turnover on the statement of comprehensive income for years ended 31 December 2023 and 2022 respectively, and a £5,498k increase and £5,119k increase to total shareholders’ equity for as of 31 December 2023 and 2022 respectively, and affected the following line items in the financial statements:

	2023	2022
a Profit commission	£’000	£’000
Net income: increase/(decrease)
Turnover	379	2,914
	379	2,914

Shareholders’ equity: increase/(decrease)
Debtors: Amounts falling due within one year	5,498	5,119
	5,498	5,119

b.	Bonus accrual

Under UK GAAP, the Group recognises bonuses once they are determined as the group operates a fully discretionary bonus scheme. Therefore, outside of non-discretionary bonuses, the bonus is recognised in April each year after the year it relates to. Under US GAAP, bonuses are generally accrued throughout the year in the year of performance. Bonuses have been adjusted for the years ended 31 December 2023 and 2022 amounting to a decrease of £1,079k and an increase of £1,260k respectively. The following line items were adjusted for in the financial statements:

b Bonus accrual	2023	2022
	£‘000	£‘000
Net income: increase/(decrease)
Admin expenses - salaries	(1,079)	1,260
	(1,079)	1,260

Shareholders’ equity: increase/(decrease)
Creditors: Amounts falling due within one year	(2,613)	(1,534)
	(2,613)	(1,534)

c.	Leases

Under UK GAAP, a lessee classifies a lease as either finance or operating. Finance leases are capitalised as assets, with the concurrent recognition of an obligation. Operating leases are treated as annual rental expenses on a straight-line basis taking into consideration rent free periods. The Group only has operating leases and was not required to capitalise lease balances.

Under US GAAP, a lessee classifies a lease as either finance or operating. All leases were classified as operating leases under US GAAP. A lease liability and right of use asset are recognised on the balance sheet. The lease liability is measured at the present value of lease payments that are not paid at commencement and discounted using the interest rate implicit in the lease, if that rate can be readily determined, otherwise using the incremental borrowing rate. The right-of-use asset is recognised on the

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

26	Summary of significant differences between UK GAAP and US GAAP (Continued)

balance sheet and is measured as the initial amount of the lease liability, plus any lease payments and initial direct costs incurred, minus any lease incentives received. Operating leases are typically expensed on a straight-line basis. The difference in the models resulted in a decrease of total comprehensive income of £40k to consolidated shareholder’s equity in both years ended 31 December 2023 and 2022. The following line items in the financial statements were adjusted:

c Leases	2023	2022
	£’000	£’000
Net income: increase/(decrease)
Admin expenses - rent	—	(40)
	—	(40)
Shareholders’ equity: increase/(decrease)
Tangible fixed assets - right of use asset	654	1,120
Creditors : Amounts falling due within 1 year	(694)	(1,160)
	(40)	(40)

d.	Income taxes

The tax effects of the adjustments described above is calculated as an adjustment to consolidated total comprehensive income and shareholder’s equity.

e.	Non-controlling interests

Non-controlling interests (NCI) is adjusted for each of the above listed significant adjustments.

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

26	Summary of significant differences between UK GAAP and US GAAP (Continued)

Significant adjustments to consolidated total comprehensive income

The significant adjustments to total comprehensive income for the year ended 31 December 2023 and 2022 which would be required if US GAAP had been applied, instead of UK GAAP in the consolidated financial statements are set out below.

	References	2023 £’000	2022 £’000
Total comprehensive income according to the consolidated income statement prepared under UK GAAP		9,583	4,891

US GAAP adjustments - increase/(decrease) due to:
Profit Commission	a	379	2,914
Bonus Accrual	b	(1,079)	1,260
Leases	c	—	(40)
Tax	d	80	(1,028)

		620	3,106

Total comprehensive income in accordance with U.S. GAAP		8,963	7,997

Non-controlling interest - US GAAP adjustments	e	—	—
Profit for the financial year is attributable to:
- Owners of the parent company		5,083	4,982
- Non-controlling interests		3,880	3,015

		8,963	7,997

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

26	Summary of significant differences between UK GAAP and US GAAP (Continued)

Significant adjustments to consolidated group statement of changes in equity

The significant adjustments to shareholders equity for the year ended 31 December 2023 and 2022 which would be required if US GAAP had been applied, instead of UK GAAP in the consolidated financial statements are set out below.

	References	2023 £’000	2022 £’000
Shareholders equity according to the consolidated statement of financial position prepared under UK GAAP		21,091	22,587
US GAAP adjustments - increase/(decrease) due to:
Profit Commission	a	5,498	5,119
Bonus Accrual	b	(2,613)	(1,534)
Leases	c	(40)	(40)
Income taxes	d	(948)	(1,028)

		1,897	2,516

Shareholders equity in accordance with U.S. GAAP		22,988	25,103

Non-controlling interests (NCI) - US GAAP adjustments	e	(223)	712
Equity attributable to owners of the parent company		19,611	21,543
Non-controlling interests		3,377	3,560

		22,988	25,103

Significant adjustments to consolidated group statement of cash flows

No significant adjustments were required to the consolidated statement of cash flow if US GAAP had been applied instead of UK GAAP, with the exception of interest paid being classified as a financing activity under UK GAAP and as operating activity under US GAAP, amounting to £243k and nil for the years ended 31 December 2023 and 2022 respectively.

Company registration number 10198821 (England and Wales)

BEAT CAPITAL PARTNERS LIMITED

UNAUDITED INTERIM REPORT AND CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS FOR THE SIX MONTH PERIODS ENDED 30

JUNE 2024 AND 30 JUNE 2023

COMPANY INFORMATION

Directors	N Anand
M Cannan
J P Cavanagh
C Leblanc
E Lieskovska
A J T Milligan
R Smith
D Trick

Secretaries	K Baker
H Marsden
S Naher

Company number	10198821

Registered office	5th Floor 6 Bevis Marks
London
EC3A 7BA

Auditor	Ernst & Young LLP
25 Churchill Place
Canary Wharf
London
E14 5EY

Bankers	Barclays Bank PLC
One Churchill Place
London
E14 5HP

Solicitors	RPC
Tower Bridge House
St Katharine’s Way
London
E1W 1AA

DIRECTORS’ RESPONSIBILITIES STATEMENT

FOR THE SIX MONTH PERIODS ENDED 30 JUNE 2024 AND 30 JUNE 2023

The directors are responsible for preparing the Interim Report and the financial statements in accordance with applicable law and regulations.

Company law requires the directors to prepare financial statements for each financial year. Under that law the directors have elected to prepare the financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards and applicable law). Under company law the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the group and company, and of the profit or loss of the group for that period. In preparing these financial statements, the directors are required to:

•	select suitable accounting policies and then apply them consistently;

•	make judgements and accounting estimates that are reasonable and prudent;

•	state whether applicable UK Accounting Standards have been followed, subject to any material departures disclosed and explained in the financial statements;

•	prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group and company will continue in business.

The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the group’s and company’s transactions and disclose with reasonable accuracy at any time the financial position of the group and company and enable them to ensure that the financial statements comply with the Companies Act 2006. They are also responsible for safeguarding the assets of the group and company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

BEAT CAPITAL PARTNERS LIMITED

UNAUDITED GROUP STATEMENT OF COMPREHENSIVE INCOME

FOR THE SIX MONTH PERIODS ENDED 30 JUNE 2024 AND 30 JUNE 2023

	Notes	Continuing operations £’000	Discontinued operations £’000	30 June 2024 £’000	Continuing operations £’000	Discontinued operations £’000	30 June 2023 £’000
Turnover		26,355	4	26,359	24,689	264	24,953
Administrative expenses		(20,568)	(70)	(20,638)	(15,503)	(717)	(16,220)

Operating profit/(loss)		5,787	(66)	5,721	9,186	(453)	8,733
Interest receivable and similar income		502	—	502	419	2	421
Interest payable and similar expenses		(32)	—	(32)	(111)	—	(111)
Exchange (losses)/gains		(118)	—	(118)	(1,525)	—	(1,525)
Profit/(loss) on disposal of operations		—	—	—	—	—	—

Profit/(loss) before taxation		6,139	(66)	6,073	7,969	(451)	7,518
Tax on profit		(2,103)	—	(2,103)	(2,080)	—	(2,080)

Profit after taxation		4,035	(66)	3,970	5,890	(451)	5,438
Other comprehensive income		(286)	41	(245)	147	73	221

Total comprehensive income for the year		3,750	(25)	3,725	6,037	(378)	5,659

Profit for the financial year is attributable to:
- Owners of the parent company				2,565			3,585
- Non-controlling interests				1,160			2,074

				3,725			5,659

UNAUDITED GROUP STATEMENT OF FINANCIAL POSITION

AS AT 30 JUNE 2024 AND AS AT 31 DECEMBER 2023

		Q2 2024		Q4 2023
	Notes	£’000	£’000	£’000	£’000
Fixed assets
Intangible assets	4		2,880		2,565
Tangible assets			114		169
Investments			75		75

			3,069		2,809
Current assets
Debtors		4,425		519
Prepayments and accrued income		32,533		31,549
Investments		(471)		177
Cash and cash equivalents		31,567		33,802

		68,054		66,047
Creditors: amounts falling due within one year
Taxation and social security		464		349
Other creditors		5,272		6,335
Deferred income		40,287		37,601
Accruals		3,774		3,501

		49,797		47,786

Net current assets			18,257		18,261

Total assets less current liabilities			21,326		21,070
Provisions
Deferred tax (asset)/liability		(95)		(21)

			95		21

Net assets			21,421		21,091

Capital and reserves
Called up share capital			2		2
Share premium account			1,245		1,245
Profit and loss reserves			20,174		16,244

Equity attributable to owners of the parent company			20,034		17,491
Non-controlling interests			1,387		3,600

			21,421		21,091

The financial statements were approved by the board of directors and authorised for issue on 4 September 2024 and are signed on its behalf by:

J P Cavanagh

Director

Company registration number 10198821 (England and Wales)

BEAT CAPITAL PARTNERS LIMITED

UNAUDITED GROUP STATEMENT OF CHANGES IN EQUITY

FOR THE SIX MONTH PERIODS ENDED 30 JUNE 2024 AND 30 JUNE 2023

		Share capital	Share Profit and loss		Total	Non-	Total
			premium account	reserves	controlling interest	controlling interest
	Notes	£’000	£’000	£’000	£’000	£’000	£’000
Balance at 1 January 2023		2	1,223	18,515	19,739	2,848	22,587

Period ended 30 June 2023:
Profit for the period		—	—	3,585	3,585	2,074	5,660
Issue of share capital		—	31		31	38	68
Dividends		—	—	—	—	(2,772)	(2,772)
Effect of changes in non-controlling interests in existing subsidiaries		—	—	534	534	(534)	—

Balance at 30 June 2023		2	1,254	22,634	23,890	1,651	25,541

Balance at 1 January 2024		2	1,245	16,245	17,492	3,600	21,092
Period ended 30 June 2024:
Profit for the period		—	—	1,805	1,805	1,920	3,725
Dividends		—	—	—	—	(3,414)	(3,414)
Effect of changes in non-controlling interests in existing subsidiaries				737	737	(737)	—
Subsidiary share buyback		—	—	—	—	(30)	(30)
Issue of share capital		—	—	—	—	49	49

Balance at 30 June 2024		2	1,245	18,787	20,034	1,387	21,421

UNAUDITED GROUP STATEMENT OF CASH FLOWS

FOR THE SIX MONTH PERIODS ENDED 30 JUNE 2024 AND 30 JUNE 2023

		6 months 30 June 2024		6 months 30 June 2023
	Notes	£’000	£’000	£’000	£’000
Cash flows from operating activities
Cash (absorbed by)/generated from operations	7		(7,392)		(7,772)

Investing activities
Purchase of intangible assets		(424)		(936)
Purchase of tangible fixed assets		—		—
Interest received		503		420
Dividends received		8,397		8,721
Investment return		(35)		(288)

Net cash generated from/(used in) investing activities			8,441		7,917

Financing activities
Proceeds from issue of shares		35		260
Interest paid		(18)		(110)
Dividends paid to non-controlling interests		(3,414)		(2,772)

Net cash used in financing activities			(3,397)		(2,622)

Net (decrease)/increase in cash and cash equivalents			(2,348)		(2,477)
Cash and cash equivalents at beginning of period			33,802		40,054
Effect of foreign exchange rates			113		(2,218)

Cash and cash equivalents at end of year			31,567		35,359

NOTES TO THE GROUP FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIODS ENDED 30 JUNE 2024 AND 30 JUNE 2023

1	Accounting policies

Company information

Beat Capital Partners Limited (“the company”) is a private limited company domiciled and incorporated in England and Wales. The registered office is 5th Floor 6 Bevis Marks, London, EC3A 7BA.

The group consists of Beat Capital Partners Limited and all of its subsidiaries.

1.1	Basis of preparation

These financial statements have been prepared in accordance with FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland” (“FRS 102”), The Financial Reporting Standard for interim reporting (“FRS 104”) and the requirements of the Companies Act 2006. The 2022 financial statements were prepared in accordance with FRS103 Insurance Contracts and the requirements of the Companies Act 2006.

The financial statements are prepared in sterling, which is the functional currency of the Company and Group. Monetary amounts in these financial statements are rounded to the nearest £’000.

The Group financial statements have been prepared under the historical cost convention. The principal accounting policies adopted are set out below.

The condensed consolidated financial statements should be read in conjunction with Beat Capital Partners Limited 2023 consolidated financial statements. The accounting policies are the same as those applied in the consolidated financial statements.

The company is a qualifying entity for the purposes of FRS 102, being a member of a group where the parent of that group prepares publicly available consolidated financial statements, including this company, which are intended to give a true and fair view of the assets, liabilities, financial position and profit or loss of the group. The company has therefore taken advantage of exemptions from the following disclosure requirements for parent company information presented within the consolidated financial statements:

•	Section 7 ‘Statement of Cash Flows’: Presentation of a statement of cash flow and related notes and disclosures;

•

Section 11 ‘Basic Financial Instruments’ and Section 12 ‘Other Financial Instrument Issues: Interest income/ expense and net gains/losses for financial instruments not measured at fair value; basis of determining fair values; details of collateral, loan defaults or breaches, details of hedges, hedging fair value changes recognised in profit or loss and in other comprehensive income;

•	Section 33 ‘Related Party Disclosures’: Compensation for key management personnel.

1.2	Basis of consolidation

The consolidated group financial statements consist of the financial statements of the parent company Beat Capital Partners Limited together with all entities controlled by the parent company (its subsidiaries) and the group’s share of its interests in joint ventures and associates.

All financial statements are made up to 30 June 2024. Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by other members of the group.

All intra-group transactions, balances and unrealised gains on transactions between group companies are eliminated on consolidation. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE SIX MONTH PERIODS ENDED 30 JUNE 2024 AND 30 JUNE 2023

1	Accounting policies (Continued)

Subsidiaries are consolidated in the group’s financial statements from the date that control commences until the date that control ceases.

Entities in which the group holds an interest and which are jointly controlled by the group and one or more other venturers under a contractual arrangement are treated as joint ventures. Entities other than subsidiary undertakings or joint ventures, in which the group has a participating interest and over whose operating and financial policies the group exercises a significant influence, are treated as associates.

Investments in joint ventures and associates are carried in the group statement of financial position at cost plus post-acquisition changes in the group’s share of the net assets of the entity, less any impairment in value. The carrying values of investments in joint ventures and associates include acquired goodwill.

If the group’s share of losses in a joint venture or associate equals or exceeds its investment in the joint venture or associate, the group does not recognise further losses unless it has incurred obligations to do so or has made payments on behalf of the joint venture or associate.

Unrealised gains arising from transactions with joint ventures and associates are eliminated to the extent of the group’s interest in the entity.

The same accounting policies and methods of computation have been followed in the interim financial statements as compared with the annual financial statements for the year ended 31 December 2023.

1.3	Going concern

At the time of approving the financial statements, the directors have a reasonable expectation that the group has adequate resources to continue in operational existence for the foreseeable future. Thus the directors continue to adopt the going concern basis of accounting in preparing the financial statements.

The Company and the Group have adequate resource to continue trading for the foreseeable future and the directors intend for it to do so. The Company has a bank overdraft facility of up to £4m to support liquidity, a facility with its shareholder of £6m to further support working capital and future investment. There has been no loan covenant breaches. Accordingly, the directors continue to adopt the going concern basis for accounting in preparing the Group Financial Statements.

1.4	Discontinued operations

The group classifies operations as discontinued when a sale transaction has been agreed or in run-off for that operation and is a separate major line of business. The results arising from discontinued operations are included in the group consolidated statement of profit or loss and the split of discontinued operations from continuing operations is shown in the group consolidated statement of profit or loss. All other notes to the financial statements include amounts for continuing operations unless indicated otherwise.

2	Judgements and key sources of estimation uncertainty

In the application of the group’s accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amount of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE SIX MONTH PERIODS ENDED 30 JUNE 2024 AND 30 JUNE 2023

2	Judgements and key sources of estimation uncertainty (Continued)

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised where the revision affects only that period, or in the period of the revision and future periods where the revision affects both current and future periods.

Critical judgements

The following judgements (apart from those involving estimates) have had the most significant effect on amounts recognised in the financial statements.

Profit commission

The Group provides for profit commission receivable based on the financial performance of the related lines of business. The Group re-assesses the amount of profit commission receivable, on all underwriting years of account that have been open during the financial period, at each balance sheet date.

3	Revenue

	6 months 2024 £’000	6 months 2023 £’000
Turnover analysed by type
Profit commission	—	—
Commissions receivable	21,603	21,597
Other income	4,756	3,356

	26,359	24,953

4	Intangible fixed assets

Group	Software £’000
Cost
At 31 December 2023	2,820
Additions	425
At 30 June 2024	3,245

Amortisation and impairment
At 1 January 2024	255
Amortisation charged for the period	110
At 30 June 2024	365

Carrying amount
At 31 December 2023	2,565
At 30 June 2024	2,880

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE SIX MONTH PERIODS ENDED 30 JUNE 2024 AND 30 JUNE 2023

5	Related party transactions

Beat Capital Partners Limited, is registered in England and Wales at 5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom. It is the ultimate parent company of the Group of companies as at 30 June 2024 and there is no controlling party over the Company. All transactions between group companies have taken place at arm’s length.

Transactions with Directors

Certain directors of the Company are also directors of other group companies. In all cases, transactions between the Company and other entities within the group are carried out on normal arm’s length commercial terms.

J Cavanagh, T Milligan and P Rayner are Lloyd’s Names and participate on Syndicate 4242 which the Group underwrite (re)insurance business on behalf of.

J Cavanagh is a non-Executive director of Hampden Capital Plc. They provide services to members of Syndicate 4242. All business is conducted on normal arm’s length commercial terms.

T Milligan and P Rayner are de minimis shareholders of Previse, a partner of Peterborough Agency Limited that the Company wholly owns. All business is conducted on normal arm’s length commercial terms.

P Rayner is a director of Cadenza Re Limited. They are an associated company of Beat Capital Partners Limited.

B Schnitzer and P Rayner are shareholders in, and B Schnitzer is a director of, Paraline Group Ltd which is a shareholder in the Company.

Transactions with Related Parties

On 28 March 2024 Beat Capital Partners Limited paid interest of £18k to Buffalo BCC Bidco Limited, a shareholder of the Company.

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE SIX MONTH PERIODS ENDED 30 JUNE 2024 AND 30 JUNE 2023

6	Cash (absorbed by)/generated from group operations

	Q2 2024 £’000	Q2 2023 £’000
Total comprehensive income for the period	3,725	5,660

Adjustments for:
Corporation tax charge	2,103	2,080
Finance costs	18	110
Investment income	231	(694)
Other comprehensive income	245	(221)
Interest receivable	(503)	(420)
Amortisation and impairment of intangible assets	110	40
Commissions receivable in transit via restricted cash	295	243
Introduction of client money funds	—	1,337
Depreciation and impairment of tangible fixed assets	54	46
Corporation tax paid	(3,052)	(1,947)
Share of Lloyd’s member cash movement	—	1,301
Parent company dividends received	(8,397)	(8,721)

Movements in working capital:
(Increase)/decrease in debtors	(4,134)	(1,560)
Increase/(decrease) in creditors	1,913	(5,026)

Cash (absorbed by)/generated from operations	(7,392)	(7,772)

7	Discontinued operations

The group has discontinued operations relating to Three areas, transactions relating to Beat CCM Nine Limited, Peterborough Agency Limited and Marcato Marine Insurance Services LLC. The results included in the group statement of comprehensive income above are shown by entity below:

Period ended 30 June 2023	Peterborough Agency Limited	Marcato Marine Insurance Services LLC	Beat CCM Nine Limited	Total
	£’000	£’000	£’000	£’000
Turnover	164	100	—	264
Admin expenses	(45)	(672)	—	(717)
Profit/(loss) before taxation	121	(572)	—	(451)
Tax on profit/loss	—	—	—	—
Profit/(loss) after taxation	121	(573)	—	(451)
Other comprehensive income	—	74	—	73
Total comprehensive income	121	(499)	—	(378)

Period ended 30 June 2024	Peterborough Agency Limited	Marcato Marine Insurance Services LLC	Beat CCM Nine Limited	Total
	£’000	£’000	£’000	£’000
Turnover	4	—	—	4
Admin expenses	(21)	(49)	—	(70)
Profit/(loss) before taxation	(17)	(49)	—	(66)
Tax on profit/loss	—	—	—	—
Profit/(loss) after taxation	(17)	(49)	—	(66)
Other comprehensive income	—	41	—	41
Total comprehensive income	(17)	(8)	—	(25)

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE SIX MONTH PERIODS ENDED 30 JUNE 2024 AND 30 JUNE 2023

8	Summary of significant differences between UK GAAP and US GAAP

The condensed consolidated financial statements of the Group have been prepared in accordance with generally accepted accounting practice in the United Kingdom (UK GAAP), which differ in certain significant respects from generally accepted accounting principles in the United States (US GAAP). A description of the differences and their effects on total comprehensive income and shareholders’ equity are set out below:

Description of differences between UK GAAP and US GAAP

a.	Profit commission

This adjustment converts revenue from UK GAAP to US GAAP. Under UK GAAP, revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured, regardless of when the payment is being made. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes or duty. Under US GAAP, revenue is recognised when or as performance obligations are satisfied by transferring of the service to the insureds, as the customer. Control either transfers over time or at a point in time, which affects when revenue is recorded. The difference in the timing of revenue recognition results in a £1,681k increase and £2,856k increase to accrued commissions for the six month periods ended 30 June 2024 and 30 June 2023 respectively, and an increase of £7,179k increase and £7,975k to consolidated shareholders’ equity for the six month periods ended 30 June 2024 and 30 June 2023, and affected the following line items in the financial statements:

	2024	2023
	£’000	£’000
Net income: increase/(decrease)
Turnover	1,681	2,856
	1,681	2,856
Shareholders’ equity: increase/(decrease)
Debtors: Amounts falling due within one year	7,179	7,975
	7,179	7,975

b.	Bonus accrual

Under UK GAAP, the Group recognises bonuses once they are determined as the group operates a fully discretionary bonus scheme. Therefore, outside of non-discretionary bonuses, the bonus is recognised in April each year after the service year it relates to. Under US GAAP, bonuses are generally accrued throughout the year in the year of service. Bonuses have been adjusted for the six month periods ended 30 June 2024 and 30 June 2023 amounting to £1,310k and £231k for the six month periods ended 30 June 2024 and 30 June 2023 respectively. The following line items were adjusted for in the financial statements:

	2024	2023
	£’000	£’000
Net income: increase/(decrease)
Admin expenses - salaries	1,310	231
	1,310	231

Shareholders’ equity: increase/(decrease)
Creditors: Amounts falling due within one year	1,303	1,303
	1,303	1,303

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE SIX MONTH PERIODS ENDED 30 JUNE 2024 AND 30 JUNE 2023

8	Summary of significant differences between UK GAAP and US GAAP (Continued)

c.	Leases

Under UK GAAP, a lessee classifies a lease as either finance or operating. Finance leases are capitalised as assets, with the concurrent recognition of an obligation. Operating leases are treated as annual rental expenses on a straight-line basis taking into consideration rent free periods. The Group only has operating leases and was not required to capitalise lease balances.

Under US GAAP, a lessee classifies a lease as either finance or operating. All leases were classified as operating leases under US GAAP. A lease liability and right of use asset are recognised on the balance sheet. The lease liability is measured at the present value of lease payments that are not paid at commencement and discounted using the interest rate implicit in the lease, if that rate can be readily determined, otherwise using the incremental borrowing rate. The right-of-use asset is recognised on the balance sheet and is measured as the initial amount of the lease liability, plus any lease payments and initial direct costs incurred, minus any lease incentives received. Operating leases are typically expensed on a straight-line basis. The difference in the models resulted in a decrease of profit of £40k to consolidated shareholder’s equity in both six month periods ended 30 June 2023 and 2024. The following line items in the financial statements were adjusted:

	2024	2023
	£’000	£’000
Net income: increase/(decrease)
Admin expenses - rent	—	—
	—	—
Shareholders’ equity: increase/(decrease)
Tangible fixed assets - right of use asset	474	874
Creditors : Amounts falling due within 1 year	514	914
	40	40

d.	Income taxes

The tax effects of the adjustments described above is calculated as an adjustment to consolidated total comprehensive income and shareholder’s equity.

e.	Non-controlling interests

Non-controlling interests (NCI) is adjusted for each of the above listed significant adjustments.

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE SIX MONTH PERIODS ENDED 30 JUNE 2024 AND 30 JUNE 2023

8	Summary of significant differences between UK GAAP and US GAAP (Continued)

Significant adjustments to consolidated total comprehensive income

The significant adjustments to total comprehensive income for the six month periods ended 30 June 2024 and 2023 which would be required if US GAAP had been applied, instead of UK GAAP in the consolidated financial statements are set out below.

		2024 £’000	2023 £’000
Total comprehensive income according to the consolidated income statement prepared under UK GAAP		3,725	5,660
US GAAP adjustments - increase/(decrease) due to:
Profit Commission	a	1,681	2,856
Bonus Accrual	b	1,310	231
Leases	c	—	—
Tax	d	968	962
		2,023	2,126
Total comprehensive income in accordance with U.S. GAAP		5,748	7,785
Non-controlling interest - US GAAP adjustments	e	130	495
Profit for the financial year is attributable to:
- Owners of the parent company		4,459	5,216
- Non-controlling interests		1,289	2,569
		5,748	7,785

Significant adjustments to consolidated shareholders equity

The significant adjustments to shareholders equity for the periods ended 30 June 2024 and 2023 which would be required if US GAAP had been applied, instead of UK GAAP in the consolidated financial statements are set out below.

		2024 £’000	2023 £’000
Shareholders equity according to the consolidated statement of financial position prepared under UK GAAP		21,421	25,539
US GAAP adjustments - increase/(decrease) due to:
Profit Commission	a	7,179	7,975
Bonus Accrual	b	1,303	1,303
Leases	c	40	40
Income taxes	d	1,475	1,344
		6,968	7,894
Shareholders equity in accordance with U.S. GAAP		28,389	33,433
Non-controlling interests (NCI) - US GAAP adjustments	e	130	495
Equity attributable to owners of the parent company		26,871	31,286
Non-controlling interests		1,517	2,147
		28,389	33,433

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE SIX MONTH PERIODS ENDED 30 JUNE 2024 AND 30 JUNE 2023

8	Summary of significant differences between UK GAAP and US GAAP (Continued)

Significant adjustments to consolidated statement of cash flows

No significant adjustments were required to the consolidated statement of cash flow if US GAAP had been applied instead of UK GAAP, with the exception of interest paid being classified as a financing activity under UK GAAP and as operating activity under US GAAP, amounting to £18k and £110k for the six month periods ended 30 June 2024 and 2023 respectively.

Annex A

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS AGREEMENT (INDICATED BY “[***]”) BECAUSE SUCH INFORMATION IS BOTH NOT MATERIAL AND THE TYPE THAT

THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

STOCK PURCHASE AGREEMENT

between

AMBAC FINANCIAL GROUP, INC.

and

AMERICAN ACORN CORPORATION

Dated as of June 4, 2024

ARTICLE 1

Sale and Purchase of Shares

i

(continued)

ii

(continued)

Exhibit A – Form of Warrant

Exhibit B – Transition Services Agreement Term Sheet

Exhibit C – Equity Commitment Letter

Exhibit D – Investor Rights Agreement

Exhibit E – Specified Transaction

Annex A – Interim Asset Allocation Guidelines

iii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of June 4, 2024 (this “Agreement”), is made by and between American Acorn Corporation, a Delaware corporation (“Buyer”), and Ambac Financial Group, Inc., a Delaware corporation (“Seller”). Capitalized terms used herein shall have the meanings assigned to such terms in the text of this Agreement or in Section 8.1.

R E C I T A L S:

WHEREAS, Seller owns all of the issued and outstanding shares of the common stock, par value $2.50 per share (the “Shares”), of Ambac Assurance Corporation, a Wisconsin stock insurance company (the “Company”);

WHEREAS, Seller wishes to sell the Shares to Buyer, and Buyer wishes to purchase the Shares from Seller, on the terms and conditions set forth in this Agreement;

WHEREAS, the transactions contemplated by this Agreement may be deemed to constitute a sale of all or substantially all of the assets of Seller and, therefore, approval of the transactions contemplated by this Agreement by Seller’s stockholders will be sought under Section 271 of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the Seller Board, at a meeting duly called and held, prior to the execution of this Agreement, at which all directors of Seller were present and voting in favor, adopted resolutions: (a) declaring that the entry by Seller into this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby are expedient and in the best interests of Seller and its stockholders, and declaring it advisable and in the best interests of Seller and its stockholders for Seller to enter into this Agreement and perform its obligations hereunder and thereunder, (b) approving (i) the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby and (ii) the performance by Seller of its covenants and other obligations hereunder on the terms and subject to the conditions set forth herein, subject to the Required Shareholder Approval and (c) recommending that the transactions contemplated by this Agreement be approved by Seller’s stockholders in accordance with the DGCL (collectively, the “Seller Board Recommendation”);

WHEREAS, concurrently with the execution of this Agreement, as a condition and material inducement to Buyer’s willingness to enter into this Agreement and to consummate the transactions contemplated hereby, the parties hereto have agreed that, at the Closing, the Company will issue to Buyer (or an Affiliate of Buyer) a warrant in the form attached hereto as Exhibit A (the “Warrant”), exercisable, subject to the terms and the conditions set forth in the Warrant, for a number of shares of common stock, par value $0.01, of Seller (“Seller Common Stock”) representing 9.9% of the fully diluted shares of Seller Common Stock as of March 31, 2024, pro forma for the issuance of the Warrant;

WHEREAS, as a condition and material inducement to Buyer’s willingness to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer or an Affiliate of Buyer and the Company have entered into new employment agreements with certain critical senior employees, each dated as of the date hereof, which agreements will become effective upon the Closing;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Seller to enter into this Agreement, Buyer has delivered to Seller an equity commitment letter in the form attached hereto as Exhibit C (the “Equity Commitment Letter”), pursuant to which Sponsor has agreed, subject to the terms, conditions and limitations contained in the Equity Commitment Letter, to invest in Buyer the amounts set forth therein; and

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Seller, on the one hand, and Buyer, on the other hand, will enter into a transition services agreement on the terms set forth in the term sheet attached hereto as Exhibit B (the “Transition Services Agreement Term Sheet”), pursuant to which Seller will provide to the Company and its Subsidiaries, and the Company and its Subsidiaries will provide to Seller, certain services on a transitional basis after the Closing.

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1

Sale and Purchase of Shares

Section 1.1 Sale and Purchase of Shares. Subject to the terms and conditions hereof, at the Closing, Seller shall sell the Shares to Buyer, and Buyer shall purchase the Shares from Seller, for the Purchase Price.

Section 1.2 Purchase Price.

(a) The purchase price payable by Buyer to Seller for the Shares shall be an aggregate amount equal to the sum of (a) $420,000,000, plus (b) the Adjustment Amount (the “Purchase Price”).

(b) At least five (5) Business Days prior to the Closing Date, Seller shall prepare in good faith and deliver to Buyer (1) a statement (the “Closing Statement”), certified by the Chief Financial Officer of Seller, setting forth the amount of (i) the First Adjustment, (ii) the Second Adjustment, (iii) the aggregate amount of Company Payments, if any, (iv) the Adjustment Amount and (v) the Purchase Price resulting therefrom, in each case, together with reasonably detailed supporting documentation and calculations related thereto and (2) a statement setting forth the accrued liabilities as described in Section 4.6(i) and Section 4.6(j), in each case as of the most recent calendar quarter end (the “Preliminary Benefits Accounts”), which shall be settled in accordance with Section 4.6. The Purchase Price as set forth in the Closing Statement shall be payable at Closing as set forth in Section 1.3. The Purchase Price shall be subject to adjustment after the Closing as set forth in (c).

(c) Purchase Price True-Up

(i) Buyer shall have sixty (60) days after the Closing Date to review the Closing Statement (such period of time, the “Review Period”). The Closing Statement shall become final and binding at 11:59 p.m. New York City time on the 30th day of the Review Period, unless Buyer gives written notice of its disagreement with the Closing Statement (such written notice, a “Notice of Disagreement”) to Seller on or prior to such date. During the Review Period, Seller shall make available to Buyer and its Representatives access to any information and personnel as reasonably required by Buyer in connection with its review of the Closing Statement. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Notice of Disagreement is delivered to Seller in a timely manner, then the Closing Statement (as revised in accordance with this sentence) shall become final and binding upon Seller and Buyer on the earlier of (A) the date Seller and Buyer resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Independent Accounting Firm.

(ii) During the fifteen (15) day period following the delivery of a Notice of Disagreement (such period of time, the “Resolution Period”), Seller and Buyer shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. During the Resolution Period, each party and its auditors shall have access to the working papers of the other party and other supporting documentation used in preparation of the Closing Statement or the Notice of Disagreement. In the event that Seller and Buyer do not agree on any item or items shown or reflected in the Closing Statement within the Resolution Period, each of Seller and Buyer shall prepare separate written reports of such unresolved item or items and deliver such reports to the Independent Accounting Firm within 15 days after the expiration of the Resolution Period. The parties shall use their respective commercially reasonable efforts to cause the Independent Accounting Firm to, as soon as practicable and in any event within 15 days after receiving such written reports, determine the manner in which such item or items shall be treated in the Closing Statement; provided, however, that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by Seller, on the one hand, and Buyer, on the other hand. The parties acknowledge and agree that (i) the review by and determinations of the Independent Accounting Firm shall be limited to, and only to, the unresolved item or items contained in the reports prepared and submitted to the Independent Accounting Firm by Seller and Buyer and (ii) the determinations by the Independent Accounting Firm shall be based solely on such reports submitted by Seller and Buyer and the basis for Seller’s and Buyer’s respective positions. Seller and Buyer agree to enter into an engagement letter with the Independent Accounting Firm containing customary terms and conditions for this type of engagement. The parties shall use their commercially reasonable efforts to cooperate with and provide information and documentation, including work papers, to assist the Independent Accounting Firm. Any such information or documentation provided by either party to the Independent Accounting Firm shall be concurrently delivered to the other party, subject, in the case of the Independent Accounting Firm’s work papers, to such other party entering into a customary release agreement with respect thereto. Neither party shall disclose to the Independent Accounting Firm, and the Independent Accounting Firm shall not consider for any purposes, any settlement discussions or settlement offers made by either party with respect to any objection under this Section 1.2. The determinations by the Independent Accounting Firm as to the item or items in dispute shall be in writing and shall be final, binding and conclusive for all purposes of determining the Purchase Price and shall have the same effect for all purposes as if such determinations had been embodied in a final judgment, entered by a court of competent jurisdiction, and either party may petition a court of competent jurisdiction in accordance with Section 9.5 to reduce such decision to judgment. The fees, costs and expenses of retaining the Independent Accounting Firm shall be borne 50% by Seller and 50% by Buyer. Following the resolution of all disputed items (or, if there is no dispute, promptly after the parties reach agreement on the Closing Statement), Buyer shall revise the Closing Statement to reflect the resolution of any disputed items (as so revised, the “Final Closing Statement”) and shall deliver a copy thereof to Seller. Seller will indemnify and hold Buyer and its Affiliates harmless from and against any Company Payments to the extent they were not reflected on (or not taken into account and resolved pursuant to the dispute resolution process set forth above with respect to) the Final Closing Statement. Buyer and its Affiliates may not make any claim for indemnification pursuant to the immediately preceding sentence after April 30, 2026.

(iii) With respect to the adjustment to the Purchase Price, if any, contained in the Final Closing Statement, the applicable party shall pay to the other party by wire transfer of immediately available funds, within ten (10) Business Days following the delivery of the Final Closing Statement, to an account or accounts designated by the receiving party in writing.

(d) Closing Benefits Accounts

(i) Within forty-five (45) days after the Closing Date, Seller shall provide to Buyer the accrued liabilities as described in Section 4.6(i) and Section 4.6(j), in each case as of the Closing Date (the “Closing Benefits Accounts”).

(ii) Buyer shall have thirty (30) days after the date Buyer receives the information set forth in the foregoing clause d(i) to review the Closing Benefits Accounts (such period of time, the “Benefits Accounts Review Period”). The Closing Benefits Accounts shall become final and binding at 11:59 p.m. New York City time on the 30th day of the Benefits Accounts Review Period, unless Buyer gives written notice of its disagreement with the Closing Benefits Accounts (such written notice, a “Benefits Accounts Notice of Disagreement”) to Seller on or prior to such date. During the Benefits Accounts Review Period, Seller shall make available to Buyer and its Representatives access to any information and personnel as reasonably required by Buyer in connection with its review of the Closing Benefits Accounts. Any Benefits Accounts Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Benefits Accounts Notice of Disagreement is delivered to Seller in a timely manner, then the Closing Benefits Accounts (as revised in accordance with this sentence) shall become final and binding upon Seller and Buyer on the earlier of (A) the date Seller and Buyer resolve in writing any differences they have with respect to the matters specified in the Benefits Account Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Independent Accounting Firm.

(iii) During the fifteen (15) day period following the delivery of a Benefits Accounts Notice of Disagreement (such period of time, the “Benefits Accounts Resolution Period”), Seller and Buyer shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Benefits Accounts Notice of Disagreement. During the Benefits Accounts Resolution Period, each party and its auditors shall have access to the working papers of the other party and other supporting documentation used in preparation of the Closing Benefits Accounts or the Benefits Accounts Notice of Disagreement. In the event that Seller and Buyer do not agree on any item or items shown or reflected in the Closing Benefits Accounts within the Benefits Accounts Resolution Period, each of Seller and Buyer shall prepare separate written reports of such unresolved item or items and deliver such reports to the Independent Accounting Firm within 15 days after the expiration of the Benefits Accounts Resolution Period. The parties shall use their respective commercially reasonable efforts to cause the Independent Accounting Firm to, as soon as practicable and in any event within 15 days after receiving such written reports, determine the manner in which such item or items shall be treated in the Closing Benefits Accounts; provided, however, that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by Seller, on the one hand, and Buyer, on the other hand. The parties acknowledge and agree that (i) the review by and determinations of the Independent Accounting Firm shall be limited to, and only to, the unresolved item or items contained in the reports prepared and submitted to the Independent Accounting Firm by Seller and Buyer and (ii) the determinations by the Independent Accounting Firm shall be based solely on such reports submitted by Seller and Buyer and the basis for Seller’s and Buyer’s respective positions. Seller and Buyer agree to enter into an engagement letter with the Independent Accounting Firm containing customary terms and conditions for this type of engagement. The parties shall use their commercially reasonable efforts to cooperate with and provide information and documentation, including work papers, to assist the Independent Accounting Firm. Any such information or documentation provided by either party to the Independent Accounting Firm shall be concurrently delivered to the other party, subject, in the case of the Independent Accounting Firm’s work papers, to such other party entering into a customary release agreement with respect thereto. Neither party shall disclose to the Independent Accounting Firm, and the Independent Accounting Firm shall not consider for any purposes, any settlement discussions or settlement offers made by either party with respect to any objection under this Section 1.2. The determinations by the Independent Accounting Firm as to the item or items in dispute shall be in writing and shall be final, binding and conclusive for all purposes of determining the Closing Benefits Accounts and shall have the same effect for all purposes as if such determinations had been embodied in a final judgment, entered by a court of competent jurisdiction, and either party may petition a court of competent jurisdiction in accordance with Section 9.5 to reduce such decision to judgment. The fees, costs and expenses of retaining the Independent Accounting Firm shall be borne 50% by Seller and 50% by Buyer. Following the resolution of all disputed items (or, if there is no dispute, promptly after the parties reach agreement on the Closing Benefits Accounts), Seller shall revise the Closing Benefits Accounts to reflect the resolution of any disputed items (as so revised, the “Final Closing Benefits Accounts”) and shall deliver a copy thereof to Buyer.

(e) With respect to the adjustment to the Preliminary Benefits Accounts, if any, contained in the Final Closing Benefits Accounts, such adjustment shall be settled in accordance with Section 4.6.

Section 1.3 Closing. The closing of the purchase and sale of the Shares contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., New York City time, at the offices of Debevoise & Plimpton LLP, 66 Hudson Boulevard, New York, New York 10001 (or such other place as Seller and Buyer may agree in writing) (a) on the date that is the last Business Day of the calendar month during which the last of the conditions set forth in Article 6 to be so satisfied or waived has been so satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) (the “Condition Satisfaction”); provided that, if the Condition Satisfaction occurs fewer than ten (10) Business Days prior to the last Business Day of the calendar month during which the Condition Satisfaction occurs, then the Closing shall take place on the date that is the last Business Day of the calendar month immediately following the calendar month in which the Condition Satisfaction occurs, or (b) at another date, time or place that is mutually agreed to in writing by Seller and Buyer. The date on which the Closing takes place shall be the “Closing Date.” At the Closing:

(a) Seller shall deliver to Buyer:

(i) free and clear of any Liens, (A) for Shares that are in certificated form, if any, share certificates (or, in relation to certificates that are missing or lost, an affidavit of lost share certificate, in a form and substance reasonably acceptable to Buyer), evidencing the Shares owned by Seller to the extent that such Shares are in certificated form, duly endorsed in blank or accompanied by a stock power duly executed in blank in proper form to transfer, by Seller, and (B) for Shares that are in uncertificated form (or are in certificated form but not bearing), if any, an instrument of transfer in respect of the Shares held by Seller, in form and substance reasonably acceptable to Buyer, executed by Seller;

(ii) the certificate referred to in Section 6.2(c);

(iii) written resignations of each of the directors, managers and officers, as applicable, of the Company, effective as of the Closing;

(iv) an executed IRS Form W-9; and

(v) each Ancillary Agreement to which it is a party.

(b) Buyer shall deliver to Seller:

(i) payment, by wire transfer to a bank account designated in writing by Seller (such designation to be made at least three (3) Business Days before the Closing Date), of immediately available funds in an aggregate amount equal to the Purchase Price; and

(ii) the certificate referred to in Section 6.3(c); and

(iii) each Ancillary Agreement to which it is a party.

Section 1.4 Withholding. Each of Buyer and the Company (and any agent thereof) shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to Seller such amounts as Buyer or the Company (and any agent thereof), as applicable, is required to withhold or deduct under the Code or any provision of applicable state, local or foreign Law with respect to the making of such payment; provided, however, that prior to making any such deduction or withholding on any amount (other than withholding as a result of any Person’s failure to deliver the documents described in Section 1.3(a)(iv)), Buyer shall use its commercially reasonable efforts to provide Seller with notice of intent to make such deduction or withholding and shall work in good faith to avoid or minimize the need to make such deduction or withholding to the extent permitted by applicable Law. To the extent that amounts are so withheld by Seller or the Company (or any agent thereof) and remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable payee in respect of whom such deduction and withholding were made by Buyer or the Company (or any agent thereof), as applicable.

ARTICLE 2

Representations and Warranties of Seller

Except as set forth in the Seller Disclosure Letter, Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

Section 2.1 Corporate Status. The Company is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its property and assets and to carry on its business as now conducted. Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Except as set forth in Section 2.1 of the Seller Disclosure Letter, the Company is duly qualified to do business as a foreign corporation and is in good standing (where such concept is recognized) in all jurisdictions in which the property or assets owned, leased or operated by it, or the nature of the business conducted by it, is required to be so qualified or in good standing, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole.

Section 2.2 Corporate and Governmental Authorization.

(a) Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and, subject to obtaining the Required Shareholder Approval, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Seller, the performance of Seller’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of Seller, except for obtaining the Required Shareholder Approval. At a meeting duly called and held, prior to the execution of this Agreement, at which all directors of Seller were present and voting in favor, the Seller Board duly adopted resolutions (which, as of the date of this Agreement, have not been rescinded, modified or withdrawn in any way) (i) declaring that this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby are expedient and in the best interests of Seller and its stockholders, and declared it advisable and in Seller’s best interests to enter into this Agreement and to perform its obligations hereunder and thereunder, (ii) approving (A) the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby, and (B) the performance by Seller of its covenants and other obligations hereunder on the terms and subject to the conditions set forth herein, subject to the Required Shareholder Approval and (iii) recommending that the transactions contemplated by this Agreement be approved by Seller’s stockholders in accordance with the DGCL. The Seller Board has directed that such resolutions be submitted to Seller’s stockholders for their approval at the Seller Shareholders Meeting. Seller has duly executed and delivered this Agreement on the date hereof and will have duly executed and delivered the Ancillary Agreements that are required to be executed and delivered by Seller on the Closing Date by this Agreement. This Agreement constitutes, and each such Ancillary Agreement to which Seller is a party when so executed and delivered constitutes or will constitute, as applicable, the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at law or in equity) (collectively, the “Enforceability Exceptions”).

(b) Except as set forth in Section 2.2(b) of the Seller Disclosure Letter, or as may result from any facts or circumstances solely relating to Buyer or its Affiliates (as opposed to any other third party), the execution and delivery of this Agreement and the Ancillary Agreements by Seller and the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority other than any actions or filings under Laws the absence of which would not reasonably be expected, individually or in the aggregate, to materially impair the ability of Seller to consummate the transactions contemplated hereby or thereby.

(c) The affirmative vote (in person or by proxy) of the holders of a majority of the voting power of Seller Common Stock then outstanding at the Seller Shareholders Meeting (the “Required Shareholder Approval”) in favor of the approval of the transactions contemplated by this Agreement and the Ancillary Agreements is the only vote of, or approval by, the holders of any class or series of share capital of Seller or any of its Affiliates that is necessary to approve the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 2.3 Non-Contravention. Provided that all consents, approvals, authorizations and other actions described or referenced in Section 2.2 have been obtained or taken, except as may result from any facts or circumstances solely relating to Buyer or its Affiliates (as opposed to any other third party), the execution and delivery of this Agreement and the Ancillary Agreements by Seller and the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not (a) conflict with or breach any provision of the Organizational Documents of Seller, the Company or any of its Subsidiaries, (b) assuming compliance with the matters referred to in Sections 2.2(b) and Section 2.2(c), conflict with, constitute (with or without due notice or lapse of time or both) a default under or breach any provision of any Law or Governmental Order, in each case applicable to any of Seller or its Subsidiaries or to which any of their respective properties or assets are subject, (c) except as set forth in Section 2.3 of the Seller Disclosure Letter, require any consent of or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute (with or without the lapse of time or both) a default under, or give rise to any Person’s right of termination, cancellation, acceleration, modification or other change of any right or obligation of such Person, or to a loss of any benefit to which any of Seller or its Subsidiaries is entitled under, or require any notice under, any provision of any Contract or Permit affecting the Company or its Affiliates or (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any equity interests, assets or properties of the Company and its Subsidiaries, except in each case of clauses (b), (c) and (d), as would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole.

Section 2.4 Capitalization; Title to Shares.

(a) The authorized capital stock of the Company consists of 40,000,000 shares of common stock, par value $2.50 per share, of which only the Shares are issued and outstanding, and, as of the date hereof, 285,000 Auction Market Preferred Shares (the “AMPS”), of which 4,596 are issued and outstanding (the “Outstanding AMPS”). The Shares and the Outstanding AMPS have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any applicable securities Laws or any option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Organizational Documents of any of the Company or its Subsidiaries or any other agreement to which any of the Company or its Subsidiaries is a party or otherwise bound. Seller owns the Shares, beneficially and of record, free and clear of any Liens other than Permitted Liens.

(b) Except as set forth in Section 2.4(a) and except for the Outstanding AMPS, there are no outstanding (i) shares of capital stock of or other voting or equity interests in the Company, (ii) securities of the Company convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in the Company, (iii) options or other rights or agreements, commitments or understandings of any kind to acquire from the Company, or other obligation of Seller, the Company or any of its Subsidiaries to issue, transfer or sell, any shares of capital stock of or other voting or equity interests in the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in the Company, (iv) voting trusts, proxies or other similar agreements or understandings to which Seller, the Company or any of its Subsidiaries is a party or by which Seller, the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of or other voting or equity interests in the Company or any of its Subsidiaries, (v) contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of or other voting or equity interests in the Company or any of its Subsidiaries or (vi) stock appreciation rights, phantom stock or similar plans or rights with respect to the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Company Securities”). There are no outstanding obligations of Seller or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no (A) accrued and unpaid dividends or distributions with respect to any of the Company Securities or any equity interests of the Company that were previously outstanding or (B) Company Securities or other voting interests in the Company reserved for issuance.

(c) Schedule 2.4(c) sets forth, for each Seller RSU Award and Seller PSU Award held by a Business Employee as of the date hereof, (i) the name of the holder thereof; (ii) the date of grant thereof; (iii) the number of shares of Seller Common Stock subject to such Seller RSU Award or Seller PSU Award (including the target and maximum number of shares of Seller Common Stock that may be issued pursuant to a Seller PSU Award); (iv) the vesting schedule thereof; and (v) the treatment of such Seller RSU Award or Seller PSU Award in connection with the transactions contemplated by this Agreement. Each grant of a Seller RSU Award and Seller PSU Award was made in accordance, in all material respects, with the terms of the Seller Equity Plan and applicable Law. Other than the Seller RSU Awards and Seller PSU Awards set forth on Section 2.4(c) of the Seller Disclosure Letter, as of the date hereof, no Business Employee holds or has any right to any compensatory or other incentive equity or equity-linked interests with respect to the capital stock or other equity securities of Seller or any of its Affiliates.

Section 2.5 Subsidiaries; Ownership Interests.

(a) Each Subsidiary of the Company is duly organized, validly existing and in good standing (where such concept is recognized) under the Laws of its jurisdiction of formation and has all corporate, limited liability company or trust, as applicable, power required to own, lease and operate its property and assets and to carry on its business as now conducted. Except as set forth in Section 2.1 of the Seller Disclosure Letter, each Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited liability company or trust and is in good standing (where such concept is recognized) in all jurisdictions in which the property or assets owned, leased or operated by it, or the nature of the business conducted by it, is required to be so qualified or in good standing, except where the failure to be so qualified or in good standing would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The authorized, issued and outstanding shares of capital stock of and all other voting or equity interests in all Subsidiaries of the Company, the respective jurisdictions of formation of such Subsidiaries and the Company’s direct or indirect ownership interest in such Subsidiaries are identified in Section 2.5(a) of the Seller Disclosure Letter.

(b) All of the outstanding shares of capital stock of and other voting interests in each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any applicable securities Laws or any option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Organizational Documents of any of the Company or its Subsidiaries or any other agreement to which any of the Company or its Subsidiaries is a party or otherwise bound, and are owned beneficially and of record by the Company or one of its wholly owned Subsidiaries as set forth in Section 2.5(a) of the Seller Disclosure Letter, free and clear of any Liens other than Permitted Liens. Except as set forth in Section 2.5(b) of the Seller Disclosure Letter, there are no outstanding (i) shares of capital stock of or other voting or equity interests in any Subsidiary of the Company, (ii) securities of the Company or any of its Subsidiaries convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Subsidiary of either Company, (iii) options or other rights or agreements, commitments or understandings of any kind to acquire from the Company or any of its Subsidiaries, or other obligation of Seller, the Company or any of its Subsidiaries to issue, transfer or sell, any shares of capital stock of or other voting or equity interests in any Subsidiary of the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Subsidiary of the Company or (iv) stock appreciation rights, phantom stock or similar plans or rights with respect to any Subsidiary of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Subsidiary Securities.

(c) Except as set forth in Section 2.5(c) of the Seller Disclosure Letter and Investment Assets acquired in the ordinary course, neither the Company nor any of its Subsidiaries owns any shares of capital stock of or other voting or equity interests in (including any securities exercisable or exchangeable for or convertible into shares of capital stock of capital stock of or other voting or equity interests in) any other Person.

(d) Section 2.5(d) of the Seller Disclosure Letter sets forth a true, complete and correct list of all the states or jurisdictions where each of the Insurance Companies is domiciled or, as of the date hereof, “commercially domiciled”, in each case for insurance regulatory purposes or where each of the Insurance Companies is licensed as of the date hereof.

Section 2.6 Financial Statements.

(a) Seller has made available to Buyer complete copies of unaudited consolidated balance sheets and income statements of the Company and its Subsidiaries (i) as of and for the years ended December, 31, 2020, December 31, 2021, December 31, 2022 and December 31, 2023 (the “Balance Sheet Date”) and (ii) as of and for the three-month period ended March 31, 2024 ((i) and (ii) collectively, the “GAAP Financial Statements”). Except as set forth in Section 2.6(a) of the Seller Disclosure Letter, the GAAP Financial Statements have been prepared in all material respects in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto) and present fairly in all material respects the financial position and results of operations of the Company and its Subsidiaries at and for the respective periods indicated (subject to normal year-end adjustments and to any other adjustments described therein).

(b) Seller has made available to Buyer complete copies of (i) the annual statutory statement of the Company as of and for the annual periods ended December 31, 2020, December 31, 2021, December 31, 2022 and December 31, 2023, as filed with the Wisconsin Office of the Commissioner of Insurance and (ii) the quarterly statutory statements of the Company as of and for the quarterly period ended March 31, 2024, as filed with the Wisconsin Office of the Commissioner of Insurance (together with the exhibits, schedules and note thereto, the “Statutory Statements”). The Statutory Statements have been prepared in accordance with SAP applied on a consistent basis (except as may be indicated in the notes thereto) and present fairly in all material respects the statutory financial position of the Company, the admitted assets, liabilities and capital and surplus of the Company at their respective dates and the results of operations, changes in surplus and cash flows of the Company at and for the periods indicated in accordance with SAP (subject to normal year-end adjustments and to any other adjustments described therein).

(c) Seller has made available to Buyer complete copies of (i) the annual statutory statement of AUK as of and for the annual periods ended December 31, 2020, December 31, 2021, December 31, 2022, and December 31, 2023 and (ii) balance sheets and income statements as of and for the three-month period ended March 31, 2024 ((i) and (ii) collectively, the “AUK Financial Statements”). The AUK Financial Statements have been prepared in accordance with UK Accounting Standards and applicable Law including FRS 102 (“UK GAAP”) applied on a consistent basis (except as may be indicated in the notes thereto) and present fairly in all material respects the statutory financial position and results of operations of AUK at and for the respective periods indicated (subject to normal year-end adjustments and to any other adjustments described therein).

(d) Each of the Company and its Subsidiaries has timely paid in all material respects all guaranty fund assessments that have been due, claimed or asserted by, or are the subject of any voluntary contribution commitment to, any state insurance guaranty association, risk sharing plan, joint underwriting association, residual market facility, assigned risk pool or similar arrangement, or any Governmental Authority charged with the supervision of insurance companies in any jurisdiction in which the Company does business.

(e) Each of the Company and its Subsidiaries maintain and comply, and at all times since December 31, 2020, has maintained and complied with, in all material respects, a system of internal accounting controls designed to provide reasonable assurances: (i) that (A) all transactions are executed in accordance with management’s general or specific authorization, (B) all transactions are recorded as necessary to permit the preparation of proper and accurate financial statements for external purposes in accordance with GAAP, UK GAAP or SAP, as applicable and (C) access to their property and assets is permitted only in accordance with management’s general or specific authorization and (ii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the property or assets of Seller, the Company or any of their Subsidiaries. At no time since December 31, 2020 has (A) any material weakness in any system or internal accounting controls used by any of the Company or its Subsidiaries been identified by their respective accountants or management, (B) to the Knowledge of Seller, any fraud or other wrongdoing that involves any of the management or other employees of Seller or any of the Company or its Subsidiaries who have a role in the preparation of the GAAP Financial

Statements, the Statutory Statements or the AUK Financial Statements or the internal accounting controls used by any of the Company or its Subsidiaries occurred or (C) any material claim or allegation regarding any of the foregoing been made.

(f) The books and records of the Company and its Subsidiaries (i) have been maintained, in all material respects, in accordance with applicable Law and any applicable record keeping requirements set forth in the terms of the Insurance Contracts and (ii) accurately present and reflect, in all material respects, the assets and liabilities of the Company and its Subsidiaries.

Section 2.7 No Undisclosed Liabilities. The Company has no material liabilities other than those (a) that are disclosed or reserved against in the most recent Statutory Statements, (b) incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date (none of which arises from or relates to any violation of Law, breach of Contract, tort, misappropriation, or infringement), (c) set forth in Section 2.7 of the Seller Disclosure Letter or (d) that would not be required to be disclosed in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP or a balance sheet for the Company prepared in accordance with SAP.

Section 2.8 Absence of Certain Changes. Since the Balance Sheet Date, except as set forth in Section 2.8 of the Seller Disclosure Letter, (a) the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice, (b) there has been no Material Adverse Effect and (c) as of the date hereof, the Company has not taken any action that would, after the date hereof, be prohibited or omitted to take any action that would, after the date hereof, be required, as the case may be, by clauses (a) through (y) of Section 4.1.

Section 2.9 Material Contracts.

(a) Except as disclosed in Section 2.9 of the Seller Disclosure Letter (and other than (x) any Insurance Contracts, (y) any Reinsurance Agreements or (z) any Intercompany Agreements), neither the Company nor any of its Subsidiaries is a party to or bound by:

(i) any Contract relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset), resulting in or authorizing any Lien (other than Permitted Liens) on any assets or properties of the Company or any of its Subsidiaries or providing any loans or advances made by the Company or its Subsidiaries to any other Person;

(ii) any joint venture, partnership, limited liability company or other similar Contract;

(iii) any Contract or series of related agreements, including any option agreement, relating to the acquisition, sale or other disposition of any business, capital stock, equity or assets of any other Person (whether by merger, sale of stock, sale of assets or otherwise) or the purchase or lease of any material real property;

(iv) any Contract or series of related Contracts for the purchase of materials, supplies, goods, services, equipment or other assets under which the Company and its Subsidiaries made payments of $250,000 or more during the twelve-month period ending on the Balance Sheet Date;

(v) any sales, distribution, agency or other similar Contract providing for the sale by the Company or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets (other than Investment Assets) under which payments of $250,000 or more were made to the Company or its Subsidiaries during the twelve-month period ending on the Balance Sheet Date;

(vi) any material third-party administration or other material insurance policy administration Contract relating to the Insurance Contracts;

(vii) any Contract that (A) (1) materially limits the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any area or (2) by its terms, would so limit the freedom of Buyer or its Affiliates or the Company or any of its Subsidiaries after Closing, (B) contains material exclusivity obligations or restrictions binding on the Company or any of its Subsidiaries or that, by its terms, would be binding on Buyer or any of its Affiliates after the Closing, (C) contains a “most favored nation” pricing provision or similar terms, (D) contains a right of first refusal, right of first offer or similar rights, or (E) contains any minimum volume requirement or “take or pay” provision;

(viii) any Contract pursuant to which (A) the Company or any of its Subsidiaries grants a Person a license to use any material Owned Intellectual Property, (B) any Person grants a license to the Company or any of its Subsidiaries to use such Person’s Intellectual Property (excluding, in each case, licenses (x) granted to customers in the ordinary course of business and (y) under which the Company or any of its Subsidiaries made or received payments of $100,000 or less during the twelve-month period ending on the Balance Sheet Date), or (C) the Company’s ability to use, develop, transfer, disclose or enforce any material Owned Intellectual Property rights is limited or restricted in any material respect (including concurrent use agreements, settlement agreements, coexistence agreements, and covenant not to sue agreements);

(ix) any Contract pursuant to which any unrelated third party provides material investment management services to any of the Company or its Subsidiaries or with respect to the businesses of the Company and its Subsidiaries, including subscription or similar Contracts relating to access by the businesses of the Company and its Subsidiaries to investment funds, index investment options or indices, whether involving general or separate account business;

(x) any Contract with a direct or indirect equityholder (excluding equityholders of Seller to the extent such Contract is on arms’ length terms or is in respect of incentive equity interests granted under the Seller Equity Plan), officer, director, manager or employee of any of the Company or its Subsidiaries;

(xi) any collective bargaining agreement or other Contract with a union, works council, labor organization, or other employee representative (each, a “Labor Agreement”);

(xii) any Contract with any Governmental Authority;

(xiii) any Contract containing any standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire the assets or capital stock of another Person;

(xiv) any other Contract of the Company or any of its Subsidiaries providing for the provision of services involving consideration in excess of $500,000 during the twelve-month period ending December 31, 2023 or anticipated to exceed $500,000 during the twelve-month period ending March 31, 2024 and that is not terminable on notice of 90 or fewer calendar days without penalty or premium (which, for the avoidance of doubt, does not include the payment of any accrued charges); or

(xv) any employment or other service Contract with any Business Employee that (i) provides for annual cash compensation that exceeds $100,000 or (ii) cannot be terminated upon sixty (60) days’ notice or less without further payment, liability or obligation.

(b) Each Contract or plan disclosed or required to be disclosed in the Seller Disclosure Letter pursuant to this Section 2.9 or Section 2.10 (each, a “Material Contract”) is a valid and binding agreement of the Company or one of its Subsidiaries (subject to the Enforceability Exceptions) and is in full force and effect, and none of the Company, any Subsidiary of the Company or, to the Knowledge of Seller, any other party thereto is in default or breach in any material respect under (or is alleged to be in default or breach in any material respect under) the terms of, or has provided or received any written or, to the Knowledge of Seller, any oral notice of termination, cancellation or acceleration of, any such Material Contract, and, to the Knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a termination thereof or would cause or permit the acceleration of or other changes of or to any material right or material obligation or the loss of any material benefit thereunder. Seller has provided or made available to Buyer a true, complete and correct copy of each Material Contract in effect as of the date hereof.

(c) Section 2.10(c) of the Seller Disclosure Letter sets forth all advisors, managers, vendors, suppliers and other service providers providing materials, supplies, goods, services, equipment or other assets (other than Investment Assets) to the Company or any of its Subsidiaries for which the Company and its Subsidiaries have made payments or incurred liabilities of $100,000 or more during the twelve-month period ending on March 31, 2024, together with the amount of such payments or liabilities for such twelve-month period.

Section 2.10 Properties.

(a) Title to Assets. Except as set forth in Section 2.10(a) of the Seller Disclosure Letter, the Company and its Subsidiaries have good title to all of their assets (real and personal, tangible and intangible) reflected on its most recent balance sheet contained in the Statutory Statements or thereafter acquired by the Company and its Subsidiaries (collectively, the “Assets”) except for assets sold in the ordinary course of business consistent with past practice, in each case free and clear of any Lien other than Permitted Liens, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) Owned Real Property. Section 2.10(b) of the Seller Disclosure Letter lists all real property owned by the Company or any of its Subsidiaries (together with all improvements, buildings, structures and fixtures presently or hereafter located thereon or attached or appurtenant thereto, and all easements and other rights and interests appurtenant thereto, the “Owned Real Property”). Section 2.10(b) of the Seller Disclosure Letter also lists the address and owner of Owned Real Property. With respect to each Owned Real Property: (A) the Company or Subsidiary (as the case may be) has good and marketable indefeasible fee simple title to such Owned Real Property, free and clear of all liens and encumbrances, except Permitted Liens, (B) except as set forth in Section 2.10(b) of the Seller Disclosure Letter, the Company or Subsidiary has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof and (C) other than the right of Buyer pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. Neither the Company nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein.

(c) Leased Real Property. Section 2.10(c) of the Seller Disclosure Letter lists all real property (i) leased, subleased or otherwise occupied by the Company or any of its Subsidiaries (the “Leased Real Property”) and the leases, subleases, licenses, concessions and other agreements (written or oral), including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company for such real property to which the Company or any of its Subsidiaries is a party (the “Leases”) and sets forth the address, landlord and tenant for each Lease. Except as set forth in Section 2.10(c) of the Seller Disclosure Letter, with respect to each of the Leases: (i) the Company’s or its Subsidiaries’ possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed, and to the Company’s knowledge, there are no disputes with respect to such Lease; (ii) the other party to such Lease is not an affiliate of, and otherwise does not have any economic interest in, the Company or any of its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; and (iv) neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in such Lease or any interest therein.

Section 2.11 Intellectual Property and Information Technology.

(a) The Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries (excluding the Ambac Marks) (“Owned Intellectual Property”) is owned by the Company or its Subsidiaries free and clear of all Liens except for Permitted Liens, and the Company and its Subsidiaries have a valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of its and their business. Section 2.11(a) of the Seller Disclosure Letter identifies each item of Owned Intellectual Property that is registered, filed, or issued under the authority of any Governmental Authority or domain name registrar as of the date hereof, including all patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing (“Registered IP”), and, for each such item, (i) the jurisdiction in which such item of Registered IP has been registered or filed and (ii) the applicable registration or serial number. All Registered IP is subsisting, and to the Knowledge of Seller, valid and enforceable. Neither Seller nor any of its Affiliates (other than the Company and its Subsidiaries) is the owner or licensee of any material Intellectual Property used in the business of the Company and its Subsidiaries, other than the Ambac Marks and commercially-available third-party software used to provide services under the Transition Services Agreement and proprietary software used to provide services under the Transition Services Agreement that is specifically identified therein, and neither Seller nor any of its Affiliates (other than the Company and its Subsidiaries) uses in its business any Owned Intellectual Property or Intellectual Property licensed to the Company or any of its Subsidiaries. Immediately after the Closing after giving effect to the transactions contemplated hereby, the Company and its Subsidiaries will exclusively possess all right, title, and interest in and to, or have a valid and enforceable right to use, all Intellectual Property used in or necessary for the conduct of its business, free and clear of any Liens other than Permitted Liens.

(b) The conduct of the business of the Company or any of its Subsidiaries does not and has not in the past six (6) years infringed or misappropriated the Intellectual Property rights of any Person in any material respect. To the Knowledge of Seller, since December 31, 2020 through the date of this Agreement no Person has infringed or misappropriated, and no Person is currently infringing or misappropriating, the Owned Intellectual Property in any material respect. Since December 31, 2020, no Person has asserted any written claim (i) challenging or questioning the Company’s or any of its Subsidiaries’ right, interest or title in any of the Owned Intellectual Property or (ii) alleging infringement or misappropriation of any Intellectual Property by the Company or any of its Subsidiaries. None of the Owned Intellectual Property is subject to any pending or outstanding injunction, directive, order, judgment, or other disposition of dispute that adversely restricts the use, transfer, registration or licensing of any such Owned Intellectual Property by the Company in any material respect.

(c) The Company and each of its Subsidiaries has taken commercially reasonable security measures, including measures against unauthorized disclosure, to protect the secrecy, confidentiality, and value of its trade secrets and material confidential information. All material Intellectual Property used or held for use in the business of the Company or its Subsidiaries as of the date of this Agreement developed by past or current employees, consultants, or independent contractors of the Company or any of its Subsidiaries in the scope of their employment or engagement either vested in the Company or one of its Subsidiaries by operation of Law or has been validly assigned to the Company or one of its Subsidiaries under a written agreement and each Person with access in the last three (3) years to material trade secrets or confidential information of the Company or any of its Subsidiaries is bound by reasonable confidentiality obligations and use restrictions. To the Knowledge of Seller, no such employee, consultant or independent contractor is in violation of any such obligation in any material respect.

(d) The Company and its Subsidiaries (or their service providers, with respect to IT Systems not controlled by the Company or its Subsidiaries) have implemented and maintained commercially reasonable security measures designed to protect (i) the IT Systems from viruses and similar malware, and (ii) the IT Systems and all Personal Information maintained by the Company and its Subsidiaries from material unauthorized physical or virtual access, use, modification, acquisition, disclosure or other misuse. To the Knowledge of Seller, the IT Systems do not contain any such viruses or similar malware that would reasonably be expected to interfere in any material respect with the ability to conduct the Company’s and its Subsidiaries’ business or present a material risk of unauthorized access, disclosure, use, corruption, destruction or loss of any IT System, software, network, data, or Personal Information or other non-public information. The IT Systems are in good repair and operating condition and are adequate, sufficient, and suitable for the conduct of its business as currently conducted. There has been no material unauthorized access to or use of the IT Systems, nor has there been any downtime or unavailability of such IT Systems that resulted in a material disruption of the business of the Company or any of its Subsidiaries.

(e) (i) The Company and its Subsidiaries have implemented commercially reasonable written security, business continuity and disaster recovery plans, (ii) the Company and its Subsidiaries have implemented privacy policies and measures that are reasonably designed to ensure that the operation of the business is in compliance in all material respects with all applicable data security and data privacy Laws, (iii) except as set forth in Section 2.11(e) of the Seller Disclosure Letter, since December 31, 2020, neither the Company and its Subsidiaries, nor the IT Systems of the Company and its Subsidiaries have experienced a data or security breach or have experienced unauthorized access to or disclosure of Personal Information owned or controlled by the Company or any of its Subsidiaries and (iv) except as set forth in Section 2.11(c) of the Seller Disclosure Letter, the Company and its Subsidiaries are in compliance in all material respects with applicable data security and data privacy Laws and industry and self-regulatory standards to which the Company or any of its Subsidiaries is bound or purports to comply with, Company privacy policies, and contractual obligations, in each case relating to data security and privacy, and, to the Knowledge of Seller, are not under investigation with respect to the violation of any such applicable Laws.

(f) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any material Governmental Order, complaint, or material agreement with any Governmental Authorities, in each case, arising from a violation in any material respect by the Company or any of its Subsidiaries of any Laws applicable to data security or privacy. Except as set forth in Section 2.11(f) of the Seller Disclosure Letter, neither the Company nor any of its Subsidiaries have given or have been required to give notice to any customer, supplier, payment card issuer, financial institution, Governmental Authority, data subject, or other Person of any actual or alleged data security breaches, incidents, or failures or any material noncompliance pursuant to any applicable Laws or applicable provisions of any contract with respect to Personal Information, data privacy, data security, or consumer protection.

Section 2.12 Litigation. Except as set forth in Section 2.12 of the Seller Disclosure Letter and except as related solely to ordinary course Litigation with respect to the Insurance Contracts relating to bankruptcy or similar proceedings for the adjustment of claims or debts involving obligations insured by the Insurance Contracts, (a) there is no, and since December 31, 2020 there has been no, Litigation pending or, to the Knowledge of Seller, threatened by, against or affecting the Company or any of its Subsidiaries or, solely with respect to the business of the Company and its Subsidiaries, Seller or any of its Affiliates, and none of Seller, the Company or any of its Subsidiaries have received any notice from a Governmental Authority alleging, indicating or raising the same and (b) there are no settlement agreements or similar written agreements with any Governmental Authority, except with respect to Insurance Contracts, and no outstanding Governmental Orders issued by any Governmental Authority against or affecting the Company or any of its Subsidiaries. There is no Litigation pending or, to the Knowledge of Seller, threatened against or affecting Seller or any of its Subsidiaries which (i) would adversely affect Seller’s performance of its obligations under this Agreement or (ii) would, or would reasonably be expected to, impair, impede or delay the Closing. The statements made by Seller in the email letter described on Section 2.12(b) of the Seller Disclosure Letter are true and correct in all material respects.

Section 2.13 Compliance with Laws; Licenses and Permits.

(a) Except as set forth in Section 2.13(a) of the Seller Disclosure Letter, the Company and its Subsidiaries is, and since December 31, 2020 has been, in compliance in all material respects with all applicable laws (including common law), acts, codes, statutes, ordinances, rules, or regulations, and Governmental Orders (“Laws”). Except as set forth in Section 2.13(a) of the Seller Disclosure Letter, since December 31, 2020, neither the Company nor any of its Subsidiaries is or has been a party to, or bound by, any material Governmental Order or material agreement with any Governmental Authorities, in each case, applicable to it or its assets, properties or businesses, except for Insurance Contracts insuring the credit risk of Governmental Authorities that were issued by the Company or AUK and any applicable documents entered into in connection with such issuance or administration thereof, in each case, in the ordinary course business. Since December 31, 2020, neither the Company nor its Subsidiaries is or has been required to notify any Governmental Authority of any matter capable of having a serious regulatory impact on the Company or any of its Subsidiaries and, to the Knowledge of Seller, there are no circumstances that would give rise to any obligation to make such a notification.

(b) Except as set forth on Section 2.13(b) of the Seller Disclosure Letter, since December 31, 2020, the Company and its Subsidiaries have had and maintained in full force and effect in any relevant jurisdiction all required authorizations, licenses, franchises, permits, certificates, approvals, registrations or other similar authorizations issued or granted by, or registered with, applicable Governmental Authorities and affecting, or relating to, the Assets or the operation of the business of the Company and its Subsidiaries (the “Permits”), except as would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole, and neither the Company nor any of its Subsidiaries has been refused, or granted subject to material conditions or requirements, any Permit necessary for the ongoing operation of its business. Section 2.13(b) of the Seller Disclosure Letter sets forth a true, correct and complete list of all Permits. Except as set forth on Section 2.13(b) of the Seller Disclosure Letter, since December 31, 2020, the Permits are and have been valid and in full force and effect, and neither the Company nor any of its Subsidiaries has been or is in default under the Permits, and none of the Permits is suspended. The Company and its Subsidiaries (i) are in material compliance with all of the terms and requirements of each such Permit and (ii) at all times since December 31, 2020 has been in such material compliance. Except as set forth on Section 2.13(b) of the Seller Disclosure Letter, neither the Company nor any of its Subsidiaries has at any time since December 31, 2020 received any written notice or, to the Knowledge of Seller, oral communication from any Governmental Authority regarding any actual or proposed revocation, withdrawal, cancellation, nonrenewal, suspension or termination of, or material modification to, or any actual, alleged, or potential material violation of, or material failure to comply with, any such Permit.

(c) Seller has made available to Buyer (i) true, complete and correct copies of all material reports, statements, documents, registrations, filings or submissions (including those as a member of an insurance holding company system) and any supplements or amendments thereto filed since December 31, 2020 by the Company with applicable Governmental Authorities and (ii) true, complete and correct copies of all financial examination and market conduct examination reports of all applicable Governmental Authorities with respect to the Company issued since December 31, 2020. Except as set forth in Section 2.13(c) of the Seller Disclosure Letter, (i) the Company is not, as of the date hereof, subject to any pending financial or market conduct examination by its Insurance Regulator or, to the Knowledge of Seller, threatened investigations by its Insurance Regulator and (ii) since December 31, 2020, all material deficiencies or material violations with respect to the business of the Company in all reports of examinations of the affairs of any company issued by its Insurance Regulator have been resolved to the reasonable satisfaction of such Insurance Regulator that noted such deficiencies or violations.

(d) Except as set forth on Section 2.13(d) of the Seller Disclosure Letter, none of the Company, any of its Subsidiaries or Affiliates (including Seller) is a party to any written Contract, consent decree or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any cease-and-desist or other order or directive by, or a recipient of any extraordinary supervisory letter from, or has adopted any policy, procedure or board or stockholder resolution at the request of, any Governmental Authority that, in each case, restricts materially the business of the Company and its Subsidiaries or relates to its capital adequacy or its credit or risk management policies or management or the Company and its Subsidiaries. Seller has made available to Buyer true, complete and correct copies of all written Contracts, consent decrees, memoranda of understanding, commitment letters, undertakings, cease-and-desist or other orders or directives, extraordinary supervisory letters, policies or procedures required to be set forth on Section 2.13(d) of the Seller Disclosure Letter.

(e) Except as set forth on Section 2.13(e) of the Seller Disclosure Letter, each third-party administrator, insurance claims adjuster or managing general agent that managed, adjusted or administered the business for the Company (whether or not Affiliates thereof) at the time such person managed, adjusted or administered the business was duly licensed as required by applicable Laws (for the type of business managed or administered on behalf of the Company), and to the Knowledge of Seller, no such third-party administrator, adjuster or managing general agent has been, or is, in material violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any Law applicable to the administration, adjusting or management of insurance business for the Company.

(f) Since December 31, 2020, (i) each of the Company and its Subsidiaries have filed all material reports, returns, accounts, data and other information, applications and notices required to be filed with, or otherwise provided to, Governmental Authorities in accordance with the requirements of the Governmental Authorities and (ii) no deficiencies have been asserted by any Governmental Authorities with respect to such filings which have not been cured or otherwise resolved.

(g) All fines and levies (if any) imposed on the Company or its Subsidiaries by any Governmental Authority in any jurisdiction have been paid.

(h) Except as set forth on Section 2.13(h) of the Seller Disclosure Letter, in respect of AUK:

(i) its financial resources and arrangements are sufficient to enable it to meet the Prudential Requirements as of the date of this Agreement and at the Closing Date. Seller is not aware of any matter or event which will, or would reasonably be expected to, cause the financial resources and arrangements of AUK to be insufficient to enable it to meet the Prudential Requirements;

(ii) as of the date of this Agreement and since December 31, 2020, each person engaged upon the business of AUK who carries out a controlled function within the meaning of s59(3) of FSMA has been approved by the relevant Governmental Authority pursuant to section 59(1) of FSMA in respect of those controlled functions;

(iii) there is no Litigation pending or, to the Knowledge of Seller, threatened that could result in AUK or any associated person (including but not limited to AUK’s directors or employees) thereof becoming subject to any disqualification, censure, limitation, suspension, revocation, penalty or other enforcement or disciplinary outcome of a Governmental Authority (and Seller is not aware of any circumstances likely to give rise to such outcomes);

(iv) since December 31, 2020, it has not been officially informed of any outstanding issues with any Governmental Authority concerning the standards of regulatory compliance that have applied or may still apply in the conduct of business, internal organization, financial adequacy, risk management disciplines or other relevant control functions in respect of any business carried on by AUK;

(v) as of the date of this Agreement and since December 31, 2020, there has not been any, and there is currently no ongoing (including outstanding and unresolved) (x) instance of major or systemic non-compliance with applicable Laws or (y) customer remediation program;

(vi) as of the date of this Agreement and since December 31, 2020, AUK has conducted its business in all material respects in accordance with all applicable Laws and regulations, including without limitation (x) the PRA’s and FCA’s requirements pertaining to outsourcing arrangements and operational resilience and (y) the Prudential Requirements;

(vii) as of the date of this Agreement and since December 31, 2020, AUK does not have, and has not had, any “clients” or “customers” that are “retail clients” or “consumers” (as such terms are defined in the FCA’s Handbook of Rules and Guidance);

(viii) AUK is not subject to FCA’s Consumer Duty, including in relation to “closed products” (as such term is defined in the FCA’s Handbook of Rules and Guidance) and ignoring, for these purposes, any transitional provisions that may apply; and

(ix) to the Knowledge of Seller, there are no proposed changes to any Law which could have a material impact on the operations of AUK.

Section 2.14 Employees, Labor Matters, etc.

(a) Section 2.14(a) of the Seller Disclosure Letter sets forth, as of the date hereof, each Business Employee, and for each: (i) name or employee ID; (ii) job title; (iii) primary work location; (iv) hourly wage or base salary (as applicable); (v) target incentive compensation; (vi) exempt or non-exempt status (for U.S. employees); (vii) active or inactive status (and as applicable, type of leave and anticipated return date); (viii) full-time or part-time status; (ix) visa status (as applicable); (x) union or non-union status; (xi) date of hire; (xii) employing entity and (xiii) accrued unused vacation and paid time off. The Business Employees are sufficient in number and skill to allow Buyer to operate the business of the Company and its Subsidiaries in substantially the same manner as the business of the Company and its Subsidiaries was conducted immediately prior to the Closing. All Business Employees primarily provide services to the business of the Company and its Subsidiaries.

(b) The Company and its Subsidiaries are not party to or bound by any Labor Agreement, Seller is not party to or bound by any Labor Agreement covering any Business Employees, and no such Labor Agreements are currently being negotiated. No Business Employees are represented by any labor union, labor organization, works council, employee representative or group of employees with respect to their employment with Seller, the Company or any of its Subsidiaries. Since December 31, 2020, there have been no labor strikes, lockouts, labor disputes, slowdowns, work stoppages, picketing, hand billing, unfair labor practice charges, material labor union grievances or material labor arbitration proceedings, pending, or to the Knowledge of Seller, threatened against or affecting Seller with respect to any Business Employee or the Company or any of its Subsidiaries and, to the Knowledge of Seller, since December 31, 2020, there have been no union organizing activities involving any Business Employees. Neither Seller, the Company nor any of its Subsidiaries have any legal or contractual requirement to provide notice or information to, bargain with, enter into any consultation procedure with, or obtain consent from, any labor union, works council, labor organization or employee representative representing any Business Employee, or any applicable labor tribunal, in connection with the execution of this Agreement or the transactions contemplated by this Agreement.

(c) Seller (with respect to the business of the Company and its Subsidiaries), and the Company and its Subsidiaries are and since December 31, 2020 have been in compliance in all material respects with all applicable Laws respecting labor, employment, and employment practices, including all applicable Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), workers’ compensation, labor relations, employee leave issues, employee trainings and notices, affirmative action and unemployment insurance.

(d) Except as would not reasonably be expected, individually or in the aggregate, to result in material liability for the business of the Company and its Subsidiaries taken as a whole: (i) Seller (with respect to the business of the Company and its Subsidiaries), the Company and each of its Subsidiaries has fully and timely paid all wages, salaries, overtime, wage premiums, commissions, bonuses, severance and termination payments, fees and other compensation that have come due and payable to the Business Employees and independent contractors under applicable Laws, Contract or company policy; and (ii) each individual who is providing or within the past three years has provided services to Seller (with respect to the business of the Company and its Subsidiaries), or the Company or any of its Subsidiaries and is or was classified and treated by Seller, the Company or any of their respective Subsidiaries as an independent contractor, consultant, leased employee or other non-employee service provider, is and has been properly classified and treated as such for all applicable purposes.

(e) Seller (with respect to the business of the Company and its Subsidiaries), and the Company and each of its Subsidiaries has reasonably investigated, and, if required by applicable Law, taken corrective action with respect to, all sexual harassment allegations against officers, directors, partners, or supervisory-level Business Employees of which Seller has Knowledge since December 31, 2020. To the Knowledge of Seller, there are no allegations of sexual harassment or discrimination against any Business Employees, that, if known to the public, would bring the business of the Company and its Subsidiaries into material disrepute.

(f) To the Knowledge of Seller, no Business Employee or independent contractor of the business of the Company and its Subsidiaries is in violation in any material respect of any term of any nondisclosure agreement, nonsolicitation agreement or, noncompetition agreement that is: (i) owed to the business of the Company and its Subsidiaries; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the business of the Company and its Subsidiaries.

(g) Section 2.14(g) of the Seller Disclosure Letter sets forth, by termination date and work location, the name of each employee of the Company or its Subsidiaries (or other employee at any site of employment at which a Business Employee is employed) who will suffer an “employment loss” under the WARN Act within the 90 days up to the Closing Date, and Seller will update such schedule on the Closing Date.

Section 2.15 Employee Benefit Plans and Related Matters; ERISA.

(a) Section 2.15(a) of the Seller Disclosure Letter sets forth a list of all material Seller Benefit Plans. For the purposes of this Agreement, “Seller Benefit Plan” means (i) all “employee benefit plans,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), and (ii) all other employment, consulting or other service, severance pay, change in control, relocation, salary, continuation, bonus, incentive, stock option, retirement, pension, profit sharing, retention or deferred compensation, vacation, paid time off or other fringe benefit and all other benefit or compensation plans, contracts, programs, policies, agreements, funds, or arrangements of any kind, in each case that are sponsored, maintained, contributed to, or required to be contributed to by Seller or any of its Subsidiaries for the benefit of any Business Employee or any current or former employee, director, individual service provider or consultant of the Company or any of its Subsidiaries, or under or with respect to which the Company or any of its Subsidiaries has any current or contingent liability or obligation. Section 2.15(a) of the Seller Disclosure Letter separately designates each Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” means each Seller Benefit Plan that is (x) maintained, sponsored or contributed to solely by the Company or any of its Subsidiaries or (y) a written agreement with a Business Employee to which the Company or its Subsidiary (but not Seller or any of its other Subsidiaries) is a party, has liability or is obligated. A copy, or summary of material terms, of each of the material Seller Benefit Plans, as in effect on the date of this Agreement, has been provided to Buyer.

(b) Except as would not reasonably be expected, individually or in the aggregate, to result in material liability for the business of the Company and its Subsidiaries taken as a whole: (i) each Seller Benefit Plan complies, and has been established, maintained, funded and administered, in form and operation, in compliance with its terms and all requirements of applicable Law (including ERISA and the Code for Seller Benefit Plans in the U.S.), and (ii) no Litigation or governmental administrative proceeding, audit, dispute or other proceeding or claim (other than routine claims for benefits) is pending or, to the Knowledge of Seller, threatened with respect to any Seller Benefit Plan or any fiduciary or service provider thereof, and, to the Knowledge of Seller, there is no reasonable basis for any such Litigation, proceeding, audit, dispute or other proceeding or claim.

(c) Each Seller Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS, and, to the Knowledge of Seller, no event or omission has occurred that would adversely affect any Seller Benefit Plan’s qualified status. No Seller Benefit Plan (with respect to a Business Employee) or Company Benefit Plan is, and neither the Company nor any Person that is or at any relevant time would be considered a single employer with the Company or any of its Subsidiaries under Section 414 of the Code or Section 4001(b) of ERISA (an “ERISA Affiliate”) has, within the six (6) years preceding the date of this Agreement, sponsored, maintained, contributed to, or been required to contribute to or otherwise has any current or contingent liability or obligation under or with respect to, any (i) “defined benefit plan” as defined in Section 3(35) of ERISA or any other employee benefit plan that is or was subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA, (ii) a multiemployer plan (as defined in Section 3(37) of ERISA), (iii) any funded welfare benefit plan within the meaning of Section 419 of the Code, (iv) “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA or (v) “multiple employer plan” within the meaning of Section 210 of ERISA or Section 413(c) of the Code. Neither of Seller, the Company or any ERISA Affiliate has, within the six (6) years preceding the date of this Agreement, incurred any liability under Title IV of ERISA that has not been paid in full.

(d) None of the Seller Benefit Plans provides to any current or former Business Employee or his/her beneficiary, and neither the Company nor any of its Subsidiaries has any obligation or liability to provide to any Person, retiree or post-employment health or welfare benefits, other than as required by Part 6 of Subtitle B of Title I of ERISA, similar state Law for which the covered Person pays the full premium cost of coverage or under an employment, severance or other agreement listed on Section 2.15(d) of the Seller Disclosure Letter pursuant to which the Company pays or subsidizes such premium cost.

(e) Neither the Company nor any of its respective Subsidiaries has incurred (whether or not assessed) any material Tax or penalty under Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code. There has been no non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) or breach of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan or, to the extent material liability to the Company or any of its Subsidiaries would result, any Seller Benefit Plan. With respect to each Company Benefit Plan and, with respect to Business Employees, each Seller Benefit Plan, all contributions, reimbursements and premium and benefit payments that have become due have been timely paid or, to the extent not yet due, have been properly accrued in accordance with GAAP.

(f) Without limiting the generality of the foregoing, with respect to the Seller Benefit Plans that are subject to the Laws of a jurisdiction other than the United States (a “Non-U.S. Benefit Plan”): (i) each Non-U.S. Benefit Plan that is intended, to the extent allowable under applicable Law, to obtain tax exemption on contributions, benefits and/or invested assets under applicable Law meets the requirements for such tax exemption under applicable Law, (ii) to the Knowledge of Seller, there are no examinations or pending cancellations of the tax exemption of any Non-U.S. Benefit Plan, (iii) no Non-U.S. Benefit Plan is a defined benefit pension plan, and (iv) no Non-U.S. Benefit Plan has any unfunded liabilities, nor are such unfunded liabilities reasonably expected to arise in connection with the transactions contemplated by this Agreement, except, for clauses (i), (ii) and (iv) of this Section 2.15(f), as would not reasonably be expected, individually or in the aggregate, to result in material liability for the business of the Company and its Subsidiaries taken as a whole.

(g) Except as set forth in Section 2.15(g) of the Seller Disclosure Letter or as required by Section 4.6, the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement will not (alone or in combination with any other event) (i) result in any new compensation or benefit or an increase in the amount of compensation or benefits, or the acceleration of the vesting, funding or timing of payment of any compensation or benefits payable to or in respect of any Business Employee or other current or former employee or other service provider of the Company or any of its Subsidiaries, (ii) result in any liability of the Company and its Subsidiaries that is not assumed, incurred or paid for by Seller or another of its Subsidiaries for any compensation or benefits to any current or former Business Employee or other current or former employee or other service provider of the Company or any of its Subsidiaries or (iii) restrict the ability of the Company to merge, amend or terminate any Company Benefit Plan, (iv) require a contribution by the Company or any of its Subsidiaries to any Company Benefit Plan, (v) result in the forgiveness of any employee or service provider loan or (vi) result in any “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). No Business Employee or employee or other service provider of the Company or any of its Subsidiaries is entitled to receive any gross-up, make-whole or additional payment by reason of any Taxes under Section 4999 or 409A of the Code imposed on such Business Employee.

(h) Each Seller Benefit Plan and Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code and in which a Business Employee or, except as would not result in any liability to the Company or any of its Subsidiaries, other current or former employee or other service provider of the Company or any of its Subsidiaries participates has, in respect of such Business Employees, or other service providers, been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and all IRS guidance promulgated thereunder, and no amount under any such plan, agreement or arrangement is, has been or would reasonably be expected to be subject to any additional Tax, interest or penalties under Section 409A of the Code. No amounts paid or payable by Seller or any of its Subsidiaries to any Business Employee or employee or other service provider of the Company or any of its Subsidiaries are subject to any Tax or penalty imposed under Section 457A of the Code.

Section 2.16 Environmental Matters. The Company and its Subsidiaries (a) are, and since December 31, 2020 have been, in compliance in all material respects with all Environmental Laws, which has included the possession of and compliance with all Permits required pursuant to Environmental Laws, and (b) are not and have not been subject to any Litigation, and have not received any Governmental Orders or other notices, regarding any actual or alleged violation of or liability under Environmental Laws. There has been no release or disposal of, contamination by, or exposure of any Person to any Hazardous Materials so as to give rise to liability under Environmental Laws for the Company or any of its Subsidiaries. The Company and its Subsidiaries have made available to Buyer all environmental, health or safety audits, assessments, reports and other material documents relating to their current or former properties, facilities or operations that are in their or Seller’s possession or control.

Section 2.17 Tax Matters.

(a) Filing and Payment. All income and other material Tax Returns required to be filed by, on behalf of or with respect to the Company or any of its Subsidiaries have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings) and are true, complete and correct in all material respects. All income and other material Taxes required to be paid by the Company or any of its Subsidiaries (whether or not shown to be payable on any Tax Returns) have been duly and timely paid. All material Taxes required to be withheld by the Company and any of its Subsidiaries have been duly and timely withheld, and such withheld Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose. The Company and its Subsidiaries have collected all material sales, use, value-added or similar Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority, or has been furnished properly completed exemption certificates.

(b) Procedure and Compliance. (i) No agreement, election or other arrangement waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes with respect to the Company or any of its Subsidiaries has been filed or entered into with any Governmental Authority; (ii) no Taxes with respect to the Company or any of its Subsidiaries are under audit, examination or judicial proceedings by any Governmental Authority (and there is no such audit, examination or judicial proceeding that is proposed or threatened); and (iii) no Governmental Authority has asserted in writing any adjustment deficiency or any underpayment with respect to Taxes against the Company or any of its Subsidiaries that has not been satisfied by payment, settled or withdrawn.

(c) Unpaid Taxes. The unpaid Taxes of the Company and its Subsidiaries for Pre-Closing Tax Periods (other than any such Taxes which are incurred on the Closing Date but after the Closing and not in the ordinary course of business), being Taxes not yet due and payable, will not exceed the reserve for Tax liability (not to include any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the latest GAAP Financial Statements (rather than in any notes thereto), as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns, adjusted for changes in ordinary course operating results.

(d) Closing Agreements and Consolidation. Neither the Company nor any of its Subsidiaries (i) has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any similar provision of state or local Law) or is otherwise subject to any of the foregoing, other than the closing agreement between Seller and its subsidiaries and the IRS dated April 30, 2013 (the “Closing Agreement”), (ii) is or has been a member of any affiliated, consolidated, combined or unitary group (other than any group of which Seller is the common parent) for purposes of filing Tax Returns on net income or (iii) has any liability for the Taxes of any Person (other than another member of a group of which Seller is the common parent) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or by contractual obligation (other than pursuant to customary Tax sharing or allocation provisions contained in contractual obligations not primarily related to Taxes). Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax Sharing Agreement providing for the allocation of Taxes, other than the Tax Sharing Agreement dated March 14, 2012, as amended, between Seller and the Company.

(e) Tax Liens. There are no Tax liens on the assets of the Company or any of its Subsidiaries (other than Permitted Liens).

(f) Certain Events. Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355 of the Code in the two years prior to the date of this Agreement. None of the Company and its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(g) Certain Items of Income. Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income in a taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in, or use of an improper, method of accounting prior to the Closing Date for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Law) executed on or prior to the Closing Date, (iii) intercompany transactions occurring, or any excess loss account existing, on or prior to the Closing Date, in each case as described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date outside of the ordinary course of business consistent with past practice or (v) prepaid amount received outside of the ordinary course of business consistent with past practice on or prior to the Closing Date. Neither the Company nor any of its Subsidiaries will be required to pay any Tax for any taxable period (or portion thereof) beginning after the Closing Date under Section 965 of the Code.

(h) Tax Classification. The Company is, and at all times since its formation has been, properly treated as a C corporation for U.S. federal and all applicable state and local income Tax purposes.

(i) USRPHC. The Company has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(j) Insurance Company Status. The Company has been an “insurance company” within the meaning of Section 831 of the Code that is subject to such section of the Code since the time of its formation. AUK has been a “qualifying insurance company” within the meaning of Section 953(e)(3) of the Code since the time of its formation.

Section 2.18 Insurance. All current property and liability insurance policies covering the Company, its Subsidiaries or the Assets are in full force and effect (and all premiums due and payable thereon have been paid in full on a timely basis), and no written notice of cancellation, termination or revocation or other written notice that any such insurance policy is no longer in full force or effect or that the issuer of any policy is not willing or able to perform its obligations thereunder has been received by Seller, the Company or its Subsidiaries. For the avoidance of doubt, this Section 2.18 does not address reinsurance agreements.

Section 2.19 Finders’ Fees. Except for Moelis & Company LLC (“Moelis”), whose fees and expenses will be paid by Seller or an Affiliate of Seller (other than the Company or any of its Subsidiaries), there is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of Seller or the Company or any of its Subsidiaries who is entitled to any fee or commission from Buyer or any of its Affiliates (including, after the Closing, the Company and its Subsidiaries) upon consummation of the transactions contemplated hereby.

Section 2.20 Transactions with Affiliates. Section 2.20 of the Seller Disclosure Letter lists, as of the date hereof, all written agreements, contracts, arrangements and other commitments solely among the Company or any of its Subsidiaries, on the one hand, and Seller or any of its Affiliates (other than the Company or any of its Subsidiaries), on the other hand (the “Intercompany Agreements”).

Section 2.21 Reinsurance and Retrocession. Section 2.21 of the Seller Disclosure Letter sets forth each reinsurance or retrocession treaty or agreement, memorandum, slip, binder, cover note or other similar arrangement to which the Company or any Subsidiary is a party and any assumption reinsurance agreement or novation agreement with respect to an Insurance Contract (except for non-terminated Reinsurance Agreements without underlying outstanding policies), including any ancillary agreements related to any such arrangement (“Reinsurance Agreements”), in each case, pursuant to which gross reserves ceded under such agreement exceed $1,000,000 (“Material Reinsurance Agreements”). Each Reinsurance Agreement is a valid and binding agreement of the Company (subject to the Enforceability Exceptions) or such Subsidiary and is in full force and effect. Seller has made available to Buyer true, correct and complete copies of all Reinsurance Agreements. None of the Company, any such Subsidiary or, to the Knowledge of Seller, any other party thereto is in default or breach in any respect under (or is alleged to be in default or breach in any respect under) the terms of, or has provided or received any written notice of termination of, any such Reinsurance Agreement, and, to the Knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a termination thereof or would cause or permit the acceleration of or other changes of or to any right or obligation or the loss of any benefit thereunder, except, in each case, as would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries. As of the date, there is no dispute under any Reinsurance Agreement that would reasonably be expected, individually or in the aggregate, to be material to the Company or any of its Subsidiaries. No Insurance Company has received any written notice prior to the date hereof from a third-party reinsurer under any Reinsurance Agreement of such reinsurer’s intention to raise premiums rates paid by such Insurance Company thereunder, nor, to the Knowledge of Seller, has any third-party reinsurer threatened in writing prior to the date hereof to raise such rates.

Section 2.22 Reserves. The insurance policy reserves recorded in the Statutory Statements, as of the dates of such Statutory Statements (i) were determined in all material respects in accordance with Statement of Statutory Principles No. 60 “Financial Guarantee Insurance”, as in effect on the applicable dates of such Statutory Statements, applied on a consistent basis for the periods presented, (ii) complied in all material respects with the requirements of applicable Laws and (iii) were computed in all material respects on the basis of assumptions consistent with those used in computing the corresponding items in the Statutory Statements.

Section 2.23 Actuarial Reports. Seller has delivered to Buyer a true, complete and correct copy of the Actuarial Report with respect to the Company. As of the date hereof, KPMG has not issued to Seller, the Insurance Companies or any of their Affiliates any new report or errata with respect to the Actuarial Report, nor has it notified Seller, the Insurance Companies or any of their Affiliates in writing that the Actuarial Report is inaccurate in any material respect. The factual information and data relating to the Insurance Companies’ business that was furnished by Seller, the Insurance Companies and their Affiliates to KPMG expressly in connection with the preparation of the Actuarial Report (i) was obtained from the applicable books and records of the Companies, (ii) was generated from the same underlying sources and systems that were utilized by Seller, the Insurance Companies or their applicable Affiliates to prepare the Statutory Statements and (iii) was accurate in all material respects as of the date so provided, subject in each case to any limitations and qualifications contained therein. The Actuarial Report was based on an inventory of policies in force for the applicable Insurance Company that was accurate, in all material respects, at the relevant time of preparation. For the avoidance of doubt, Seller does not guarantee the projected results included in the Actuarial Report and, except as expressly provided in this Article 2, makes no representation or warranty with respect to any estimates, projections, predictions, forecasts or assumptions in the Actuarial Report or the assumptions on the basis of which such information was, or data were, prepared.

Section 2.24 Insurance Contracts.

(a) Except as set forth in Section 2.24(a) of the Seller Disclosure Letter, all insurance policies currently issued by the Insurance Companies Subsidiaries that are currently in force, to the extent required under applicable Laws, are on forms and use rates approved where required by the applicable Governmental Authorities or have been filed where required and not objected to (or such objection has been withdrawn or resolved) by such Governmental Authorities within the period provided for objection, subject to such exceptions that would not be reasonably expected, individually or in the aggregate, to be materially adverse to the Company or its Subsidiaries, taken as a whole.

(b) Except as set forth in Section 2.24(b) of the Seller Disclosure Letter and other than part of the risk mitigation and remediation efforts described and identified in such section of the Seller Disclosure Letter, Insured Cash Flow Securities and any commutation or novation of ceded reinsurance, none of the Insurance Companies has issued, assumed, written, underwritten or entered into any new insurance policies, surety bonds, financial guarantees or similar instruments.

Section 2.25 Investment Assets.

(a) Seller has made available to Buyer a true, complete and correct list of all Investment Assets owned by the Insurance Companies as of May 27, 2024. All Investment Assets that are owned by the Insurance Companies as of the date hereof, and all Investment Assets that will be owned by the Insurance Companies as of the Closing are permissible investments and comply in all material respects with all applicable Laws governing the admittance of assets for insurance companies. The Insurance Companies, or a trustee acting on its behalf, as the case may be, has valid title to all such Investment Assets and all Investment Assets acquired since that date, free and clear of any Liens other than Permitted Liens and any transfer restriction in respect of any of the Investment Assets pursuant to the applicable governing agreements for such Investment Assets. As of the date hereof, none of the Company or its Subsidiaries has received written notice that the obligor under any of the Investment Assets is in default (or written notice of any events which, with notice or lapse of time or both, would constitute a default) of any payment on any of the bonds, notes, mortgages, debentures and other evidence of indebtedness with respect to the Investment Assets, or any payment of principal, distributions, interest, dividends or other material payment or performance obligation thereunder, in each case, in any material respect. As of the Closing, none of the Company, its Subsidiaries or any other Person on behalf of the Company or its Subsidiaries will have taken, or will have omitted to take, any action which would cause any of the Investment Assets owned by the Company and its Subsidiaries as of the Closing to be subject to any valid offset, defense or counterclaims against the right of such entity to enforce the terms of such assets, in each case, in any material respect.

(b) Seller has made available to Buyer true, complete and correct copies of the material investment guidelines and policies and the hedging guidelines of the Company and its Subsidiaries as of the date hereof (the “Investment Guidelines”). The material investment guidelines and policies and the hedging guidelines of the Company and its Subsidiaries have been reviewed and approved by the Insurance Regulator to the extent required under applicable Law. All of the Investment Assets of the Company and its Subsidiaries as of the date hereof comply in all material respects with applicable Law and such guidelines. All of the Investment Assets of the Company and its Subsidiaries as of the Closing will comply in all material respects with applicable Law and such guidelines as may be amended in accordance with Section 4.11, as applicable.

(c) Except as set forth in Section 2.25(c) of the Seller Disclosure Letter, (i) neither the Company nor any of its Subsidiaries has any material funding obligations of any kind, or material obligation to make any additional advances or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement), in respect of any of the Investment Assets, and (ii) there are no material outstanding commitments, options, put agreements or other arrangements relating to the Investment Assets.

Section 2.26 Sufficiency of Assets. The assets, rights and properties of the Company and its Subsidiaries, together with the assets, rights, properties and services performed or made available to the Company or Buyer pursuant to the Ancillary Agreements (and the assets used to provide such services), as applicable, will, in the aggregate, as of the Closing, comprise assets, rights, properties and services that are sufficient to permit the Company, its Subsidiaries and Buyer to operate the business of the Company and its Subsidiaries immediately following the Closing Date in substantially the same manner as such business is being operated as of the date hereof by the Company and its Subsidiaries. This Section 2.26 does not address employee matters, Permits, or any matters relating to the capital required to be held by Buyer or any of its Affiliates (including the Insurance Companies) from and after the Closing.

Section 2.27 Shared Contracts. Section 2.27 of the Seller Disclosure Letter sets forth each Shared Contract. Each Shared Contract is a valid and binding agreement of Seller or its Affiliates (subject to the Enforceability Exceptions) and is in full force and effect, and none of Seller or its Affiliates party thereto or, to the Knowledge of Seller, any other party thereto is in default or breach in any material respect under (or is alleged to be in default or breach in any material respect under) the terms of, or has provided or received any written or, to the Knowledge of Seller, any oral notice of termination, cancellation or acceleration of, any such Shared Contract, and no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a termination thereof or would cause or permit the acceleration of or other changes of or to any right or obligation or the loss of any benefit thereunder. Prior to the date hereof, Seller has provided or made available a true, complete and correct copy of each Shared Contract to Buyer.

Section 2.28 International Trade & Anti-Corruption.

(a) Neither the Company, nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of Seller, any agent or other third party representative acting on behalf of the Company or any of its Subsidiaries, (a) is currently, or has been in the last five (5) years: (i) a Sanctioned Person; (ii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iii) otherwise in violation of Sanctions or U.S. anti-boycott Laws (collectively, “Trade Controls”); or (b) has at any time (i) made or accepted any unlawful payment or given, received, offered, promised, or authorized or agreed to give or receive, any money, advantage or thing of value, directly or indirectly, to or from any employee or official of any Governmental Authority or any other Person in violation of Anti-Corruption Laws; or (ii) otherwise been in violation of any Anti-Corruption Laws.

(b) Neither the Company nor any of its Subsidiaries has received from any Governmental Authority or any Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing in each case, related to Trade Controls or Anti-Corruption Laws.

(c) Neither the Company nor any of its Subsidiaries engage in the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

Section 2.29 Solvency. Assuming that (x) the representations and warranties in Article 3 are true and correct in all respects and (y) the satisfaction of the conditions set forth in Article 6, immediately after giving effect to the consummation of the transactions contemplated by this Agreement, Seller and its Subsidiaries will be Solvent. For purposes of this Section 2.29, “Solvent” means, with respect to any Person, that:

(a) the fair saleable value (determined on a going concern basis) of the assets of such Person shall be greater than the total amount of such Person’s liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP or SAP, as applicable, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed);

(b) such Person shall be able to pay its debts and obligations in the ordinary course of business as they become due; and

(c) such Person shall have adequate capital to carry on its businesses and all businesses in which it is about to engage.

Section 2.30 Opinion of Financial Advisor. The Seller Board has received the opinion of Moelis to the effect that, as of the date set forth therein and subject to the various qualifications, assumptions, matters and limitations set forth therein, the Purchase Price is fair, from a financial point of view, to Seller. Seller will furnish a correct and complete copy of such opinion for informational purposes only promptly after the execution of this Agreement.

Section 2.31 No Other Representations and Warranties; Schedules. None of Seller, any of its Affiliates or any of their respective Representatives, makes or has made any express or implied representation or warranty on behalf of Seller other than those expressly set forth in this Article 2 and those in the Ancillary Agreements.

ARTICLE 3

Representations and Warranties of Buyer

Except as set forth in the Buyer Disclosure Letter, Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

Section 3.1 Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing (where such concept is recognized) in all jurisdictions in which it is required to be so qualified or in good standing, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material effect on Buyer.

Section 3.2 Corporate and Governmental Authorization.

(a) Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer, the performance of Buyer’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of Buyer. Buyer has duly executed and delivered this Agreement and the Ancillary Agreements that are required to be executed and delivered by Seller on the date hereof and on the Closing Date will have duly executed and delivered the Ancillary Agreements that are required to be executed and delivered by Seller on the Closing Date by this Agreement. This Agreement constitutes, and each such Ancillary Agreement when so executed and delivered by Buyer will constitute (assuming due execution by each other party thereto), the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(b) Except as set forth in Section 3.2(b) of the Buyer Disclosure Letter or as may result from any facts or circumstances solely relating to Seller or its Affiliates (as opposed to any other third party), the execution, delivery and performance of this Agreement and the Ancillary Agreements by Buyer, and the consummation of the transactions contemplated hereby and thereby, require no action by or in respect of, or filing with, any Governmental Authority other than any actions or filings under Laws the absence of which would not reasonably be expected, individually or in the aggregate, to materially impair the ability of Buyer to consummate the transactions contemplated hereby or thereby.

Section 3.3 Non-Contravention. Provided that all consents, approvals, authorizations and other actions described in Section 3.2 have been obtained or taken, except as may result from any facts or circumstances solely relating to Seller or its Affiliates (as opposed to any other third party), the execution and delivery of this Agreement and the Ancillary Agreements by Buyer, and the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not (a) conflict with or result in any violation or breach of any provision of any of the Organizational Documents of Buyer, (b) assuming compliance with the matters referred to in Section 3.2(b), conflict with or result in any violation or breach of any provision of any applicable Laws or (c) require any consent or other action by any Person under any provision of any material agreement or other instrument to which Buyer is a party, except, in the case of clauses (a), (b) or (c), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of Buyer to perform its obligations hereunder or thereunder or to materially impair the consummation of the transactions contemplated hereby or thereby.

Section 3.4 Availability and Source of Funds.

(a) As of the date hereof, the Equity Commitment Letter is in full force and effect and has not been withdrawn or terminated or amended or otherwise modified in any respect. As of the date hereof, Buyer is not in breach of or default under any of the terms and conditions applicable to Buyer set forth in the Equity Commitment Letter and no event has occurred which, with or without notice, lapse of time or both, could reasonably be expected to constitute a breach or default by Buyer or failure to satisfy a condition precedent by Buyer set forth in the Equity Commitment Letter, nor, to the Knowledge of Buyer, any other party thereto. The Equity Commitment Letter has been duly and validly executed and delivered by Buyer and, to the Knowledge of Buyer, each other party thereto, and constitutes a valid, legal and binding obligation of Buyer, the Sponsor and, to the Knowledge of Buyer, each other party thereto, enforceable against each such party in accordance with its terms except as such enforcement may be limited by the Enforceability Exceptions and except insofar as the availability of equitable remedies may otherwise be limited by applicable Law. The execution and delivery of the Equity Commitment Letter and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of Buyer and, to the Knowledge of Buyer, each other party thereto. No other proceedings on the part of Buyer to the Equity Commitment Letter or, to the Knowledge of Buyer as to Sponsor, the general partner, managing member, or equity holders of Sponsor, are necessary to authorize the Equity Commitment Letter. Concurrently with the execution and delivery of this Agreement, Buyer has delivered to Seller a true, correct and complete copy of the Equity Commitment Letter.

(b) Subject to the satisfaction of the conditions set forth in Section 6.2, Buyer will be able to satisfy on a timely basis (and, in any event, not later than the Closing Date) the conditions to Closing required to be satisfied by Buyer under the Equity Commitment Letter, and the aggregate proceeds of the Equity Financing will be sufficient to consummate the Closing upon the terms contemplated by this Agreement, including the payment of the Purchase Price.

(c) Other than the Equity Commitment Letter, there are no side letters, contracts, agreements or other arrangements relating to the Equity Financing between Buyer or any of its Affiliates, on the one hand, and any of Sponsor or any of its Affiliates, on the other hand, that could affect the availability or funding of the full amount of the Equity Financing at Closing. Buyer has fully paid any and all commitment fees and other fees required by the Equity Commitment Letter to be paid as of the date hereof.

Section 3.5 Purchase for Investment. Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment. Buyer acknowledges that the Shares have not been registered under the Securities Act or any state securities Laws, and agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities Laws, in each case, to the extent applicable.

Section 3.6 Litigation. As of the date hereof, there is no Litigation pending against, or, to the Knowledge of Buyer, threatened against or affecting, Buyer before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 3.7 Finders’ Fees. There is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of Buyer who is entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

Section 3.8 Solvency. Assuming that (x) each of the Company and its Subsidiaries is solvent as of immediately prior to the Closing, (y) the representations and warranties in Article 2 are true, complete and correct in all respects and (z) the satisfaction of the conditions set forth in Article 6, immediately after giving effect to the consummation of the transactions contemplated by this Agreement, Buyer and its Subsidiaries will be Solvent. For purposes of this Section 3.8, “Solvent” means, with respect to any Person, that:

(a) the fair saleable value (determined on a going concern basis) of the assets of such Person shall be greater than the total amount of such Person’s liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP or SAP, as applicable, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed);

(b) such Person shall be able to pay its debts and obligations in the ordinary course of business as they become due; and

(c) such Person shall have adequate capital to carry on its businesses and all businesses in which it is about to engage.

Section 3.9 Information Supplied. The information supplied in writing by Buyer for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is first mailed to the stockholders of Seller and at the time of any meeting of Seller’s stockholders to be held in connection with this Agreement, including the Seller Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.10 No Additional Representations; Inspection.

(a) Notwithstanding anything contained in Article 2 or any other provision of this Agreement or the Seller Disclosure Letter, Buyer acknowledges and agrees that none of Seller or any of its Affiliates is making or has made, and Buyer has not relied on, any representation or warranty whatsoever, express or implied, including any implied warranty of merchantability or suitability, as to any member of the Company, its Subsidiaries or the Assets, other than the representations and warranties expressly set forth in Article 2 or those set forth in the Ancillary Agreements, and that the Company, its Subsidiaries, the business of the Company and its Subsidiaries and the Assets are being sold “as is” and “where is”. In addition, Buyer acknowledges and agrees that any cost estimates, projections and predictions contained or referred to in the materials that have been provided or made available to Buyer by or on behalf of Seller are not and shall not be deemed to be representations or warranties of Seller or any of its Affiliates (other than with respect to any facts underlying such cost estimates, projections or predictions that are explicitly the subject of any Seller representations and warranties in Article 2 or any Ancillary Agreement).

(b) Buyer acknowledges and agrees that it (i) has made its own inquiry and investigations into and, based thereon, has formed an independent judgment concerning the Company, its Subsidiaries, the business of the Company and its Subsidiaries and the Assets, (ii) has been provided with adequate access to such information, documents and other materials relating to the Company, its Subsidiaries, the business of the Company and its Subsidiaries and the Assets as it has deemed necessary to enable it to form such independent judgment, (iii) has had such time as Buyer deems necessary and appropriate to review and analyze such information, documents and other materials and (iv) has been provided an opportunity to ask questions of Seller with respect to such information, documents and other materials and has received satisfactory answers to such questions. Buyer further acknowledges and agrees that none of Seller or any of its Affiliates has made any representations or warranties, express or implied, as to the accuracy or completeness of such information, documents and other materials other than the representations and warranties contained in this Agreement and the Ancillary Agreements.

ARTICLE 4

Certain Covenants

Section 4.1 Conduct of the Business. Except (x) as required by applicable Law or as otherwise expressly permitted or contemplated by this Agreement or the Ancillary Agreements, (y) as set forth in Section 4.1 of the Seller Disclosure Letter or (z) otherwise requested or consented to in writing by Buyer, Seller shall cause the Company and its Subsidiaries to conduct their businesses only in the ordinary course of business consistent with past practice and use commercially reasonable efforts to (A) preserve intact their business organization, assets and properties, (B) maintain existing relationships with, and the goodwill of, commercial counterparties, Governmental Authorities, employees and all other Persons having material relationships with the Company and its Subsidiaries and (C) maintain all Owned Real Property and Leased Real Property in substantially the same condition as of the date hereof, ordinary wear and tear expected. Except (x) as required by applicable Law or as otherwise expressly permitted or contemplated by this Agreement or the Ancillary Agreements, (y) as set forth in Section 4.1 of the Seller Disclosure Letter or (z) otherwise requested or consented to in writing by Buyer, which consent, with respect to clauses (b)(iii), (b)(iv), (f), (h), (i), (k), (l), (m), (n), (o)(ii), (r), (w) or, to the extent relating to any of the foregoing subsections, (z) below, shall not be unreasonably conditioned, withheld or delayed, Seller shall not (with respect to the Company and its Subsidiaries only), and shall cause the Company and its Subsidiaries not to:

(a) amend or modify its Organizational Documents or take or authorize any action to wind up its affairs or dissolve;

(b) (i) establish, adopt, amend, modify or terminate any Company Benefit Plan or any other benefit or compensation, plan, program, policy, agreement or arrangement that would (if it were in effect on the date hereof) constitute a Company Benefit Plan, or, if such action would increase the liability of the Company and its Subsidiaries following March 31, 2024 or adversely affect the Business Employees in a manner that is disproportionate compared to the other employees of Seller and its Subsidiaries, establish, adopt, amend, modify or terminate any Seller Benefit Plan, (ii) take any action to grant any new, or materially increase any existing, or accelerate the funding, payment or vesting of any compensation or benefits provided to any Business Employees, or any other current or former employees or other service providers of the Company or any of its Subsidiaries (or any of their respective dependents or beneficiaries), other than, in each case, to the extent required under the existing terms of any Seller Benefit Plan or by applicable Law, (iii) hire, promote or engage, or otherwise enter into any employment or consulting agreement with any Business Employee, or (iv) terminate any Business Employee, other than for cause or in the ordinary course of business consistent with past practice with respect to any such person whose annualized cash compensation opportunities did not exceed $350,000;

(c) issue, sell or grant options, warrants or rights to purchase or subscribe to, enter into any arrangement or contract with respect to the issuance or sale of, or redeem or repurchase any Company Securities or any Subsidiary Securities or make any changes (by combination, reorganization or otherwise) in the capital structure of the Company or any of its Subsidiaries;

(d) sell, assign, transfer, pledge or encumber, or grant any Lien (other than a Permitted Lien or an immaterial Lien granted in the ordinary course of business consistent with past practice that does not affect the use or value of the applicable asset) on, any of its assets, whether tangible or intangible, except (i) in the ordinary course of business consistent with past practice or (ii) Investment Assets (which are subject to clause (m) of this Section 4.1);

(e) merge or consolidate with any other Person;

(f) modify or amend in any material respect or recapture or terminate any of the Material Contracts, Intercompany Agreements (except in accordance with Section 4.9(a)(ii)) or Material Reinsurance Agreements or enter into any Contract which would, if entered into prior to the date hereof, have been a Material Contract, Intercompany Agreement or Material Reinsurance Agreement;

(g) issue any note, bond or other debt security, or create, incur or guaranty any new Indebtedness, other than trade accounts payable and short-term working capital financing, in each case, incurred in the ordinary course of business consistent with past practice;

(h) make any capital expenditure in excess of $250,000 or commitments for capital expenditures in excess of $250,000;

(i) (A) forgive, cancel or compromise any material debt or claim, or waive or release any right of material value, (B) repurchase any surplus or other notes, preferred securities or other securities issued by the Company or any of its Subsidiaries, or enter into any agreements, arrangements or understandings with any of the holders thereof or (C) initiate or participate in any negotiations or discussions with any third party or any Governmental Authority regarding the foregoing;

(j) fail to pay or satisfy when due any material liability of the Company or any of its Subsidiaries (other than any such liability that is being contested in good faith);

(k) make any material change in the reserving, actuarial or financial accounting policies, practices or principles of the Company or any of its Subsidiaries, as applicable, in effect on the date hereof (including with respect to the allocation of shared costs and expenses of Seller and its Subsidiaries or liabilities under any Intercompany Agreements), other than any change required by applicable Law, GAAP or SAP (or the interpretation thereof);

(l) (i) make any material change in the risk management or reinsurance policies, practices or principles of the Company or any of its Subsidiaries, as applicable, in effect on the date hereof or (ii) enter into or consummate any Insured Cash Flow Securities or other liability defeasance transactions;

(m) (i) acquire or dispose of any Investment Assets in any manner inconsistent with the Investment Guidelines or the Interim Asset Allocation Guidelines or (ii) amend, modify or otherwise change the Investment Guidelines, the Interim Asset Allocation Guidelines or asset-liability management or strategic asset allocation policies or procedures with respect to the Investment Assets in any material respect;

(n) transfer, assign, lease, sell, license, sublicense, covenant not to assert, abandon, let lapse, let expire (other than expiration of Intellectual Property rights in accordance with its maximum statutory term) or otherwise dispose of any material Intellectual Property, except for non-exclusive licenses granted to customers in the ordinary course of business;

(o) settle or compromise (i) any Specified Matter (except for a settlement or compromise that involves solely monetary damages in an amount (A) that is less than the amount specified in Section 4.1(o)(A) of the Seller Disclosure Letter with respect to the First Specified Matter and (B) that is less than the amount specified on Section 4.1(o)(B) of the Seller Disclosure Letter with respect to the Second Specified Matter) or (ii) other Litigation (other than Litigation relating to claims under the Insurance Contracts arising in the ordinary course of business consistent with past practice), other than any settlement or compromise of any Litigation that involves solely monetary damages for an amount equal to or less than the amount reserved against such Litigation in the most recent Statutory Statement prior to the date of this Agreement;

(p) implement any employee layoffs, furloughs, reductions in force, plant closings, reductions in compensation or other similar actions that would require notice under the WARN Act;

(q) waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any Business Employee or any current or former employee or independent contractor of the business of the Company and its Subsidiaries;

(r) pay or incur more than $5,500,000 in the aggregate in operating expenses (including fees and expenses of legal, financial and other advisors) in any given calendar month, excluding all reasonable, documented and justified expenses incurred in connection with Litigation affecting the Company or any of its Subsidiaries;

(s) pay or grant any third-party consultant, advisor or corporate service provider any bonuses, success fees or other discretionary amounts excluding, for the avoidance of doubt, any non-discretionary amounts required to be paid by any of the Company or its Subsidiaries under existing agreements in effect as of March 31, 2024;

(t) declare, set aside, make or pay any dividend or other distribution payable in stock or property with respect to its capital stock or other equity interests therein;

(u) sell, securitize, factor or otherwise transfer any accounts receivable;

(v) make any loans or advances to any of its directors, members, managers, officers, employees, customers, suppliers or Affiliates or enter into any transaction for the benefit of any such Person;

(w) make, change or revoke any material Tax election, change or adopt any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any material Tax Returns or file any claims for material Tax refunds, enter into any closing agreement, settle any material Tax claim, audit or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment (other than any automatic extension of the due date of a Tax Return) or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability;

(x) market, issue, underwrite or sell any Insurance Contracts;

(y) consummate any transaction such that the aggregate amount of Company Payments would reasonably be expected to be in excess of $3,000,000 as of the Closing; or

(z) authorize, enter into, agree or commit to do any of the foregoing.

Section 4.2 Access to Information; Confidentiality; Books and Records.

(a) From the date hereof until the Closing, Seller shall (i) give Buyer, its counsel, financial advisors, auditors and other authorized Representatives reasonable access to the offices, properties, books and records (including business, financial, legal, tax, compensation and other data and information) of the Company and its Subsidiaries, (ii) furnish to Buyer, its counsel, financial advisors, auditors and other authorized Representatives such financial and operating data and other information relating to the Company and its Subsidiaries as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of Seller and Seller’s Affiliates to cooperate with Buyer, in each case solely in connection with Buyer’s preparation to integrate the Company and its Subsidiaries into Buyer’s organization following the Closing or as necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

(b) From and after the Closing, Buyer shall, and shall cause its controlled Affiliates (including the Company and its Subsidiaries) to, preserve, in accordance with and until such date as may be required by Buyer’s, or its applicable controlled Affiliates’ standard document retention policies (but for not less than six (6) years from the Closing Date or such later date as may be required by applicable Law), all pre-Closing Date books and records of the Company and its Subsidiaries possessed or controlled by such Person. During such period, Seller, on the one hand, and Buyer, on the other hand, shall promptly afford the other party and its respective agents reasonable access to their respective books and records, information (financial or otherwise), employees and auditors to the extent necessary or useful for the party requesting such access in connection with any audit, investigation, dispute or Litigation, provided, that the party requesting such access agrees to reimburse the other party promptly for all reasonable and documented out-of-pocket costs and expenses incurred in connection with any such request.

(c) Anything to the contrary in Section 4.2(a) or (b) notwithstanding, (i) access rights pursuant to Section 4.2(a) or (b) shall be exercised in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries or any other business of the party granting such access, (ii) the party granting access may withhold any document (or portions thereof) or information (A) that is subject to the terms of a non-disclosure agreement with a third party, (B) that constitutes, on the written advice of counsel, privileged attorney-client communications or attorney work product and the transfer of which, or the provision of access to which, as reasonably determined by such party’s counsel, constitutes a waiver of any such privilege or (B) if the provision of access to such document (or portion thereof) or information, as determined by such party’s counsel, would reasonably be expected to conflict with applicable Laws or Governmental Orders and (iii) neither Seller nor any of its Affiliates or Representatives shall have any obligation to provide Buyer or its Representatives (A) access to any Tax Return filed by Seller or any of its Affiliates, or any related materials, in each case not relating exclusively to the Company and its Subsidiaries, (B) access to any individual personnel or payroll records, in each case not relating exclusively to the Company and its Subsidiaries or (C) access to books and records and information, in each case not relating exclusively to the Company and its Subsidiaries.

(d) All information provided to Buyer pursuant to this Section 4.2 prior to the Closing shall be held by Buyer as Confidential Material (as defined in the Confidentiality Agreement, dated as of December 22, 2023, between Seller and Buyer (the “Confidentiality Agreement”)) and shall be subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall continue in full force and effect until the Closing, at which time it shall automatically terminate. From and after the Closing: (i) Seller shall, and shall cause its Affiliates and Representatives to, maintain in confidence any non-public written, oral or other information relating to the Company and its Subsidiaries obtained prior to the Closing and (ii) Buyer shall, and shall cause its Affiliates and Representatives to, maintain in confidence any non-public written, oral or other information of or relating to Seller (other than information relating to the Company and its Subsidiaries) obtained solely by virtue of Buyer’s ownership of the Company and its Subsidiaries from and after the Closing or obtained in connection with the evaluation, negotiation and implementation of this Agreement or the transactions contemplated hereby, except, in each case, to the extent that the applicable party is required to disclose such information by judicial or administrative process or pursuant to applicable Law, including as required by SEC or New York Stock Exchange rules or regulations, or such information can be shown to have been in the public domain through no fault of the applicable party. Notwithstanding the foregoing, after the Closing, Buyer shall, and shall cause its controlled Affiliates and Representatives to, use commercially reasonable efforts to promptly (and in any event within thirty days after the Closing) remove, erase, delete or otherwise destroy all information of or relating to Seller (other than information relating to the Company and its Subsidiaries) (whether in print, electronic or other forms) in the possession of any employee of the Company and its Subsidiaries to the extent such information is not reasonably necessary for the Company or its Subsidiaries to carry on their respective businesses or as otherwise required by applicable Law to be retained.

(e) Subject to Section 4.2(d), Seller and its Affiliates shall have the right to retain copies of all books, data, files, information and records in any media (including, for the avoidance of doubt, Tax Returns and other information and documents relating to tax matters) of the Company and its Subsidiaries relating to periods ending on or prior to the Closing Date (i) relating to information (including employment and medical records) regarding the Business Employees, (ii) as may be required by any Governmental Authority, including pursuant to any applicable Law or regulatory request, or (iii) as may be necessary for Seller or its Affiliates to perform their respective obligations pursuant to this Agreement or any of the Ancillary Agreements, in each case subject to compliance with all applicable privacy Laws. Buyer agrees that, with respect to all original books, data, files, information and records of the Company and its Subsidiaries existing as of the Closing Date, it will (x) comply in all material respects with all applicable Laws relating to the preservation and retention of records, (y) apply preservation and retention policies that are no less stringent than those generally applied by Buyer to its own books and records and (z) for at least ten years after the Closing Date, preserve and retain all such original books, data, files, information and records and thereafter dispose of such original books, data, files, information and records only after it shall have given Seller ninety days’ prior written notice of such disposition and the opportunity (at Seller’s expense) to remove and retain such information.

Section 4.3 Governmental Approvals.

(a) Upon the terms and subject to the conditions set forth in this Agreement, Seller and Buyer agree to use, and shall cause their respective Affiliates and in the case of Buyer, any other Persons who are deemed or may be deemed to “control” Buyer within the meaning of applicable insurance Laws (“Control Persons”) to use, reasonable best efforts to, and to assist and cooperate with the other parties to, fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Closing and the other transactions contemplated hereby and by the Ancillary Agreements, including (i) obtaining all necessary, proper or advisable Governmental Approvals and making all necessary, proper or advisable registrations, filings and notices (including under insurance Laws and the HSR Act) and (ii) executing and delivering any additional agreements, documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Ancillary Agreements.

(b) Without limiting the foregoing, each of Seller and Buyer shall use, and shall cause their respective Affiliates and Control Persons, as applicable, to use, reasonable best efforts to avoid any impediments under any applicable Law that may be asserted by, or Governmental Order that may be entered by, any Governmental Authority with respect to this Agreement or the transactions contemplated hereby or by the Ancillary Agreements so as to enable the Closing to occur as promptly as practicable, including taking or refraining from taking or agreeing to take, or causing its Affiliates and Control Persons to take or refrain from taking any actions (i) as reasonably required or requested by any Governmental Authority or (ii) necessary to avoid or eliminate any restriction or limitation, or to satisfy any condition or requirement reasonably imposed by any Governmental Authority, in each case to (A) obtain all Governmental Approvals necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and secure the expiration or termination of any applicable waiting period under the HSR Act, (B) resolve any objections that may be asserted by any Governmental Authority with respect to the Closing or any other transaction contemplated hereby or by any Ancillary Agreement and (C) prevent the entry of, and have vacated, lifted, reversed or overturned, any Governmental Order that would prevent, prohibit, restrict or delay the consummation of the Closing or any other transaction contemplated hereby; provided that, notwithstanding anything to the contrary contained in Section 4.3 or elsewhere in this Agreement, none of Buyer or any of its Affiliates or Control Persons shall be required to (x) take any action or commit to taking any action that would constitute, or otherwise agree to, a Burdensome Condition or (y) commence any Litigation against any Governmental Authority.

(c) In furtherance of and without limiting the generality of the foregoing, (i) Buyer and its Control Persons shall file, or cause to be filed, a Form A Statement Regarding the Acquisition of Control of a Domestic Insurer with respect to the Company or a disclaimer of “affiliation” with respect to the Company, if appropriate, together with all required applicants, together with all exhibits, affidavits and certificates with the Wisconsin Office of the Commissioner of Insurance within fifteen (15) Business Days of the date hereof, (ii) Seller and Buyer shall file a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the Closing and the other transactions contemplated hereby and requesting early termination of the waiting period under the HSR Act, within fifteen (15) Business Days of the date hereof, (iii) Buyer shall file, or cause to be filed, any pre-acquisition notifications on “Form E” or similar market share notifications to be filed in each jurisdiction where required by applicable Laws with all required applicants, within fifteen (15) Business Days of the date hereof and (iv) Buyer shall file a notification under s178 of the FSMA with the PRA within fifteen (15) Business Days of the date hereof. Each party shall be responsible for the costs that such party incurs in connection with such registrations filings and notices and obtaining any such permits, orders, or other consents, approvals or authorizations of Governmental Authorities (it being understood that Buyer shall be responsible for filing fees in connection with the filing and notification required under the HSR Act). All filing fees payable in connection with the foregoing shall be borne by Buyer.

(d) Seller, on the one hand, and Buyer, on the other hand, agree that they shall consult with one another with respect to the obtaining of all Governmental Approvals necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and each of them shall keep the other apprised on a prompt basis of the status of matters relating to such Governmental Approvals. Seller and Buyer shall have the right to review in advance, subject to redaction of personally identifiable, commercially sensitive or legally privileged information, and, to the extent practicable, and subject to any restrictions under applicable Law each shall consult the other on, any filing made with, or written materials submitted to, any Governmental Authority or any third party in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, and each party agrees to in good faith consider and reasonably accept comments of the other party thereon. Seller and Buyer shall promptly furnish to each other copies of all such filings and written materials after their filing or submission, in each case subject to applicable Laws and subject to redaction of personally identifiable or legally privileged information.

(e) Subject to restrictions under applicable Law, Seller and Buyer shall promptly (and in no event later than two (2) Business Days after receipt) advise each other upon receiving any non-ministerial communication from any Governmental Authority whose Governmental Approval is required for consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, subject to redaction of personally identifiable or legally privileged information, promptly furnishing each other copies of any written or electronic communications, and shall promptly advise each other when any such communication causes such party to believe that there is a reasonable likelihood that any such consent or Governmental Approval will not be obtained or that the receipt of any such Governmental Approval will be materially delayed or conditioned.

(f) Neither Seller nor Buyer shall, and they shall cause their respective Affiliates not to, permit any of their respective Control Persons, partners, members, stockholders or any other Representatives to participate in any live or telephonic meeting (other than non-substantive scheduling or administrative calls or meetings initiated by the relevant Governmental Authority and not scheduled in advance; provided that, the party participating in such meeting shall promptly (and in no event later than one (1) Business Day) apprise the other party to the fact of such meeting and any substantive discussions that occurred during such meeting) with any Governmental Authority in respect of any filings, investigation or other inquiry relating to the transactions contemplated by this Agreement or the Ancillary Agreements unless it consults with the other in advance and, to the extent permitted by applicable Law and by such Governmental Authority, gives the other party the opportunity to attend and participate in such meeting.

(g) Each of Seller and Buyer shall use reasonable best efforts promptly to: (i) provide (where in its possession or control) or procure the provision by its Affiliates of (where in the possession or control of its Affiliate or Affiliates) such information and such assistance to the other party to the extent reasonably required or requested in connection with ensuring that all Governmental Approvals necessary, proper or advisable to consummate the transactions contemplated by this Agreement are obtained; (ii) provide (where in its possession or control) or procure the provision by its Affiliates of (where in the possession or control of its Affiliate or Affiliates) responses or assistance to reasonable requests for further information or assistance by a relevant Governmental Authority and (iii) take such steps or refrain from taking such steps (where in its possession or control) or procure that its Affiliates take such steps or refrain from taking such steps (where in the possession or control of its Affiliate or Affiliates) as are necessary in order to satisfy any condition, requirement, request or restriction of a Governmental Authority that requires action on the part of such party in order to satisfy it. No person shall be required to provide any information the disclosure of which is not permitted under applicable Law, and the foregoing obligations shall be subject to the limitation on Burdensome Condition as set forth above.

(h) Notwithstanding anything in this Agreement to the contrary, no party shall be obliged under this Section 4.3 to disclose to any other party, or any of their advisers, materials or information containing or comprising any personally identifiable or personal financial or legally privileged information, unless it is necessary to do so in order to ensure that all Governmental Approvals necessary, proper or advisable to consummate the transactions contemplated by this Agreement are obtained, in which case such information shall be redacted as necessary or disclosed on a confidential outside counsel only basis (at the sharing party’s reasonable discretion).

Section 4.4 Third-Party Consents; Shared Contracts.

(a) Prior to the Closing, except as otherwise agreed by the parties, each party shall cooperate with the other and use commercially reasonable efforts to make or obtain the Third-Party Consents required to have been identified in Section 2.3 of the Seller Disclosure Letter (disregarding the materiality qualifier set forth in Section 2.3 of this Agreement); provided, that neither party shall be required to compromise any right or benefit, or commence or participate in any Litigation, in order to obtain any such Third-Party Consent, and the costs and expenses associated with obtaining such Third-Party Consents shall be borne 50% by Buyer and 50% by Seller, provided that Buyer shall not be responsible for any such costs in excess of $1,000,000 in the aggregate.

(b) With respect to each Shared Contract, except for those identified and mutually agreed by the parties, each acting reasonably and in good faith, from and after the date of this Agreement through the earlier of (i) the date that is twelve (12) months following the Closing Date, and (ii) the termination or expiration of such Shared Contract, Seller shall, and shall cause its Affiliates to, use commercially reasonable efforts and cooperate with Buyer to the extent reasonably requested by Buyer to cause the counterparty to any Shared Contract to enter into a new agreement or to effect a partial assignment of the Shared Contract, on substantially the same terms and conditions as those set forth in the Shared Contract, with Buyer or the Company or any of its Subsidiaries with respect to the matters addressed by such Shared Contract that are related to the business of the Company and its Subsidiaries; provided, that the costs to Buyer, the Company and its Subsidiaries with respect to any new agreement or partially-assigned agreement for the contracted goods, services, assets, or other benefits shall not exceed the costs reasonably allocable to the actual volume or consumption of the contracted goods, services, assets, or other benefits by the Company and its Subsidiaries on a go-forward basis (irrespective of historical allocations or proportional usage between Seller and its Affiliates (excluding the Company and its Subsidiaries), on the one hand, and the Company and its Subsidiaries, on the other hand).

Section 4.5 Further Assurances.

(a) Seller and Buyer (i) shall execute and deliver, or shall cause to be executed and delivered, such documents and other papers and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and the Ancillary Agreements and give effect to the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) subject to Section 4.3, shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the Closing, (iii) without limiting the foregoing, shall use their respective reasonable best efforts to cause all the conditions to the obligations of the other parties to consummate the transactions contemplated by this Agreement to be met as soon as reasonably practicable and (iv) shall cooperate in good faith to facilitate an orderly Closing and transition.

(b) Seller and Buyer shall keep each other reasonably apprised of the status of the matters relating to the completion of the transactions contemplated hereby, including with respect to the satisfaction of the conditions set forth in Article 6. From time to time following the Closing, Seller and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all reasonable further conveyances, notices, assumptions, releases and acquittances and such instruments, and shall take such reasonable actions as may be necessary or appropriate to make effective the transactions contemplated hereby and by the Ancillary Agreements as may be reasonably requested by the other party.

Section 4.6 Employees and Employee Benefits.

(a) Prior to the Closing, Seller shall, to the extent permitted by applicable Law, (i) transfer the personnel records, work visas, Accrued Vacation Days (along with all related accruals and subject to applicable Laws and any Seller obtaining any required employee consents) and all employment-related Contracts of the Business Employees who are not employed by the Company and its Subsidiaries to the Company and its Subsidiaries and (ii) transfer the employment, employment-related Contracts, and related liabilities, of all other employees of the Company and its Subsidiaries who are not Business Employees, to Seller or another of its Subsidiaries (other than the Company and its Subsidiaries), at Seller’s sole expense, such that, as of the Closing, the exclusive employees of the Company and its Subsidiaries shall be the Business Employees.

(b) Except as otherwise expressly provided in this Section 4.6, (A) Seller and its Affiliates (other than the Company and its Subsidiaries) shall be solely responsible for and retain or assume all liabilities in respect of (1) any employees of the Company and its Subsidiaries who are not Business Employees, whenever incurred, and (2) any medical, dental, health, accident or disability claim under any Seller Benefit Plan, including to the extent that such liability or obligation relates to claims incurred pursuant to a Seller Benefit Plan (whether or not reported or paid) on or prior to the Closing Date and to the extent not insured under a Company Benefit Plan and (B) Buyer’s applicable Affiliates (including the Company or its applicable Subsidiaries) and, as applicable, any Professional Employer Organization’s benefit plans in which Business Employees participate as of the Closing, at Buyer’s expense (a “PEO Plan”) shall be solely responsible for all liabilities in respect of Business Employees’ employment (and their dependents and beneficiaries) with Buyer and its Affiliates (including the Company and its Subsidiaries) following the Closing. For purposes of the foregoing, (i) a medical/dental claim shall be considered incurred when the services are rendered, the supplies are provided or medications are prescribed, and not when the condition arose and (ii) a disability claim shall be considered incurred on the date that the injury or illness resulting in such claim occurs (and the recurrence of an illness or injury shall be treated as the initial incurrence of such illness or injury).

(c) Effective as of the Closing Date, Seller shall, or shall cause its Affiliates to, take all actions necessary so that the Continuing Business Employees (as defined below) shall cease to be active participants in each Seller Benefit Plan that is not a Company Benefit Plan, and remove the Company and its Subsidiaries as participating employers in any such Seller Benefit Plan. Except as otherwise expressly provided for in this Section 4.6 Seller and its Affiliates (other than the Company and its Subsidiaries) shall retain the sponsorship of and shall be solely responsible for any and all liabilities with respect to all Seller Benefit Plans that are not Company Benefit Plans, including the responsibility for complying with the requirements of Section 4980B of the Code with respect to any “M&A qualified beneficiary” as that term is defined in Treasury Section 54.4980B-9. Seller shall bear and hold Buyer and the Company and its Subsidiaries harmless against one-third, and Buyer shall cause the Company to bear and hold Seller harmless against two-thirds, of all Losses arising out of or resulting from the establishment, documentation, administration, modification or termination of retiree or post-termination health or welfare benefit plans prior to the Closing Date, including any Litigation or other disputes arising with respect thereto (with any such Litigation or other dispute being controlled by the Company).

(d) Seller and Buyer hereby agree that any Business Employee who (i) as of the Closing Date is receiving or is entitled to receive short-term disability benefits and who subsequently becomes eligible to receive long-term disability benefits under a Seller Benefit Plan that is not a Company Benefit Plan, or (ii) as of the Closing Date is receiving or is entitled to receive long-term disability benefits under a Seller Benefit Plan that is not a Company Benefit Plan, shall become eligible or continue to be eligible, as applicable, to receive long-term disability benefits under such Seller Benefit Plan unless and until such employee is no longer disabled.

(e) For a period beginning on the Closing Date and continuing thereafter for twelve (12) months or such shorter period a Continuing Business Employee is employed by the Buyer or one of its Affiliates (including the Company and its Subsidiaries) (the “Continuation Period”), Buyer shall cause its applicable Affiliates (including, if applicable, the Company and its Subsidiaries) to provide Business Employees as of the Closing who continue employment with Buyer or one of its Affiliates (including the Company and its Subsidiaries) immediately following the Closing (the “Continuing Business Employees”) with (i) annual base salary or hourly wage rate (as applicable) that is at least equal to that provided to each such Continuing Business Employee immediately prior to the Closing, (ii) annual cash bonus opportunity that is at least equal to that provided to each such Continuing Business Employee immediately prior to the Closing and (iii) other employee benefits (excluding any nonqualified deferred compensation, change in control, transaction or retention bonuses, defined benefit pension and post-employment or retiree health or welfare benefits, and further excluding any severance and long-term incentive or retention compensation (which are expressly covered elsewhere in this Section 4.6) (collectively, the “Excluded Benefits”)) either (x) under PEO Plans (as described in the following sentence) or (y) that are substantially comparable in the aggregate to those employee benefits provided to each such Continuing Business Employee immediately prior to the Closing under the Seller Benefit Plans listed on Section 2.15(a) of the Seller Disclosure Letter, in each case, subject to the same exclusions. Prior to the Closing Date, Seller shall arrange (in cooperation with Buyer) for a professional employer organization (“PEO”) to provide co-employment and employee-benefits related services to Continuing Business Employees on behalf of the Company during the Continuation Period, which shall include making certain PEO Plans (as selected by Seller, in consultation with Buyer) available to Continuing Business Employees effective as of the Closing Date.

(f) Without limiting Section 4.6(b), with respect to any Continuing Business Employee whose employment is terminated by Buyer, the Company or any of their respective Affiliates during the Continuation Period immediately following the Closing Date, Buyer shall provide, or shall cause its Affiliates (including the Company) to provide, severance cash payments and subsidized COBRA or similar benefits to such Continuing Business Employee, which shall be determined and payable in accordance with either (i) the severance benefit plan or agreement maintained by Seller or any of its Affiliates (including the Company and its Subsidiaries) for the benefit of such Continuing Business Employee immediately prior to the Closing Date and included under the Seller Benefit Plans listed on Section 2.15(a) of the Seller Disclosure Letter or (ii) the severance benefit plan maintained for similarly-situated employees of Buyer and its Affiliates at the time of such Continuing Business Employee’s termination of employment, whichever is more favorable to the Continuing Business Employee, in each case taking into account all service with the Company, Seller, Buyer and their respective Affiliates in determining the amount of severance benefits payable and subject to applicable Laws (to the extent such service would have been taken into account under the corresponding Seller Benefit Plan).

(g) For purposes of eligibility to participate, vesting and future vacation accrual under the employee benefit plans, programs and arrangements established or maintained by Buyer, the Company and their respective Subsidiaries, including PEO Plans, in which Continuing Business Employees may be eligible to participate after the Closing other than those providing Excluded Benefits (the “New Benefit Plans”), each Continuing Business Employee shall be credited with the same amount of service as such Continuing Business Employee was credited for the same purpose immediately prior to the Closing under the comparable Seller Benefit Plans in which such Continuing Business Employee participated immediately prior to the Closing Date; provided that such crediting of service shall not apply for any purposes under any Excluded Benefits or to the extent it would result in a duplication of benefits, compensation or coverage for the same period of service. In addition, and without limiting the generality of the foregoing, for the plan year that includes the Closing Date, Buyer shall use commercially reasonable efforts to cause (i) with respect to any New Benefit Plans in which the Continuing Business Employees are eligible to participate following the Closing, each Continuing Business Employee to be immediately eligible to participate in such New Benefit Plans as of the Closing Date, without any waiting time, to the extent coverage under such New Benefit Plans replaces coverage under a similar or comparable Seller Benefit Plan in which such Continuing Business Employee participated immediately prior to the Closing Date (such plans, collectively, the “Old Benefit Plans”) and (ii) for purposes of each New Benefit Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Business Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Benefit Plan to be waived for such Continuing Business Employee and his or her covered dependents, to the extent any such exclusions or requirements were waived, satisfied or were inapplicable under any similar or comparable Seller Benefit Plan, and (iii) any eligible expenses paid by and credited to such Continuing Business Employee and his or her covered dependents in the plan year that includes the Closing Date under the Old Benefit Plans that are group health plans to be taken into account under the corresponding New Benefit Plan that is a group health plan for purposes of satisfying the corresponding deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Business Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Benefit Plan.

(h) Prior to the Closing, in connection with their transfer of employment, Seller shall transfer any vacation days, sick days and paid time off days accrued but not yet taken by the Business Employees and the related accruals, to the Company and its Subsidiaries (the “Accrued Vacation Days”) for which payout is not required by applicable Law. In the event that any Business Employee is entitled under applicable Law to be paid for any Accrued Vacation Days, Seller or the applicable Subsidiary shall timely pay any required amounts to such Business Employee.

(i) In accordance with Section 4.9, the Company and its Subsidiaries shall pay to Seller, no later than date of payment of the purchase price true-up under Section 1.2(c)(iii), the proportion of all salary, benefits and other compensation and costs and expenses (including associated employer share of payroll Taxes) of employees and independent contractors who are natural persons of the Company and its Subsidiaries accrued by Seller in the ordinary course of business consistent with past practices (and, except for any acceleration of Seller RSU Awards, Seller PSU Awards or awards outstanding under the Ambac UK Long Term Incentive Plan 2020 (the “AUK LTIP Awards”) as a result of the Closing, without any changes to account for the transactions contemplated by this Agreement) from the date hereof through the Closing Date (but excluding any such accruals in respect of (i) payments or benefits under any Company Benefit Plan that are not paid or provided prior to the Closing, (ii) if applicable, Seller RSU Awards and Seller PSU Awards that are assumed, continued or substituted pursuant to Section 4.6(j), and (iii) amounts that constitute Company Payments, which shall be paid entirely by the Company and its Subsidiaries) in the proportion allocated to the Company under the Amended and Restated Expense Sharing and Cost Allocation Agreement, dated May 1, 2021 (the “Intercompany Allocation Agreement”). If Seller, the Company or any of their respective Subsidiaries is reimbursed or otherwise made whole for any such accrued costs or expenses, including through a reimbursement from any Affiliate or business or operating unit of Seller that is not the Company or any of its Subsidiaries, then such reimbursement or make-whole payment shall offset the corresponding accrued costs or expenses for purposes of this Section 4.6(i). Notwithstanding anything to the contrary in this Section 4.6(i), any accrued costs or expenses relating to any incentive arrangements (including any incentive bonuses and performance-vesting equity or equity-based awards, including any Seller RSU Awards and Seller PSU Awards that are not assumed pursuant to Section 4.6(j)) will be disregarded unless the terms and conditions of such arrangements are consistent in all material respects with corresponding arrangements for prior performance periods, and the determination of the achievement of applicable performance goals is done in the ordinary course of business consistent with past practices and without any discretionary adjustments that would increase the amount of the corresponding accrued costs or expenses, except that achievement of any applicable performance conditions will not take into account any performance as a result of any mergers or other acquisitions of the Seller or any of its Subsidiaries following the date hereof that increase applicable costs and expenses corresponding to the applicable arrangement by more than 20%.

(j) Except as set forth on Section 4.6(j) of the Seller Disclosure Letter, at the Closing, the Buyer or the Company or their Affiliate immediately after the Closing (but not Seller) shall assume, continue or substitute for the Seller RSU Awards and Seller PSU Awards of Business Employees that have not vested as of the Closing Date in compliance with the requirements of Section 13 of the Seller Equity Plan.

(k) Prior to the Closing, but effective on or as soon as administratively practicable following the Closing Date, Seller shall cause a PEO Plan that is a defined contribution plan with a 401(k) feature (the “PEO 401(k)

Plan”) to be made available for the benefit of the Continuing Business Employees in the U.S. As a result of the Closing, Business Employees shall be eligible to elect a distribution of their account balances from the Seller Benefit Plan that contains a 401(k) feature (“Seller 401(k) Plan”), and Seller shall cause the PEO 401(k) Plan to accept eligible rollover distributions of Continuing Business Employees’ account balances (including any loans) from the Seller 401(k) Plan. Effective as soon as administratively practicable following the Closing Date, Buyer shall cause on of its subsidiaries to establish a defined contribution plan for Continuing Business Employees in the UK that is tax-qualified under applicable Law in the UK. Prior to the Closing, Seller shall take all actions necessary to cause each Continuing Business Employee to become fully vested in his or her account balances or accrued benefits under each Seller Benefit Plan (other than a Company Benefit Plan) intended to be qualified under Section 401(a) of the Code, effective as of the Closing Date.

(l) [Intentionally omitted.]

(m) Buyer agrees to comply in all material respects with the WARN Act as it relates to the Continuing Business Employees, during the ninety (90) days immediately following the Closing Date, and Seller agrees to comply in all material respects with the WARN Act as it relates to the Continuing Business Employees during the ninety (90) days immediately prior to the Closing Date.

(n) Seller agrees that, notwithstanding the terms of any noncompetition, customer non-solicit or other restrictive covenant obligation between Seller or its Affiliates and a Business Employee, such Business Employee shall be permitted to provide services to Buyer and its Affiliates following the Closing, and neither Seller nor its Affiliates will seek to enforce the terms of any such restrictive covenant following the Closing with respect to such Business Employee’s services to Buyer and its Affiliates. Seller hereby assigns all such restrictive covenants, and any other restrictive covenants solely to the extent relating to the business of the Company and its Subsidiaries, to Buyer, and Buyer has the right, but not the obligation, to enforce such restrictive covenants.

(o) No later than thirty (30) days prior to the Closing, (x) Seller shall use commercially reasonable efforts to make individual independent contractors who are then directly engaged by Seller or its Affiliates in connection with the business of the Company and its Subsidiaries available to Buyer for the purpose of allowing Buyer to interview each such contractor and determine the nature and extent of each such person’s continuation with the Company and its Subsidiaries following Closing, if any, and (y) Seller shall provide to Buyer contact information for third-party service providers then engaged by Seller or its Affiliates to provide contingent personnel with respect to the business of the Company and its Subsidiaries and reasonably cooperate in identifying and transferring such contingent work force to the extent requested by Buyer.

(p) Non-Solicitation; No-Hire. In consideration of the payment of the Purchase Price and the other consideration provided by Buyer hereunder and as a condition precedent to Buyer’s consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, during the period of two (2) years commencing on the Closing Date, Seller shall not, and shall cause its Affiliates and Representatives to not, directly or indirectly, solicit, hire or attempt to solicit or hire, any person who is a Business Employee, or otherwise induce or influence any such person to terminate their employment or engagement with the Company or any of its Subsidiaries, or to terminate or breach such Person’s employment agreement with Buyer or any of its Affiliates; provided, that the foregoing shall not be deemed to prohibit (i) general solicitations of employment, or recruitment efforts by recruitment agencies, not specifically directed by Seller or its Affiliates (directly or indirectly) toward employees or service providers of the Company or its Subsidiaries and hiring any person who responds thereto, (ii) the employment of any person who is no longer employed by the Company or its Subsidiaries, so long as such person was not solicited or encouraged (directly or indirectly) by Seller, its Affiliate or any Person acting on their behalf to leave the employ of the Company or its Subsidiaries or (iii) the employment of any person who contacts Seller or its Affiliates on their own initiative without any direct or indirect solicitation or encouragement by Seller, its Affiliates or any Person acting on Seller’s behalf.

(q) This Section 4.6 shall survive the Closing and shall be binding on all successors and assigns of Seller, Buyer (or, if applicable pursuant to this Section 4.6, its Affiliates, including the Company and its Subsidiaries).

Seller and Buyer shall reasonably cooperate, and cause their respective Affiliates, including the Company and its Subsidiaries, to cooperate, as appropriate to carry out the provisions of this Section 4.6. Nothing set forth in this Section 4.6 shall confer any rights or remedies upon any employee or former employee of the Company and its Subsidiaries, any Continuing Business Employee, any of their dependents or beneficiaries or upon any other Person other than the parties hereto and their respective successors and assigns. Nothing in this Section 4.6 or this Agreement shall (i) constitute an amendment to, establishment or modification of any Seller Benefit Plan, any Company Benefit Plan or any other benefit or compensation, plan, program, policy, agreement or arrangement, (ii) limit the ability of Buyer or any of its Affiliates (including, following the Closing, the Company and its Subsidiaries) to amend, modify or terminate any Company Benefit Plan or any other benefit or compensation, plan, program, policy, agreement or arrangement or (iii) obligate Buyer or the Company to continue the employment (or any particular term or condition of employment) of any Continuing Business Employee for any specific period after the Closing Date.

Section 4.7 Public Announcements. Buyer and Seller will cooperate in the preparation and contents of joint public announcements to be made upon the execution of this Agreement and the Closing. Except as required by applicable Law or the joint public announcements contemplated above, neither Buyer nor Seller shall make, or permit any of their Affiliates or Representatives to make, any public announcement in respect of this Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby without the prior written consent of the other party; provided, that the parties hereto may, without the prior written consent of the other party hereto, make such public announcement (a) as may be required by applicable Laws, stock exchange rules or Governmental Authority and, if practicable under the circumstances, after reasonable prior consultation with the other party hereto or (b) to enforce its rights under this Agreement. Notwithstanding anything in this Agreement to the contrary, Seller, Buyer and their respective Affiliates shall not be prohibited from disclosing any information concerning this Agreement or the transactions contemplated hereby (i) to auditors or ratings agencies; provided, that such auditors or ratings agencies are made aware of the provisions of this Section 4.7, (ii) to an adviser for the purpose of advising in connection with the transactions contemplated by this Agreement; provided, further, that such advisor is made aware of the provisions of this Section 4.7 or (iii) to the extent that the information has been made public by, or with the prior consent of, the other party.

Section 4.8 Insurance. Buyer acknowledges and agrees that, from and after the Closing Date, the Company, its Subsidiaries and the Assets shall cease to be insured by any insurance policies or any self-insured programs of Seller or Seller’s Affiliates (other than the Company and its Subsidiaries). With respect to events or circumstances relating to the business of the Company and its Subsidiaries that occurred or existed prior to the Closing Date and that are covered by occurrence-based third party liability insurance policies of Seller or its Affiliates, Buyer may request Seller or its Affiliates to make claims under such policies and to remit to Buyer the net proceeds of any recoveries in respect of such claims, provided, that Buyer (a) agrees to reimburse Seller or its Affiliates for any increased costs incurred by Seller or its Affiliates as a result of such claims, including any retroactive or prospective premium adjustments associated with such coverage and (b) shall not have such right to the extent that such claims are covered by insurance policies of Buyer or its Affiliates. As of the second anniversary of this Agreement, Buyer’s right pursuant to the immediately preceding sentence shall automatically expire.

Section 4.9 Intercompany Accounts and Agreements; Company Payments.

(a) Except as otherwise provided in this Agreement or the Ancillary Agreements:

(i) Seller shall, and shall cause its Affiliates to, take such actions and make such payments as may be necessary so that as of immediately prior to the Closing, the Company and its Subsidiaries, on the one hand, and Seller and its Affiliates (other than the Company and its Subsidiaries), on the other hand, settle, discharge, offset, pay, repay, terminate or extinguish in full all Intercompany Accounts; provided that this Section 4.9(i) shall not apply to the Settlement Agreement; and

(ii) Except as set forth on Section 4.9 of the Seller Disclosure Letter, all Intercompany Agreements to which the Company or any of its Subsidiaries is a party shall be terminated in respect of the Company or such Subsidiary, and the Company and such Subsidiary, as the case may be, shall be discharged without any further liability or obligation thereunder, effective immediately prior to the Closing.

(b) Prior to the Closing, Seller shall promptly after discovery thereof notify Buyer of any payment, transaction, commitment or agreement by the Company or its Subsidiaries that has occurred after the date hereof which is reasonably expected to constitute a Company Payment.

(c) For the avoidance of doubt, the Company and its Subsidiaries will, from March 31, 2024 through the Closing Date, continue to be entitled to amounts from Seller and its Affiliates (other than the Company and its Subsidiaries) for cost reimbursement, expense sharing and other similar amounts determined consistent with historical practices.

Section 4.10 D&O Indemnification; Insurance. Prior to the Closing, Seller shall acquire, at Seller’s sole cost and expense, a director and officer liability run-off policy or extended reporting coverage (i.e., “tail coverage”), which shall provide coverage for a period of six (6) years commencing immediately after the Closing for the individuals who were officers or directors of the Company or any of its Subsidiaries prior to the Closing comparable to the coverage provided as of the date hereof under the policy or policies maintained by or for the Company or any of its Subsidiaries for the benefit of such individuals.

Section 4.11 Investment Assets. Without limiting Section 4.1, from the date hereof to the Closing Date, Seller shall cause the Insurance Companies to manage the Investment Assets in the ordinary course of business consistent with past practice, the Investment Guidelines and the Interim Asset Allocation Guidelines. From the date hereof until the Closing, Seller shall, within twenty (20) days following the end of each calendar month from the date hereof until the Closing, deliver to Buyer, (i) a list of each Investment Asset held by the Insurance Companies, (ii) a list of each Investment Asset held by the Insurance Companies that was sold or otherwise disposed of during the preceding month, the reason for such sale or disposition (which shall be consistent with the second sentence of this Section 4.11), and a description of the original cost and tax basis of such sold Investment Assets and (iii) a list of the Investment Assets acquired during the preceding month. Between the date hereof and the Closing Date, Seller shall cause the applicable executives or managers having primary responsibility for the matters contemplated by this Section 4.11 to consult with Representatives of Buyer as reasonably requested by Buyer not to exceed once every week, with respect to such matters, including future planned or potential purchases and sales of Investment Assets. In such meetings with management, Buyer or its Representative may make recommendations to Seller with respect to such matters, which Seller will consider in good faith. Seller will cooperate with Buyer and use reasonable best efforts to cause AUK to enter into one or more investment advisory agreements (which will be reasonably acceptable to the independent directors of the board of directors of AUK) with American Acorn Services, LLC or a similar Affiliate of Buyer pursuant to which such entity will provide investment advisory services to AUK through the Closing Date; provided that nothing in this sentence shall relieve Buyer of its obligations under Section 4.3. After the date hereof and prior to Closing, at either party’s request, the parties shall discuss and consider in good faith entering into one or more investment advisory agreements with American Acorn Services, LLC or a similar Affiliate of Buyer pursuant to which such entity will provide investment advisory services to the Company; provided that nothing in this sentence shall relieve Buyer of its obligations under Section 4.3.

Section 4.12 No Solicitation.

(a) From and after the date of this Agreement until the earlier of the Closing or the valid termination of this Agreement in accordance with Article 7, and except as otherwise specifically provided for in this Agreement, Seller shall not, and shall cause its Subsidiaries not to, and shall cause its and its Subsidiaries’ officers, directors, employees, agents, consultants or professional advisors (“Representatives”) or other Affiliates not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate the making of any Company Acquisition Proposal or any inquiry, proposal, request or offer which constitutes, or would reasonably be expected to lead to, or result in, a Company Acquisition Proposal, (ii) participate in any negotiations regarding, or furnish to any Person (other than Buyer, its Affiliates and their respective Representatives) any nonpublic information relating to the Company and any of its Subsidiaries, in connection with or related to any Company Acquisition Proposal or potential Company Acquisition Proposal, (iii) enter into any letter of intent, stock purchase agreement, merger agreement, asset purchase agreement or other agreement providing for a Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (each an “Alternative Acquisition Agreement”), (iv) approve or authorize, or cause or permit the Company or any of its Subsidiaries to enter into, any agreement to reimburse any third party for costs, expenses or other liabilities incurred in connection with making (or evaluating for the purpose of making) a potential Company Acquisition Proposal, (v) grant any waiver, amendment or release under any “standstill” or confidentiality agreement or fail to enforce the terms of any such “standstill” or similar provision of any confidentiality (unless with respect to this clause (v) the Seller Board determines in good faith, after consultation with Seller’s outside financial advisors and outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Laws, and if such action is so taken, shall provide the same release, amendment or waiver under the standstill in the Confidentiality Agreement) or (vi) resolve, commit or agree to do any of the foregoing. Promptly after execution of this Agreement, Seller shall, and shall cause each of its Subsidiaries to, and shall direct its and its Subsidiaries’ Representatives to, immediately cease any existing discussions or negotiations with any Person with respect to a Company Acquisition Proposal.

(b) Notwithstanding the limitations set forth in Section 4.12(a) but subject to compliance with the other provisions of this Section 4.12, if, at any time prior to, but not after, the receipt of the Required Shareholder Approval (the “Alternative Acquisition Period”), Seller receives a Company Acquisition Proposal that the Seller Board determines in good faith, after consultation with Seller’s outside financial advisors and outside legal counsel, and based on information then available, is or would reasonably be expected to lead to a Superior Proposal, then Seller may, in response to such Company Acquisition Proposal, furnish nonpublic information relating to the Company or any of its Subsidiaries to the Person or group (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (or any of their Representatives) making such Company Acquisition Proposal and engage in discussions or negotiations with such Person or group (as defined pursuant to Section 13(d) of the Exchange Act) of Persons and their Representatives regarding such Company Acquisition Proposal; provided that (i) prior to furnishing any nonpublic information relating to the Company or any of its Subsidiaries to such Person or group (as defined pursuant to Section 13(d) of the Exchange Act) of Persons or their respective Representatives, the Company enters into an Acceptable Confidentiality Agreement with the Person or group (as defined pursuant to Section 13(d) of the Exchange Act) of Persons making such Company Acquisition Proposal and (ii) promptly (but not more than one (1) Business Day) after furnishing any such nonpublic information to such Person, Seller furnishes such nonpublic information to Buyer (to the extent such nonpublic information has not been previously so furnished to Buyer or its Representatives). Notwithstanding anything to the contrary contained in this Agreement, Seller and its Representatives may in any event (A) seek to clarify the terms and conditions of any Company Acquisition Proposal solely to determine whether such Company Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal in accordance with this Section 4.12 and (B) inform a Person or group (as defined pursuant to Section 13(d) of the Exchange Act) of Persons that has made or, to the Knowledge of Seller, is considering making, a Company Acquisition Proposal of the terms of this Section 4.12.

(c) Seller shall promptly (and in any event within one (1) Business Day) notify Buyer after receipt of any Company Acquisition Proposal, any inquiry or proposal that would reasonably be expected to lead to a Company Acquisition Proposal or any inquiry or request for nonpublic information relating to the Company and its Subsidiaries by any Person who has made or would reasonably be expected to make a Company Acquisition Proposal. Such notice shall indicate the identity of the Person making such Company Acquisition Proposal and the material terms and conditions of any such proposal or offer or the nature of the information requested pursuant to such inquiry or request. Thereafter, Seller shall keep Buyer reasonably informed, on a prompt basis (and in any event within one (1) Business Day), regarding any material changes to the status and material terms of any such proposal or offer (including any material amendments thereto or any material change to the scope or material terms or conditions thereof) and provide to Buyer as soon as practicable (and in any event within one (1) Business Day) after receipt thereof of any written indication of interest (or amendment thereto) (or if oral, written summaries of such indication of interests).

(d) At no time after the date hereof may the Seller Board nor any committee thereof except in compliance with Section 4.12(e), (i) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Seller Board Recommendation, in each case, in a manner adverse to Buyer (it being understood that it shall be considered a modification adverse to Buyer if any Company Acquisition Proposal is publicly announced and the Seller Board fails to issue a public press release within ten (10) Business Days of such public announcement providing that the Seller Board reaffirms the Seller Board Recommendation) (or, if earlier, by the second (2nd) Business Day prior to the then-scheduled Seller Shareholders Meeting, if a Company Acquisition Proposal has been publicly disclosed at least three (3) Business Days prior to the then-scheduled Seller Shareholders Meeting); (ii) adopt, authorize, approve, agree to, accept, endorse or recommend, submit to vote of the stockholders of Seller or otherwise declare advisable (or propose to adopt, authorize, approve, agree to, accept, endorse or recommend, submit to vote of the stockholders of Seller or otherwise declare advisable) a Company Acquisition Proposal; (iii) fail to publicly reaffirm the Seller Board Recommendation within three (3) Business Days after Buyer so requests in writing; provided that Buyer may make any such request only once for each Company Acquisition Proposal and an additional time for each material amendment to any Company Acquisition Proposal; (iv) fail to include the Seller Board Recommendation in the Proxy Statement; or (v) formally resolve to effect, publicly announce an intention or resolution to, or agree to take any of the foregoing actions (any action described in clauses (i) through (v), a “Seller Board Recommendation Change”).

(e) Notwithstanding anything to the contrary set forth in this Agreement, if Seller has received a bona fide written Company Acquisition Proposal prior to obtaining the Required Shareholder Approval that has not been withdrawn, and that the Seller Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal that did not result from a breach of this Section 4.12, then the Seller Board may effect a Seller Board Recommendation Change with respect to such Superior Proposal; provided, however, that the Seller Board (or a committee thereof) shall not take such action unless (i) the Seller Board determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; (ii) Seller and its Subsidiaries, Affiliates and Representatives comply in all respects with the requirements of and their obligations under, and not have violated the provisions of, this Section 4.12; (iii) Seller shall provide Buyer at least five (5) Business Days’ (the “Superior Proposal Notice Period”) prior written notice of its intention to take such action, which notice shall, in reasonable detail, set forth the reasons therefor and the material terms and conditions of such Company Acquisition Proposal and include a copy of the most recent proposed definitive agreement related to such Company Acquisition Proposal, (iv) during such five (5) Business Day period, Seller and its Representatives shall negotiate in good faith with Buyer (to the extent Buyer desires to negotiate) regarding any revisions to the terms of the transactions contemplated hereby proposed by Buyer in response to such Superior Proposal and (v) at the end of the five (5) Business Day period described in the foregoing clause (iv) (or, in the event that the Company Acquisition Proposal has been materially revised or modified, at the end of the two Business Day period following the date of receipt of each such material revision or modification, if later), the Seller Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Company Acquisition Proposal continues to constitute a Superior Proposal (after taking into account in good faith any adjustments made by Buyer during the Superior Proposal Notice Period to the terms and conditions of this Agreement), and that the failure to take such action would be inconsistent with its fiduciary duties under applicable Laws. With respect to this Section 4.12(e), if there is any amendment, revision or change to the terms of any such Superior Proposal (including any revision to the amount of consideration Seller would receive as a result of the Superior Proposal), in each case, individually or in the aggregate, in a material respect and to the extent such proposal would no longer constitute a Superior Proposal in relation to Buyer’s proposal (after taking into account in good faith any adjustments made by Buyer during the Superior Proposal Notice Period to the terms and conditions of this Agreement), then for such amendment, revision or change Seller shall notify Buyer thereof in compliance with this Section 4.12(e) (including to provide any updated documentation or notices) by providing a new notice to Buyer, and the applicable Superior Proposal Notice Period shall be extended until at least three (3) Business Days after the time that Buyer receives such new notice from Seller of such amendment, revision or change, and Seller shall be required to comply again with the requirements of this Section 4.12(e) and the Seller Board shall not take any such action permitted under Section 4.12(e) prior to the end of such Superior Proposal Notice Period as so extended in accordance with the terms of this Section 4.12(e).

(f) Seller agrees that any breach of this Section 4.12 by any Representative of Seller, including any financial advisor acting on behalf of Seller or its Affiliates, will be deemed to be a breach of this Section 4.12 by Seller. Seller will not authorize, direct or permit any of its Representatives, including any financial advisor, to breach this Section 4.12.

(g) Nothing contained in this Agreement shall prohibit Seller or the Seller Board or any committee thereof from (i) taking and disclosing to shareholders of Seller a position or communication contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (it being understood that any such communication to the shareholders of Seller shall not be deemed to be a Seller Board Recommendation Change) or (ii) making any disclosure or communication to shareholders of Seller that the Seller Board determines in good faith, based on the advice of its outside legal counsel, is required by the directors’ fiduciary duties or applicable Law.

Section 4.13 Preparation of the Proxy Statement; Shareholders Meeting.

(a) As promptly as reasonably practicable after the execution of this Agreement and, in any event prior to the date which is twenty (20) Business Days after the date of this Agreement (or such later date as Seller and Buyer may agree, in each case acting reasonably), Seller (with the assistance and cooperation of Buyer) shall prepare the Proxy Statement and file it in preliminary form with the SEC. Subject to Section 4.12, the Seller Board shall submit the Seller Board Recommendation to Seller’s shareholders and shall include such recommendation in the Proxy Statement. Buyer shall provide to Seller all information concerning Buyer as may be reasonably requested by Seller in connection with the Proxy Statement and shall otherwise assist and cooperate with Seller in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. Each of Seller and Buyer shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent such information shall have become false or misleading in any material respect. Each of Seller and Buyer shall notify the other promptly upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply the other with copies of all written correspondence between such party or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. Each of Seller and Buyer shall use their respective reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and Seller shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to its shareholders as promptly as reasonably practicable after the resolution of any such comments. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to Seller’s stockholders or responding to any comments from the SEC with respect thereto, Seller must provide Buyer with a reasonable opportunity to review and propose comments on such document or response, which Seller shall consider in good faith.

(b) Subject to Section 4.13(a), Seller shall take all necessary actions in accordance with applicable Law, the Organizational Documents of Seller and the rules of New York Stock Exchange to duly call, give notice of, convene and hold a meeting of its shareholders (including any adjournment, recess, reconvening or postponement thereof, the “Seller Shareholders Meeting”) for the purpose of obtaining the Required Shareholder Approval, as soon as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement. For the avoidance of doubt, unless this Agreement is validly terminated in accordance with Section 7.1, Seller shall submit this Agreement to the stockholders of Seller at the Seller Shareholders Meeting for the purpose of obtaining the Required Shareholder Approval even if the Seller Board has effected a Seller Board Recommendation Change. Subject to Section 4.12, Seller shall use its reasonable best efforts to obtain the Required Shareholder Approval. Notwithstanding anything to the contrary in this Agreement, Seller may, with the written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), adjourn, recess, reconvene or postpone the Seller Shareholders Meeting if Seller reasonably believes that (i) such adjournment, recess, reconvening or postponement is necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to Seller’s shareholders within a reasonable amount of time in advance of the Seller Shareholders Meeting, (ii) after consultation with Buyer, as of the time for which the Seller Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement), (A) there will be an insufficient number of Seller Common Stock present (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Seller Shareholders Meeting or (B) there will be an insufficient number of proxies to obtain the Required Shareholder Approval or (iii) such adjournment, recess, reconvening or postponement is required by Law or a court or other Governmental Authority of competent jurisdiction in connection with any action, suit or proceeding in connection with this Agreement or the transaction contemplated by this Agreement or has been requested by the SEC or its staff.

Section 4.14 Use of Ambac Marks; Intellectual Property License.

(a) As promptly as reasonably practicable following the execution of this Agreement and, in any event prior to the Closing, the parties shall cooperate in good faith to negotiate and agree upon the parties’ respective rights and obligations (which shall be set forth in the Transition Services Agreement or such other agreement as mutually agreed upon by the parties (the “Trademark Agreement”)) with respect to (i) the term “Ambac” and any Trademarks (including internet domain names) containing or comprising the foregoing or any variations thereof (the “Ambac Marks”) and (ii) any other Trademarks identified by the parties that are owned by either of (x) the Company or its Subsidiaries or (y) Seller and its Affiliates (other than the Company and its Subsidiaries) and used in both the business of the Company and its Subsidiaries and any other business of Seller and its Affiliates (other than the Company and its Subsidiaries) (the foregoing clauses (i) and (ii), collectively, the “Shared Marks”), including in respect of the continued use of the Ambac Marks after the Closing by the Company and its Subsidiaries, on the one hand, and Seller and its Affiliates (other than the Company and its Subsidiaries), on the other hand; provided that, (subject to the terms of the Transition Services Agreement or the Trademark Agreement, as applicable) Seller or its Affiliates (other than the Company and its Subsidiaries) as of the Closing, shall retain ownership of the Ambac Marks; and provided further, that (subject to the terms of the Transition Services Agreement or the Trademark Agreement, as applicable) in no event shall the Company or its Subsidiaries be required at any time (A) to cease use of the term “Ambac” solely as used in the entity names “Ambac Assurance Corporation” or “Ambac Assurance UK Limited” as used prior to the date hereof, or (B) to cease any existing uses of the Ambac Marks being used in the business of Company and its Subsidiaries as of the Closing (other than winding down use of email and website domains in accordance with a transition plan to be specified in the Transition Services Agreement or the Trademark Agreement); provided that the Company and its Subsidiaries shall not offer products or services under the Ambac Marks after the Closing (other than reasonable wind-down of existing marketing materials in use as of the Closing), and the Trademark Agreement shall include reasonable obligations on the parties thereto to seek to minimize any potential consumer or market confusion with respect to their permitted uses of the “Ambac” name or Ambac Marks after the Closing.

(b) Seller, on behalf of itself and its Affiliates, hereby grants (and hereby causes its Affiliates to grant) to the Company and its Subsidiaries, effective as of the Closing, a worldwide, fully paid-up, royalty-free, irrevocable, perpetual, non-exclusive, and non-transferable license under and to all Intellectual Property rights (other than Trademarks) (i) owned as of the Closing by Seller or any of its Affiliates and (ii) used in the businesses of the Company or of its Subsidiaries within the twelve (12) months prior to the Closing, for any and all uses necessary for the operation of such businesses.

(c) The Company and its Subsidiaries, on behalf of themselves and their Affiliates, hereby grant (and hereby causes their Affiliates to grant) to the Seller and its Affiliates, effective as of the Closing, a worldwide, fully paid-up, royalty-free, irrevocable, perpetual, non-exclusive, and non-transferable license under and to all Intellectual Property rights (other than Trademarks) (i) owned as of the Closing by the Company or any of its Subsidiaries and (ii) used in the businesses of Seller or its Affiliates within the twelve (12) months prior to the Closing, for any and all uses necessary for the operation of such businesses.

Section 4.15 Audited Financial Statements; Monthly Reporting.

(a) After the date hereof until the Closing or termination of this Agreement in accordance with its terms, Seller shall continue to prepare or cause to be prepared (i) the SAP quarterly and annual statements of admitted assets, liabilities and capital and surplus of the Company and the related SAP statements of income, changes in capital and surplus and cash flow for the relevant quarterly and annual periods (including the notes, exhibits or schedules thereto and any actuarial opinions, affirmations or certificates filed therewith), in each case, in the ordinary course of business and on substantially the same timeline as the relevant Statutory Statements have been prepared and (ii) the unaudited GAAP quarterly and annual consolidated balance sheet and income statement of the Company and its Subsidiaries, in each case, prepared in a consistent manner as the GAAP Financial Statements are prepared and on the same timeline as the relevant quarterly or annual SAP statements in clause (i) are prepared ((i) and (ii), collectively, the “Interim Period Company Financial Statements”). Seller shall deliver to Buyer the Interim Period Company Financial Statements promptly after they are prepared and available.

(b) By the twenty-fifth calendar day of each calendar month after the date hereof until the Closing or termination of this Agreement in accordance with its terms, Seller shall provide to Buyer the unaudited consolidated income statements of the Company and its Subsidiaries as of and for the monthly period ending on the last day of the immediately prior calendar month, in a format consistent with historical practice. In connection with Buyer’s review of the foregoing, Seller shall use commercially reasonable efforts, at Buyer’s cost, to provide Buyer reasonable supporting documentation and calculations underlying the foregoing financial statements and schedules as reasonably requested by Buyer from time to time.

Section 4.16 Equity Financing.

(a) Buyer shall take or cause to be taken all actions reasonably necessary under the Equity Commitment Letters (including enforcing the Equity Commitment Letters) to obtain the Equity Financing upon satisfaction of the conditions to funding set forth therein, including (i) maintaining in effect the Equity Commitment Letters, (ii) satisfying all conditions in such Equity Commitment Letters, (iii) subject to the satisfaction (or waiver by Buyer) of the conditions set forth in the Equity Commitment Letters and Section 6.1 and Section 6.2 (other than those conditions that by their nature are to be satisfied at the Closing), consummating the Equity Financing and (iv) enforcing its rights under the Equity Commitment Letters, including pursuing valid claims necessary to enforce such rights.

(b) Buyer shall provide the Seller notice (i) of any breach or default, or threatened breach or default, related to the Equity Financing of which Buyer becomes aware and (ii) of the receipt or delivery of any notice or other communication, in each case from any Person with respect to any breach or default of any provisions of the Equity Commitment Letters by Buyer or the Equity Financing Sources. Buyer shall provide any information reasonably requested by the Seller relating to any circumstance referred to in clause (i) or (ii) of the immediately preceding sentence.

(c) Buyer acknowledges that neither the availability nor the terms of the Equity Financing is a condition to the obligations of Buyer to consummate the Closing.

Section 4.17 Wrong Pockets. To the extent that, at any time following the Closing, either Buyer or any of its Subsidiaries, on the one hand, or Seller or any of its Subsidiaries, on the other hand, receives payment of an account receivable or other payment or benefit, or is in possession of any asset, in each case that in accordance with this Agreement or the Transition Services Agreement is owned by or owed to the other (each, a “Misdirected Item”), then the Person receiving such Misdirected Item shall promptly upon becoming aware of such fact provide written notice to the Person entitled to such Misdirected Item and cooperate to deliver such Misdirected Item to such entitled Person, without the payment of additional consideration. Notwithstanding the foregoing, the obligations set forth in this paragraph shall terminate and expire upon the second (2nd) anniversary of the Closing.

Section 4.18 Specified Transactions.

(a) Immediately prior to the Closing, Seller shall acquire or cause to be acquired (by a Person other than the Company and its Subsidiaries) the Investment Assets set forth on Section 4.18(a) of the Seller Disclosure Letter for an aggregate amount in cash equal to the amounts set forth on Section 4.18(a) of the Seller Disclosure Letter applicable to such Investment Assets. Any such acquisitions shall be effected no later than concurrently with the Closing.

(b) At Seller’s election prior to the Closing, the parties shall negotiate in good faith and enter into documentation to, effectuate a transaction on the terms set forth in Exhibit E.

(c) Prior to the Closing, Seller shall cause the leases identified on Section 4.18(c) of the Seller Disclosure Letter to be assigned to Seller at no cost to the Company or any of its Subsidiaries.

Section 4.19 Financial Reporting Package. Following the Closing and so long as required under the Settlement Agreement (as defined below), the Seller will provide the Company and the Buyer with the necessary information in a timely manner so that the Company can continue to make publicly available the financial information listed on Schedule C to the Settlement Agreement, dated as of June 7, 2010 (as amended from time to time, the “Settlement Agreement”), by and among the Company, Ambac Credit Products LLC, the Seller and the policy beneficiaries party thereto.

Section 4.20 Transition Services Agreement. Prior to the Closing, Buyer and Seller will negotiate in good faith the form of the Transition Services Agreement consistent with the Transition Services Agreement Term Sheet; provided that Buyer and Seller will use commercially reasonable, good faith efforts to finalize the definitive Transition Services Agreement within sixty (60) days of the date hereof.

ARTICLE 5

Tax Matters

Section 5.1 Tax Returns. Seller shall be responsible for preparing and filing all Tax Returns (a) of the Company and its Subsidiaries that are due (taking into account extensions) on or prior to the Closing Date or (b) that are Consolidated or Combined Returns. All Tax Returns described in clause (a) of the preceding sentence shall be prepared in a manner consistent with past practice to the extent permitted by applicable Law. Buyer shall be responsible for preparing and filing all other Tax Returns relating to the business or assets of the Company and its Subsidiaries. Buyer shall not, and shall cause its Affiliates not to, make any election under Section 336 or 338 of the Code with respect to the transactions contemplated by this Agreement.

Section 5.2 Tax Contests; Books and Records; Cooperation.

(a) Buyer shall notify Seller within twenty (20) days after receipt by Buyer or any of its Affiliates of written notice of any pending federal, state, local or foreign Tax audit or examination relating to any Tax Return that is a Consolidated or Combined Return or that could otherwise be expected to impact Seller with respect to any Pre-Closing Tax Period. Buyer shall not, and shall not permit its Affiliates to, concede, settle or compromise any such audit or examination (or portion thereof) without the consent of Seller which consent shall not be unreasonably conditioned, withheld or delayed.

(b) Buyer and Seller shall (and shall cause their respective Affiliates to) (i) provide the other party and its Affiliates with such assistance as may be reasonably requested in connection with the preparation of any Tax Return, determining Seller’s obligations under the Closing Agreement, or any audit or other examination by any taxing authority or any judicial or administrative proceeding relating to Taxes and (ii) retain (and provide the other party and its Affiliates with reasonable access to) all records or information which may be relevant to such Tax Return, the Closing Agreement, audit, examination or proceeding, provided that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the parties. Seller shall use its reasonable best efforts to cooperate with Buyer prior to Closing (including making advisors reasonably available to Buyer) in the event that Buyer seeks to procure a tax insurance policy with respect to positions taken or to be taken by the Company and its Subsidiaries, at Buyer’s expense.

Section 5.3 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement shall be paid by Buyer when due, and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable Law, Seller will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

Section 5.4 Consolidated Return Elections. Seller shall make or cause to be made in a timely manner (and shall refrain from making or causing to be made, as applicable) all relevant Tax elections (including on a protective basis), including pursuant to Treasury Regulations Sections 1.1502-36(d)(6)(i)(A) and 1.1502-36(e)(5), so that neither the Company nor any of its Subsidiaries shall suffer any reduction in (i) any Category A attributes of the Company and its Subsidiaries, (ii) Category B attributes of the Company and its Subsidiaries below an aggregate amount of $1,886,742,823, (iii) Category C attributes of the Company and its Subsidiaries below an aggregate amount of $201,983,943 and (iv) any Category D attributes of the Company and its Subsidiaries, in each case pursuant to Treasury Regulations Section 1.1502-36, provided, that the parties acknowledge and agree that Seller may elect under Treasury Regulation Section 1.1502-36(d)(6)(i)(B) or (C) to reattribute Category B attributes from the Company and its Subsidiaries so long as the conditions of clauses (i) through (iv) above are met.

Section 5.5 Tax Sharing Agreements. Notwithstanding anything to the contrary contained herein, Seller shall, and shall cause its Affiliates to, take such actions as may be necessary to terminate all Tax sharing agreements and similar agreements between the Company or its Subsidiaries, on the one hand, and Seller or any Affiliate of Seller (other than the Company or its Subsidiaries), on the other hand, (each such agreement a “Tax Sharing Agreement”) and Seller and its Affiliates shall not have any continuing obligation to the Company (or vice versa) under such Tax Sharing Agreements after the Closing Date.

Section 5.6 Seller Tax Liabilities. Seller and its Affiliates shall be liable for and shall hold Buyer, the Company and their respective Affiliates harmless against any Seller Taxes. The obligations of Seller and its Affiliates set forth in this Section 5.6 shall survive until the date that is thirty (30) days following the expiration of the statute of limitations applicable to the underlying Tax.

Section 5.7 Tax Treatment of Warrants. The Parties acknowledge and agree that, for U.S. federal and all applicable state and local income Tax purposes the Holder (as defined in the Warrant) shall be treated as purchasing the warrants issued pursuant to the Warrant directly from Seller for an amount proposed by Buyer and consented to by Seller pursuant to a written draft notice delivered to Seller at least ten (10) days prior to Closing; provided that such consent shall not be unreasonably conditioned, withheld or delayed. The Parties and their respective Affiliates shall prepare all Tax Returns and books and records in a manner consistent with the preceding sentence and shall not take any position inconsistent therewith, except to the extent such position is successfully challenged pursuant to a Tax audit or proceeding.

ARTICLE 6

Conditions Precedent

Section 6.1 Conditions to Obligations of Buyer and Seller. The obligations of Buyer and Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

(a) Approvals of Governmental Authorities. The Governmental Approvals listed on Section 6.1(a) of the Seller Disclosure Letter shall have been received or obtained (or any applicable waiting period shall have expired or shall have been terminated).

(b) No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law or Governmental Order.

(c) Required Shareholder Approval. The Required Shareholder Approval shall have been obtained.

Section 6.2 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of the following additional conditions:

(a) Representations. (i) Each of the Fundamental Representations shall be true and correct in all but de minimis respects as of the Closing Date, (ii) the representations and warranties contained in Section 2.8(b) shall be true and correct in all respects as of the Closing Date and (iii) each of the other representations and warranties of Seller contained in Article 2 of this Agreement (other than the representations and warranties referred to in the foregoing clauses (i) and (ii)) (without giving effect to any limitations as to “materiality” or “Material Adverse Effect” set forth therein) shall be true and correct at and as of the Closing Date, in each case of the foregoing clauses (i), (ii) and (iii), with the same effect as though made at and as of such time (except for representations that are as of a specific date, which representations shall be true and correct as of such date), and except in the case of this clause (iii), where all failures to be so true and correct has not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) Performance. Seller shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

(c) Certificate. Seller shall have delivered to Buyer a certificate, dated as of the Closing Date, signed by a duly authorized officer of Seller to the effect set forth above in Sections 6.2(a) and (b).

(d) Burdensome Condition. The Governmental Approvals listed on Section 6.1(a) of the Seller Disclosure Letter shall have been received or obtained (or any applicable waiting period shall have expired or shall have been terminated) without the imposition of any Burdensome Condition.

Section 6.3 Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of the following additional conditions:

(a) Representations. (i) Each of Section 3.1 (Corporate Status), Section 3.2 (Corporate and Governmental Authorization) and Section 3.3 (Non-Contravention) (other than the representations and warranties in Section 3.3 with respect to material agreements) shall be true and correct in all but de minimis respects as of the Closing Date and (ii) each of the other representations and warranties of Buyer contained in Article 3 of this Agreement, other than the representations and warranties referred to in the foregoing clause (i) (without giving effect to any limitations as to “materiality” set forth therein) shall be true and correct at and as of the Closing Date, in each case of the foregoing clauses (i) and (ii), with the same effect as though made at and as of such time (except for representations that are as of a specific date, which representations shall be true and correct in all respects as of such date), and, in the case of this clause (ii), except where all failures to be so true and correct would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of Buyer to timely perform its obligations hereunder or consummate the transactions contemplated by this Agreement.

(b) Performance. Buyer shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing.

(c) Certificate. Buyer shall have delivered to Seller a certificate, dated as of the Closing Date, signed by a duly authorized officer of Buyer to the effect set forth above in Sections 6.3(a) and (b).

ARTICLE 7

Termination

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by the written agreement of Buyer and Seller;

(b) by either Buyer or Seller by written notice to the other party, if:

(i) the Closing shall not have been consummated on or before April 4, 2025 (the “End Date”), provided, however, that if the Closing has not occurred due solely to the failure of the conditions to Closing set forth in Section 6.1(a) to be satisfied, the End Date shall be automatically extended for an additional ninety (90) days and the parties agree to continue to use their respective reasonable best efforts to satisfy such Closing conditions (such extended End Date, as so extended, shall be the “End Date” for all purposes under this Agreement); provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such time;

(ii) (A) there shall be any applicable Law that makes consummation of the Closing illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining Buyer or Seller from consummating the Closing is entered and such judgment, injunction, order or decree shall have become final and nonappealable; or

(iii) Seller fails to obtain the Required Shareholder Approval at the Seller Shareholders Meeting (or any adjournment or postponement thereof) at which a vote is taken on the transactions contemplated herein;

(c) by Buyer by written notice to Seller, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Seller or the Company or its Subsidiaries set forth in this Agreement shall have occurred that would cause the condition set forth in Sections 6.2(a) or (b) not to be satisfied, and such breach is not cured within sixty (60) days of written notice to Seller thereof or is incapable of being cured by the End Date; provided, however, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 7.1(c) if Buyer is then in material breach or violation of its representations, warranties or covenants contained in this Agreement;

(d) by Seller by written notice to Buyer, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Buyer set forth in this Agreement shall have occurred that would cause the condition set forth in Sections 6.3(a) or (b) not to be satisfied, and such breach is not cured within sixty (60) days of written notice to Buyer thereof or is incapable of being cured by the End Date; provided, however, that Seller shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if Seller is then in material breach or violation of its representations, warranties or covenants contained in this Agreement; or

(e) by Buyer, if at any time the Seller Board (or a committee thereof) has effected a Seller Board Recommendation Change.

Section 7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no effect without liability of any party (or any of its directors, officers, employees, stockholders, Affiliates, agents, successors or assigns) to the other party except as provided in this Section 7.2, provided, that no such termination (nor any provision of this Agreement) shall relieve any party from liability for any damages (including claims for damages based on the consideration that would have otherwise been payable to Seller) for Fraud or for Willful Breach of any provision hereunder prior to such termination. The provisions of Section 4.2(d), this Section 7.2, Section 8.1, Section 8.2 and Article 9 shall survive any termination hereof pursuant to Section 7.1.

Section 7.3 Termination Fee; Expense Reimbursement.

(a) If (A) this Agreement is validly terminated pursuant to Section 7.1(b)(i), Section 7.1(b)(iii) or Section 7.1(c) (an “Applicable Termination”); (B) following the execution and delivery of this Agreement and prior to an Applicable Termination, Seller or the Company has received a Company Acquisition Proposal (and such Company Acquisition Proposal has not subsequently been irrevocably withdrawn prior to the Applicable Termination) or a Company Acquisition Proposal has been publicly made or disclosed (and not publicly irrevocably withdrawn at least four (4) Business Days prior to the Applicable Termination (or, in the case of a termination pursuant Section 7.1(b)(iii), prior to the Seller Shareholders Meeting (or an adjournment or postponement thereof) at which a vote is taken on the transactions contemplated by this Agreement)); and (C) within twelve (12) months following such Applicable Termination, a Company Acquisition Proposal is consummated or Seller enters into a definitive agreement with respect to a Company Acquisition Proposal, then Seller will, concurrently with the earlier of the execution of the definitive agreement and the consummation of such transaction and in addition to any Expense Reimbursement paid or payable to Buyer, pay to Buyer an amount equal to $22,000,000 (the “Termination Fee”), in accordance with the payment instructions which have been provided to Seller by Buyer as of the date hereof, or as further updated by written notice by Buyer from time to time. For purposes of this Section 7.3(a), all references to “15%” in the definition of “Company Acquisition Proposal” will be deemed to be references to “50%.”

(b) In the event that this Agreement is validly terminated pursuant to Section 7.1(c) (with respect to any breach of Section 4.3, Section 4.12 on the part of Seller or its Affiliates or Section 4.13) or Section 7.1(e), or is terminated pursuant to Section 7.1(b)(iii) at a time when Buyer could have terminated this Agreement pursuant to Section 7.1(c) (with respect to any breach of Section 4.3, Section 4.12 on the part of Seller or its Affiliates or Section 4.13) or Section 7.1(e), then Seller shall pay to Buyer, by wire transfer of immediately available funds, the Termination Fee within two (2) Business Days of such termination of this Agreement in accordance with the payment instructions which have been provided to Seller by Buyer as of the date hereof, or as further updated by written notice by Buyer from time to time.

(c) In no event shall Seller be required to pay the Termination Fee on more than one occasion.

(d) In the event that this Agreement is terminated pursuant to Section 7.1(b)(i) (but only if the Termination Fee becomes payable in accordance with Section 7.3(a)), Section 7.1(e), Section 7.1(c), Section 7.1(e) or pursuant to Section 7.1(b)(iii) at a time when Buyer could have terminated this Agreement pursuant to Section 7.1(c) (with respect to any breach of Section 4.3, Section 4.12 on the part of Seller or its Affiliates or Section 4.13), then, Seller shall, following receipt of an invoice detailing Buyer’s reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses) actually incurred by Buyer and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated herein and by the Ancillary Agreements as shown on invoices therefor, promptly (and in any event within five (5) Business Days) following such receipt pay such fees and expenses, by wire transfer of immediately available funds, in accordance with the payment instructions which have been provided to Seller by Buyer as of the date hereof, or as further updated by written notice by Buyer from time to time; provided, however, in no event shall Seller or any of its Affiliates have any obligation to pay more than $6,000,000 in the aggregate of such fees and expenses (the “Expense Reimbursement”).

(e) Seller acknowledges that (i) the agreements contained in this Section 7.3 are an integral part of the transactions contemplated hereby and by the Ancillary Agreements, (ii) without these agreements, Buyer would not enter into this Agreement and (iii) Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate Buyer in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Accordingly, if the Company fails to timely pay any amount due pursuant to Section 7.3(a), Section 7.3(b) or Section 7.3(c), respectively, and, in order to obtain such payment, Buyer commences a suit that results in a judgment against the other party for the payment of any amount set forth in Section 7.3(a), Section 7.3(b) or Section 7.3(d), Seller shall pay Buyer its reasonable and documented out-of-pocket costs and expenses in connection with such suit, together with interest on such amount at the annual rate of the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Laws.

(f) Notwithstanding anything in this Agreement to the contrary, subject to Section 9.11, in the event that this Agreement is terminated under circumstances where the Termination Fee is payable pursuant to this Section 7.3, the payment of the Termination Fee shall be the sole and exclusive remedy of Buyer against Seller and its Affiliates and any of their respective former, current or future stockholders, or Representatives (the “Seller Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Seller Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, nothing herein shall relieve any party hereto from liability for Fraud or any Willful Breach of this Agreement prior to such termination.

(g) Notwithstanding anything to the contrary in this Agreement, in no event shall (A) any Related Party (as defined in the Equity Commitment Letter, which excludes, for the avoidance of doubt, Sponsor (as defined in the Equity Commitment Letter) and Buyer) have any liability for monetary damages to Seller (whether at law, in contract, in tort or otherwise) relating to or arising out of this Agreement or the transactions contemplated hereby, other than Sponsor’s obligations under the Equity Commitment Letter and other than the obligations of Buyer as provided herein, or (B) any former, current or future general or limited partners, equityholders, directors, officers, employees, managers, members, Affiliates or agents of Seller have any liability to Sponsor, Buyer or any Related Party for monetary damages (whether at law, in contract, in tort or otherwise) relating to or arising out of this Agreement or the transactions contemplated hereby. In no event shall the Company seek or obtain, nor shall it permit any of its Representatives to seek or obtain, nor shall any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Related Party with respect to, this Agreement or the Ancillary Agreements (including the Equity Commitment Letter) or the transactions contemplated hereby and thereby (including, any breach by Sponsor or Buyer), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement or the Ancillary Agreements or any claims or actions under applicable Law arising out of any such breach, termination or failure, other than from Buyer to the extent expressly provided for in this Agreement or Sponsor to the extent expressly provided for in the Equity Commitment Letter.

ARTICLE 8

Definitions

Section 8.1 Certain Terms. The following terms have the respective meanings given to them below:

“Acceptable Confidentiality Agreement” means a confidentiality agreement entered into after the date hereof that contains provisions that in the aggregate are no less favorable to the Company than those contained in the Confidentiality Agreement (provided that any such agreement need not contain any “standstill” or similar provisions) and that does not contain any provision that would prevent Seller from complying with its obligation to provide any disclosure to Buyer required pursuant to Section 4.12.

“Accrued Vacation Days” has the meaning set forth in Section 4.6(h).

“Actuarial Report” means the Loss and Loss Adjustment Expense Reserve Review by KPMG, LLP as of December 31, 2022, dated April 2023.

“Adjustment Amount” means the amount equal to (a) the First Adjustment plus (b) the Second Adjustment less (c) the aggregate amount of Company Payments, in each case, as of the Closing Date.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. Notwithstanding the foregoing, for the purposes of this Agreement, the term “Affiliate,” as it relates to Buyer, shall exclude Brookfield Asset Management Inc. and its Affiliates that are not also Affiliates of Buyer by virtue of being, or being directly or indirectly controlled by, Oaktree Capital Management, L.P. and, for the avoidance of doubt, shall exclude any investor in such entity or beneficial owner of such entity’s equity securities or those of any Person that controls such entity, and any portfolio company, limited partner, investor or similar Person of any of the foregoing.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 4.12(a).

“Alternative Acquisition Period” has the meaning set forth in Section 4.12(b).

“Ambac Marks” has the meaning set forth in Section 4.14(a).

“AMPS” has the meaning set forth in Section 2.4(a).

“Ancillary Agreements” means, collectively, the Equity Commitment Letter, the Transition Services Agreement, the Warrant and the Investor Rights Agreement.

“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption, money laundering, and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act of 2010.

“Applicable Termination” has the meaning set forth in Section 7.3(a).

“Assets” has the meaning set forth in Section 2.10(a).

“AUK” means Ambac Assurance UK Limited, a company formed under the Laws of England and Wales, a wholly owned subsidiary of the Company.

“Balance Sheet Date” has the meaning set forth in Section 2.6(a).

“Benefits Accounts Notice of Disagreement” has the meaning set forth in Section 1.2(d)(ii).

“Benefits Accounts Resolution Period” has the meaning set forth in Section 1.2(d)(iii).

“Benefits Accounts Review Period” has the meaning set forth in Section 1.2(d)(i).

“Burdensome Condition” means any condition, limitation, qualification, restriction, or requirement imposed by a Governmental Authority in connection with its grant of any consent, authorization, order, approval, expiration or termination of waiting periods or exemption listed on Schedule 6.1(a) (each, a “Condition”) that, individually or in the aggregate with all other Conditions, would or would reasonably be expected to: (a) have a material adverse effect on the financial condition, business, assets or results of operations of Buyer and its Subsidiaries (including, after the Closing, the Company and its Subsidiaries), taken as a whole; (b) require any modification or amendment of, or any adverse deviation from, the Business Plan or any Condition on an agreement listed on Schedule 8.1 that modifies, amends or causes an adverse deviation from the Business Plan, in each case, that materially impairs the aggregate economic benefits reasonably expected to be obtained by Buyer and its equity owners from the transactions contemplated by this Agreement; or (c)(i) require the provision of any guarantee, keep-well or capital or surplus maintenance agreement, or pledge of assets or similar arrangement by any Control Person or its Affiliates (other than Buyer and its Subsidiaries (including, after the Closing, the Company and its Subsidiaries)), or restrict the ability of any Control Person or any such Affiliate to conduct its business or use its properties in any material respect, (ii) prohibit any Control Person or any such Affiliate from engaging in, investing in or acquiring any type or line of business or (iii) require any Control Person or any such Affiliate to divest or dispose of any business or assets. Except in the case of clause (b) of this definition, no Condition of the type customarily imposed by the applicable Governmental Authority on “private equity” acquisitions of insurance businesses shall be taken into account in determining whether a Burdensome Condition has occurred.

“Business Day” means any day that is not (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks are authorized or required by Laws to be closed in the City of New York.

“Business Employee” means, each employee of Seller and its Subsidiaries or the Company and its Subsidiaries who is listed on Section 2.14(a) of the Seller Disclosure Letter as agreed, as of the date hereof, between Seller and Buyer, which shall be updated to (x) remove any such individual whose employment with the Company and its Subsidiaries, is terminated prior to the Closing in accordance with the terms of this Agreement and (y) add any other employees of Seller and its Subsidiaries or the Company and its Subsidiaries as may be mutually agreed in writing by Seller and Buyer prior to the Closing.

“Business Plan” means the business plan delivered by Buyer to Seller on April 24, 2024.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Disclosure Letter” means the letter, dated as of the date hereof, delivered by Buyer to Seller prior to the execution of this Agreement and identified as the Buyer Disclosure Letter.

“Buyer Liens” means any Liens arising as a result of any agreement of, or any Governmental Order binding on, or any condition applicable to, or otherwise resulting from any facts or circumstances relating to, Buyer or its designated assignee(s) hereunder or any of their respective Affiliates, but not Seller or its Affiliates.

“Closing” has the meaning set forth in Section 1.3.

“Closing Benefits Accounts” has the meaning set forth in Section 1.2(d)(i).

“Closing Date” has the meaning set forth in Section 1.3.

“Closing Statement” has the meaning set forth in Section 1.2(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meanings set forth in the Recitals.

“Company Acquisition Proposal” means any offer, proposal or indication of interest (whether or not in writing) from any Person or group (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (other than Buyer and its Affiliates) relating to or involving, whether in a single transaction or series of related transactions, any direct or indirect acquisition, lease, exchange, reinsurance, license, transfer, disposition or purchase of any business, businesses or assets (including equity interests in Subsidiaries but excluding sales of assets in the ordinary course of business consistent with past practice) of the Company and its Subsidiaries that constitute or account for 15% or more of the consolidated net revenues, net income, net liabilities or net assets of the Company and its Subsidiaries, taken as a whole.

“Company Benefit Plan” has the meaning set forth in Section 2.15(a).

“Company Payments” means any of the following payments made or liabilities accrued or assumed by the Company or its Subsidiaries, other than those described on Section 8.2 of the Seller Disclosure Letter:

(i) dividend, return of capital or other distribution of profits or assets, or other payment or obligation for payment, made, declared or paid by the Company or any of its Subsidiaries between March 31, 2024 and the Closing Date (other than from wholly owned Subsidiaries of the Company to the Company) with respect to any of their securities;

(ii) payments made or incurred between March 31, 2024 and the Closing Date for the benefit of Seller or its Subsidiaries (other than the Company and its Subsidiaries), other than those contemplated by any Intercompany Agreement in effect as of the date hereof (including the Intercompany Allocation Agreement, any (and in accordance with the terms in effect as of) Tax Sharing Agreement and any amounts paid in respect of Shared Contracts, shared resources or office space allocated consistent with past practice to the use of such Shared Contracts, shared resources or office space by the Company and its Subsidiaries with respect to their businesses);

(iii) (A) any retention or other similar amounts paid or committed to be paid to any Person (including, for the avoidance of doubt, any Persons that were designated to be Business Employees) between March 31, 2024 and the Closing Date, (B) any severance or similar amounts paid or committed to be paid to any Person (including, for the avoidance of doubt, any Persons that were designated to be Business Employees) between March 31, 2024 and the Closing Date to Persons that were terminated in breach of Section 4.1(b)(iv), (C) such amounts that are in excess of the severance amounts required to be paid pursuant to the Company’s or its applicable Subsidiary’s severance policy plus subsidized COBRA plus a pro rata portion of such Person’s target bonus for the calendar year in which such Person was terminated and (D) such amounts that are in excess of $2.5 million in the aggregate;

(iv) waiver or release of any amounts owed to the Company or any of its Subsidiaries by Seller or any of its Subsidiaries (other than the Company and its Subsidiaries) between March 31, 2024 and the Closing Date, other than to the extent necessary to offset set amounts owed by the Company or any of its Subsidiaries to Seller or any of its Subsidiaries (other than the Company and its Subsidiaries);

(v) management, monitoring, advisory, supervisory or other fee, bonus or payment of a similar nature paid to or paid, accrued or assumed for the benefit of Seller or its Subsidiaries (other than the Company and its Subsidiaries) or any of their respective employees, officers, advisors or consultants between March 31, 2024 and the Closing Date;

(vi) any Indebtedness or deferred or contingent liabilities of the Company or its Subsidiaries to the extent incurred in violation of Section 4.1;

(vii) any amounts paid or incurred by the Company or any of its Subsidiaries that should have been paid or incurred by Seller or any of its Affiliates (other than the Company and its Subsidiaries) pursuant to Section 9.4;

(viii) any amounts paid pursuant to any long-term incentive equity plan of Seller or any Subsidiary, in each case, in excess of the amounts set forth on Section 8.2(d) of the Seller Disclosure Letter, except for any costs arising from the acceleration of Seller RSU Awards, Seller PSU Awards and AUK LTIP Awards; or

(ix) any payment or amount due to financial advisors or brokers, or legal, accounting, tax or other advisors or consultants of the Company or any of its Subsidiaries in connection with negotiating and consummating this Agreement, the Ancillary Agreements and transactions contemplated hereby and thereby.

“Company Securities” has the meaning set forth in Section 2.4(b).

“Condition” has the meaning set forth in the definition of “Burdensome Condition”.

“Condition Satisfaction” has the meaning set forth in Section 1.3.

“Confidentiality Agreement” has the meaning set forth in Section 4.2(d).

“Consolidated or Combined Return” means any Tax Return that is filed or required to be filed and that includes the Company and one or more of its Subsidiaries, on the one hand, and one or more members of Seller and its Affiliates (other than the Company or any of its Subsidiaries), on the other hand.

“Continuing Business Employees” has the meaning set forth in Section 4.6(e).

“Contract” means, with respect to any Person, any written or oral agreement, contract, commitment, obligation, undertaking, instrument, lease, sublease, license, sublicense or arrangement, in each case, including all applicable amendments, extensions, renewals and guaranties, to which such Person is a party or by which such Person’s assets or properties are bound.

“Control Persons” has the meaning set forth in Section 4.3(a).

“Current Representation” has the meaning set forth in Section 9.13(a).

“Designated Person” has the meaning set forth in Section 9.13(a).

“End Date” has the meaning set forth in Section 7.1(b)(i).

“Enforceability Exceptions” has the meaning set forth in Section 2.2(a).

“Environmental Law” means any Law regulating or relating to the protection of natural resources or the environment, human health or safety (as it relates to Hazardous Materials) or pollution.

“Equity Commitment Letter” has the meaning set forth in the Recitals.

“Equity Financing” means the equity financing contemplated by the Equity Commitment Letter.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 2.15(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“FCA” means the U.K. Financial Conduct Authority or any successor organization.

“Final Closing Benefits Accounts” has the meaning set forth in Section 1.2(d)(iii).

“Final Closing Statement” has the meaning set forth in Section 1.2(c)(ii).

“Final Resolution” means, with respect to a matter set forth on Section 8.1(a) or Section 8.1(b) of the Seller Disclosure Letter, either (a) a binding and non-appealable court or arbitration decision which fully and finally resolves the matter or (b) a settlement which fully and finally resolves the matter.

“Financial Statements” means the GAAP Financial Statements and the Statutory Statements.

“First Adjustment” means if there is a Final Resolution with respect to the matter set forth on Section 8.1(a) of the Seller Disclosure Letter (the “First Specified Matter”) prior to the Closing that results in the Company or any of its Subsidiaries making or committing to make aggregate payments to third parties of less than the amount set forth on Section 8.1(c) of the Seller Disclosure Letter in connection therewith (the “First Specified Matter Amount”), a positive amount in accordance with the formula set forth on Section 8.1(c) of the Seller Disclosure Letter.

“First Specified Matter” has the meaning set forth in the definition of First Adjustment.

“Fiscal Agency Agreement” means the Fiscal Agency Agreement, by and between the Company and the Bank New York Mellon, dated as of June 7, 2010 as amended on October 3, 2014.

“Fraud” means actual common law fraud in respect of the representations and warranties made by Seller in Article 2, if (a) Seller had the specific intent to deceive Buyer and (b) the other elements of common law fraud under Delaware Law are satisfied; provided that “Fraud” shall not include any fraud claim based on constructive knowledge, negligent misrepresentation or a similar theory.

“FSMA” means the U.K. Financial Services and Markets Act 2000, as amended.

“Fundamental Representations” means the representations and warranties in Section 2.1 (Corporate Status), Section 2.2 (Corporate and Governmental Authorization), Section 2.3 (Non-Contravention) (other than the representations and warranties in Section 2.3 with respect to Material Contracts and Permits), Section 2.4 (Capitalization; Title to Shares) and the last sentence of Section 2.12 (Litigation).

“GAAP” has the meaning set forth in Section 2.6(a).

“GAAP Financial Statements” has the meaning set forth in Section 2.6(a).

“Governmental Approval” means any consent, approval, license, permit, order, qualification, authorization of, or registration, waiver or other action by, or any filing with or notification to, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator or arbitral body (public or private) and any self-regulatory organization.

“Governmental Order” means any binding and enforceable order, ruling, subpoena, verdict, writ, judgment, injunction, restriction, decree, stipulation, determination, direction or award of, by or with any Governmental Authority.

“Hazardous Materials” means (a) petroleum products or byproducts, asbestos or asbestos-containing materials, lead-based paint, per- and polyfluoroalkyl substances, polychlorinated biphenyls, noise, odor, mold, radon or radiation and (b) any other materials, substances or wastes that are regulated by, or for which liability or standards of conduct may be imposed pursuant to, any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Indebtedness” means, with respect to a Person, without duplication, (a) all indebtedness for borrowed money, (b) all seller notes or other indebtedness for the deferred purchase price of property or services (including “earn out,” purchase price adjustment or similar obligations, in each case, computed as if all the criteria and other conditions thereof were satisfied); (c) all obligations evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations under leases that have been or should be, in accordance with GAAP (determined prior to Accounting Standards Codification 842), characterized as capital leases, or under operating leases to the extent the use of such leased property does not benefit, or is not used by, the business of the Company and its Subsidiaries after the Closing, (f) all reimbursement, payment or similar obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities to the extent drawn, (g) the portion allocated to Seller under the Intercompany Allocation Agreement of any salary, bonus, commission, incentive, severance, or other similar obligations that are credited or accrued and unpaid as of the Closing with respect to any Person other than a Business Employee, including the employer portion of any applicable FICA, state, local or foreign withholding, payroll, social security, unemployment or similar Taxes due with respect to any such payments described in this clause (g), but without duplication of any responsibility of Buyer and its Affiliates, including, as of the Closing, the Company and its Subsidiaries, under Section 4.6; (h) any unfunded or underfunded pension or pension-like liabilities or obligations and any unfunded or underfunded post-retirement and post-employment benefits, liabilities or obligations and any obligations and liabilities in respect of any unfunded or underfunded nonqualified deferred compensation plan, programs, agreements or arrangements, including the employer portion of any applicable FICA, state, local or foreign withholding, payroll, social security, unemployment or similar Taxes due with respect to any such payments described in this clause (h); and (i) any liability of others described in clauses (a) through (h) above that the Person has guaranteed or that is otherwise its legal liability; and (j) all interest (accrued and unpaid), premiums, penalties, indemnities, fees, expenses, breakage costs required to be paid or offered in respect of any of the foregoing. For avoidance of doubt, Indebtedness shall not include Insurance Contracts.

“Independent Accountant” means a nationally-recognized independent public accounting firm as agreed upon by Seller and Buyer.

“Insurance Companies” means the Company and AUK.

“Insurance Contracts” means all insurance policies and contracts, Insured Cash Flow Securities, credit default swaps, interest rate swaps, surety bonds, financial guarantees and similar instruments and agreement, together with all binders, slips, certificates, endorsements, cover notes, amendments, riders, novation agreements, commutation agreements, swap confirmations, termination agreements, guaranty agreements, payment or reimbursement agreements, settlement agreements, Governmental Orders, undertakings and any other agreements or documents that are ancillary thereto or otherwise related to the liabilities of or due to the Company or its Subsidiaries in respect of the foregoing, in each case, issued, assumed, written, underwritten or entered into by or to the Company or any of its Subsidiaries (or any entity to which the Company or any such Subsidiary is a successor in interest) or by or to which the Company or any of its Subsidiaries (or any entity to which the Company or any such Subsidiary is a successor in interest) is subject prior to the Closing.

“Insurance Regulator” means, with respect to any jurisdiction, the Governmental Authority charged with the supervision of insurance companies in such jurisdiction.

“Insured Cash Flow Securities” or “ICFs” means insured cash flow securities, swaps and similar instruments and agreements related to the synthetic commutation of certain insurance liabilities of the Company and its Subsidiaries and which are designed to effectively decrease or in substance commute the Company or its Subsidiaries’ exposure with respect to such liabilities.

“Intellectual Property” means all of the following to the full extent recognized under Law in any jurisdiction: (a) patents and patent applications, (b) trademarks, trade names, designs, logos, trade dress, internet domain names, service marks, and other indicia of origin, whether registered or unregistered, all registrations and pending applications for registration of the same, and all goodwill associated with any of the foregoing (“Trademarks”), (c) copyrights, whether registered or unregistered, all registrations and pending applications for registration of the same, and all other rights in works of authorship, (d) trade secrets and other similar rights, to the extent protectable under applicable Laws, in any confidential information (including inventions, discoveries and invention disclosures (whether or not patented), methods, strategies, know-how, documentation, techniques, data, databases, algorithms, software architectures or processes), (e) rights in software, and (f) any and all other intellectual property rights under applicable Laws.

“Intercompany Account” means any intercompany account balance outstanding or any loans, notes, advances, receivables, payables or other obligations as of immediately prior to the Closing Date between (a) the Company or any of its Subsidiaries, on the one hand, and (b) Seller or any of its Affiliates (other than the Company or any of its Subsidiaries), on the other hand.

“Intercompany Agreements” has the meaning set forth in Section 2.20.

“Intercompany Allocation Agreement” has the meaning set forth in Section 4.6(i).

“Interim Asset Allocation Guidelines” means the investment and asset allocation guidelines set forth on Annex A.

“Investment Assets” means all investment assets owned by, or held in trust for the benefit of, the Company or any of its Subsidiaries, including bonds, notes, debentures, mortgage loans, collateral loans and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, derivatives or other assets acquired for investment or hedging purposes.

“Investment Guidelines” has the meaning set forth in Section 2.25(b).

“Investor Rights Agreement” is the investor rights agreement substantially in the form attached hereto as Exhibit D.

“IRS” means the Internal Revenue Service.

“IT Systems” means the hardware, software, data communication lines, network and telecommunications equipment, internet-related information technology infrastructure, wide area network and other information technology equipment, owned, leased, licensed or controlled by the Company or any of its Subsidiaries, but, for clarity, not any Intellectual Property covering the foregoing.

“Knowledge” means the actual knowledge, as of the date hereof, of the Persons specified (a) with respect to Seller, in Section 8.3 of the Seller Disclosure Letter and (b) with respect to Buyer, in Section 8.3 of the Buyer Disclosure Letter.

“KPMG” means KPMG, LLP.

“Labor Agreement” has the meaning set forth in Section 2.9(a)(xi).

“Laws” has the meaning set forth in Section 2.13(a).

“Leased Real Property” has the meaning set forth in Section 2.10(c).

“Leases” has the meaning set forth in Section 2.10(c).

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, lease, license, encumbrance or other adverse claim of any kind in respect of such property or asset.

“Litigation” means any action, cease and desist letter, demand, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory inspection, investigation, supervisory, disciplinary, enforcement or other proceeding, in law or in equity.

“Losses” means losses, liabilities, claims, damages, judgments, settlements, fines, penalties or expenses (including reasonable and documented out-of-pocket legal fees and expenses).

“Material Adverse Effect” means any material adverse change in, or effect on, (i) the assets, business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) the ability of Seller to timely perform its obligations hereunder or consummate the transactions contemplated by this Agreement or the Ancillary Agreements; provided that, in the case of clause (i), any such change or effect resulting from any of the following, individually or in the aggregate, shall not be considered when determining whether a Material Adverse Effect has occurred: (a) any change, development, event or occurrence after the date hereof arising out of or relating to economic conditions generally or capital and financial markets generally, including changes in interest or exchange rates and corresponding changes in the value of the Investment Assets of the Company or any of its Subsidiaries, (b) any change, development, event or occurrence after the date hereof affecting the financial guaranty insurance industry in which the Company or any of its Subsidiaries operates or in which products of the Company or any of its Subsidiaries are used or distributed, (c) any change in Laws, GAAP, SAP or the enforcement or interpretation thereof, applicable to the Company or any of its Subsidiaries, (d) conditions in jurisdictions in which the Company or any of its Subsidiaries operates, including political conditions generally, hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing, (e) any change resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by, or the performance of obligations under, this Agreement, including any such change relating to the identity of, or facts and circumstances relating to, Buyer and including any actions by customers, suppliers or personnel, (f) any action taken by Buyer and any of its Affiliates or Representatives, (g) any change (or threatened change) in the credit, financial strength or other ratings (other than the facts underlying any such change) of Seller or any of its respective Affiliates, including the Company and its Subsidiaries, (h) any hurricane, flood, tornado, earthquake or other natural disaster, man-made disaster or any other force majeure event or (i) the failure of the Company and its Subsidiaries to achieve any earnings, premiums written, or other financial projections or forecasts (provided, that this clause (i) shall not prevent a determination that any change, event, circumstance, fact or development underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect); provided, further, that any change, event, circumstance, fact or development with respect to clauses (a), (b), (c), (d) and (h) shall be taken into account in determining whether a “Material Adverse Effect” has occurred to the extent that such change, event, circumstance, fact or development has a disproportionately adverse affect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the financial guaranty insurance industry.

“Material Contract” has the meaning set forth in Section 2.9(b).

“Material Reinsurance Agreements” has the meaning set forth in Section 2.21.

“Misdirected Item” has the meaning set forth in Section 4.17.

“Moelis” has the meaning set forth in Section 2.19.

“New Benefit Plans” has the meaning set forth in Section 4.6(g).

“Non-U.S. Benefit Plans” has the meaning set forth in Section 2.15(f).

“Notice of Disagreement” has the meaning set forth in Section 1.2(c)(i).

“Old Benefit Plans” has the meaning set forth in Section 4.6(g).

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, certificate of trust, trust agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“Outstanding AMPS” has the meaning set forth in Section 2.4(a).

“Owned Intellectual Property” has the meaning set forth in Section 2.11(a).

“Owned Real Property” has the meaning set forth in Section 2.10(b).

“PEO Plan” has the meaning set forth in Section 4.6(b).

“PEO 401(k) Plan” has the meaning set forth in Section 4.6(k).

“Permits” has the meaning set forth in Section 2.13(b).

“Permitted Liens” means each of the following: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other similar Liens imposed by Laws for amounts not yet due and payable, (c) Liens incurred or deposits made in the ordinary course of business consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security, (d) easements, rights of way, covenants, restrictions and other similar Liens not materially interfering with the ordinary conduct of business as presently used, (e) Liens created by any landlord that affect the underlying fee interest of any Leased Real Property, (f) zoning, building and other generally applicable land use restrictions, which are not violated by the current use and occupancy of any real property, (g) Buyer Liens, (h) limitations on the rights of the Company or any of its Subsidiaries under any Material Contract that are expressly set forth in such contract, (i) any Lien arising under a conditional sales contract or equipment lease with a third party, (j) any Lien that is disclosed in any section of the Seller Disclosure Letter or the Buyer Disclosure Letter, as applicable, (k) any Lien arising from any act of Buyer or any of its Affiliates (with respect to an asset of Seller or any of its Affiliates), (l) with respect to Investment Assets, broker Liens and Liens in connection with securities lending transactions and repurchase agreements, in each case, created in the ordinary course of business consistent with past practice, (m) nonexclusive licenses to Intellectual Property executed in the ordinary course of business, and (n) Liens granted in connection with the Insured Cash Flow Securities existing as of the date hereof or entered into without violating Section 4.1.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personal Information” means any information that identifies or is reasonably capable of being associated with an individual person or device, including such information (i) that identifies or could reasonably be used to identify an individual, or (ii) that is otherwise defined as “personal information,” “personal data,” or similar term under applicable Laws.

“Post-Closing Tax Period” means any Tax period beginning after the Closing Date and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period beginning after the Closing Date.

“PRA” means the U.K. Prudential Regulation Authority or any successor organization.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period ending at the completion of the Closing Date.

“Preliminary Benefits Accounts” has the meaning set forth in Section 1.2(b).

“Proxy Statement” means a proxy statement relating to the Seller Shareholders Meeting (as amended or supplemented from time to time).

“Prudential Requirements” means the rules and guidance of the PRA and FCA relating to the capital adequacy and financial resources required to be maintained by AUK (including but not limited to the Threshold Conditions (as defined in Schedule 6 to FSMA (Threshold conditions)), PRA Fundamental Rule 4 and FCA Principle 4 and the proper timely calculation and disclosure of the SCR (as defined in the FCA handbook) and the maintenance of own funds in excess of the SCR from time to time).

“Purchase Price” has the meaning set forth in Section 1.2.

“Reinsurance Agreements” has the meaning set forth in Section 2.21.

“Representatives” has the meaning set forth in Section 4.12(a).

“Required Shareholder Approval” has the meaning set forth in Section 2.2(c).

“Resolution Period” has the meaning set forth in Section 1.2(c)(ii).

“Review Period” has the meaning set forth in Section 1.2(c)(i).

“Sanctioned Country” means any country or region or government thereof that is, or has been in the last five years, the subject or target of a comprehensive embargo under Trade Controls (including Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called “Donetsk People’s Republic,” and the so-called “Luhansk People’s Republic”).

“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Trade Controls including: (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other OFAC, U.S. Department of Commerce Bureau of Industry and Security, or U.S. Department of State sanctions- or export-related restricted party list; (ii) any Person located, organized, or resident in a Sanctioned Country; (iii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clauses (i)-(ii); or (iv) any national of a Sanctioned Country with whom U.S. persons are prohibited from dealing.

“Sanctions” means all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State) and the United Nations Security Council.

“SAP” means the statutory accounting principles and practices prescribed or permitted by the Wisconsin Office of the Commissioner of Insurance, as in effect at the relevant time.

“SEC” means the Securities and Exchange Commission.

“Second Adjustment” means, (a) if there is a Final Resolution with respect to the matter set forth on Section 8.1(b) of the Seller Disclosure Letter (the “Second Specified Matter”) prior to the Closing and such Final Resolution results in the Company actually receiving prior to the Closing Date aggregate payments in excess of any amounts already taken into account as an asset with respect to such matter on the Company’s balance sheet set forth in the GAAP Financial Statements as of the March 31, 2024, a positive amount, if any, equal to 2/3rd of the amount of such excess and (b) otherwise, zero ($0).

“Second Specified Matter” has the meaning set forth in the definition of Second Adjustment.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the Preamble.

“Seller Benefit Plan” and “Seller Benefit Plans” have the meanings set forth in Section 2.15(a).

“Seller Board” means the board of directors of Seller.

“Seller Board Recommendation” has the meaning set forth in the Recitals.

“Seller Disclosure Letter” means the letter, dated as of the date hereof, delivered by Seller to Buyer prior to the execution of this Agreement and identified as the Seller Disclosure Letter.

“Seller Equity Plan” means the Ambac Financial Group, Inc. 2020 Incentive Compensation Plan.

“Seller Legal Counsel” has the meaning set forth in Section 9.13(a).

“Seller PSU Award” means a grant of performance stock units by Seller pursuant to the Seller Equity Plan.

“Seller Related Parties” has the meaning set forth in Section 7.3(e).

“Seller RSU Award” means a grant of restricted stock units by Seller pursuant to the Seller Equity Plan.

“Seller Shareholders Meeting” has the meaning set forth in Section 4.13(b).

“Seller Taxes” means any Taxes (i) for which the Company or any of its Subsidiaries is liable pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. income Tax Law) as a result of the Company or such Subsidiary having been, prior to the Closing, a member of an affiliated, consolidated, combined, unitary or similar Tax group, or (ii) imposed on the Company or any of its Subsidiaries as a transferee or successor, which Taxes relate to an event or transaction occurring prior to the Closing.

“Settlement Agreement” has the meaning set forth in Section 4.19.

“Shared Contract” means any contract pursuant to which a third party provides material services or benefits to Seller or one or more of its Affiliates (including the Company and its Subsidiaries) in respect of both the business of the Company and its Subsidiaries and any other business of Seller and its Affiliates (other than the Company and its Subsidiaries).

“Shares” has the meaning set forth in the Recitals.

“Solvent” has the meaning set forth in Section 2.29 and Section 3.8, as applicable.

“Specified Matters” means the matters set forth on Section 8.1(a) and Section 8.1(b) of the Seller Disclosure Letter.

“Sponsor” means Oaktree Opportunities Fund XII Holdings (Delaware), L.P., a Delaware limited partnership.

“Statutory Statements” has the meaning set forth in Section 2.6(b).

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests (a) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (b) representing more than fifty percent (50%) of such securities or ownership interests are at the time directly or indirectly owned by such Person.

“Subsidiary Securities” has the meaning set forth in Section 2.5(b).

“Superior Proposal” means a Company Acquisition Proposal from any Person (other than Buyer and its Subsidiaries) (with all reference to “15%” in the definition of “Company Acquisition Proposal” deemed to be references to “50%”) that did not result from a breach of Section 4.12 and which the Seller Board determines in good faith, after consultation with Seller’s outside financial advisors and outside legal counsel that, if consummated, would result in a transaction more favorable to the stockholders of Seller (solely in their capacity as such) from a financial point of view, taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the identity of the person making the proposal (including certainty of closing, any termination or break-up fees and conditions to consummation) that the Seller Board deems relevant, than the transactions contemplated by this Agreement taking into account any changes to the terms of this Agreement proposed by Buyer to Seller in response to such Company Acquisition Proposal pursuant to pursuant to Section 4.12(e).

“Surplus Notes” means the 5.1% Surplus Notes due June 7, 2020 issued by the Company pursuant to the Fiscal Agency Agreement.

“Tax” means (i) any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental, real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other similar tax, duty, fee, assessment, escheat, unclaimed property or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto), (ii) any liability for or in respect of the payment of any amount of a type described in clauses (i) as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes; and (iii) any liability for or in respect of the payment of any amount of a type described in clauses (i) or (ii) by reason of transferee or successor liability, contract, assumption or operation of Law.

“Tax Return” means any federal, state, local or foreign tax return, declaration, statement, report, schedule, form or information return or any amendment to any of the foregoing relating to Taxes, including any schedule or attachment thereto.

“Tax Sharing Agreement” has the meaning set forth in Section 5.5.

“Termination Fee” has the meaning set forth in Section 7.3(a).

“Third-Party Consent” means any approval, authorization, consent, license or permission of, or waiver or other action by, or notification to, any third party (other than a Governmental Authority or an Affiliate of either Seller or Buyer).

“Transition Services Agreement” means the agreement, contemplated by Transition Services Agreement Term Sheet, pursuant to which Seller will provide to the Company and its Subsidiaries, and the Company and its Subsidiaries will provide to Seller, certain services on a transitional basis after the Closing

“Transition Services Agreement Term Sheet” means that certain Transition Services Agreement Term Sheet attached hereto as Exhibit B.

“Treasury Regulations” means the regulations prescribed under the Code.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state or local Law.

“Warrant” has the meaning set forth in the Recitals.

“Willful Breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case that is the consequence of an act or omission by or on behalf of the breaching party with the actual knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement.

Section 8.2 Construction. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “party” or “parties” shall refer to parties to this Agreement. The phrase “materially impairs the aggregate economic benefits” in clause (b) of the definition of “Burdensome Condition”, solely as it relates to any Condition on an agreement listed on Schedule 8.1, shall not take into consideration any modification, amendment or deviation relating to or arising out of (a) a term or absence thereof that, individually or in the aggregate when taken together with all other terms of the agreements governing, related to or arising out of the transactions contemplated by this Agreement (i) does not comply with the requirements of Section 617.21 of the Wisconsin Insurance Law or (ii) is not proposed to be on customary and arm’s length terms, and customary for the similar types of agreements regularly entered into in connection with acquisitions of other insurance businesses similarly situated from a financial and regulatory perspective to that of the Company or (b) a term or absence thereof that, in the aggregate when taken together with all other terms of the agreements governing, related to or arising out of the transactions contemplated by this Agreement, impairs or would reasonably be expected to impair the financial condition, business, assets or results of operations of the Company compared to the financial condition, business, assets or results of operations of the Company immediately prior to the date of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Section and Exhibits of this Agreement unless otherwise specified. All Exhibits, Schedules and Disclosure Letters annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit, Schedule or Disclosure Letter but not otherwise defined therein shall have the meaning given to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. Each representation and warranty in this Agreement is given independent effect so that if a particular representation and warranty proves to be incorrect or is breached, the fact that another representation and warranty concerning the same or similar subject matter is correct or is not breached, whether such other representation and warranty is more general or more specific, narrower or broader or otherwise, will not affect the incorrectness or breach of such particular representation and warranty.

ARTICLE 9

Miscellaneous

Section 9.1 Non-Survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants or agreements, shall survive the Closing, except for (a) the parties’ obligations under Section 1.2(b)-(c), Section 4.18(a), Section 4.19, Section 5.6, and as contemplated by the last sentence of Section 7.2, (b) those covenants or agreements contained herein that by their terms apply to or are to be performed in whole or in part after the Closing and (c) this Article 9.

Section 9.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including e-mail transmission) and shall be given:

if to Buyer,

American Acorn Corporation

c/o Oaktree Capital Management, L.P.

333 S. Grand Ave., 28th Floor

Los Angeles, CA 90071

Email: [***]

Telephone: [***]

Attention: Jordan Mikes; Greg Share; Patrick George

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Attention: Hamed Meshki, P.C.

Email: hmeshki@kirkland.com;

Telephone: (213) 680-8360

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Rajab Abbassi, P.C.

Kimberly Meng Han

Email: rajab.abbassi@kirkland.com;

kimberly.han@kirkland.com

Telephone: (212) 446-4741

  (212) 898-5324

if to Seller,

Ambac Financial Group, Inc.

One World Trade Center, 41st Floor

New York, NY 10007

Email: legalnotices@ambac.com

Telephone: 212-668-0340

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, New York 10001

Attention: Nicholas F. Potter

 Kristen A. Matthews

 Steven J. Slutzky

 Eric T. Juergens

Telephone: (212) 909-6459

   (212) 909-6113

   (212) 909-6036

   (212) 909-6301

Email: nfpotter@debevoise.com

kamatthews@debevoise.com

sjslutzky@debevoise.com

etjuergens@debevoise.com

or such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 9.3 Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Section 9.4 Expenses. Except as otherwise provided herein, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not consummated, shall be paid by the party incurring such cost or expense. For the avoidance of doubt, all costs, fees and expenses incurred by Seller and its Affiliates prior to the Closing (including the Company and its Subsidiaries) in connection with this Agreement and the transactions contemplated hereby shall be paid solely by Seller and not by the Company or any of its Subsidiaries.

Section 9.5 Governing Law, etc.

(a) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Buyer and Seller hereby irrevocably submit to the jurisdiction of the federal courts for the Southern District of New York, and appellate courts having jurisdiction of appeals from such courts, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each of Buyer and Seller irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in such a New York federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of Buyer and Seller hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each of Buyer and Seller hereby waives, and agrees not to assert, to the maximum extent permitted by Law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Buyer and Seller hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.2 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.

(b) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns; provided, that this Agreement shall not be assignable or otherwise transferable by any party without the prior written consent of the other party.

Section 9.7 Entire Agreement. This Agreement, the Ancillary Agreements (when executed and delivered) and the Confidentiality Agreement (in each case, including all exhibits and schedules hereto and thereto) constitute the entire agreement and supersede all prior agreements, understandings and representations, both written and oral, between the parties with respect to the subject matter hereof.

Section 9.8 Severability. If any provision, including any phrase, sentence, clause, section or subsection of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.9 Counterparts; Effectiveness; Third-Party Beneficiaries. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except as provided under Section 4.10, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their respective successors and assigns.

Section 9.10 Reserves. Notwithstanding anything to the contrary in this Agreement, neither Seller nor any of its Affiliates makes any representation or warranty with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby is intended or shall be construed to be a representation or warranty (express or implied) of Seller or any of its Affiliates, for any purpose of this Agreement or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby or thereby, with respect to the adequacy or sufficiency of the reserves of the Company and its Subsidiaries or the future profitability of the Company and its Subsidiaries.

Section 9.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 9.5, in addition to any other remedy to which they are entitled at law or in equity. The parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith. Notwithstanding the foregoing or any other provisions of this Agreement to the contrary, it is explicitly agreed that Seller shall be entitled to seek an injunction or injunctions or specific performance to enforce Buyer’s obligations to cause the Equity Financing to occur and to complete the Closing on the terms and conditions set forth in this Agreement if and only if (a) all of the conditions set forth in Sections 6.1 and 6.2 have been and remain satisfied or waived (other than those conditions which by their nature can only be satisfied at the Closing, but which conditions would be satisfied if the Closing were to occur), (b) Seller has delivered to Buyer a writing irrevocably confirming that as of the date on which the Closing should have occurred pursuant to Section 1.3, (i) all conditions set forth in Section 9.3 were satisfied, and all such conditions remain satisfied as of the date of the certification, or that Seller is irrevocably waiving any unsatisfied conditions in Section 6.3, (ii) Seller was ready, willing and able to consummate the Closing on the terms set forth in this Agreement on such date, and (iii) Seller will consummate the Closing if specific performance is granted and the Equity Financing is funded, and (c) Seller remains ready, willing and able to cause the Closing to occur.

Section 9.12 Disclosure Letters. Any disclosure set forth in the Seller Disclosure Letter or Buyer Disclosure Letter with respect to any Section of this Agreement shall be deemed to be disclosed for purposes of other Sections of this Agreement only to the extent that the applicability of the information disclosed to any such other Section of this Agreement is reasonably apparent on its face. Matters reflected in any Section of the Seller Disclosure Letter or the Buyer Disclosure Letter are not necessarily limited to matters required by this Agreement to be so reflected. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. No reference to or disclosure of any item or other matter in the Seller Disclosure Letter or the Buyer Disclosure Letter shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Agreement. Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any contract, Laws or Governmental Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred.

Section 9.13 Waiver of Conflicts; Attorney-Client Privilege.

(a) Buyer (on behalf of itself and its controlled Affiliates) waives and will not assert, and agrees to cause the Company and its Subsidiaries to waive and not to assert, any conflict of interest arising out of or relating to the representation, after the Closing, of Seller or any of its Affiliates or any of their respective stockholders, officers, employees or directors (any such Person, a “Designated Person”) in any matter involving this Agreement or any other agreements or transactions contemplated thereby, by any legal counsel (including internal counsel and Debevoise & Plimpton LLP, “Seller Legal Counsel”) representing Seller, the Company, or any of its Subsidiaries in connection with this Agreement or any other agreements or transactions contemplated thereby (the “Current Representation”), including in any litigation or other dispute or proceeding between or among Buyer or its controlled Affiliates, the Company or any of its Subsidiaries, and any Designated Person, even though the interests of such Designated Person may be directly adverse to Buyer or its Affiliates or the Company and its Subsidiaries.

(b) Buyer (on behalf of itself and its controlled Affiliates) acknowledges that all rights applicable to any attorney-client privileged communications between Seller Legal Counsel in connection with the Current Representation (the “Privileged Communications”) shall be retained solely by Seller (and not the Company and its Subsidiaries) and agrees that it will not, and will cause the Company and its Subsidiaries not to, assert any attorney-client privilege with respect to the Privileged Communications. Furthermore, Buyer will not, and will cause each of its controlled Affiliates (including, after Closing, the Company and its Subsidiaries) not to, use any Privileged Communications (or portion thereof) in a manner adverse to Seller or any of its Affiliates.

(c) Accordingly, from and after the Closing, the Company and its Subsidiaries shall not have access to any Privileged Communications, or to the files of any Seller Legal Counsel in connection with the Current Representation to the extent related to the Privileged Communications. Without limiting the generality of the foregoing, from and after the Closing, (i) Seller and its Affiliates shall be the sole holders of the attorney-client privilege with respect to the Current Representation, and the Company and its Subsidiaries shall not be holders thereof, and (ii) to the extent that files of Debevoise & Plimpton LLP or any other legal counsel currently representing any of the Company and its Subsidiaries in connection with the Current Representation (whether or not such legal counsel also represented Seller) constitute property of a client, only Seller and its Affiliates shall hold such property rights. Buyer (on behalf of itself and its controlled Affiliates) agrees that it would be impractical to remove all attorney-client communications from the records (including e-mails and other electronic files) of the Company and its Subsidiaries, and the failure to so remove such communications shall not be deemed to be a waiver of the attorney-client privilege with respect to such communications.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AMBAC FINANCIAL GROUP INC.

By	/s/ Claude LeBlanc
Name: Claude LeBlanc
Title: President and Chief Executive Officer

AMERICAN ACORN CORPORATION

By	/s/ Greg Share
Name: Greg Share
Title: President

[Signature Page to Stock Purchase Agreement]

Exhibit D

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT, dated as of [●], 2024 (this “Agreement”), is made between Ambac Financial Group, Inc., a Delaware corporation (the “Company”), and [●], a [●] corporation (the “Investor”). Capitalized terms used herein shall have the meanings assigned to such terms in the text of this Agreement or in Section 1.01.

R E C I T A L S:

WHEREAS, in connection with and pursuant to the Stock Purchase Agreement by and between the Company and Investor, dated [●], 2024 (the “Stock Purchase Agreement”), Investor has acquired all of the issued and outstanding shares of common stock, par value $2.50 per share, of Ambac Assurance Corporation, a Wisconsin stock insurance company (the “AAC Common Stock”);

WHEREAS, in connection with and pursuant to the Stock Purchase Agreement, at the closing of the purchase and sale of the AAC Common Stock contemplated by the Stock Purchase Agreement (the “Closing”), the Company issued to Investor a warrant (the “Warrant”) exercisable for a number of shares of common stock, par value $0.01, of the Company (“Company Common Stock”) representing 9.9% of the fully diluted shares of Company Common Stock as of March 31, 2024 pro forma for the issuance of the Warrant; and

WHEREAS, in connection with the Company’s issuance of the Warrant to the Investor, the Company agrees to provide the Investor with the rights set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the following meanings:

“Activist Investor” has the meaning set forth in the Warrant.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. Notwithstanding the foregoing, for the purposes of this Agreement, the term “Affiliate,” as it relates to Investor, shall exclude Brookfield Asset Management Inc. and its Affiliates that are not also Affiliates of Investor by virtue of being directly or indirectly controlled by Oaktree Capital Management, L.P. and, for the avoidance of doubt, shall exclude any investor in such entity or beneficial owner of such entity’s equity securities or those of any Person that controls such entity, and any portfolio company, limited partner, investor or similar Person of any of the foregoing.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks are authorized or required by laws to be closed in the City of New York.

“Competitor” has the meaning set forth in the Warrant.

“Director” means any director serving on the Board.

“Exchange Act” has the meaning set forth in Section 3.01(a)(v).

“Equity Securities” means any and all:

(a)

shares, interests, participations or other equivalents (however designated) of capital stock or other Voting Securities of a corporation, and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation);

(b)

securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or Voting Securities of (or other ownership or profit or voting interests in) such Person; and

(c)

any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exempt Transfer” means a Transfer pursuant to any merger, business combination, tender offer, business consolidation, recapitalization or exchange offer or similar transaction involving shares of Company Common Stock whereby the stockholders of the Company (together with their Affiliates) as of immediately prior to such transaction do not own at least 50% of the Company Common Stock immediately following such transaction, in each case, that has been approved by and recommended by the Board.

“Lock-Up Termination Date” has the meaning set forth in the Warrant.

“Original Issue Date” means [●]1.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Underwritten Offering” has the meaning set forth in Section 5.03(a).

“Postponement Period” has the meaning set forth in Section 5.02.

“Prospectus” means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Relevant Transferees” has the meaning set forth in Section 2.01(b).

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 405” means Rule 405 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 415” means Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

[1]	To be the date of the closing of the transaction.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” has the meaning set forth in Section 5.01.

“Shelf Registration Statement” has the meaning given to such term in Section 5.01.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.

“Suspension Event” has the meaning set forth in Section 5.02.

“Total Voting Power” means the aggregate number of votes which may be cast by all holders of outstanding Voting Securities in the election of directors.

“Transfer” shall mean, with respect to any Equity Security, directly or indirectly, by operation of applicable law, contract or otherwise, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such Equity Security.

“Voting Securities” means shares of common stock and any other securities of a corporation entitled to vote generally in the election of directors.

ARTICLE 2

LOCK-UP PERIOD

Section 2.01 Lock-up Period.

(a) Investor shall not, and shall not cause or permit any direct or indirect Affiliate to, during the period beginning on the Original Issue Date and ending at the close of business on the six (6) month anniversary of the Original Issue Date (the “Lock-Up Termination Date”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, the Warrant or the Warrant Shares (as defined in the Warrant), (2) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined), which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of the Warrant or the Warrant Shares, whether any such transaction described in subsection (1) or (2) above is to be settled by delivery of Warrants, Warrant Shares, Company Common Stock, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing.

(b) Notwithstanding any other provision hereof, the transfer restriction in Section 2.01(a) shall not apply to and nothing in this Agreement shall otherwise restrict or prohibit (i) any total return swap entered into by Investor or any direct or indirect Affiliate of Investor with respect to the Warrant or the Warrant Shares, (ii) any pledge in accordance with Section 2.01(c) hereof, (iii) transfer of securities of Investor or any entity that directly or indirectly owns equity securities of Investor and (iv) any transfer to (x) any Affiliate of Investor (but not, for the avoidance of doubt, to any “portfolio company,” as such term is commonly understood in the private equity industry, of Investor or any such Affiliate, or to the Company or any of its Subsidiaries), other than a Competitor or Activist Investor (the transferees described in the foregoing clause (x), “Relevant Transferees”) or (y) Brookfield Asset Management, Inc.

(c) If requested by Investor in connection with any transaction involving the Warrant or the Warrant Shares (including any sale or other transfer of such securities without registration under the Securities Act, any margin loan with respect to such securities and any pledge of such securities), the Company agrees to provide Investor with customary and reasonable assistance to facilitate such transaction, including, without limitation, (i) such action as Investor may reasonably request from time to time to enable Investor to sell the Warrant or the Warrant Shares, as applicable, without registration under the Securities Act and (ii) entering into an “issuer’s agreement” in connection with any margin loan with respect to such securities in customary form, provided, that Investor shall not make any such pledge for six (6) months from the Original Issue Date; provided further, that Investor shall not make any such pledge at any time on which the Investor Designee is serving on the Board.

ARTICLE 3

STANDSTILL

Section 3.01 Standstill.

(a) Without the prior written approval of the Board, from the date hereof until the date that is six (6) months after the date hereof, Investor shall not, and shall cause each of its controlled Affiliates not to, directly or indirectly:

(i)

commence or publicly propose to commence any tender or exchange offer for securities of the Company or publicly propose to enter any merger, consolidation, business combination or acquisition or disposition of all or substantially all of the assets of the Company;

(ii)	nominate for election, or seek to elect, any individual as a Director, other than as contemplated by Section 4.01 of this Agreement;

(iii)	publicly propose any recapitalization, restructuring, liquidation, dissolution or other similar extraordinary transaction with respect to the Company;

(iv)

acquire or publicly propose to acquire any right to direct the voting or disposition of, or any other right with respect to, equity securities of the Company (including Company Common Stock), in each case, to the extent the Investor and its Affiliates would, after exercising the Warrant, collectively control greater than 9.9% of the Total Voting Power of the Company;

(v)

form, join or knowingly participate in a “partnership, limited partnership, syndicate, or other group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) for purposes of acquiring, holding, voting or disposing of any securities of the Company; or

(vi)

dispose of Company Common Stock in response to an unsolicited tender offer for securities of the Company or other proposed business combination to the Person making such unsolicited tender offer or proposal or any of its Affiliates, except pursuant to an Exempt Transfer;

(vii)	make any proposal for additional representation on the Board, not otherwise permitted under Section 3.01; or

(viii)	enter into any agreements with any third party with respect to taking any of the actions set forth in the foregoing clauses (i) through (vii);

provided that, notwithstanding the foregoing, nothing in this Section 3.01 shall restrict or prohibit:

(A)

the Investor Designee (as defined below) from taking any action, or refraining from taking any action, which he or she determines is necessary or appropriate in light of his or her fiduciary duties as a Director;

(B)	compliance by Investor with, or the exercise by Investor of any of its rights under, this Agreement, the Warrant or the Stock Purchase Agreement;

(C)	any transaction with respect to the Warrant or Warrant Shares; or

(D)	any Exempt Transfer.

(b) Notwithstanding anything to the contrary in this Section 3.01, on and after the date hereof, Investor shall not be prohibited or restricted from initiating and engaging in private discussions with the Company or the Board in relation to, or making and submitting to the Company or the Board, non-public proposals regarding the matters addressed by this Section 3.01.

(c) Notwithstanding anything to the contrary herein, the restrictions in Section 3.01(a) shall no longer apply from and after the time at which the Company enters into a merger, consolidation, business combination, restructuring or similar transaction with any third party.

ARTICLE 4

INVESTOR DESIGNEE

Section 4.01 Investor Designee.

(a) At any time following the first date on which (i) Investor, together with its Affiliates, as applicable, has, collectively, exercised the Warrant for 50% or more of the maximum number of Warrant Shares issuable pursuant to the Warrant and (ii) in the event that the first date on which the condition in the foregoing clause (i) is satisfied is after the Lock-Up Termination Date, Investor, together with its Affiliates, beneficially owns in the aggregate at least 4% of the Total Voting Power, and at all times thereafter until the occurrence of the Fall-Away Event (as defined below), at any election of directors of the Company, Investor shall be entitled to designate one person for nomination for election to the Board, and the Board or any committee of the Board, as applicable, shall nominate for election such designee, with the identity of such designee subject to approval of the Company (not to be unreasonably withheld), but only if the election of such person to the Board would be necessary so that there be one person on the Board designated by Investor, and subject, in all cases, to the eligibility of such person as a director of the Company under applicable law (including any eligibility and independence requirements under the Exchange Act, or applicable stock exchange rules and federal securities laws and regulations) and generally applicable Company policies concerning director qualifications. Each such person whom Investor shall designate pursuant to this Section 4.01(a) and who is thereafter elected to the Board to serve as a Director shall be referred to herein as an “Investor Designee.” For the avoidance of doubt, Investor’s right to designate an Investor Designee is not subject to the condition in the foregoing clause (ii) if the condition in clause (i) is satisfied prior to the Lock-Up Termination Date.

(b) The Company agrees, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), (i) to seat the Investor Designee on the Board as soon as reasonably practicable after the Investor first becomes entitled to designate the Investor Designee and, until the Investor Designee is so seated, to invite the Investor Designee to each Board meeting as an observer thereof with the rights to receive the same information and reports provided to the Directors and (ii) at all times when Investor is entitled to designate an Investor Designee pursuant to Section 4.01(a), to include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing Directors, the Investor Designee, to nominate and recommend such individual to be elected as a Director as provided herein and to include such recommendation in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors and to solicit proxies or consents in favor thereof to the same extent, and in a manner no less favorable, as the Company solicits proxies or consents in favor of the other nominees of the Board.

(c) In the event that a vacancy is created at any time by the death, retirement, disability, removal or resignation of the Investor Designee, the remaining Directors and the Company shall, to the extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), cause the vacancy created thereby to be filled by a new Investor Designee. In the event that any person designated by Investor shall fail to be elected to the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting), the Company shall use its reasonable best efforts to cause an alternative person selected by Investor and subject to applicable law and generally applicable Company policies concerning director qualifications, to be elected to the Board as soon as practicable thereafter.

(d) From and after the date on which Investor, together with its Affiliates, (i) no longer beneficially owns at least 50% of the maximum number of Warrant Shares issuable pursuant to the Warrant as of the date hereof (subject to equitable adjustment for any stock splits and similar events) or (ii) beneficially owns in the aggregate less than 3% of the Total Voting Power (each, a “Fall-Away Event”), upon receipt of a written request from the Company to the Investor Designee or Investor, the Investor Designee shall (and Investor shall use reasonable best efforts to take such actions to cause the Investor Designee to) immediately tender his or her resignation as a Director.

Section 4.02 Compensation. The Investor Designee shall not be entitled to compensation for service as a member of the Board (including any fees and equity awards), except for reimbursement of expenses for service as a member of the Board to the extent that such reimbursement is provided to any other member of the Board.

Section 4.03 Other Rights of Investor Designees. The Investor Designee serving on the Board (or as an observer in the circumstance contemplated by Section 4.01(b)) shall be entitled to receive due and timely notice of and to attend and participate in all meetings of the Board, at the same time and in the same manner as the other Directors are entitled to receive, attend or participate in such meetings in their capacities as Directors. The Investor Designee shall be entitled to receive, at the same time and in the same manner as other Directors are entitled to receive in their capacities as Directors, any and all resolutions relating to action taken by the Board by written consent and any other information and materials provided to members of the Board (collectively, the “Board Materials”), in each case (i) subject to such customary confidentiality obligations as apply to members of the Board generally and (ii) except (A) as prohibited by applicable law or (B) to the extent that a majority of the Directors determine in good faith, after consulting with legal counsel, that including the Investor Designee in a meeting of the Board (or portion thereof) or providing or disclosing Board Materials to the Investor Designee would reasonably be expected to create a conflict of interest or prevent the Company from asserting attorney-client privilege (to the extent that that such attorney-client privilege is not governed by a common interest privilege or doctrine) with respect to matters discussed at such meeting or disclosed in such Board Materials or to the extent such meeting or portion thereof, relates to a dispute, transaction or other matter between the Company or any of its Subsidiaries, on the one hand, and the Investor or any of its Affiliates, on the other hand; provided that such Board Materials will be provided to the Investor Designee with redactions or other customary limitations, in each case, to the extent feasible to do so in a manner that would avoid the effect set forth in this clause (B). In the event that the Investor Designee is excluded from any portion of any meeting of the Board or is precluded from receipt of any Board Materials pursuant to this Section 4.03, the Investor Designee shall be informed of such exclusion or preclusion in writing.

Section 4.04 Indemnification. The Investor Designee shall be entitled to indemnification and exculpation from the Company, and to be insured under the director and officer insurance policy of the Company, to the same extent as other members of the Board (in their capacities as Directors) including pursuant to the Company’s certificate of incorporation and by-laws.

Section 4.05 Policies and Procedures. As a condition to the Company’s obligations under Section 4.01 with respect to the Investor Designee, each Investor Designee will agree in writing during the term of any service as a Director to comply with all current and future policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee members of the Board, including, without limitation, the Company’s code of conduct, insider trading policy, Regulation FD policy, related person transactions policy and corporate governance guidelines, in each case as previously approved by the Board and as amended from time to time.

ARTICLE 5

REGISTRATION RIGHTS

Section 5.01 Shelf Registration Rights. Thirty (30) days prior to the Lock-Up Termination Date (the “Filing Date”), the Company shall prepare and file with the SEC and cause to be declared effective a “shelf” registration statement on Form S-3 (or any successor form), or a “shelf” registration statement on Form S-1 (or any successor form) if the Company is ineligible to use Form S-3 (in either case, a “Shelf Registration Statement”), providing for, pursuant to Rule 415 or otherwise, the registration of, and the sale on a continuous or delayed basis of, the maximum number of Warrant Shares (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Warrant Shares) that may be issued pursuant to the Warrants outstanding at that time, and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act of 1933, as amended (the “Securities Act”) and usable for resale of such Warrant Shares pursuant to Rule 415 or otherwise (provided that such resale shall not be underwritten), for a period from the date of its initial effectiveness (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires) until the earliest of (i) such time as there are no Warrant Shares remaining, (ii) after the occurrence of the Fall-Away Event, Investor is able to sell the Warrant Shares pursuant to Rule 144 without limitation as to volume or manner of sale and (iii) Investor owns less than 25% of the Warrants and the Warrant Shares; provided, that (a) the number of Warrant Shares is determined based on the actual number of Warrant Shares received at exercise and (b) Investor is not an affiliate of the Company; provided further that the Company shall file at least one Shelf Registration Statement. So long as the Company is a well-known seasoned issuer (as defined in Rule 405) at the time of the Filing Date, such Shelf Registration Statement, if it is on Form S-3 (or any successor form), shall be designated by the Company as an automatic Shelf Registration Statement. The Company shall not be obligated to undertake any underwritten offerings or shelf takedowns on behalf of Investor or enter into any underwriting or purchase agreement, provide any comfort letter or opinions or otherwise cooperate with Investor in any sale pursuant to the Shelf Registration Statement other than using reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any sale of the Warrant Shares. For the purposes of this Article 5, the Warrant Shares that are covered by the Shelf Registration Statement are “Registrable Securities.”

Section 5.02 Suspension. (i) Upon advice of counsel, if the Board determines, in its good faith judgment, that the disclosure that would otherwise be required to file or update the Shelf Registration Statement would cause the disclosure of material non-public information in a manner that would materially and adversely interfere with any pending material financing or material acquisition, merger, recapitalization, consolidation or reorganization or similar transaction involving the Company; (ii) upon issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act; (iii) if the Board determines, in its good faith judgment, that any such registration or offering (x) should not be undertaken because it would reasonably be expected to materially interfere with any material corporate development or plan or (y) upon the advice of counsel, would require the Company, under applicable securities laws and other laws, to make disclosure of material nonpublic information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would not be in the Company’s best interests; provided that this exception (y) shall continue to apply only during the time that such material nonpublic information has not been disclosed and remains material; or (iv) if the Company elects at such time to offer Equity Securities to (x) fund a merger, third-party tender offer or other business combination, acquisition of assets or similar transaction or (y) meet rating agency and other capital funding requirements (collectively, “Suspension Events”), then the Company may delay the filing of, or suspend use of, the Shelf Registration Statement, by providing written notice to Investor, until such circumstance is no longer continuing but in any event not to exceed sixty (60) days (such period, a “Postponement Period”); provided that the Company shall at all times in good faith use its commercially reasonable best efforts to cause any Shelf Registration Statement required by this Section 5 to be filed or updated, as applicable, as soon as possible; provided, further, that the

Company shall not be permitted to commence a Postponement Period pursuant to this Section 5.02 more than twice in any twelve-month period. In the event that the Company exercises its rights under the preceding sentence, Investor agrees to suspend, promptly upon receipt of written notice from the Company, the use of any prospectus relating to the registration in connection with any sale or offer to sell the Warrant Shares.

Section 5.03 Piggyback Registration Rights.

(a) If the Company proposes to register shares of Company Common Stock under the Securities Act for a sale that will occur following the expiration of the Lock-Up Termination Date (other than pursuant to a registration on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act (a “Piggyback Underwritten Offering”), it will give written notice of such Piggyback Underwritten Offering to Investor, which notice shall include the anticipated filing date of the registration statement or prospectus supplement, as applicable, and, if known, the number of shares of Company Common Stock that are proposed to be included in such Piggyback Underwritten Offering, and of such Holders’ rights under this Section 5.03. Such notice shall be given promptly (and in any event at least four (4) Business Days before the filing of the registration statement or prospectus supplement, as applicable,). If such notice is delivered pursuant to this Section 5.03, each Holder shall then have three (3) Business Days after the date on which such Holder received notice pursuant to this Section 5.03 to request inclusion of Registrable Securities in the Piggyback Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by Investor and such other information as is reasonably required to effect the inclusion of such Registrable Securities). If no request for inclusion from Investor is received within such period, Investor shall have no further right to participate in such Piggyback Underwritten Offering. Subject to Section 5.03(b), the Company shall use its commercially reasonable efforts to include in the Piggyback Underwritten Offering all Registrable Securities that the Company has been so requested to include by Investor; provided, however, that if, at any time after giving written notice of a proposed Piggyback Underwritten Offering pursuant to this Section 5.03(a) and prior to the execution of an underwriting agreement with respect thereto, the Company or such other Persons who have or have been granted registration rights, as applicable, shall determine for any reason not to proceed with or to delay such Piggyback Underwritten Offering, the Company shall give written notice of such determination to Investor and (A) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in such Piggyback Underwritten Offering, and (B) in the case of a determination to delay, shall be permitted to delay inclusion of any Registrable Securities for the same period as the delay in including the shares of Company Common Stock to be sold for the Company’s account or for the account of such other Persons who have or have been granted registration rights, as applicable. Investor shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Underwritten Offering at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of its request to withdraw.

(b) Priority on Piggyback Registrations. If the managing underwriter of the Piggyback Underwritten Offering shall inform the Company in writing of its good faith belief that the number of Registrable Securities requested to be included in such Piggyback Underwritten Offering would materially adversely affect such offering, then the Company shall include in such Piggyback Underwritten Offering, to the extent of the total number of securities which the Company is so advised can be sold in such offering without so materially adversely affecting such offering, shares of Company Common Stock in the following priority:

(i) If the Piggyback Underwritten Offering is for the account of the Company, (A) first, all shares of Company Common Stock that the Company proposes to include for its own account, (B) second, the Registrable Securities requested to be included by Investor and (C) third, other securities requested to be included in such registration which, in the opinion of the managing underwriter, can be sold without any such adverse effect.

(ii) If the Piggyback Underwritten Offering is for the account of any other Persons who have or have been granted registration rights, (A) first, all shares of Company Common Stock that such Persons propose to include, (B) second, the Registrable Securities requested to be included by Investor and (C) third, other securities requested to be included in such registration which, in the opinion of the managing underwriter, can be sold without any such adverse effect.

Section 5.04 Registration Expenses. All internal expenses incurred by Investor in connection with registration under the Securities Act pursuant to this Agreement, including, but not limited to, fees and expenses of compliance with securities or blue sky laws, fees and disbursements of counsel for Investor and all independent certified public accountants and other Persons retained by Investor and any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Warrant Shares, shall be borne by Investor. The Company shall pay all registration, qualification and filing fees, filing expenses, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

Section 5.05 Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, Investor, and its officers, directors, partners, members, managers, direct and indirect equityholders, accountants, attorneys, agents and employees, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) Investor and its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any amendment thereof or supplement thereto or any document incorporated by reference therein relating to a sale of the Warrant Shares pursuant to the Shelf Registration Statement, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in connection with a sale of the Warrant Shares pursuant to the Shelf Registration Statement, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company in connection with a sale of the Warrant Shares pursuant to the Shelf Registration Statement, and relating to any action or inaction in connection with a sale of the Warrant Shares pursuant to the Shelf Registration Statement, and will reimburse each such Covered Person for any reasonable legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person relating to such Covered Person or its Affiliates (other than the Company or any of its Subsidiaries), but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Shelf Registration Statement, or any amendment thereof or supplement thereto, or any document incorporated by reference therein, in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 5.04 shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably delayed or withheld).

(b) Indemnification by Investor. As a condition to including the Warrant Shares in any Shelf Registration Statement filed in accordance with Section 5 hereof, Investor will indemnify, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls (within the meaning of

Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such Shelf Registration Statement or any amendment thereof or supplement thereto or any document incorporated by reference therein relating to a sale of the Warrant Shares pursuant to the Shelf Registration Statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in connection with a sale of the Warrant Shares pursuant to the Shelf Registration Statement, and will reimburse the Company, such directors and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Shelf Registration Statement or any amendment thereof or supplement thereto or any document incorporated by reference therein in reliance upon and in conformity with written information furnished to the Company by Investor expressly for inclusion in the Shelf Registration Statement; provided, however, that the obligations of Investor hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of Investor (which consent shall not be unreasonably delayed or withheld); and provided, further, that the liability of Investor shall be limited to the net proceeds received by Investor from the sale of Registrable Securities covered by such Shelf Registration Statement containing such untrue or alleged untrue statement or omission (less the aggregate amount of any damages which Investor has otherwise been required to pay in respect of such Losses or any substantially similar Losses arising from the sale of such Registrable Securities).

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnification hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 5.04 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The Parties agree that it would not be just and equitable if contribution pursuant to this Section 5.04(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.04(d), Investor shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 5.04(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 5.06 Information. Investor shall furnish to the Company such information regarding Investor and the distribution of the Warrant Shares proposed by Investor as the Company may reasonably request or as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article 5 and the Company may exclude the Warrant Shares from any registration statement if Investor fails to furnish such information within a reasonable time, but in no event more than 10 Business Days, after receiving such request.

ARTICLE 6

ADDITIONAL COVENANTS

Section 6.01 Confidentiality.

(a) Nothing in this Agreement shall restrict or prevent any Investor Designee from sharing, and the Company acknowledges and agrees that each Investor Designee and its Affiliates may share, with Investor, any Confidential Information; provided that, with respect to any such Confidential Information, Investor and such Affiliates with whom Investor has shared Confidential Information (the “Receiving Party”) shall be subject to the following confidentiality obligations and Investor shall be responsible for any breach of such obligations by such Affiliates (and, to the extent disclosed pursuant to clause (a)(i) below, its officers, employees and representatives):

(i) Each Receiving Party acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(A)

to its officers, employees, directors, members, partners, shareholders, agents, advisors and other representatives who need to know such information in connection with the performance of their duties or as part of ordinary course reporting to the Receiving Party’s members, partners, investors or equityholders regarding the financial performance or condition of the Company and its Subsidiaries if such Persons are subject to equivalent confidentiality obligations;

(B)

to the extent required by any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process to which the Receiving Party or any of its officers, employees and representatives is subject, or as may be required in connection with the assertion, prosecution or defense by such Receiving Party or any of its officers, employees and representatives of any claim, demand, action, suit or proceeding with respect to any matters related hereto; provided that the Receiving Party or its applicable officers, employees and representatives shall provide the Company with prompt notice of any such request, to the extent legally permitted, so that the Company may seek confidential treatment, an appropriate protective order or similar relief, and the Receiving Party or its applicable officers, employees and representatives shall reasonably cooperate (at the Company’s expense) with such efforts by the Company; and

(C)

to the extent required to permit such Receiving Party or any of its officers, employees and representatives to comply with applicable law or applicable rules or regulations of any stock exchange on which securities of such Receiving Party or its Affiliates are listed; provided that the Receiving Party or its applicable officers, employees and representatives shall provide the Company with prior notice of any such required disclosure, to the extent practicable and legally permitted, so that the Company may seek confidential treatment, an appropriate protective order or similar relief, and the Receiving Party or its applicable officers, employees and representatives shall reasonably cooperate (at the Company’s expense) with such efforts by the Company.

(b) For purposes of this Agreement, “Confidential Information” means any nonpublic information received by any Receiving Party from the Investor Designee concerning the Company, its Affiliates, or its or their respective financial condition, business, operations or prospects; provided that “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its directors, officers, employees, counsel, investment advisers or other agents or representatives in violation of this Agreement, (ii) is or was available to the Receiving Party on a non-confidential basis prior to its disclosure to the Receiving Party by the Company, (iii) was or becomes available to the Receiving Party on a non-confidential basis from a source other than the Company, which source is or was (at the time of receipt of the relevant information) not bound by a confidentiality agreement with (or other confidentiality obligation to) the Company, or (iv) is independently developed by the Receiving Party without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

Section 6.02 Securities Laws Compliance. Investor represents that Investor and its Affiliate have, and during the term of this Agreement will have, policies and safeguards in place designed to ensure that Investor and its Affiliates do not trade securities of the Company while in possession of material non-public information.

ARTICLE 7

TERMINATION

Section 7.01 Termination. This Agreement shall automatically terminate, without any further action by any Person, upon the earlier of (i) the written agreement of each party hereto to terminate this Agreement; (ii) date upon which Investor ceases to hold the Warrant or any Warrant Shares and (iii) the dissolution, liquidation or winding up of the Company. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement. The provisions of Sections 5.03 and 5.04 shall survive any termination of this Agreement.

ARTICLE 8

MISCELLANEOUS

Section 8.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including e-mail transmission) and shall be given:

if to the Company,

Ambac Financial Group, Inc.

One World Trade Center, 41st Floor

New York, NY 10007

E-mail: legalnotices@ambac.com

Phone: (212) 668-0340

Attention: General Counsel

with a copy (which shall not constitute notice to the Company) to:

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, New York 10001

Attention: Nicholas F. Potter

Kristen A. Matthews

Steven J. Slutzky

Eric T. Juergens

Telephone: (212) 909-6459

 (212) 909-6113

 (212) 909-6036

 (212) 909-6301

Email: nfpotter@debevoise.com

kamatthews@debevoise.com

sjslutzky@debevoise.com

etjuergens@debevoise.com

if to Investor,

[●] c/o Oaktree Capital Management, L.P.

333 S. Grand Ave., 28th Floor

Los Angeles, CA 90071

Attention:  Jordan Mikes;

 Greg Share;

 Patrick George

E-mail: jmikes@oaktreecapital.com;

 gshare@oaktreecapital.com;

 pgeorge@oaktreecapital.com

Phone: 213-830-6300

with a copy (which shall not constitute notice to Investor) to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, CA 90067

Attention: Hamed Meshki, P.C.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Rajab Abbassi, P.C.

Kimberly Meng Han

Email: hmeshki@kirkland.com;

rajab.abbassi@kirkland.com;

kimberly.han@kirkland.com

Telephone:  (213) 680-8360

  (212) 446-4741

  (212) 898-5324

or such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 8.02 Amendments and Waivers. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Section 8.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns; provided, that this Agreement shall not be assignable or otherwise transferable by any party without the prior written consent of the other party.

Section 8.04 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO THE VALIDITY, INTERPRETATION AND EFFECT OF THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The Company and Investor hereby irrevocably submit to the jurisdiction of the federal courts for the Southern District of New York, and appellate courts having jurisdiction of appeals from such courts, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each of the Company and Investor irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in such courts, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of the Company and Investor hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each of the Company and Investor hereby waives, and agrees not to assert, to the maximum extent permitted by Law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The Company and Investor hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.01 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

Section 8.05 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.06 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their respective successors and assigns.

Section 8.07 Entire Agreement. This Agreement and the Warrant together constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof, and such agreements supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

Section 8.08 Severability. If any provision, including any phrase, sentence, clause, section or subsection of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.09 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified Section 8.04, in addition to any other remedy to which they are entitled at law or in equity.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AMBAC FINANCIAL GROUP, INC.

By
Name:
Title:

[INVESTOR]

By
Name:
Title:

[Signature Page to Investor Rights Agreement]

Annex B

June 3, 2024

Board of Directors

Ambac Financial Group, Inc.

One World Trade Center, 41st Floor

New York, NY 10007

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Ambac Financial Group, Inc. (the “Seller”) of the Consideration (as defined below) to be received by the Seller pursuant to a Stock Purchase Agreement (the “Agreement”) to be entered into by and between American Acorn Corporation (the “Acquiror”) and the Seller. As more fully described in the Agreement, the Seller will (i) sell to the Acquiror (the “Sale”) all of the issued and outstanding shares of common stock, par value $2.50 per share (“Company Common Stock”), of Ambac Assurance Corporation (the “Company”) and (ii) pursuant to a Warrant (the “Warrant”), issue (the “Issuance” and, together with the Sale, the “Transaction”) to the Acquiror or one of its affiliates a warrant (the “Warrant”) exercisable, at an exercise price of $18.50 per share, for a number of shares of common stock, par value $0.01 per share (“Seller Common Stock”), of the Seller representing 9.9% of the fully diluted shares of Seller Common Stock as of March 31, 2024 (pro forma for the issuance of the Warrant), in exchange for an aggregate consideration of $420 million in cash (the “Consideration”), subject to adjustments as specified in the Agreement (as to which adjustments we express no opinion).

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Seller and the Company, including financial forecasts provided to or discussed with us by the management of the Seller; (iii) conducted discussions with members of the senior management and representatives of Seller and the Company concerning the information described in clauses (i) and (ii) of this paragraph, as well as the business and prospects of the Company generally; (iv) considered the results of efforts by or on behalf of the Seller, including by us at the Seller’s direction, to solicit indications of interest from third parties with respect to a possible acquisition of all or a portion of the Company; (v) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (vi) reviewed the financial terms of certain other transactions that we deemed relevant; (vii) considered a Black-Scholes model in connection with financial analysis regarding the Warrant; (viii) reviewed a draft, dated June 3, 2024, of the Agreement and a draft, furnished to us on June 2, 2024, of the Warrant; (ix) participated in certain discussions and negotiations among representatives of the Seller and the Acquiror and their advisors; and (x) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

In connection with our review, we have, with your consent, relied on the information supplied to, discussed with or reviewed by us for purposes of this opinion being complete and accurate in all material respects. We have not assumed any responsibility for independent verification of, and we did not independently verify, any of such information. We have also relied on the representations of the Seller’s and the Company’s managements that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. With your consent, we have relied upon, without independent verification, the assessments of the Seller and the Company and their legal, tax, regulatory, actuarial and accounting advisors with respect to legal, tax, regulatory, actuarial and accounting matters. With respect to the financial forecasts referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of the Seller and the Company as to the future performance of the Company. At your direction, we have assumed that such financial forecasts are a reasonable basis upon which to evaluate the Company and the Transaction, and at your direction we have relied upon the financial forecasts for

B-1

purposes of our analyses and this opinion. We express no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In that regard, we have assumed that all payments and distributions projected in the financial forecasts to be paid in respect of the Company’s surplus notes and capital will be paid when so projected and no impediment or delay to any such payment or distribution (regulatory or otherwise) will be imposed that would be material to our analysis or opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to outstanding litigation involving the Company, we have relied upon, at your direction, the assessments of the Seller’s management and counsel. We have further assumed that any adjustment to the Consideration, whether pursuant to the Agreement or otherwise, would not be material to our analysis or opinion.

Our opinion does not address the Seller’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Seller and does not address any legal, regulatory, tax or accounting matters. We are not actuaries and our services did not include actuarial determinations or evaluations by us or an attempt to evaluate actuarial assumptions. We have made no analyses of, and express no opinion as to, the adequacy of the policy and other insurance reserves of the Company and have relied upon information furnished to us by the Seller and the Company as to such adequacy. At your direction, we have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or the Warrant or any aspect or implication of the Transaction, except for the fairness of the Consideration from a financial point of view to the Seller. We express no view or opinion regarding the terms of any financing that may be made available to the Seller by the Buyer or its affiliates. In addition, this opinion does not in any manner address the prices at which the Seller Common Stock will trade following consummation of the Transaction or at any time. We are not expressing any opinion as to fair value or the solvency of the Seller following the closing of the Transaction. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, that the representations and warranties of each party set forth in the Agreement are accurate and correct, and that the parties to the Agreement will comply with all the material terms of the Agreement. We have assumed, with your consent, that all governmental, regulatory or other consents or approvals necessary for the completion of the Transaction will be obtained, except to the extent that could not be material to our analysis.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments occurring or coming to our attention after the date hereof. With your approval, in evaluating the fairness from a financial point of view of the Consideration to be received by the Seller, we have treated the Sale and the Issuance of the Warrant as a single integrated transaction.

We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We also became entitled to receive a fee upon the substantial completion of our work in connection with the rendering of this opinion, regardless of the conclusions reached herein. Our affiliates, employees, officers and partners may at any time own securities or other interests in (long or short) the Seller and affiliates of the Acquiror (including affiliates and portfolio companies of Oaktree Capital Management, L.P. (“Oaktree”) and Brookfield Asset Management (“Brookfield”). We have provided investment banking and other services to the Seller and affiliates of the Acquiror (including affiliates and portfolio companies of Oaktree and Brookfield) unrelated to the Transaction and currently and in the future may provide such services to the Seller, the Acquiror and their respective affiliates (including affiliates and portfolio companies of Oaktree and Brookfield), and have received and may receive compensation for such services. In the past two years prior to the date hereof, we acted as,

B-2

among other things, (i) financial advisor to legal counsel to the Seller in connection with Puerto Rico’s bankruptcy, which assignment was completed in June 2022; (ii) financial advisor to an affiliate of Brookfield in connection with its acquisition of Cyxtera Technologies, Inc. that closed in January 2024; (iii) financial advisor to legal counsel to Oaktree in connection with a debtor’s out of court restructuring, which assignment was completed in May 2024; (iv) financial advisor to an affiliate of Brookfield in connection with an acquisition of a company that closed in December 2023; (v) financial advisor to Boardriders, Inc., a portfolio company of Oaktree, in connection with its sale to Authentic Brands Group that closed in September 2023; (vi) placement agent to WHP Global, an affiliate of Oaktree, in connection with an equity investment from Ares Management Corporation that closed in March 2023; and (vii) financial advisor to Sterling Site Access Solutions, LLC, an affiliate of Oaktree, in connection with its sale to Blue Wolf Capital Partners LLC that closed in February 2023. In addition, an advisor retained by Oaktree in connection with the Transaction was a managing director at Moelis & Company LLC from 2009 to 2019.

This opinion is for the use and benefit of the Board of Directors of the Seller (in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Seller. In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Consideration to be received by Seller in the Transaction is fair from a financial point of view to the Seller.

Very truly yours,

/s/ Moelis & Company LLC

MOELIS & COMPANY LLC

B-3

(PRELIMINARY COPY OF PROXY CARD, SUBJECT TO COMPLETION) VOTE BY INTERNET www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on October 15, 2024, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/AMBC2024SM You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. ET, on October 15, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL NUMBER TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED DETACH AND RETURN THIS PORTION ONLY ? The Board of Directors recommends a vote “FOR” Proposal No. 1—The Sale Proposal, Proposal No. 2—The Compensation Proposal and Proposal No. 3—The Adjournment Proposal. For Against Abstain Proposal 1 To approve the stock purchase agreement, dated June 4, 2024, by and among Ambac Financial Group, Inc. (“Ambac”) and American Acorn Corporation, a Delaware corporation owned by funds managed by Oaktree Capital Management, L.P. (“Buyer”) (as it may be amended from time to time in accordance with its terms), providing for the sale by Ambac to Buyer of all of the issued and outstanding shares of common stock, par value $2.50 per share, of Ambac Assurance Corporation, a Wisconsin stock insurance company and wholly-owned subsidiary of Ambac (the “Sale”), as such Sale could be considered to constitute the sale of “substantially all of Ambac’s property and assets” within the meaning of Section 271 of the General Corporation Law of the State of Delaware (the “Sale Proposal”). ❑ ❑ ❑ Proposal 2 To approve, on an advisory (non-binding) basis, the compensation that will or may be paid or provided by Ambac to its named executive officers in connection with the Sale. ❑ ❑ ❑ Proposal 3 To approve the adjournment of the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal. ❑ ❑ ❑ NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PROXY CARD YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. YOUR VOTE, WHETHER BY INTERNET OR TELEPHONE, MUST BE RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME, October 15, 2024, TO BE INCLUDED IN THE VOTING RESULTS. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. To attend the Special Meeting of Stockholders, please go to www.virtualshareholdermeeting.com/AMBC2024SM. AMBAC FINANCIAL GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS October 16, 2024 The stockholder(s) hereby appoint(s) each of Stephen M. Ksenak and William J. White, with full power of substitution, as proxies and hereby authorize(s) either of them to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of AMBAC FINANCIAL GROUP, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting 11:00 a.m., Eastern Time on October 16, 2024, and any adjournment or postponement thereof as described herein and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement, each dated September 6, 2024. The shares represented by this Proxy will be voted in accordance with the specification made on the other side. If this Proxy is signed but no specification is made, the shares represented by this Proxy will be voted “FOR” Proposals 1, 2, and 3. Stephen M. Ksenak and William J. White and each of them individually, in their discretion and judgment, are authorized to vote upon any other matters that may come before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. By executing this Proxy, the undersigned hereby revokes all prior proxies that the undersigned has given with respect to the Special Meeting and any adjournment or postponement thereof. CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.

Your Vote Counts AMBAC FINANCIAL GROUP, INC. 2024 Special Meeting Vote by October 15, 2024 11:59 PM ET [Stockholder Name and Address] D42999-P54409 You invested in AMBAC FINANCIAL GROUP, INC. and it’s time to vote You have the right to vote on proposals being presented at the Special Meeting of Stockholders. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on [October 16], 2024. Get informed before you vote View the Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting a copy prior to [TBD], 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Attending the Virtual Meeting: Participation in the meeting is limited and access to the meeting will be accepted on a first come, first served basis. If you cannot access the virtual meeting, it will be webcast and available on our Investor Relations website. Electronic entry to meeting will begin at [TBD] ET and the meeting will begin promptly at 11:00 a.m. ET. If you encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting page. Smartphone users Vote Virtually at the Meeting* Point your camera here and [October 16], 2024 vote without entering a 11:00 A.M. Eastern Time control number Virtually at: www.virtualshareholdermeeting.com/AMBC2024SM

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote on these important matters. Voting Items Board Recommends 1 To approve the stock purchase agreement, dated June 4, 2024, by and among Ambac and American Acorn Corporation, a Delaware corporation owned by funds managed by Oaktree Capital Management, L.P. (“Buyer”) (as it may be amended from time to time in accordance with its terms), providing for the sale by Ambac to Buyer of all of the issued and outstanding shares of common stock, par value $2.50 per share, of Ambac Assurance Corporation, a Wisconsin stock insurance company and wholly-owned subsidiary of Ambac (the “Sale”), as such Sale could be considered to constitute the sale of “substantially all of [Ambac’s] property and assets” within the meaning of Section 271 of the General Corporation Law of the State of Delaware. For 2 To approve, on an advisory (non-binding) basis, the compensation that will or may be paid or provided by Ambac to its named executive officers in connection with the Sale. For 3 To approve the adjournment of the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal. For NOTE: Any action on the items of business described above may be considered at the Special Meeting at the time and on the date specified on the reverse side of this notice or at any time and date to which the Special Meeting may be properly adjourned or postponed.